                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 14a-11(c) or Rule 14a-12

                         FREDERICK'S OF HOLLYWOOD, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.


  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------


[X]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

                               [FREDERICK'S LOGO]


                                                                 August   , 1997


Dear Stockholder:

     We are seeking your consent as a holder of the outstanding Class A Capital Stock and/or Class B Capital Stock of Frederick's of Hollywood, Inc., a Delaware corporation (the "Company"), to two proposals.

     The first proposal involves an amendment (the "Amendment") to the Certificate of Incorporation, as amended (the "Certificate of Incorporation") of the Company. The Amendment would delete certain provisions in the Company's Certificate of Incorporation which were adopted in 1993 when the Company was recapitalized and two classes of Company Capital Stock, Class A Capital Stock and Class B Capital Stock, were established. The provisions proposed to be deleted were intended to help ensure that the two classes of stock would be treated equally in a merger or similar transaction. For an explanation of the reason for and general effect of the Amendment, see "AMENDMENT TO CERTIFICATE OF INCORPORATION" in the enclosed Consent Solicitation Statement.


     The second proposal involves the merger (the "Merger") of Royalty Acquisition Corp., a Delaware corporation (the "Purchaser"), into the Company (with the Company being the surviving corporation) pursuant to an Agreement and Plan of Merger, dated as of June 15, 1997, among the Company, Royalty Corporation, a Delaware corporation (the "Parent") and the Purchaser, which is a direct subsidiary of the Parent, as amended by that certain First Amendment to
Agreement and Plan of Merger, dated as of July   , 1997, by and among the
Company, the Parent and the Purchaser (collectively, the "Merger Agreement"). Pursuant to the Merger Agreement, (i) each outstanding share of the Company's Class A Capital Stock and Class B Capital Stock, each par value $1.00 per share (collectively the "Shares") (other than Shares held by the Company or any subsidiary of the Company or held in the Company's treasury and other than Shares as to which appraisal rights have been properly exercised under the General Corporation Law of the State of Delaware (the "DGCL")), will be converted into the right to receive $6.14 in cash, without interest, and (ii) each Share held by the Company or any of its subsidiaries or held in the Company's treasury will be cancelled, and no payment will be made with respect thereto. At the effective time of the Merger, the Company would become a privately held subsidiary of Parent. For a detailed discussion of the Merger Agreement, see "DESCRIPTION OF MERGER AGREEMENT" in the enclosed Consent Solicitation Statement.


     Holders of Shares who do not wish to accept the $6.14 cash payment per Share provided in the Merger Agreement have the right to seek an appraisal of the "fair value" of their shares under Section 262 of the DGCL. For a discussion of the rights of holders of Shares to appraisal thereof, see "APPRAISAL RIGHTS FOR DISSENTING STOCKHOLDERS" in the enclosed Consent Solicitation Statement.


     The receipt of cash for Shares in the Merger or pursuant to the exercise of dissenters' appraisal rights will be a taxable transaction for Federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, a stockholder will recognize gain or loss for such purposes equal to the difference between the cash received in connection with the Merger and such stockholder's tax basis for the Shares such stockholder owned immediately prior to the effective time of the Merger (the "Effective Time"). For Federal income tax purposes, such gain or loss will be a capital gain or loss if the Shares are a capital asset in the hands of the stockholder, and a long-term capital gain or loss if the stockholder's holding period is more than one year as of the Effective Time. There are limitations on the deductibility of capital losses. Under current law, the maximum Federal tax rate applicable to long-term capital gains recognized by an individual is 28%, and the maximum Federal tax rate applicable to ordinary income (including dividends and short-term capital gains recognized by individuals) is 39.6%. The maximum Federal tax rate applicable to all capital gains and ordinary income recognized by a corporation is 35%. It is possible that legislation may be enacted that would reduce the maximum Federal tax rate applicable to long-term capital gains, possibly with retroactive effect. It is not possible to predict whether or in what form any such legislation may be enacted. See "DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES OF MERGER" in the enclosed Consent Solicitation Statement.



     The Merger is conditioned upon the approval of the Amendment and will not be consummated unless the Amendment, the Merger Agreement and the Merger are approved by the holders of a majority of both the Company's outstanding Class A Capital Stock and Class B Capital Stock consenting as separate classes. If the requisite stockholders consent to the adoption of the Amendment, the Merger Agreement and the Merger, it is expected that the Amendment will become
effective on or about August   , 1997, and the Certificate of Merger will be
filed and the Merger will become effective immediately thereafter on the same date.



     The Company's Board of Directors has reviewed and considered the Amendment, the Merger Agreement and the Merger, has unanimously approved both proposals and recommends that the Company's stockholders approve the Amendment, the Merger Agreement and the Merger. For a discussion of the factors considered by the Board of Directors in approving the Merger Agreement and the Merger, see "APPROVAL BY THE BOARD OF DIRECTORS" in the enclosed Consent Solicitation Statement.


     The Frederick N. Mellinger Trust and the Harriett R. Mellinger Trust (who,
as of                , 1997, hold in the aggregate approximately 40.9% of the
outstanding Class A Capital Stock and 50.6% of the outstanding Class B Capital Stock, which percentages take into account both the outstanding shares of Class A and Class B Capital Stock and options exercisable within 60 days), have indicated their intent to consent to the approval of the Amendment and the approval and adoption of the Merger Agreement and Merger, but have not agreed irrevocably to do so.


     The Board of Directors has fixed the close of business on July 21, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to consent to the adoption and approval of the Merger Agreement, the Merger and the Amendment. The Board of Directors anticipates that the Consent
Solicitation Statement will be mailed to the Stockholders on or about August   ,
1997. The Consent Solicitation Statement describes the Merger Agreement, the Merger and the Amendment in detail. You are urged to read it carefully in making your decision with respect to the Amendment, the Merger Agreement and the Merger.



     The solicitation of consents will be by mail. D.F. King & Co., Inc. will assist in the solicitation of consents for the Company for a fee of approximately $6,000, plus reimbursement of reasonable out-of-pocket expenses. Officers of the Company may also solicit consents by personal interviews or telephone. The expenses of solicitation will be borne by the Company. Such expenses may also include charges and expenses of brokerage houses and other fiduciaries for forwarding documents to beneficial owners.



     The forms of consent for the Amendment, the Merger Agreement and the Merger are enclosed with the Consent Solicitation Statement and are color coded as follows: holders of Class A Capital Stock will receive a WHITE card, and holders of Class B Capital Stock will receive a BLUE card.



     The timing of the proposed Merger requires that we obtain your properly signed and dated consents for the Amendment, the Merger Agreement and the Merger
no later than August   , 1997, unless such deadline is extended by the Board of
Directors. Therefore, to ensure that your consent will be counted, please complete, date and sign the enclosed consent card(s) and return them promptly in the enclosed envelope(s), which require no postage if mailed in the United States. The WHITE envelope should be used to return the WHITE card, and the BLUE envelope should be used to return the BLUE card. Your failure to consent will have the same effect as a vote against the Amendment, the Merger Agreement and the Merger.


     An executed consent may be revoked at any time by a written revocation thereof executed and delivered to the Company, at the office of the Secretary, 6608 Hollywood Boulevard, Los Angeles, California 90028 prior to the time that the action authorized by such consent becomes effective. A revocation may be in any written form provided that it clearly states that the consent is no longer effective.


     Stock certificates should not be returned with the enclosed consent. If the Amendment, the Merger Agreement and the Merger are approved by the requisite stockholders and the Merger Agreement is consummated, stockholders will be furnished instructions for exchanging their Shares into cash.

     Any questions regarding the Amendment, the Merger Agreement or the Merger should be directed to John B. Hatfield, Executive Vice President, Secretary, Chief Financial Officer and Administrative Officer, (213) 466-5151.


                                          By Order of The Board of Directors,

                                          /s/ JOHN B. HATFIELD

                                          John B. Hatfield
                                          Secretary

                           YOUR CONSENT IS IMPORTANT.
                      PLEASE SIGN AND RETURN THE ENCLOSED
                CONSENT(S) PROMPTLY IN THE ENCLOSED ENVELOPE(S).


     TO APPROVE THE AMENDMENT, THE MERGER AGREEMENT AND THE MERGER, YOU SHOULD COMPLETE, DATE AND SIGN THE ENCLOSED CONSENT CARD(S) AND RETURN THEM NO LATER
THAN AUGUST   , 1997.

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ----
SUMMARY OF CONSENT SOLICITATION STATEMENT.............................................   8
INTRODUCTION..........................................................................  15
VOTING................................................................................  16
AMENDMENT TO CERTIFICATE OF INCORPORATION.............................................  17
SUMMARY OF MERGER TRANSACTION.........................................................  18
RECOMMENDATION OF THE BOARD...........................................................  19
BACKGROUND OF THE TRANSACTION.........................................................  19
APPROVAL BY THE BOARD OF DIRECTORS....................................................  21
OPINION OF FINANCIAL ADVISOR..........................................................  22
DESCRIPTION OF INTERESTS OF MANAGEMENT AND AFFILIATES IN THE MERGER...................  25
PAYMENT FOR SHARES OF COMPANY CAPITAL STOCK...........................................  26
MANAGEMENT OF THE COMPANY'S BUSINESS AFTER THE MERGER.................................  27
ACCOUNTING TREATMENT OF TRANSACTION...................................................  28
REGULATORY APPROVALS..................................................................  28
DESCRIPTION OF MERGER AGREEMENT.......................................................  28
DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES OF MERGER..............................  35
APPRAISAL RIGHTS FOR DISSENTING STOCKHOLDERS..........................................  36
DESCRIPTION OF FINANCING OF MERGER....................................................  38
INFORMATION CONCERNING PARENT AND PURCHASER...........................................  39
PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS........  40
MARKET FOR CAPITAL STOCK AND DIVIDENDS................................................  41
SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY............................  43
INDEPENDENT AUDITORS..................................................................  44
OTHER AVAILABLE INFORMATION...........................................................  44



ANNEX A AGREEMENT AND PLAN OF MERGER AND FIRST AMENDMENT TO


          AGREEMENT AND PLAN OF MERGER


ANNEX B AMENDMENT TO COMPANY'S CERTIFICATE OF INCORPORATION

ANNEX C "MINORITY PROTECTION TRANSACTION" PROVISION PROPOSED TO BE DELETED

ANNEX D OPINION OF FINANCIAL ADVISOR

ANNEX E SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW


ANNEX F COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED


          AUGUST 31, 1996



                                    TABLE OF CONTENTS



                                                                                      PAGE
                                                                                     -------
            PART I
            Item 1.     Business...................................................    F-1
            Item 2.     Properties.................................................    F-5
            Item 3.     Legal Proceedings..........................................    F-6
            Item 4.     Submission of Matters to a Vote of Security Holders........    F-6
                        Executive Officers of the Registrant.......................    F-7
            PART II
            Item 5.     Market for the Registrant's Common Equity and Related
                        Stockholder Matters........................................    F-8
            Item 6.     Selected Financial Data....................................    F-8
            Item 7.     Management's Discussion and Analysis of Financial Condition
                        and Results of Operations..................................    F-9
            Item 8.     Financial Statements and Supplementary Data................   F-14
            Item 9.     Changes in and Disagreements with Accountants on Accounting
                        and Financial Disclosures..................................   F-34
            PART III
            Item 10.    Directors and Executive Officers of the Registrant.........   F-35
            Item 11.    Executive Compensation.....................................   F-35
            Item 12.    Security Ownership of Certain Beneficial Owners and
                        Management.................................................   F-35
            Item 13.    Certain Relationships and Related Transactions.............   F-35
            PART IV
            Item 14.    Exhibits, Financial Statement Schedules and Reports on Form
                        8-K........................................................   F-36



ANNEX G COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER


          ENDED MAY 31, 1997



                                     INDEX



                                                                                      PAGE
                                                                                     -------
            Title Page.............................................................    G-1
            PART I -- FINANCIAL INFORMATION
            Item 1.     Financial Statements (Unaudited)
                        Consolidated condensed balance sheets -- May 31, 1997 and
                        August 31, 1996............................................    G-4
                        Consolidated condensed statements of income(loss) -- Three
                        and nine months ended May 31, 1997 and June 1, 1996........    G-5
                        Consolidated condensed statements of cash flows -- Nine
                        months ended May 31, 1997 and June 1, 1996.................    G-6
                        Notes to consolidated condensed financial statements..........G-8-11
            Item 2.     Management's Discussion and Analysis of Financial Condition
                        and
                        Results of Operations........................................G-12-16
            PART II -- OTHER INFORMATION...........................................   G-17
            SIGNATURES.............................................................   G-18
            EXHIBITS

ANNEX H COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER
ENDED NOVEMBER 30, 1996



                                     INDEX



                                                                                      PAGE
                                                                                     -------
            Title Page.............................................................    H-1
            PART I -- FINANCIAL INFORMATION (Unaudited)
                        Consolidated condensed balance sheets -- November 30, 1996
                        and August 31, 1996........................................    H-4
                        Consolidated condensed statements of income -- Three months
                        ended November 30, 1996 and December 2, 1995...............    H-6
                        Consolidated condensed statements of cash flows -- Three
                        months ended November 30, 1996 and December 2, 1995........    H-7
                        Notes to consolidated condensed financial statements..........H-8-11
                        Management's Discussion and Analysis of Financial Condition
                        and
                        Results of Operations........................................H-12-16
            PART II -- OTHER INFORMATION...........................................   H-17
            SIGNATURES.............................................................   H-18



ANNEX I COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER
          ENDED MARCH 1, 1997



                                     INDEX



                                                                                      PAGE
                                                                                     -------
            Title Page.............................................................    I-1
            PART I -- FINANCIAL INFORMATION
            Item 1.     Financial Statements (Unaudited)
                        Consolidated condensed balance sheets -- March 1, 1997 and
                        August 31, 1996............................................    I-3
                        Consolidated condensed statements of income -- Three and
                        six months ended March 1, 1997 and March 2, 1996...........    I-4
                        Consolidated condensed statements of cash flows -- Six
                        months ended March 1, 1997 and March 2, 1996...............    I-6
                        Notes to consolidated condensed financial statements.......  I-8-10
            Item 2.     Management's Discussion and Analysis of Financial Condition
                        and
                        Results of Operations........................................I-11-15
            PART II -- OTHER INFORMATION...........................................   I-16
            SIGNATURES.............................................................   I-17

ANNEX J COMPANY'S PROXY STATEMENT FOR THE ANNUAL MEETING OF


        STOCKHOLDERS HELD ON JANUARY 30, 1997



                                     INDEX



                                                                                        PAGE
                                                                                       ------
            VOTING SECURITIES........................................................   J-1
            VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF..........................   J-2
            ELECTION OF DIRECTORS....................................................   J-3
            COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS........................   J-4
            INFORMATION CONCERNING EXECUTIVE OFFICERS................................   J-5
            EXECUTIVE COMPENSATION...................................................   J-6
            STOCK PERFORMANCE CHART..................................................   J-10
            EMPLOYMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.............................   J-12
            COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT.............   J-12
            OTHER MATTERS............................................................   J-12

                   SUMMARY OF CONSENT SOLICITATION STATEMENT
     The following is a summary (the "Summary") of certain information contained elsewhere in this Consent Solicitation Statement. Certain capitalized terms used in this Summary are defined elsewhere in this Consent Solicitation Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Consent Solicitation Statement and in the Annexes hereto. Stockholders are urged to carefully read this Consent Solicitation Statement, including the Annexes hereto, in its entirety.
THE COMPANIES
     Frederick's of Hollywood, Inc. Frederick's of Hollywood, Inc. (the "Company") is a retailer of women's apparel merchandise through mail order catalogs and boutique specialty stores. The Company is a Delaware corporation with principal executive offices located at 6608 Hollywood Boulevard, Hollywood, California 90028 and its telephone number is (213) 466-5151.

     Royalty Acquisition Corp. Royalty Acquisition Corp., a Delaware corporation (the "Purchaser") and wholly owned subsidiary of Royalty Corporation, a Delaware corporation (the "Parent"), was, along with the Parent, organized by Knightsbridge Capital Corp. ("Knightsbridge") to acquire the Company. The principal offices of the Purchaser and the Parent are located at 225 West Washington St., Suite 2150, Chicago, Illinois 60606. For more information about the Parent and the Purchaser, see "Information Concerning Parent and Purchaser."


     Until immediately prior to the Merger, it is not anticipated that the Purchaser or the Parent will have engaged in activities other than those incident to their formation and capitalization and in connection with the Merger. Immediately prior to the signing of the Merger Agreement, the Parent received a contribution to its capital of $10,000,000 and obtained commitments from certain other investors, including an affiliate of Knightsbridge, to contribute an additional $7,000,000 to Parent's capital. In addition, prior to signing the Merger Agreement, Parent and Purchaser executed a Credit Agreement with Credit Agricole Indosuez ("Lender"), as agent and lender, and a Senior Subordinated Loan Agreement with Lender, as lender (collectively, the "Loan Agreements"). Under the Loan Agreements, the Parent and Purchaser have total available credit in the aggregate amount of up to $48,000,000 for use in connection with the Merger and for working capital and general corporate purposes.

THE MERGER AGREEMENT

     General. Pursuant to and subject to the terms and conditions of the Merger Agreement, dated as of June 15, 1997, among the Parent, the Purchaser and the Company, as amended by that certain First Amendment to Agreement and Plan of
Merger, dated as of July   , 1997, by and among the Company, the Parent and the
Purchaser (collectively, the "Merger Agreement"), the Company will merge (the "Merger") with the Purchaser, with the Company continuing as the surviving corporation (the "Surviving Corporation"). In the Merger, each outstanding share (collectively, the "Shares") of the Company's Class A Capital Stock and Class B Capital Stock (collectively, the "Company Capital Stock") (excluding Shares held
(a) in the treasury of the Company or owned by any direct or indirect subsidiary of the Company (which will be cancelled and retired without any conversion thereof and without any payment with respect thereto) or (b) by holders who have effectively exercised their appraisal rights with respect to such Shares in accordance with Section 262 of the Delaware General Corporation Law (the "DGCL")) will be cancelled and converted into the right to receive $6.14 per share in cash, without interest thereon (the "Share Consideration"). All shares of issued and outstanding capital stock of the Purchaser will be converted into and exchanged for one duly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. The effective time of the Merger will be the date and time of the filing of a Certificate of Merger with the Secretary of State of Delaware (the "Effective Time"), which is scheduled to occur as soon as practicable following satisfaction of certain closing
conditions and will occur no earlier than August   , 1997. As a result of the
Merger, at the Effective Time, the Surviving Corporation will be a wholly owned subsidiary of the Parent and the Parent will hold all the outstanding voting securities of the Surviving Corporation. The Surviving Corporation will continue to own all of the voting securities of the Company's four subsidiaries:
Frederick's of Hollywood Stores, Inc., Hollywood Mail Order Corp., Private Moments, Inc., and Walger's, Inc. A copy of the Merger Agreement is attached to this Consent Solicitation Statement as Annex A. For a more detailed discussion of the Merger Agreement, see "DESCRIPTION OF MERGER AGREEMENT."

     Payment for Shares; No Further Ownership of Company Capital Stock. As of the Effective Time, the Purchaser will deposit, or will cause to be deposited, with American Stock Transfer & Trust Company (the "Paying Agent"), for the benefit of the holders of Shares, for payment in accordance with the Merger Agreement through the Paying Agent, cash in an amount equal to the Share Consideration multiplied by the number of Shares outstanding immediately prior to the Effective Time (such cash being hereinafter referred to as the "Payment Fund"). Promptly after the Effective Time, the Paying Agent will mail to each record holder, as of the Effective Time, of a certificate that immediately prior to the Effective Time evidenced outstanding Shares (the "Certificates") a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and instructions for use in surrendering such Certificates and receiving the Share Consideration therefor. Upon the surrender of each such Certificate, the Paying Agent shall promptly pay the holder of such Certificate in exchange therefor cash in an amount equal to the Share Consideration multiplied by the number of Shares formerly represented by such Certificate, and such Certificate shall forthwith be cancelled. Said payment, if in excess of $100,000 and if requested by the stockholder entitled thereto, shall be paid to said stockholder by wire transfer in immediately available funds. Until so surrendered, each such Certificate (other than Certificates representing Shares outstanding immediately prior to the Effective Time and held by a holder who did not consent to the Merger in writing and who has demanded appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") and Certificates representing Shares held in the treasury of the Company or by any wholly owned subsidiary of the Company) shall represent solely the right to receive the aggregate Share Consideration relating thereto. No interest shall be paid or accrued on such Share Consideration.

     Stock Options. The Company has entered into an agreement with each holder of an option to purchase Shares (an "Option"), which agreement will provide that by virtue of the Merger and without any action on the part of the holders thereof, each Option that is outstanding immediately before the Effective Time, whether or not presently exercisable, will be cancelled and, in consideration of such cancellation, each holder of an Option will be entitled to receive at the Effective Time an amount equal to (a) the product of (i) the excess, if any, by which the Share Consideration exceeds the exercise price of the Option and (ii) the number of Shares subject thereto, plus (b) the product of (i) $.05 and (ii) the number of Shares subject to Options whose exercise price exceeds the Share Consideration.


     The plans of the Company and its subsidiaries providing for Options ("Option Plans") shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement, providing for the issuance or grant by the Company or any of its subsidiaries of any interest in respect of the capital stock of the Company or any of its subsidiaries shall be terminated as of the Effective Time, and following the Effective Time, no holder of Options or any participant in the Option Plans or any other such plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company or any subsidiary thereof.


     Conditions to the Merger. The obligations of the Company and the Purchaser to consummate the Merger are subject to certain conditions, including the approval of the Amendment, the Merger Agreement and the Merger by holders of a majority of each class of the Company Capital Stock, no court or other authority shall have entered any order or law prohibiting or otherwise restricting the consummation of the Merger, and at least 20 calendar days must have elapsed since the mailing of the Consent Solicitation Statement.


     Termination of Merger Agreement


     (i) The Merger Agreement may be terminated, and the Merger may be abandoned, notwithstanding approval thereof by the stockholders of the Company, at any time before the Effective Time, (a) by mutual written consent of the Parent, the Purchaser and the Company, (b) by any party if, without any material breach by the terminating party of its obligations under the Merger Agreement, the Merger has not occurred on or before 5:00 p.m. (Los Angeles time) on the fortieth (40th) business day after the date of this Consent Solicitation Statement (the "Merger Deadline") or (c) by the Parent, the Purchaser or the Company if any court of competent jurisdiction in the United States or other governmental body in the United States has issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action has become final and nonappealable.


     (ii) In addition, the Merger Agreement may be terminated and the Merger may be abandoned by the Parent or the Purchaser, if (a) the representations or warranties of the Company contained in the Merger Agreement are not true and correct at and as of any date prior to the Effective Time as if made at and as of such time, subject to certain exceptions set forth in the Merger Agreement;
(b) the Company has failed to comply with its covenants under the Merger Agreement, subject to certain exceptions set forth in the Merger Agreement; (c) the conditions to the Merger to be satisfied by the Company have not been satisfied or waived by the Parent or the Purchaser prior to the Merger Deadline;
(d) Lender fails to fund the Merger pursuant to the Loan Agreements; (e) the Board (x) withdraws its recommendation or approval in respect of the Merger Agreement or the Merger or (y) modifies or changes its recommendation or approval in respect of the Merger Agreement or the Merger in a manner materially adverse to the Parent or the Purchaser; or (f) the Board approves any proposal other than by the Parent or the Purchaser in respect of any acquisition of all or substantially all of the Company by means of a merger, consolidation or other business combination involving the Company or its subsidiaries or acquisition of all or substantially all of the assets or capital stock of the Company and its subsidiaries taken as a whole (an "Acquisition Transaction").


     (iii) The Merger Agreement may be terminated and the Merger may be abandoned by the Company notwithstanding approval thereof by the stockholders of the Company at any time prior to the Effective Time if (a) the representations and warranties of the Purchaser or the Parent contained in the Merger Agreement are not true and correct at and as of any date prior to the Effective Time as if made at and as of such time, subject to certain exceptions set forth in the Merger Agreement; or (b) the Parent or the Purchaser has failed to comply with its obligations under the Merger Agreement, subject to certain exceptions set forth in the Merger Agreement; (c) the conditions to the Merger to be satisfied by the Purchaser or the Parent have not been satisfied by the Purchaser or the Parent or waived by the Company prior to the Merger Deadline, or (d) the Board approves any proposal other than by the Parent and the Purchaser in respect of an Acquisition Transaction.


     (iv) If the Merger Agreement is terminated as provided in subsections
(i)-(iii) above, the Merger will be deemed abandoned, the Merger Agreement will become void (except for certain provisions concerning confidentiality and the payment of expenses), and no party will have any liability to or claim against any other party, except as follows. In the event that the Merger Agreement is terminated by the Parent or the Purchaser pursuant to subsections (ii)(a) or
(ii)(b) above, where the failure giving rise to such right of termination is caused in whole or in material part by any action or inaction within the control of the Company or any subsidiary of the Company, the Company will be required to pay to the terminating party an amount equal to the actual out-of-pocket fees and expenses reasonably incurred by such terminating party in connection with the Merger and the transactions contemplated by the Merger Agreement, such amount not to exceed $750,000. In the event that the Merger Agreement is terminated by the Company (a) pursuant to subsections (iii)(a) or (iii)(b) above, where the failure giving rise to such right of termination is caused in whole or in material part by any action or inaction within the control of the Parent or the Purchaser, or (b) because the Parent fails to receive contributions to its capital in an aggregate amount equal to $17,000,000 or the Loan Agreements cease to be in full force and effect or are amended, modified or otherwise supplemented in any material respect, the parent will be required to pay to the Company an amount equal to the actual out-of-pocket fees and expenses reasonably incurred by the Company in connection with the Merger and the transactions contemplated by the Merger Agreement, such amount not to exceed $500,000.


     (v) In the event the Merger Agreement is terminated by the Parent or the Purchaser pursuant to subsections (ii)(e) or (ii)(f) above, or by the Company pursuant to subsection (iii)(d) above, the Company will be required to pay to the Purchaser the sum of $1,800,000 as compensation for lost opportunities and reimbursement for out-of-pocket expenses. In the event that holders of a majority of each class of Shares entitled to consent on the Merger fail to approve the Merger Agreement, the Company will be required to pay to the Purchaser, the greater of (a) $750,000, and (b) the actual out-of-pocket fees and expenses reasonably incurred and paid by the Purchaser in connection with the Merger and the transactions contemplated by the Merger Agreement, such amount not to exceed $1,000,000, as compensation for lost opportunities and reimbursement for out-of-pocket expenses.


     For a more detailed description of the rights of the Company, the Parent and the Purchaser to terminate the Merger Agreement and the fees related thereto, see "DESCRIPTION OF MERGER AGREEMENT."

AMENDMENT TO COMPANY'S CERTIFICATE OF INCORPORATION
     The proposed Amendment would delete Section 1(e) of Article Fourth of the Company's Certificate of Incorporation ("Section 1(e)"), as amended (the "Certificate of Incorporation"). Section 1(e) contains certain provisions which were adopted in 1993 in connection with the recapitalization of the Company at which time two classes of Company Capital Stock, the voting Class A Capital Stock and the non-voting Class B Capital Stock, were established. These "Minority Protection Transaction" provisions were designed to help ensure that the two classes of stock would be treated equally in a merger or similar transaction, and that the Class A Capital Stock would not trade at a premium in relation to the nonvoting Class B Capital Stock. A copy of the Amendment and
Section 1(e) are attached to this Consent Solicitation Statement as Annexes B and C, respectively. This "Minority Protection Transaction" feature set forth in
Section 1(e) and the reasons for and general effects of the Amendment are explained in detail under the heading "AMENDMENT TO CERTIFICATE OF INCORPORATION."

     The Merger is conditioned upon the approval of the Amendment and will not be consummated unless the Amendment, the Merger Agreement and the Merger are approved by the holders of a majority of the Company's outstanding Class A Capital Stock and Class B Capital Stock consenting as separate classes. If the requisite stockholders consent to the adoption of the Amendment, the Merger Agreement and the Merger, it is expected that the Amendment will be come
effective on or about August   , 1997, and a Certificate of Merger will be filed
and the Merger will become effective immediately thereafter on the same date.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company (the "Board") unanimously approved the Amendment, the Merger Agreement and the Merger on June 13, 1997 and believes that the Merger is in the best interests of the stockholders of the Company. For a description of certain factors considered by the Board in evaluating the Merger, see "BACKGROUND OF THE TRANSACTION" and "APPROVAL BY THE BOARD OF DIRECTORS." The Board also unanimously approved the Amendment to the Company's Certificate of Incorporation. For a more detailed discussion of the reasons for and general effect of the Amendment, see "AMENDMENT TO CERTIFICATE OF INCORPORATION." Approval by the stockholders of the Amendment is a condition to consummating the Merger solely in favor of the Purchaser and the Parent and may be waived by them at their discretion.

FAIRNESS OPINION
     The Company retained the investment banking firm of Janney Montgomery Scott Inc. ("JMS") as its financial advisor in connection with the Merger. JMS provided the Board with a fairness opinion relating to the fairness, from a financial point of view, of the consideration to be received by stockholders in connection with the Merger. See "OPINION OF FINANCIAL ADVISOR." A copy of JMS's opinion is attached to this Consent Solicitation Statement as Annex D.
INTERESTS OF MANAGEMENT IN THE MERGER AGREEMENT
     The directors and executive officers of the Company who own Company Capital Stock will receive $6.14 per share of Company Capital Stock owned, and the executive officers who hold Options to purchase

Company Capital Stock will receive a cash payment equal to (a) the product of
(i) the excess, if any, by which the Share Consideration exceeds the exercise price of the Option and (ii) the number of Shares subject thereto, plus (b) the product of (i) $.05 and (ii) the number of Shares subject to Options whose exercise price exceeds the Share Consideration. The table set forth under the heading "DESCRIPTION OF INTERESTS OF MANAGEMENT AND AFFILIATES IN THE MERGER" identifies such directors and officers, the number of Shares owned, the number of Options owned and the cash payments to be received by each in respect of such ownership.

     In addition to payments listed in the table referenced above for his ownership of Company Capital Stock and Options, George W. Townson ("Townson"), the Chairman of the Board, President and Chief Executive Officer of the Company, has entered into a Termination and Release Agreement, dated June 14, 1997, between Townson and the Company, pursuant to which, upon consummation of the Merger, the Company will pay to Townson the sum of $750,000. In addition, Townson and the Purchaser have entered into a Noncompetition and Consulting Agreement, dated June 15, 1997, pursuant to which Townson has agreed not to compete in certain respects with the Purchaser in all states in the United States for a period of four years following the Effective Time and has agreed to provide certain consulting services to the Company during such period, in consideration of the payment to Townson of $250,000 at the Effective Time and 16 equal quarterly payments of $100,000 commencing on the first day of the calendar quarter following the Effective Time, which quarterly payments will be secured by a letter of credit, which shall be irrevocable except if Townson breaches the agreement. Pursuant to the foregoing agreements, each of the Company and the Purchaser also agreed to indemnify Townson from and against certain liabilities which may arise from the payments described above.

     In order to provide for continuity of management during the period of the Merger, the Board has designated 12 persons (including the following executive officers of the Company: Nitin Parikh, Robert Genest and Geric Johnson) as key employees of the Company to receive a "stay bonus" in the amount of $30,000 or $50,000, which "stay bonus" is to be paid to such employees within 30 days after the occurrence of an event such as the Merger. The terms and conditions of employment of the recipients of the "stay bonus" continue to be "at will" and are not otherwise affected by the "stay bonus." As a further inducement to such key employees to continue to remain in the employ of the Company until at least January 2, 1998, the Company has entered into an agreement with each such person to continue their employment until such date at his or her existing rate of pay and defer his or her "stay bonus," which would be increased to $30,875 (for stay bonuses currently in the amount of $30,000) and $51,460 (for stay bonuses currently in the amount of $50,000) (such agreements to continue employment to be referred to herein as the "Extension Agreements"). If any employee who entered into an Extension Agreement is terminated prior to such date, such employee will continue to receive his or her existing rate of pay through January 2, 1998, except if such termination is as a result of an act or acts of malfeasance or similar conduct, and will be paid his or her "stay bonus" immediately upon termination regardless of the reason for termination. If any such employee voluntarily resigns prior to January 2, 1998, such employee will immediately receive the "stay bonus", but will not be entitled to continue to receive such employee's existing rate of pay through January 2, 1998.


     William J. Barrett, a director of the Company since 1983, is also a Senior Vice President of JMS, which will receive certain fees pursuant to a letter agreement, dated as of May 14, 1996, in connection with the rendering by JMS of certain financial advisory services to the Company, including the rendering of an opinion in connection with the Merger. See "OPINION OF FINANCIAL ADVISOR."

     Each non-employee member of the Board has received a bonus in the amount of $5,000 in compensation for his/her efforts in connection with the Company's program to enhance the value of the Company Capital Stock.

FEDERAL INCOME TAX CONSEQUENCES OF MERGER


     The receipt of cash for shares of Company Capital Stock in the Merger or pursuant to the exercise of dissenters' appraisal rights will be a taxable transaction for Federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, a stockholder will recognize gain or loss for such purposes equal to the difference between the cash received in connection with the Merger and such stockholder's tax basis for the shares of Company Capital Stock such stockholder owned immediately prior to the Effective Time. For Federal income tax purposes, such gain or loss will be a capital gain or loss if the shares of Company Capital Stock are a capital asset in the hands of the stockholder, and a long-term capital gain or loss if the stockholder's holding period is more than one year as of the Effective Time. There are limitations on the deductibility of capital losses. Under current law, the maximum Federal tax rate applicable to long-term capital gains recognized by an individual is 28%, and the maximum Federal tax rate applicable to ordinary income (including dividends and short-term capital gains recognized by individuals) is 39.6%. The maximum Federal tax rate applicable to all capital gains and ordinary income recognized by a corporation is 35%. It is possible that legislation may be enacted that would reduce the maximum Federal tax rate applicable to long-term capital gains, possibly with retroactive effect. It is not possible to predict whether or in what form any such legislation may be enacted. See "DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES OF MERGER."

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY

     The following table summarizes certain data from the Company's annual consolidated financial statements for the years 1992 through 1996 excerpted or derived from the information contained in the Company's Annual Report on Form 10-K for the year ended August 31, 1996 (the "10-K") and the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1997 (the "May 10-Q"). The 10-K, the May 10-Q, as well as the Company's Quarterly Reports on Form 10-Q for the quarters ended November 30, 1996 and March 1, 1997, and the Company's Proxy Statement for the Annual Meeting of Stockholders held on January 30, 1997, are attached to the Consent Solicitation Statement as Annexes F, G, H, I and J, respectively, and should be read by stockholders in conjunction herewith. More comprehensive financial and business information concerning the Company is included in such reports and other documents filed by the Company with the Securities and Exchange Commission, and the following information is qualified in its entirety by reference to such reports and such other documents and all the financial information (including any related notes) contained therein.

     The Company's fiscal year ends on the Saturday closest to August 31. Fiscal year 1994 consisted of 53 weeks. All other years presented consisted of 52 weeks. Data for the nine months ended May 31, 1997 and June 1, 1996 are derived from the Company's unaudited condensed consolidated financial statements for such period and reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for such period.



                                                                                             NINE MONTHS ENDED
                                                                                                (UNAUDITED)
                                                         FISCAL YEARS                       -------------------
                                     ----------------------------------------------------   MAY 31,    JUNE 1,
                                       1996       1995       1994       1993       1992       1997       1996
                                     --------   --------   --------   --------   --------   --------   --------
                                                (IN THOUSANDS EXCEPT PERCENTAGES AND PER SHARE DATA)
OPERATING RESULTS:
Net sales..........................  $148,090   $142,931   $132,153   $128,516   $117,030   $118,752   $$116,489
Gross profit.......................    60,031     58,728     54,744     55,622     52,862     49,856     48,511
Earnings (loss) before income
  taxes(1).........................      (664)     4,412     (1,705)     7,655      8,018      5,991      1,134
Net earnings (loss)(1).............      (438)     2,652       (903)     4,737      5,073      3,505        664
Primary earnings (loss) per
  share -- Classes A & B(1)........      (.05)       .31       (.10)       .53        .57        .40        .08
Cash dividends per share -- Classes
  A & B............................       .10       .075        .05        .05        .05       .075       .075
Primary weighted average shares
  outstanding -- Classes A & B.....     8,745      8,693      8,876      8,915      8,698      8,773      8,731
FINANCIAL POSITION AT PERIOD END:
Working capital....................    20,447     21,263     17,486     15,783     11,213     23,690     22,940
Total assets.......................    52,709     55,952     55,417     50,838     45,790     54,363     52,550
Long-term debt.....................       240        480        720         --         --        240        480
Capital lease obligations..........       672        884        701      1,207      1,663        505        726
Stockholders' equity...............    35,525     36,599     34,413     36,615     32,204     38,503     36,779
Equity per share -- Classes A &
  B................................      4.06       4.21       3.88       4.11       3.67       4.39       4.21
FINANCIAL RATIOS:
Net earnings (loss) to sales.......      (0.3)%      1.9%      (0.7)%      3.7%       4.3%       3.0%       0.6%
Net earnings (loss) to average
  stockholders' equity.............      (1.2)%      7.4%      (2.5)%     13.8%      17.2%       9.5%       1.8%
Current ratio......................       2.6        2.5        2.1        2.4        2.1        3.1        3.1
                                     --------   --------   --------   --------   --------   --------   --------


---------------

(1) Fiscal 1994 Earnings (loss) before income taxes includes a provision of $3,442,000 for closing 12 stores. Fiscal 1995 Earnings (loss) before income taxes reflects income of $790,000 representing the unutilized portion of the store closing provision. For additional information, please see the Notes to the Consolidated Financial Statements for Fiscal 1996 in the 10-K attached as Annex F to the Consent Solicitation Statement.

     Because the Parent and the Purchaser are newly formed corporations and have minimal assets and capitalization (other than an initial contribution to the capital of the Parent in the amount of $10,000,000), no meaningful financial information regarding the Purchaser is available. For a description of the source of funds which will enable the Purchaser to consummate the Merger, see "DESCRIPTION OF FINANCING OF MERGER."

                               [FREDERICK'S LOGO]

                         CONSENT SOLICITATION STATEMENT


                                AUGUST   , 1997


                                  INTRODUCTION

     This Consent Solicitation Statement is being furnished to the holders of Class A Capital Stock ("Class A Stock") and Class B Capital Stock ("Class B Stock"), each par value $1.00 per share (collectively, the "Company Capital Stock"), of Frederick's of Hollywood, Inc., a Delaware corporation (the "Company"), in connection with two proposals.

     The first proposal involves an amendment (the "Amendment") to the Certificate of Incorporation, as amended (the "Certificate of Incorporation") of the Company. The Amendment would delete Section 1(e) of Article Fourth of the Certificate of Incorporation ("Section 1(e)"). Section 1(e) contains certain provisions which were adopted in 1993 in connection with the recapitalization of the Company at which time two classes of Capital Stock, the Class A Capital Stock and the Class B Capital Stock, were established. The "Minority Protection Transaction" provisions of Section 1(e) were designed to help ensure that the two classes of stock would be treated equally in a merger or similar transaction, and that the voting Class A Capital Stock would not trade at a premium in relation to the non-voting Class B Capital Stock.


     The second proposal involves the merger (the "Merger") of Royalty Acquisition Corp., a Delaware corporation (the "Purchaser"), into the Company (with the Company being the surviving corporation) pursuant to an Agreement and Plan of Merger, dated as of June 15, 1997, among the Company, Royalty Corporation, a Delaware corporation (the "Parent") and the Purchaser, which is a direct subsidiary of the Parent, as amended by that certain First Amendment to
Agreement and Plan of Merger, dated as of July   , 1997, by and among the
Company, the Parent and the Purchaser (collectively, the "Merger Agreement"). At the effective time of the Merger, the Company will become a wholly owned subsidiary of the Parent. Pursuant to the Merger Agreement, (i) each outstanding share of the Company's Class A Capital Stock and Class B Capital Stock, each par value $1.00 per share (collectively the "Shares") (other than Shares held by the Company or any subsidiary of the Company or held in the Company's treasury and other than Shares as to which appraisal rights have been properly exercised under the General Corporation Law of the State of Delaware (the "DGCL")), will be converted into the right to receive $6.14 in cash, without interest (the "Share Consideration"), and (ii) each Share held by the Company or any of its subsidiaries or held in the Company's treasury will be cancelled, and no payment will be made with respect thereto. For a detailed discussion of the Merger Agreement, see "DESCRIPTION OF MERGER AGREEMENT."


     Holders of Shares who do not wish to accept the $6.14 cash payment per Share provided in the Merger have the right to seek an appraisal of the "fair value" of their shares provided that they comply with the conditions established by Section 262 of the DGCL. For a discussion of the rights of holders of Shares to appraisal thereof, see "APPRAISAL RIGHTS FOR DISSENTING STOCKHOLDERS."


     Consummation of the Merger is conditioned upon the approval of the Amendment, and the Merger will not be consummated unless the Amendment, the Merger Agreement and the Merger are approved by the holders of a majority of both the Company's outstanding Class A Capital Stock and Class B Capital Stock consenting as separate classes. If the requisite stockholders consent to the adoption of the Amendment, the Merger Agreement and the Merger, it is expected that the Amendment will become effective on or about August , 1997, and that a Certificate of Merger will be filed and the Merger will become effective immediately thereafter on the same date. For a detailed discussion of the provisions proposed to be deleted and the reasons for and general effects of the Amendment, see "AMENDMENT TO CERTIFICATE OF

INCORPORATION." Approval by the stockholders of the Amendment is a condition to consummating the Merger solely in favor of the Purchaser and the Parent and may be waived by them at their discretion.


     D.F. King & Co., Inc. will assist in the solicitation of consents for the Company for a fee of approximately $6,000, plus reimbursement of reasonable out-of-pocket expenses.



     This Consent Solicitation Statement is being mailed on or about August , 1997 to holders of Shares as of July 21, 1997.


                                     VOTING


     Section 228(a) of the DGCL permits the stockholders of the Company to approve by written consent any matters, including mergers and charter amendments, that could be approved at a stockholders' meeting unless the corporation's charter otherwise provides. The Company's charter does not otherwise provide and, accordingly, the Company's stockholders can act by written consent.



     Class A Capital Stock



     In accordance with the DGCL, the Amendment, the Merger Agreement and the Merger require approval and adoption by the affirmative consent of the holders of a majority of the outstanding shares of Class A Capital Stock. As of
            , 1997, there were 2,955,309 shares of Class A Capital Stock issued and outstanding, each share of which will be entitled to one vote on the proposals to consent to the Amendment and to the Merger Agreement and the Merger.



     Class B Capital Stock



     Under the terms of the Certificate of Incorporation, the holders of Class B Capital Stock are not entitled to vote on any matters, except such stockholders are entitled to vote separately as a class with respect to (i) proposals to change the par value of the Class B Capital Stock, (ii) amendments to the Certificate of Incorporation that alter or change the powers, preferences or special rights of the holders of the Class B Capital Stock so as to affect them adversely, and (iii) such other matters as may require class voting under the DGCL. Accordingly, the holders of Class B Capital Stock are entitled to consent to the Amendment. Notwithstanding that the holders of the Company's Class B Capital Stock are not, in all likelihood, entitled to consent to the Merger Agreement and the Merger, because of the existence of an ambiguity under the Certificate of Incorporation of the Company and to demonstrate that the Company values the consent of the holders of Class B Capital Stock, the Board of Directors of the Company has decided to request the consent of all stockholders of the Company, including the holders of shares of Class B Capital Stock, consenting as separate classes, to the Merger Agreement and the Merger. As of
            , 1997, there were 5,903,118 shares of Class B Capital Stock issued and outstanding, each share of which will be entitled to one vote on the proposals to consent to the Amendment and to the Merger Agreement and the Merger.



     If the Board of Directors had elected not to permit the holders of Class B Capital Stock to give such consent, all holders of Class B Capital Stock would be entitled, subject to the satisfaction of other requirements under the DGCL, to exercise appraisal rights under Delaware law. Because the holders of Class B Capital Stock are being permitted to consent to the Merger Agreement and the Merger, they should be aware that any stockholder who consents to the Merger Agreement and the Merger will not be entitled to exercise appraisal rights under Delaware law. For a detailed discussion of appraisal rights, see "APPRAISAL RIGHTS FOR DISSENTING STOCKHOLDERS."



     Generally



     The Merger will not be consummated if the Merger Agreement and the Merger are not approved and adopted by the affirmative consent of the holders of a majority of the outstanding shares of Class B Capital Stock. However, the
Trusts, which as of             , 1997, hold in the aggregate approximately
50.6% of the outstanding Class B Capital Stock (which percentage takes into account both the outstanding shares of Class B Capital Stock and Options therefor exercisable within 60 days) have indicated to the Company their intent to consent to the approval and adoption of the Merger Agreement and Merger, but have not agreed irrevocably to do so.



     In accordance with the DGCL and the Certificate of Incorporation, the approval and adoption of the Amendment requires the affirmative consent of the holders of a majority of the outstanding shares of Class A Capital Stock and Class B Capital Stock consenting as separate classes.



     Under Delaware law, written consents have no expiration date per se. However, no consent is effective to approve the matter to which it relates unless, within 60 days of the earliest dated consent delivered to the corporation with respect to such matter, written consents signed by a sufficient number of stockholders to take such action are delivered to the corporation in accordance with Section 228 of the DGCL.



     The Amendment, the Merger Agreement and the Merger are being submitted for the approval of the holders of a majority of each of the Class A Capital Stock and the Class B Capital Stock outstanding by written consent. Because only written consents affirmatively consenting to such proposals can be counted toward the requisite approval thereof, abstentions and broker non-votes effectively count as votes against such proposals.


                   AMENDMENT TO CERTIFICATE OF INCORPORATION

     The proposed Amendment to the Certificate of Incorporation would delete
Section 1(e) thereof. Section 1(e) contains certain provisions which were adopted in 1993 in connection with the recapitalization of the Company at which time two classes of Capital Stock, Class A Capital Stock and Class B Capital Stock, were established. At such time, all rights to vote were exclusively vested in the Class A Capital Stock. The holders of Class B Capital Stock are only entitled to vote separately as a class with respect to (i) proposals to change the par value of the Class B Capital Stock, (ii) other amendments to the Certificate of Incorporation that would alter or change the powers, preferences or special rights of the holders of Class B Capital Stock so as to affect them adversely, and (iii) as otherwise required under the DGCL.


     Recognizing that it might be possible for a stockholder to acquire voting rights disproportionate to equity ownership through acquisitions of Class A Capital Stock, Janney Montgomery Scott Inc., the Company's financial advisors at the time advised the Board of Directors that the Class A Capital Stock could trade at a premium to the non-voting Class B Capital Stock under certain circumstances. In order to reduce or eliminate the economic reasons for the Class A Capital Stock and the Class B Capital Stock to trade at disparate market prices, certain "Minority Protection Transaction" provisions were included in the amendments to the Certificate of Incorporation at the time. These provisions are set forth in Section 1(e). The provisions of Section 1(e) were designed with the intent that the Class B Capital Stock would not be unfairly treated in the event that a person attempted to acquire control of or to take over the Company. The provisions also include anti-takeover measures.


     The "Minority Protection Transaction" provisions contained in Section 1(e) include two features: a restriction on voting and a "fair price" provision. The first feature was designed to prevent a person or group who crossed a certain ownership threshold from gaining control of the Company by acquiring Class A Capital Stock without buying shares of the Class B Capital Stock. Consequently, anyone, except the Company's Employee Stock Ownership Plan, who acquires more than 10% of the outstanding shares of Class A Capital Stock and does not acquire a percentage of the Class B Capital Stock outstanding at least equal to the percentage of Class A Capital Stock that the person acquired (a "Related Person") will be allowed to vote only those shares of Class A Capital Stock just acquired constituting 10% of the outstanding Class A Capital Stock.

     The second feature of the "Minority Protection Transaction" provisions is a "fair price" requirement. It is intended to prevent a person seeking to acquire control of the Company from paying a discounted price for the Class B Capital Stock required to be purchased by the Related Person under the "Minority Protection Transaction" provisions to avoid the restrictions on voting of shares of Class A Capital Stock in excess of the 10% threshold. The relevant provision provides that a "fair price" has been paid for the Class B Capital Stock only when such shares have been acquired at a price equal to the greater of (i) the highest per share price paid by the acquiring person, in cash or in non-cash consideration, for any shares of Class A Capital Stock acquired in the six-month period ending on the date such person becomes a "Related Person" or (ii) the highest closing market sale price of the Class A Capital Stock during the 30-day period preceding and following the acquisition of shares of Class B Capital Stock. As a practical matter, therefore, a person seeking to acquire control of the Company would have to buy the Class A Capital Stock and Class B Capital Stock at virtually the same time and the same price as might occur in a tender offer, in order to ensure that the acquiring person would be able to vote the shares of Class A Capital Stock acquired in excess of the 10% threshold.


     In the proposed Merger transaction, both classes of the Company's Capital Stock are being treated equally. Each outstanding share of the Company's Class A Capital Stock and Class B Capital Stock will be converted into the right to receive $6.14 in cash, without interest. See "DESCRIPTION OF MERGER AGREEMENT." If the formula for determining the purchase price for shares of Class B Capital Stock set forth in such provisions were to be applied in the case of the proposed Merger, depending upon the market price of such shares relative to the Class A Capital Stock, it is possible that the holders of the Class B Capital Stock would be entitled to receive a cash price in excess of the cash price received by the holders of Class A Capital Stock for their non-voting shares in the Merger notwithstanding that the intent of such provisions when adopted was to prevent the Class A Capital Stock from trading at a premium relative to the Class B Capital Stock.



     Since there may be some ambiguity as to the applicability of the "Minority Protection Transaction" provisions of Section 1(e) in connection with the proposed Merger, the Company and the Purchaser desire to delete such provisions from the Certificate of Incorporation prior to the Merger. As a practical matter, the Company believes that the purpose and intent of the provisions of
Section 1(e) will be fulfilled in the Merger since both classes of Company Capital Stock will receive the same Share Consideration and the possibility of the holders of the Class B Capital Stock receiving any unintended greater cash price per Share for their non-voting shares will be eliminated.



     The Merger is conditioned upon the approval of the Amendment and will not be consummated unless the Amendment, the Merger Agreement and the Merger are approved by holders of a majority of the Company's outstanding Class A Capital Stock and Class B Capital Stock consenting as separate classes, except in the event of a waiver as set forth below. If the requisite stockholders consent to the adoption of the Amendment, the Merger Agreement and the Merger, it is
expected that the Amendment will become effective on or about August   , 1997,
and a Certificate of Merger will be filed and the Merger will become effective immediately thereafter on the same date. A copy of the Amendment and the "Minority Protection Transaction" provisions proposed to be deleted from the Certificate of Incorporation are attached to this Consent Solicitation Statement as Annexes B and C, respectively. Approval by the stockholders of the Amendment is a condition to consummating the Merger solely in favor of the Purchaser and the Parent and may be waived by them at their discretion.


                         SUMMARY OF MERGER TRANSACTION


     The Merger Agreement and the Merger have been unanimously approved by the Board of Directors of the Company (the "Board"). If the Merger Agreement and the Merger are approved by the requisite consent of the stockholders of the Company and the other conditions to consummating the Merger are satisfied or waived, the Company will be acquired by the Parent for approximately $54.7 million (the "Purchase Price"). The Purchase Price represents a price of $6.14 per share of Company Capital Stock based upon 8,858,427 shares issued and outstanding and cash consideration for the cancellation of Options to purchase 871,500 shares.


     The purpose of the Merger is to enable the Parent, through the Purchaser, to acquire the entire equity interest in the Company. The purchase of the Company by the Parent will be effected through an all-cash merger of the Purchaser into the Company. Following the Merger, the current stockholders of the Company will cease to be stockholders of the Company and the Company will be deregistered under the Securities Exchange Act of 1934 (the "Exchange Act") and will cease to be traded on the New York Stock Exchange.

     The Company's address is 6608 Hollywood Boulevard, Los Angeles, California 90028. Its telephone number is (213) 466-5151. As described below, the Parent and the Purchaser were formed for the sole purpose of acquiring the Company. The address of both the Parent and the Purchaser is 225 West Washington Street, Suite 2150, Chicago, Illinois 60606; telephone number: (312) 641-6029.

                          RECOMMENDATION OF THE BOARD


     THE BOARD BELIEVES THAT THE AMENDMENT AND THE MERGER ARE IN THE BEST INTERESTS OF THE STOCKHOLDERS OF THE COMPANY. ACCORDINGLY, THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE MERGER AND THE AMENDMENT AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS CONSENT TO THE AMENDMENT, THE MERGER AGREEMENT AND THE MERGER.


                         BACKGROUND OF THE TRANSACTION

     On June 14, 1996, the Company announced it had retained the investment banking firm of Janney Montgomery Scott Inc. ("JMS") as financial advisor for the purpose of embarking on a program to enhance shareholder value. The program was to include either the sale of the shares owned by the Harriett R. Mellinger Trust and the Frederick N. Mellinger Trust (which are the founding family
stockholders' trusts) (the "Trusts") (which, as of             , 1997,
constitute in the aggregate approximately 40.9% of the outstanding Class A Capital Stock and 50.6% of the outstanding Class B Capital Stock which percentages take into account both the outstanding shares of Class A and Class B Capital Stock and Options exercisable within 60 days), or possibly the sale of all the Company's shares or assets, by merger or other consolidation, share repurchase, recapitalization, joint venture, or otherwise. JMS conducted its due diligence, an information memorandum (the "Memorandum") was prepared by the Company, and JMS initiated a search for interested parties in July 1996.


     In the ensuing months, JMS and the Company held discussions and meetings with numerous interested parties. However, due to the Company's disappointing operating results in the third and fourth quarters of the fiscal year ended August 31, 1996, the expressions of interest received were at prices per share that were deemed inadequate by JMS and the Board. JMS and the Company continued discussions and meetings with various parties during late 1996 and early 1997. In all, JMS held discussions with over 100 prospective purchasers and received indications of interest from twelve prospective purchasers, nine of whom conducted additional due diligence.



     Each due diligence meeting generally followed the same agenda. Each prospective purchaser initially met with the Company's two top executives and then separately with senior management of both the retail and mail order divisions. The prospective purchaser then toured the flagship retail store and distribution center in Hollywood, California and the mail order warehouse facility in Compton, California. Thereafter, the prospective purchaser was given access to additional due diligence materials for as long as such purchaser required and, subsequently, was permitted to ask questions. The due diligence visits generally lasted one or two days.



     JMS submitted periodic status reports to the Board and kept the Board informed of each prospective purchaser's progress and the amount and terms, including financing and due diligence contingencies, of all bids received.



     The twelve initial expressions of interest and resulting nine bids took the form of submissions for either a) only the stock of the Company owned by the Trusts, b) less than 100% of the stock of the Company or c) 100% of the stock of the Company. The bids ranged in price from $3.75 to $7.25 per share with some offering all cash and others offering a combination of cash, notes and/or stock. Of the nine bids received, six required financing, including the Knightsbridge offer. The other three bids, each of which was an all cash offer for 100% of the stock of the Company, included one at a range of $3.75 to $4.50 per share and two at $5.50 per share. As part of its engagement, JMS was instructed by the Board that an all cash transaction was strongly preferred to an offer containing notes or stock. Several of the rejected bids were at prices per share that were equal to or greater than Knightsbridge's offer but were rejected primarily because of their financing status and, in some instances, because they contained a substantial non-cash component.



     In January 1997, JMS initiated discussions with Knightsbridge Capital Corp. ("Knightsbridge"), a private investment company formed to effectuate private equity investments in middle market companies. Knightsbridge executed a confidentiality agreement with JMS on January 23, 1997, pursuant to which Knightsbridge agreed for a period of two years not to disclose to third parties any non-public information disclosed to it during the process of evaluating the business, financial position, operations and facilities of the Company in connection with the sale of any or all of the stock or assets of the business or the merger or consolidation of the Company. Shortly after executing the confidentiality agreement, Knightsbridge received an information package, including the Memorandum. At the end of January, Knightsbridge submitted a preliminary indication of interest and, on February 12, 1997, Knightsbridge, along with representatives from its advisors at Robertson, Stephens & Company ("RS&Co."), Bain & Company and Arthur Andersen & Company, met at the Company's offices to interview key management, tour the Company's facilities, and receive additional due diligence information.


     Based on the information received during the due diligence process, Knightsbridge and its advisors indicated a strong interest in pursuing an acquisition of the Company, subject to the availability of financing. Representatives of Knightsbridge and RS&Co. held numerous discussions with JMS regarding an acceptable valuation for the Company.

     In March 1997, representatives of Knightsbridge and RS&Co. visited with selected institutions to assess the viability of financing the acquisition of the Company. On April 8, 1997, Knightsbridge received a proposal from Indosuez Capital ("Indosuez") to provide senior and subordinated debt financing as well as a revolving credit facility. Indosuez's proposal also indicated an interest in an equity investment in the transaction. Based on the financing proposal received from Indosuez, as well as the equity contributions it was prepared to make, Knightsbridge submitted a formal offer, addressed to the Board, to purchase the Company (the "Offer"). The Offer, dated April 9, 1997, proposed to purchase all the outstanding shares of the Company for not less than $6.00 and not more than $6.25 per share, in cash (the "Price Range"). A condition to the Offer was that Knightsbridge receive the exclusive opportunity to pursue intensive due diligence at the Company and to finalize the financing for the acquisition. On April 11, 1997, the Board approved an Exclusivity Agreement with Knightsbridge, effective April 14, 1997, which granted a three-week period for Knightsbridge to complete its due diligence and to obtain a firm financing commitment from its lender (the "Standstill Period").


     Through the remainder of April 1997, Knightsbridge and its advisors performed due diligence at the Company. On May 5, 1997, Knightsbridge contacted JMS to confirm, based on a review of the due diligence information gathered at the Company, that it was interested in acquiring all outstanding shares of the Company in the Price Range and would like to proceed expeditiously to sign a definitive agreement. Knightsbridge subsequently presented a signed commitment letter, dated May 5, 1997, from Indosuez confirming their interest and intent to assist in financing the acquisition of the Company. In light of the foregoing, on May 8, 1997, the Board approved retroactively an extension of the termination of the Standstill Period from May 6, 1997 to May 24, 1997 in order to allow time for final negotiation of a definitive agreement and Knightsbridge's completion of loan documentation.



     With negotiations towards a definitive agreement proceeding, on May 20, 1997, the Board approved, an extension of the Standstill Period from May 24, 1997 to June 2, 1997. Subsequent extensions approved by the Board extended the Standstill Period from June 2, 1997 to June 9, 1997, from June 9, 1997 to June 11, 1997, from June 11, 1997 to June 13, 1997, and from June 13, 1997 to June 16, 1997. Over the period from May 5, 1997, when Knightsbridge confirmed its interest in acquiring all outstanding shares of the Company until June 16, 1997, the proposed transaction structure changed from the original two-step tender offer/merger originally proposed by Knightsbridge to a straight merger. This change in the proposed transaction structure occurred because it became apparent that a tender by at least 90% of the Shares could not be assured in an initial tender offer, and that therefore, the subsequent consummation of a short form merger which Knightsbridge's financing required also could not be assured. If the original two-step tender offer/merger approach had been pursued, the first step in Purchaser's acquisition of the Company would have consisted of a cash tender offer intended to result in the purchase by the Purchaser of at least 90% of the Shares, to be followed as soon as practicable following consummation of the tender offer by the second step, a short form merger intended to acquire all Shares not tendered and purchased in the tender offer. Rather than this two-step tender offer/merger approach, for the reasons described in this paragraph, the Company, the Parent and the Purchaser agreed on a straight merger structure. See "DESCRIPTION OF THE MERGER AGREEMENT." The final negotiated cash price for all outstanding shares was $6.14 per share.



     The Board did not form a committee of disinterested directors to negotiate, consider and, ultimately, approve the transaction, as all of the members of the Board participated in the review and negotiation of all drafts of the Merger Agreement. The final negotiated price was slightly above the mid-point of the Price Range and reflected Knightsbridge's assumption of liabilities in connection with employee compensation and termination.


     Based upon the Board's review and consideration of the terms of the Merger Agreement and, among other things, the oral presentation of the opinion of JMS, on June 13, 1997, the Board unanimously determined that the Merger and the Amendment are in the best interests of the stockholders of the Company and approved the Amendment, the Merger and the Merger Agreement.

                       APPROVAL BY THE BOARD OF DIRECTORS

     At a special meeting of the Board held on June 13, 1997, the Company's management and representatives of JMS and the Company's legal advisors made a presentation concerning the proposed acquisition of the Company by the Parent, including a review of the terms of the Merger Agreement and the proposed Amendment to the Certificate of Incorporation. At such meeting, the Board unanimously determined that the Amendment and the Merger are in the best interests of the stockholders of the Company and approved the Amendment, the Merger and the Merger Agreement.


     In reaching its determination, the Board consulted with the Company's management, as well as its financial and legal advisors, and considered a number of factors. Set forth below are the material factors considered by the Board:



          (i) the fact that (a) the Company had issued a press release on June 14, 1996 regarding its program to enhance stockholder value, including a possible sale of the Company, (b) JMS held discussions with over 100 prospective purchasers of the Company, and requested such prospective purchasers to bid for the Company, (c) JMS distributed written information to sixty-two of such prospective purchasers, (d) twelve of such prospective purchasers submitted indications of interests for the Company, (e) nine of such prospective purchasers performed additional due diligence subsequent to the initial bids and made final bids for the Company, (f) an all cash transaction was strongly preferred to an offer containing notes or stock,
     (g) several of the other bids did not have firm financing commitments and, in some instances, contained a substantial non-cash component, and (h) the consideration offered by Knightsbridge exceeded all other fully financed bids for all of the Class A Capital Stock and Class B Capital Stock of the Company;


          (ii) the fact that the consideration offered by Knightsbridge was higher than the high-end of a range of per share implied values produced by a discounted cash flow analysis presented by JMS;

          (iii) the fact that the consideration offered by Knightsbridge was at the high end of a range of selected financial ratios for comparable publicly traded companies identified by JMS;

          (iv) the fact that the Share Consideration reflects a significant premium over the current market price of the Shares;


          (v) the fact that the lengthy period of time which had elapsed since the Company commenced the process of seeking prospective purchasers was creating an atmosphere of uncertainty as to the future of the Company among the key employees of the Company and its subsidiaries and in fact resulted in the loss of two such key employees;

          (vi) the opinion of JMS that the consideration offered by Knightsbridge was fair, from a financial point of view, to stockholders of the Company;



          (vii) the high equity component of the capital structure proposed by Knightsbridge;



          (viii) the firm financing commitments obtained by Knightsbridge;



          (ix) recent trends in the earnings of the Company;



          (x) the competitive nature of the business of the Company; and



          (xi) the Company's competitive position in its industry as evidenced by its physical plant, financial and management resources and product image.



     Additionally, the Board considered and was concerned about the ability of the Parent and the Purchaser to obtain a firm financing commitment for the Merger. However, their concerns were allayed by the subsequent execution by Lender of the Loan Agreements. Accordingly, the foregoing matter was not deemed to be material.



     Further, although the Board recognized that the financial results of the Company's operations in Fiscal 1997 had improved from comparable periods in Fiscal 1996, the Board noted that such improvement was consistent with the Company's internal annual plan, which plan had already been considered by all parties in the negotiation of the final cash price. Accordingly, the Board did not consider such improved financial results to be a material factor in its decision to approve the Merger Agreement and the Merger.



     The foregoing discussion of information and factors considered and given weight by the Board is not intended to be an exhaustive description of each of the factors. In view of the wide variety of factors considered in connection with its evaluation of the terms of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its determinations. Rather, the Board viewed its determination and recommendations as being based upon the totality of the information presented to it and considered by it. In addition, individual members of the Board may have given different weight to different factors.


                          OPINION OF FINANCIAL ADVISOR


     On May 28, 1997, JMS delivered its oral opinion to the Board of Directors that, as of such date, the estimated cash price per Share to be paid (the "Share Consideration") is fair, from a financial point of view, to the holders of outstanding shares of Company Capital Stock. On June 13, 1997, JMS delivered an oral update of its opinion to the Board of Directors. JMS subsequently updated and confirmed its oral opinion by delivery of a written opinion dated, June 15, 1997, the date of execution of the Merger Agreement. The oral opinion and update delivered to the Board by JMS on May 28, 1997 and June 13, 1997, respectively, did not vary in any material respect from the written opinion delivered on June 15, 1997. JMS will update its opinion as of the Effective Time.



     THE FULL TEXT OF THE WRITTEN OPINION OF JMS, DATED JUNE 15, 1997, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED, PROCEDURES FOLLOWED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY JMS IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS ANNEX D. STOCKHOLDERS OF THE COMPANY ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. THE DESCRIPTION OF THE JMS OPINION CONTAINED HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE OPINION WAS PREPARED FOR THE BOARD, IS DIRECTED ONLY TO THE FAIRNESS TO THE STOCKHOLDERS OF THE COMPANY AS OF JUNE 15, 1997 FROM A FINANCIAL POINT OF VIEW OF THE SHARE CONSIDERATION PURSUANT TO THE MERGER AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER TO CONSENT TO THE MERGER AGREEMENT AND THE MERGER.

     In connection with its opinion, JMS reviewed the Merger Agreement and certain financial and other information of the Company, including internal analyses, reports, forecasts and other information. JMS held discussions with senior management of the Company concerning the current operations, financial conditions and prospects of the Company. In addition, JMS (i) reviewed the price and trading histories of the Company's two classes of stock and compared those prices and trading histories with those of publicly traded companies JMS deemed relevant; (ii) compared the financial positions and operating results of the Company with those of publicly traded companies JMS deemed relevant; (iii) compared certain financial terms of the Merger to certain financial terms of selected other business combinations JMS deemed relevant; (iv) performed a net present value calculation on a three year forecasted income statement provided to JMS by the Company; and (v) conducted such other financial studies, analyses and investigations, and reviewed such other factors, as JMS deemed relevant.

     JMS assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for purposes of its opinion. With respect to financial projections, JMS assumed that they had been reasonably prepared on bases reflecting the best currently available information and judgments of the future financial performance of the Company. JMS has not made any independent valuation or appraisal of the assets or liabilities of the Company, nor has it been furnished with any such valuations or appraisals. JMS' opinion is necessarily based on financial, economic, market and other conditions as they existed on, and information made available to it as of, the date of the opinion.


     The following is a summary of all material financial analyses utilized by JMS in connection with providing its opinion to the Board on June 15, 1997.


     Comparative Stock Price Performance. As part of its analysis, JMS reviewed the history of the trading prices for both the Class A Capital Stock and the Class B Capital Stock of the Company. The review indicated that the Class A Capital Stock traded between $3.70 and $6.00 for the twelve months ending May 27, 1997 and between $3.63 and $6.25 for the three years ending May 27, 1997. The review indicated that the Class B Capital Stock traded between $3.50 and $5.63 for the twelve months ending May 27, 1997 and between $3.25 and $6.50 for the three years ending May 27, 1997. The last sale of Class A Capital Stock on the day immediately preceding June 14, 1996, the date the Company issued a press release announcing that it had engaged JMS to assist it in a program to enhance stockholder value was at a price of $4.13. The last sale of Class B Capital Stock on the day immediately preceding such announcement was at a price of $3.88.

     Selected Companies Analysis. JMS compared certain financial information of the Company with a group of publicly traded companies in the apparel and specialty retail, including mail order that, in JMS' judgment were comparable to the Company (the "Comparable Companies"). The Comparable Companies were chosen by JMS as companies that possess general business, operation, and financial characteristics representative of companies in the industry in which the Company operates, although JMS recognizes that each of the Comparable Companies is distinguishable from the Company in certain respects. The Comparable Companies consist of Intimate Brands (Victoria's Secret), Deb Shops, Wet Seal, Charming Shops, Lilian Vernon, Talbots, Lands' End and Gadzook's.

     The financial information considered by JMS included, among other items, selected balance sheet data, operating statement data and earning per share estimates made by research analysts. JMS calculated several market multiples for the Comparable Companies which included price ranges of 0.29 to 2.18 times sales, 7.75 to 24.91 times operating income, 13.26 to 42.86 times pro forma earnings and 0.73 to 12.82 times book value. These figures were then used to calculate an implied common stock price range for the Company of $4.82 to $36.88 based upon the Company's sales, $1.64 to $5.26 based upon operating income, $1.61 to $5.20 based upon pro forma earnings and $3.11 to $55.01 based upon book value. JMS found that the price per share to be paid to the holders of Class A Capital Stock and Class B Capital Stock as contemplated by the Merger Agreement, is within or above these ranges of values.


     Discounted Cash Flow. The Company provided forecasts from which JMS developed a discounted cash flow model to estimate the values of the Company based upon (i) the present value of the after-tax free cash flow over a three-year three month period from June 1997 through fiscal year 2000, (ii) the terminal value of the Company at the end of such period assuming multiples of 10, 11, 12, 13, 14 and 15 times projected fiscal year 2000 after-tax net income, and (iii) excess cash assumed at $7 million. The enterprise value per Share calculated for the Company under the foregoing analyses ranged from $4.48 to $5.85. Discount rates employed in (i) and (ii) above were 12.5% for the stub period remaining in 1997, 15.0% for 1998, 17.5% for 1999 and 20.0% for 2000. The Company's forecasts assumed modest annual revenue growth of 5% to 6% and maintenance of historical gross margin and operating expense to sales levels.


     Comparable Transaction Analysis and Other Premium Studies. JMS examined certain pending and completed domestic merger and acquisition transactions involving the specialty and apparel retail industries. JMS examined closed transactions in the U.S. specialty and apparel retail industries which represented a change of control of a public company since January 1, 1994 and with transaction value between $10 million and $500 million. The first transaction that was reviewed by JMS was the acquisition of A Pea in the Pod by Mother's Work. The second transaction that was reviewed by JMS was the acquisition of Younker's, Inc. by Profitt's, Inc. The third transaction that was reviewed by JMS was the acquisition of Baby Superstores, Inc. by Toys 'R' Us, Inc. For a variety of reasons, none of these transactions was deemed by JMS to be directly comparable to the proposed Merger.


     An article in the December 31, 1996 issue of The Wall Street Journal cited data compiled by JP Morgan that indicated that "excluding mergers of equals, buyers between 1993 and September 30, 1996, paid a medium premium of 30% when pooling of interests is used, compared with a 21.5% median premium when pooling was not used." Based upon the last sale price of the Company's Class A Capital Stock and Class B Capital Stock on the date prior to the date the Company issued the press release announcing it had retained JMS to assist it in a program to enhance stockholder value, the estimated price represents a premium of 48.8% for the Company's Class A Capital Stock and 58.5% for the Company's Class B Capital Stock.



     JMS determined that no separate analysis of the Class A Capital Stock and Class B Capital Stock was necessary to determine whether the Share Consideration is fair to both classes because (i) the "Minority Protection Transaction" provisions in the Company's Certificate of Incorporation were devised to ensure that the two classes of stock would be treated equally in a merger or similar transaction and that the Class A Capital Stock would not trade at a premium in relation to the non-voting Class B Capital Stock, (ii) it was the clear intention of the Company's Board of Directors at the time of the adoption of the "Minority Protection Transaction" provisions that each holder of Class B Capital Stock be entitled to receive the same per share consideration, if any, received by any holder of the Class A Capital Stock in a merger or similar transaction, and (iii) $6.14 per share of Class A Capital Stock and Class B Capital Stock was the final price which the Purchaser offered to pay, and that price exceeded all other fully financed bids for all of the Shares. For a more detailed description of the "Minority Protection Transaction" provision, see "AMENDMENT TO CERTIFICATE OF INCORPORATION." In the light of the foregoing and the fact that at times the Class B Capital Stock has traded higher than the Class A Capital Stock, JMS did not deem material the difference in trading price between the Class A Capital Stock and the Class B Capital Stock in determining whether the $6.14 per share price to be paid to both holders of Class A Capital Stock and Class B Capital Stock is fair to both classes.



     While the foregoing discussion does not purport to be a complete recitation of the analyses performed by JMS in arriving at its opinion, it does summarize all of the material financial analyses performed by JMS in connection with such opinion. The preparation of a fairness opinion is a complex process not limited to statistical data and is not necessarily susceptible to partial analysis or summary description. JMS believes that its analyses, including the financial analysis summarized above, must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, could create an incomplete view of the process underlying the analyses performed by JMS in connection with the preparation of its opinion letter. In performing its analyses, JMS made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Such material assumptions were as follows: continued low inflation and interest rates, moderate growth in the retail apparel market and a stable international business climate. The analyses performed by JMS are not necessarily indications of actual values, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of a business do not purport to be appraisals or to reflect the price at which businesses actually may be sold.

     JMS is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. JMS has from time-to-time provided investment banking services to the Company prior to its services related to the proposed Merger. While JMS does not make a market in Company Capital Stock, as a full service securities firm, JMS may from time-to-time effect transactions for its own account or the accounts of customers and hold positions in securities of the Company.

     Prior to retaining JMS as the Company's financial advisor, the Board considered several leading investment banking firms to assist it in exploring various strategic alternatives to enhance stockholder value. In making its decision, the Board considered, among other things, the reputation and experience of each firm, each firm's familiarity with the Company, the manner in which each firm proposed to assist the Company in exploring its strategic alternatives, and the competitiveness of the fee structure proposed by each firm. Ultimately, the Board retained JMS based on, among other things, its over ten-year association with the Company and its resulting knowledge of the Company, its trends and prospects.


     Pursuant to a letter agreement, dated as of May 14, 1996 (the "Engagement Letter"), the Company engaged JMS to act as financial advisor in connection with the Company's program to enhance stockholder value. Pursuant to the Engagement Letter, the Company has agreed to pay JMS upon consummation of the Merger a transaction fee in an amount equal to 5% of the first million dollars of the consideration paid in the Merger, 4% of the second million dollars, 3% of the third million dollars, 2% of the fourth million dollars and 1% of the balance thereafter. In addition, JMS has received a nonrefundable $30,000 one-time, due diligence and offering memorandum preparation payment upon the signing of the Engagement Letter, which will be credited 100% against any fees owed to it by the Company, and JMS has been paid $100,000 upon the rendering of its opinion to the Board, 50% of which fee shall be credited against all other fees owed to JMS by the Company. If the Merger is consummated, the expected total amount of JMS's fee is $707,056 ($130,000 of which has already been paid as described above). The Company has also agreed to reimburse JMS for its accountable out-of-pocket expenses up to $30,000 and to indemnify JMS against certain liabilities, including certain liabilities under the Federal securities laws. Additionally, the Company has agreed to pay for pre-approved legal fees incurred by JMS in connection with the services performed by it pursuant to the Engagement Letter.


             DESCRIPTION OF INTERESTS OF MANAGEMENT AND AFFILIATES
                                 IN THE MERGER

     The directors and officers of the Company who own Company Capital Stock will receive $6.14 per share of Company Capital Stock owned. For a description of the beneficial ownership of the Company Capital Stock by directors and executive officers, see "PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS." In addition, the executive officers who hold Options to purchase Company Capital Stock will receive a cash payment in an amount equal to
(a) the product of (i) the excess, if any, by which the Share Consideration exceeds the exercise price of each Option and (ii) the number of Shares subject thereto, plus (b) the product of (i) $.05 and (ii) the number of Shares subject to Options whose exercise price exceeds the Share Consideration.


     The following current executive officers of the Company will receive approximately the amounts indicated parenthetically as consideration payable in connection with cancellation of Options held by each of them: George W. Townson ($108,251), John B. Hatfield ($42,350), Nitin G. Parikh ($22,275), Robert R.
Genest ($26,238) and, Geric B. Johnson ($3,838).


     In addition to the payment listed in the preceding table for his ownership of Company Capital Stock and Options, George W. Townson ("Townson"), the Chairman of the Board, President and Chief Executive Officer of the Company, has entered into a Termination and Release Agreement, dated June 14, 1997, between Townson and the Company, pursuant to which, upon consummation of the Merger, the Company will pay to Townson the sum of $750,000. In addition, Townson and the Purchaser have entered into a Noncompetition and Consulting Agreement, dated June 15, 1997, pursuant to which Townson has agreed not to compete in certain respects with the Purchaser in all states in the United States for a period of four years following the Effective Time and has agreed to provide certain consulting services to the Company during such period, in consideration of the payment to Townson of $250,000 at the Effective Time and 16 equal quarterly payments of $100,000 commencing on the first day of the calendar quarter following the Effective Time, which quarterly payments will be secured by a letter of credit, which shall be irrevocable except if Townson breaches such agreement. Pursuant to the foregoing agreements, each of the Company and the Purchaser also agreed to indemnify Townson from and against certain liabilities which may arise from the payments described above.


     In order to provide for continuity of management during the period of the Merger, the Board has designated 12 persons (including the following executive officers of the Company: Nitin Parikh, Robert Genest and Geric Johnson) as key employees of the Company to receive a "stay bonus" in the amount of $30,000 or $50,000, which "stay bonus" is to be paid to such employees within 30 days after the occurrence of an event such as the Merger. The terms and conditions of employment of the recipients of the "stay bonus" continue to be "at will" and are not otherwise affected by the "stay bonus." As a further inducement to such key employees to continue to remain in the employ of the Company until at least January 2, 1998, the Company has entered into an agreement with each such person to continue their employment until such date at his or her existing rate of pay and defer his or her "stay bonus," which would be increased to $30,875 (for stay bonuses currently in the amount of $30,000) and $51,460 (for stay bonuses currently in the amount of $50,000). If any employee who entered into an Extension Agreement is terminated prior to such date, such employee will continue to receive his or her existing rate of pay through January 2, 1998, except if such termination is as a result of an act or acts of malfeasance or similar conduct, and will be paid his or her "stay bonus" immediately upon termination regardless of the reason for termination. If any such employee voluntarily resigns prior to January 2, 1998, such employee will immediately receive the "stay bonus", but will not be entitled to continue to receive such employee's existing rate of pay through January 2, 1998.


     Pursuant to the Merger Agreement, the Parent has agreed to cause the Surviving Corporation to honor the Employment Agreement, dated as of April 19, 1996, between the Company and John B. Hatfield, Executive Vice President, Secretary, Chief Financial Officer and Administrative Officer of the Company.

     William J. Barrett, a director of the Company since 1983, is also a Senior Vice President of JMS, which will receive certain fees pursuant to the Engagement Letter in connection with the rendering by JMS of certain financial advisory services to the Company, including the rendering of an opinion in connection with the Merger. See "OPINION OF FINANCIAL ADVISOR."

     Each non-employee member of the Board of Directors of the Company has received a bonus in the amount of $5,000 in compensation for his/her efforts in connection with the Company's program to enhance the value of the Company's shares.

     The Parent has agreed to cause the Surviving Corporation to assume the obligations under existing indemnification agreements between the Company and each member of the Board, and between the Company and certain officers of the Company and its subsidiaries. In addition, the Parent has agreed that for a period of six years after the Effective Time, it will cause the Surviving Corporation to maintain in effect a six-year "run-off" directors and officers insurance policy (the "New D&O Insurance Policy").

                  PAYMENT FOR SHARES OF COMPANY CAPITAL STOCK

     Payment for Shares; No Further Ownership of Company Capital Stock. As a result of the Merger, holders of certificates formerly evidencing shares of Company Capital Stock will cease to have any equity interest in the Company. After consummation of the Merger, all certificates formerly evidencing shares of Company Capital Stock, (excluding shares held (a) in the treasury of the Company or owned by any direct or indirect subsidiary of the Company (which will be cancelled and retired without any conversion thereof and without any payment with respect thereto) or (b) by holders who shall have effectively exercised their appraisal rights with respect to such shares in accordance with Section 262 of the DGCL) will be cancelled and converted into the right only to receive a cash payment of $6.14 per share, without interest thereon. No interest will be paid or accrued on the cash payable upon the surrender of such certificates.


     Assuming approval of the Merger Agreement and the Merger by the holders of the Company's Class A Capital Stock and Class B Capital Stock and satisfaction of the other conditions to the Merger, as of the Effective Time, the Purchaser will deposit, or will cause to be deposited, with American Stock Transfer & Trust Company (the "Paying Agent"), for the benefit of the holders of Shares, for payment in accordance with the Merger Agreement through the Paying Agent, cash in an amount equal to the Share Consideration multiplied by the number of Shares outstanding immediately prior to the Effective Time, (such cash being hereinafter referred to as the "Payment Fund"). The Paying Agent will, pursuant to irrevocable instructions, deliver the cash contemplated to be paid pursuant to the Merger Agreement out of the Payment Fund. The Payment Fund will not be used for any other purpose. Promptly after the Effective Time, the Paying Agent will mail to each record holder, as of the Effective Time, of a certificate that immediately prior to the Effective Time evidencing outstanding Shares (the "Certificates") a form of letter of transmittal which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent and instructions for use in surrendering such Certificates and receiving the Share Consideration therefor. Upon the surrender of each such Certificate, the Paying Agent will promptly pay the holder of such Certificate in exchange therefor cash in an amount equal to the Share Consideration multiplied by the number of Shares formerly represented by such Certificate, and such Certificate will thereafter be cancelled. A Payment in excess of $100,000 will, if requested by the stockholder entitled thereto, be paid to such stockholder by wire transfer in immediately available funds. Until so surrendered, each such Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares held in the treasury of the Company or by any wholly owned subsidiary of the Company) will represent solely the right to receive the aggregate Share Consideration relating thereto. No interest will be paid or accrued on such Share Consideration.



     Stock Options. The Company has entered into an agreement with each holder of an option to purchase Shares (an "Option"), which agreement provides that by virtue of the Merger and without any action on the part of the holders thereof, each Option that is outstanding immediately before the Effective Time, whether or not presently exercisable, will be cancelled and, in consideration of such cancellation, each holder of an Option will be entitled to receive at the Effective Time an amount equal to (a) the product of (i) the excess, if any, by which the Share Consideration exceeds the exercise price of the Option and (ii) the number of Shares subject thereto, plus (b) the product of (i) $.05 and (ii) the number of Shares subject to Options whose exercise price exceeds the Share Consideration.



     The plans of the Company and its subsidiaries providing for Options ("Option Plans") will terminate as of the Effective Time and the provisions in any other plan, program or arrangement, providing for the issuance or grant by the Company or any of its subsidiaries of any interest in respect of the capital stock of the Company or any of its subsidiaries will be terminated as of the Effective Time, and following the Effective Time, no holder of Options or any participant in the Option Plans or any other such plans, programs or arrangements will have any right thereunder to acquire any equity securities of the Company or any subsidiary thereof.


     DETAILED INSTRUCTIONS ABOUT THE SURRENDER OF CERTIFICATES TOGETHER WITH A LETTER OF TRANSMITTAL, WILL BE FORWARDED TO FORMER HOLDERS OF SHARES BY THE PAYING AGENT PROMPTLY FOLLOWING THE EFFECTIVE TIME OF THE MERGER. HOLDERS OF SHARES SHOULD NOT SUBMIT THEIR CERTIFICATES TO THE PAYING AGENT UNTIL THEY HAVE RECEIVED SUCH MATERIALS. PAYMENT FOR SHARES WILL BE MADE TO FORMER HOLDERS OF SHARES AS PROMPTLY AS PRACTICABLE FOLLOWING RECEIPT BY THE PAYING AGENT OF THEIR CERTIFICATES AND OTHER REQUIRED DOCUMENTS.

             MANAGEMENT OF THE COMPANY'S BUSINESS AFTER THE MERGER

     Under the Merger Agreement, the Company will merge with the Purchaser at the Effective Time. Although the Company will continue as the Surviving Corporation, it will be a wholly owned subsidiary of the Parent as of the Effective Time. As of the Effective Time, the Certificate of Incorporation and By-laws of the Purchaser, as in effect immediately prior to the Effective Time, will become the Certificate of Incorporation and By-laws of the Company as the Surviving Corporation, and the directors of the Purchaser immediately prior to the Effective Time will be the initial directors of the Company after the Merger, each to hold office until their respective successors are duly elected or appointed and qualified.

                      ACCOUNTING TREATMENT OF TRANSACTION

     The Merger will be accounted for as a "purchase" for accounting and financial reporting purposes. Accordingly, a determination of the fair value of the Company's assets and liabilities will be made in order to allocate the purchase price to the assets acquired and the liabilities assumed.

                              REGULATORY APPROVALS

     The Company is not aware of any approval or other action, except as otherwise described herein, by any governmental entity that would be required for the consummation of the Merger as contemplated herein. Should any such approval or other action be required, the Company currently contemplates that such approval or other action will be sought.

     The Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice frequently scrutinize the legality under the antitrust laws of transactions such as the proposed Merger. The Parent, the Purchaser and the Company have concluded that the Merger is not subject to the filing and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976. However, at any time before consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking the divestiture of shares of the Surviving Corporation acquired by the Purchaser or the divestiture of substantial assets of the Parent or its subsidiaries, or the Company or its subsidiaries. Private parties may also bring legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the results thereof.

                        DESCRIPTION OF MERGER AGREEMENT

     The following is a summary of certain provisions of the Merger Agreement, a conformed copy of which is attached to this Consent Solicitation Statement as Annex A. Such summary is qualified in its entirety by reference to the Merger Agreement.


     General. Pursuant to and subject to the terms and conditions of the Merger Agreement, at the Effective Time, the Company will merge with the Purchaser, with the Company continuing as the Surviving Corporation. The Effective Time is scheduled to occur as soon as practicable following satisfaction of certain
closing conditions described below, but in no event earlier than August   ,
1997. As a result of the Merger, at the Effective Time, the Surviving Corporation will be a wholly owned subsidiary of the Parent and the Parent will hold all the outstanding voting securities of the Company as the Surviving Corporation. The Company, as the Surviving Corporation, will continue to own all the voting securities of its four subsidiaries: Frederick's of Hollywood Stores, Inc., Hollywood Mail Order Corp., Private Moments, Inc., and Walger's, Inc.


     The Merger. The Merger Agreement provides that, upon the terms and subject to the conditions thereof, and in accordance with the DGCL, at the Effective Time, the Purchaser will be merged with and into the Company. As a result of the Merger, the separate corporate existence of the Purchaser will cease and the Company will continue as the Surviving Corporation and will become a direct, wholly owned subsidiary of the Parent. Upon consummation of the Merger, each issued and then outstanding share of Company Capital

Stock (other than any shares held in the treasury of the Company, or owned by any direct or indirect subsidiary of the Company and any shares that are held by stockholders who have not voted in favor of the Merger Agreement and the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL) will be cancelled and converted into the right to receive the Share Consideration.


     Pursuant to the Merger Agreement, all shares of capital stock of the Purchaser issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one share of common stock, par value $.01 per share, of the Surviving Corporation.

     The Merger Agreement provides that, at the Effective Time, the Certificate of Incorporation and By-Laws of the Purchaser, as in effect immediately prior to the Effective Time, will become the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the directors of the Purchaser immediately prior to the Effective Time will be the initial directors of the Surviving Corporation.


     Payment for Shares. The Merger Agreement provides that any Shares outstanding immediately before the Effective Time and held by a stockholder who has not voted in favor of or consented to the Merger Agreement and the Merger in writing and who complies with the provisions of the DGCL concerning the right of holders of shares of capital stock to dissent from the Merger Agreement and the Merger and require appraisal of their shares (a "Dissenting Stockholder" and "Dissenting Shares") will not be converted into the right to receive the Share Consideration but instead will be converted, at the Effective Time, by virtue of the Merger and without any further action, into the right to receive from the Surviving Corporation any consideration that may be determined to be due to the Dissenting Stockholder pursuant to the DGCL; provided, that Shares outstanding immediately before the Effective Time and held by a Dissenting Stockholder who, after the Effective Time, fails to perfect or withdraws or loses the Dissenting Stockholder's right to appraisal, in either case pursuant to the DGCL, will be deemed to have been converted as of the Effective Time into the right to receive the Share Consideration, without interest thereon. The Company may not, without the prior written consent of the Purchaser, voluntarily make any payment with respect to, or settle or offer to settle, any demands for appraisal of Shares by Dissenting Stockholders.



     The Parent has designated American Stock Transfer & Trust Company to act as paying agent (the "Paying Agent") in effecting the payment of the Share Consideration. At the Effective Time, the Parent will deposit, or cause to be deposited, in trust with the Paying Agent sufficient funds to permit the Paying Agent to make the payments contemplated by the Merger Agreement. Promptly after the Effective Time, the Paying Agent will mail to each record holder of certificates ("Certificates") representing Shares (other than Certificates representing Shares held by the Purchaser in the treasury of the Company or by any wholly owned subsidiary of the Company) a form of letter of transmittal which specifies that delivery may be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent and instructions for use in surrendering such Certificates and receiving the Share Consideration therefor. Upon the surrender of each such Certificate, the Paying Agent will pay the holder of such Certificate in exchange therefor cash in an amount equal to the Share Consideration multiplied by the number of Shares formerly represented by such Certificate, and such Certificate will be cancelled. Until so surrendered, each Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares held in the treasury of the Company or by any wholly owned subsidiary of the Company) will represent solely the right to receive the aggregate Share Consideration relating thereto. After the Effective Time, there will be no transfers on the stock transfer books of the Surviving Corporation of any Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing Shares (other than Certificates representing Shares held in the treasury of the Company or by any wholly owned subsidiary of the Company) are presented to the Surviving Corporation or the Paying Agent, they will be surrendered and cancelled in return for the payment of the aggregate Share Consideration relating thereto, without interest, as provided in the Merger Agreement. The Share Consideration will be net to each holder of Certificates in cash, subject to reduction only for any applicable Federal back-up withholding or stock transfer taxes payable by such holder. If payment of cash in respect of any Certificate is to be made to a person other than the person in whose name such Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Parent or the Paying Agent that such tax either has been paid or is not payable. Promptly following the date which is one hundred eighty
(180) days after the Effective Time, the Paying Agent will deliver to the Parent all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties will terminate. Thereafter, each holder of a Certificate formerly representing a Share (other than Certificates representing Dissenting Shares and Certificates representing Shares held in the treasury of the Company or by any wholly owned subsidiary of the Company) may surrender such Certificate to the Parent and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the aggregate Share Consideration relating thereto, without any interest or dividends thereon. Neither the Parent nor the Surviving Corporation will be liable to any holder of Shares for any amount paid to a public official in accordance with applicable abandoned property, escheat or similar laws. For a description of the rights of holders of Dissenting Shares, see "APPRAISAL RIGHTS FOR DISSENTING STOCKHOLDERS."


     Conditions to the Merger. The obligation of all parties to effect the Merger is subject to the satisfaction or, if permissible, waiver on or before the Effective Time of each of the following conditions: (i) the holders of a majority of each class of Shares consenting as a separate class must have approved and adopted the Merger Agreement and the Merger in accordance with the DGCL and the rules and regulations of the New York Stock Exchange, (ii) there must not have been any statute, rule, or regulation promulgated, enacted, entered or enforced, or any other legally binding, final and nonappealable action taken, by any domestic, foreign or supranational government or governmental, administrative, or regulatory authority or agency of competent jurisdiction or by any court or tribunal of competent jurisdiction, domestic, foreign or supranational, that in any of the foregoing cases has the effect of making illegal or directly or indirectly restraining, prohibiting or restricting the consummation of the Merger, and (iii) at least 20 calendar days must have elapsed since the mailing of this Consent Solicitation Statement.



     The obligation of the Purchaser and the Parent to effect the Merger is also subject to the satisfaction by the Company or, if permissible, waiver by the Purchaser or the Parent at or prior to the Effective Time, of each of the following conditions: (i) the number of Shares voted against the Merger Agreement and the Merger shall not have exceeded thirty percent (30%) of either class of the outstanding Shares, (ii) the Amendment must have been approved by all requisite action of the Company's stockholders, and must have been duly filed with the Delaware Secretary of State, (iii) the Company must have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time, and (iv) all third party consents necessary to the Merger, other than consents of landlords, must have been obtained or waived by the Company.


     The obligation of the Company to effect the Merger is also subject to the satisfaction by the Purchaser or the Parent, as the case may be, or, if permissible, waiver by the Company at or prior to the Effective Time, of each of the following conditions: (i) the Parent must have received contributions to its capital in an aggregate amount equal to $17,000,000, and its definitive agreements with its lender must have remained in full force and effect and must not have been amended, modified or otherwise supplemented in any material respect since the date of the Merger Agreement, (ii) the premium for the New D&O Insurance Policy must have been paid in full and be non-cancelable, and (iii) each of the Parent and the Purchaser must have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time.

     Interim Operations of the Company. In the Merger Agreement, the Company has agreed that, except as expressly provided in the Merger Agreement or consented to in writing by the Purchaser, from the date of the Merger Agreement to the Effective Time, (i) the business of the Company and its subsidiaries will be conducted only in the ordinary course of business consistent with past practice (except for certain exceptions specified in the Merger Agreement), and (ii) the Company's Board of Directors will not permit the Company nor any of its subsidiaries to:

          a. except for the Amendment, amend or propose to amend its certificate or articles of incorporation or by-laws (or similar constituent documents);

          b. authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for Shares issued upon exercise of Options outstanding as of the date of the Merger Agreement (in accordance with their respective terms), or amend any of the terms of any such securities or agreements outstanding as of the date of the Merger Agreement, except as specifically contemplated by the Merger Agreement;

          c. except as disclosed to the Parent and the Purchaser, split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of its subsidiaries;

          d. (i) incur, assume or prepay any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other person except for obligations of wholly owned subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of the Company or customary loans or advances to employees in the ordinary course of business consistent with past practice); (iv) pledge or otherwise encumber shares of capital stock of the Company or any of its subsidiaries; or (v) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereupon, excluding Permitted Liens and liens existing on the date of the Merger Agreement;

          e. except as may be required by law, as contemplated by the Merger Agreement, with respect to compensating non-employee directors of the Company or with respect to parity increases in compensation, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, stock ownership plan, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, and as required under existing agreements) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date of the Merger Agreement (including, without limitation, the granting of stock options, stock appreciation rights or performance units);

          f. other than in accordance with specified new store leases, lease any assets (other than automobile and office equipment leases entered into in the ordinary course of business and consistent with past practice) or acquire, sell, or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company or its subsidiaries, or enter into any commitments, contracts, agreements or transactions outside the ordinary course of business consistent with past practice or which would, individually or in the aggregate, be material to the Company or its subsidiaries, or modify, amend, terminate or waive any material rights under any contract or agreement;

          g. except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

          h. (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) except as contemplated by the Merger Agreement, enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to the Company or its subsidiaries; or (iii) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited under the Merger Agreement;

          i. revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;


          j. make any tax election or settle or compromise any Federal, state or local tax liability or assent to the extension of time for collection or assessment of any Federal, state or local tax in excess of $50,000;


          k. pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its subsidiaries or incurred in the ordinary course of business consistent with past practice;

          l. settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby or material to the Company and its subsidiaries taken as a whole;

          m. other than certain capital expenditures specified in the Merger Agreement, authorize or make any (i) new capital expenditure or (ii) other than those made in the ordinary course of business, expenditures which individually is in excess of $100,000 or which in the aggregate are in excess of $500,000; or

          n. take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (m) above or, except as contemplated by the Merger Agreement, take, or omit to take, any action which would make any of the representations or warranties of the Company contained in the Merger Agreement untrue or incorrect in any material respect as of the date when made.


     Stock Option Plans. The Company has entered into an agreement with each holder of an option to purchase Shares (an "Option"), which agreement provides that by virtue of the Merger and without any action on the part of the holders thereof, each Option that is outstanding immediately before the Effective Time, whether or not presently exercisable, will be cancelled and, in consideration of such cancellation, each holder of an Option will receive at the Effective Time an amount equal to (a) the product of (i) the excess, if any, by which the Share Consideration exceeds the exercise price of the Option and (ii) the number of Shares subject thereto, plus (b) the product of (i) $.05 and (ii) the number of Shares subject to Options whose exercise price exceeds the Share Consideration.



     The plans of the Company and its subsidiaries providing for Options ("Option Plans") will terminate as of the Effective Time and the provisions in any other plan, program or arrangement, providing for the issuance or grant by the Company or any of its subsidiaries of any interest in respect of the capital stock of the Company or any of its subsidiaries will be terminated as of the Effective Time, and following the Effective Time, no holder of Options or any participant in the Option Plans or any other such plans, programs or arrangements will have any right thereunder to acquire any equity securities of the Company or any subsidiary thereof.


     Employee Stock Ownership Plan. The Company has agreed that prior to the Effective Time, the Company will take such actions as may be necessary (a) to terminate the Company's Employee Stock Option Plan (the "ESOP"), effective as of and contingent upon the Merger becoming effective, and (b) to amend the ESOP to provide that effective as of such ESOP termination, distributions will be payable solely in cash.

     As of the Effective Time, the Company will take such actions as may be necessary to terminate the membership of all members of the Administrative Committee which administers the ESOP, the Committee which administers the Company's Profit-Sharing Plan (if a different committee than the Administrative Committee), and any other committee which serves as "plan administrator" of any other of the Company's employee benefit plans, programs or arrangements.

     In addition, the Parent has covenanted that as soon as administratively feasible, but in no event more than twelve months following the Effective Time, it will cause the Surviving Corporation to arrange for the orderly unwinding of the ESOP in accordance with all applicable legal requirements. Without limiting the foregoing, the Surviving Corporation will (i) make application to the Internal Revenue Service for a determination that the ESOP termination does not adversely affect the ESOP's qualified status under the Internal Revenue Code of 1986, as amended (the "Code"), (ii) arrange for the ESOP to pay off the remaining balance of the ESOP "acquisition loan" (as such term is defined in the ESOP) from the assets held in the ESOP's "loan suspense account" (as such term is defined in the ESOP), and allocate the remaining assets held in such loan suspense account to the ESOP participants in accordance with the ESOP qualified plan rules, and (iii) arrange for each ESOP participant to receive his or her entire interest in the ESOP, which receipt, at the election of each participant, will be either by direct payment to the participant, by direct payment to an IRA (or qualified plan which receives rollovers) designated by the participant, or by direct rollover to a qualified plan maintained by the Surviving Corporation after the Effective Time.


     No Solicitation. The Company has agreed, and has agreed to direct its officers, directors, employees, representatives and agents (including, without limitation, its attorneys, investment bankers and accountants) to, refrain from any discussions and negotiations with any parties other than the Parent and the Purchaser with respect to any proposal relating to an Acquisition Transaction (defined below); provided, however, that the Company may seek clarification, either directly or through its representatives, of an unsolicited proposal. The Company has agreed that, prior to the Effective Time, it will not, and will not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives (including, without limitation, its attorneys, investment bankers and accountants), directly or indirectly, to solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any acquisition of all or substantially all of the Company by means of a merger, consolidation or other business combination involving the Company or its subsidiaries or acquisition of all or substantially all of the assets or capital stock of the Company and its subsidiaries taken as a whole (an "Acquisition Transaction") or initiate, negotiate, explore or otherwise engage in substantive communications in any way with any person (other than the Purchaser, the Parent and their directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction, or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Merger Agreement. However, nothing in the Merger Agreement prevents the Company or the Board from furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written proposal for an Acquisition Transaction by such person or entity, or recommending an unsolicited bona fide written proposal for an Acquisition Transaction to the stockholders of the Company, if and only to the extent that (A) the Board believes in good faith (after consultation with its financial adviser) that such proposal for an Acquisition Transaction would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by the Merger Agreement and the Board of Directors of the Company determines in good faith after consultation with its legal counsel that such action is necessary for the Company to comply with its fiduciary duties to stockholders under applicable law, and (B) prior to furnishing such non-public information to, or entering into discussions with, such person or entity, the Board of Directors of the Company receives from such person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Confidentiality Agreement, dated January 23, 1997, between Knightsbridge, Inc. and JMS.



     Employment Agreements. The Parent has agreed to cause the Surviving Corporation to perform (i) the "Stay Bonus" Agreements, dated June 28, 1996 (as amended by the Extension Agreements), between the Company and each of Nitin Parikh, James Glenny, Chris McGinley, John Treiman, Robert Genest, Shirli Sumida, Chuck Gann, Alan Matuny, Kevin Townson, Geric Johnson, Susan Norris and Dennis Warden; (ii) the Employment Agreement, dated as of April 19, 1996, between the Company and John Hatfield; (iii) that certain Termination and Release Agreement, dated June 14, 1997, between Townson and the Company; and
(iv) that certain Noncompetition and Consulting Agreement, dated June 15, 1997, between Townson and the Purchaser.

     Representations and Warranties. In the Merger Agreement, the Company has made customary representations and warranties to the Purchaser with respect to, among other things, the Company's organization, capitalization, authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby, potential conflicts, consent and approvals, public filings, absence of certain events, undisclosed liabilities, litigation, compliance with laws, tax matters, termination, severance and employment agreements, employee benefit plans, environmental matters, assets (including real property, intellectual property and information systems), broker's fees, labor matters, the non-application of Section 203 of the DGCL, and information set forth in the Company's filings with the SEC or any other governmental entity in connection with the transactions contemplated by the Merger Agreement, including this Consent Solicitation Statement. The Purchaser and the Parent have made representations and warranties to the Company with respect to organization, authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby, potential conflicts, the provision of required information, the ownership of securities, financing, and brokers' fees. None of the representations or warranties in the Merger Agreement will survive the Effective Time of the Merger.

     Amendment. Subject to applicable law, the Company, the Parent and the Purchaser may amend or supplement the Merger Agreement at any time before the Effective Time by a written instrument signed by each of them.

     Termination. (i) The Merger Agreement may be terminated, and the Merger may be abandoned, notwithstanding approval thereof by the stockholders of the Company, at any time before the Effective Time, (a) by mutual written consent of the Parent, the Purchaser and the Company, (b) by any party if, without any material breach by the terminating party of its obligations under the Merger Agreement, the Merger has not occurred on or before 5:00 p.m. (Los Angeles time) on the fortieth (40th) business day after the date of this Consent Solicitation Statement (the "Merger Deadline") or (c) by the Parent, the Purchaser or the Company if any court of competent jurisdiction in the United States or other governmental body in the United States has issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action has become final and nonappealable. However, the party seeking to terminate the Merger Agreement must have used its reasonable best efforts to remove or lift any such order, decree or ruling.


     (ii) In addition, the Merger Agreement may be terminated and the Merger may be abandoned by the Parent or the Purchaser, if (a) the representations or warranties of the Company contained in the Merger Agreement are not true and correct at and as of any date prior to the Effective Time as if made at and as of such time, except for (x) failures to be true and correct as could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole (a "Company Material Adverse Effect"), (y) failures to comply as are capable of being and are cured (other than by mere disclosure of the breach) within five (5) days after written notice from the Parent or the Purchaser to the Company of such failure, or (z) representations and warranties that speak as of a certain date which were true and correct in all material respects as of such date; (b) the Company has failed to comply with its covenants under the Merger Agreement, except for (x) failures to so comply as could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, or (y) failures to comply as are capable of being and are cured within five (5) days after written notice from the Purchaser to the Company of such failure; (c) the conditions to the Merger to be satisfied by the Company have not been satisfied or waived by the Parent or the Purchaser prior to the Merger Deadline; (d) Credit Agricole Indosuez fails to fund the Merger pursuant to loan documentation entered into with the Parent and the Purchaser; (e) the Board (x) withdraws its recommendation or approval in respect of the Merger Agreement or the Merger or (y) modifies or changes its recommendation or approval in respect of the Merger Agreement or the Merger in a manner materially adverse to the Parent or the Purchaser; or (f) the Board approves any proposal other than by the Parent or the Purchaser in respect of an Acquisition Transaction.


     (iii) The Merger Agreement may be terminated and the Merger may be abandoned by the Company notwithstanding approval thereof by the stockholders of the Company at any time prior to the Effective Time if (a) the representations and warranties of the Purchaser or the Parent contained in the Merger Agreement are not true and correct at and as of any date prior to the Effective Time as if made at and as of such time, except for (x) failures to be true and correct as could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business or financial condition of the Purchaser (a "Purchaser Material Adverse Effect"), (y) failures to comply as are capable of being and are cured (other than by mere disclosure of the breach) within five (5) days after written notice from the Company to the Parent or the Purchaser of such failure, or (z) representations and warranties which speak as of a certain date which were true and correct in all material respects as of such date; or (b) the Parent or the Purchaser has failed to comply with its obligations under the Merger Agreement, except for (x) failures to so comply as could not, individually or in the aggregate, reasonably be expected to result in a Purchaser Material Adverse Effect, or (y) failures to comply as are capable of being and are cured within five (5) days after written notice from the Company to the Parent or the Purchaser of such failure; (c) the conditions to the Merger to be satisfied by the Purchaser or the Parent have not been satisfied by the Purchaser or the Parent or waived by the Company prior to the Merger Deadline, or (d) the Board approves any proposal other than by the Parent and the Purchaser in respect of an Acquisition Transaction.

     (iv) If the Merger Agreement is terminated as provided in subsections
(i)-(iii) above, the Merger will be deemed abandoned, the Merger Agreement will become void (except for certain provisions concerning confidentiality and the payment of expenses), and no party will have any liability to or claim against any other party, except as follows. In the event that the Merger Agreement is terminated by the Parent or the Purchaser pursuant to subsections (ii)(a) or
(ii)(b) above, where the failure giving rise to such right of termination is caused in whole or in material part by any action or inaction within the control of the Company or any subsidiary of the Company, the Company will be required to pay to the terminating party an amount equal to the actual out-of-pocket fees and expenses reasonably incurred by such terminating party in connection with the Merger and the transactions contemplated by the Merger Agreement, such amount not to exceed $750,000. In the event that the Merger Agreement is terminated by the Company (a) pursuant to subsections (iii)(a) or (iii)(b) above, where the failure giving rise to such right of termination is caused in whole or in material part by any action or inaction within the control of the Parent or the Purchaser, or (b) because the Parent fails to receive contributions to its capital in an aggregate amount equal to $17,000,000 or the Loan Agreements cease to be in full force and effect or are amended, modified or otherwise supplemented in any material respect, the Parent will be required to pay to the Company an amount equal to the actual out-of-pocket fees and expenses reasonably incurred by the Company in connection with the Merger and the transactions contemplated by the Merger Agreement, such amount not to exceed $500,000.


     (v) In the event the Merger Agreement is terminated by the Parent or the Purchaser pursuant to subsections (ii)(e) or (ii)(f) above, or by the Company pursuant to subsection (iii)(d) above, the Company will be required to pay to the Purchaser the sum of $1,800,000 as compensation for lost opportunities and reimbursement for out-of-pocket expenses. In the event that holders of a majority of each class of Shares entitled to consent to the Merger fail to approve the Merger Agreement, the Company will be required to pay to the Purchaser, the greater of (a) $750,000, and (b) the actual out-of-pocket fees and expenses reasonably incurred and paid by the Purchaser in connection with the Merger and the transactions contemplated by the Merger Agreement, such amount not to exceed $1,000,000, as compensation for lost opportunities and reimbursement for out-of-pocket expenses.


     Indemnification. The Parent has agreed to cause the Surviving Corporation to perform existing indemnification agreements between the Company and each member of the Board, and between the Company and certain officers of the Company and its subsidiaries. In addition, the Parent has agreed that for a period of six years after the Effective Time, it will cause the Surviving Corporation to maintain in effect the New D&O Insurance Policy.

     The parties have also agreed that in the event the Surviving Corporation or any of its successors or assigns (a) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (b) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made by the Parent so that the successors and assigns of the Surviving Corporation assume the indemnification obligations set forth in the Merger Agreement.

                 DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES
                                   OF MERGER

     The receipt of cash for shares of Company Capital Stock in the Merger or pursuant to the exercise of dissenters' appraisal rights will be a taxable transaction for Federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, a stockholder will recognize gain or loss for such purposes equal to the difference between the cash received in connection with the Merger and such stockholder's tax basis for the shares of Company Capital Stock such stockholder owned immediately prior to the Effective Time. For Federal income tax purposes, such gain or loss will be a capital gain or loss if the shares of Company Capital Stock are a capital asset in the hands of the stockholder, and a long-term capital gain or loss if the stockholder's holding period is more than one year as of the Effective Time. There are limitations on the deductibility of capital losses.


     Under current law, the maximum Federal tax rate applicable to long-term capital gains recognized by an individual is 28%, and the maximum Federal tax rate applicable to ordinary income (including dividends and short-term capital gains recognized by individuals) is 39.6%. The maximum Federal tax rate applicable to all capital gains and ordinary income recognized by a corporation is 35%. It is possible that legislation may be enacted that would reduce the maximum Federal tax rate applicable to long-term capital gains, possibly with retroactive effect. It is not possible to predict whether or in what form any such legislation may be enacted.


     The summary of tax consequences set forth above is for general information only. The tax treatment of each stockholder will depend in part upon his or her particular situation. Actual tax consequences not described herein may be applicable to particular classes of taxpayers, such as financial institutions, broker-dealers, persons who are not citizens or residents of the United States, stockholders who acquired the shares of Company Capital Stock through the exercise of an employee stock option or otherwise as compensation, and persons who received payments in respect of options to acquire shares of Company Capital Stock. ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND FOREIGN LAWS.

                  APPRAISAL RIGHTS FOR DISSENTING STOCKHOLDERS

     Holders of shares of Company Capital Stock are entitled to appraisal rights under Section 262 of the DGCL ("Section 262"), provided that they comply with the requirements established by Section 262.


     Section 262 is reprinted in its entirety as Annex E to this Consent Solicitation Statement. THIS DISCUSSION AND ANNEX E SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO, AS FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN OR THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.


     A record holder of shares of Company Capital Stock who makes the demand described below with respect to such shares, and who otherwise complies with the statutory requirements of Section 262 will be entitled to an appraisal by the Delaware Court of Chancery, (the "Delaware Court") of the fair value of his or her shares of Company Capital Stock. All references in this summary of appraisal rights to a "stockholder" or "holders of shares of Company Capital Stock" are to the record holder or holders of shares of Company Capital Stock.

     Under Section 262, where a merger is accomplished pursuant to Section 228 of the Delaware General Corporation Law, either before or within 10 days after the effective date of the merger, each constituent corporation (or, after the effective date of the merger, the surviving corporation) must notify each stockholder of each constituent corporation entitled to appraisal rights of the merger and that appraisal rights are available to such stockholders and include in each such notice (the "Notice") a copy of Section 262.


     Company stockholders electing to exercise their appraisal rights under
Section 262 must not have consented to the adoption of the Merger Agreement and the Merger. However, a stockholder's abstention or choice not to consent to the adoption of the Merger Agreement and the Merger shall not constitute a waiver of such stockholder's appraisal rights. Holders of shares of Company Capital Stock who desire to exercise their appraisal rights must deliver a written demand for appraisal to the Company within 20 days after the date of mailing of the Notice. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform the Company of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of his or her shares of Company Capital Stock. A written demand must satisfy the foregoing requirements. Mere indication by a stockholder on the consent enclosed with this Consent Solicitation Statement that such stockholder abstains or does not consent to the adoption of the Merger Agreement and the Merger shall not constitute a valid written demand for appraisal.


     A stockholder who elects to exercise appraisal rights should mail or deliver his or her written demand to: Secretary, Frederick's of Hollywood, Inc., 6608 Hollywood Boulevard, Hollywood, California 90028.

     A person having a beneficial interest in shares of Company Capital Stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. If the shares of Company Capital Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If the shares of Company Capital Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of Company Capital Stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

     A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of Company Capital Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Company Capital Stock outstanding in the name of such record owner.


     Within 120 days after the Effective Time, either the Company or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on the Company in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. There is no present intent on the part of the Company to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of Company Capital Stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of shares of Company Capital Stock not consenting to the Merger Agreement and the Merger and with respect to which demands for appraisal were received by the Company and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the Company.


     If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Company Capital Stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.


     Although the Company believes that the Share Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Share Consideration. Moreover, the Company does not anticipate offering more than the Share Consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of Company Capital Stock is less than the Share Consideration. In determining "fair value" the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., 457 A.2d 701 (Del. 1983), the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding.
Section 262 provides that "fair value" is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Weinberger, the Delaware Supreme court held that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In Cede & Co. v. Technicolor, Inc., 684 A.2d 289 (Del. 1996), the Delaware Supreme Court stated that "[t]he 'accomplishment or exception' of the merger exception in Section 262 is very narrow, designed to eliminate use of pro forma data and projections of a speculative variety relating to the completion of a merger. [citing Weinberger]. That narrow exclusion does not encompass known elements of value, including those which exist on the date of the merger because of a majority acquiror's interim action in a two-step cash-out transaction."


     Holders of shares of Company Capital Stock considering seeking appraisal should recognize that the fair value of their shares determined under Section 262 could be more than, the same as or less than the Share Consideration which they are entitled to receive if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting stockholder of the Company, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.


     Any holder of shares of Company Capital Stock who has duly demanded appraisal in compliance with Section 262 will not be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.



     At any time within 60 days after the Effective Time, any stockholder will have the right to withdraw such demand for appraisal and to accept the Share Consideration; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the Company. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease, and all holders of shares of Company Capital Stock will be entitled to receive the Share Consideration. Inasmuch as the Company has no obligation to file such a petition, and the Company has no present intention to do so, any holder of shares of Company Capital Stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to the Company a written withdrawal of his or her demand for appraisal and acceptance of the Share Consideration, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Company and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

                       DESCRIPTION OF FINANCING OF MERGER


     The total amount of funds required by the Purchaser to acquire all of the outstanding shares of the Company Capital Stock and to cancel all Options pursuant to the Merger and to pay the fees and expenses related to the Merger is estimated to be approximately $55 million. The Purchaser plans to obtain all funds needed for the Merger through the sale of approximately $17 million of the equity of the Purchaser that will be made to certain investors, and approximately $38 million through debt financing. Immediately prior to the signing of the Merger Agreement, Parent received a contribution to its capital of $10,000,000 and obtained commitments from certain investors to contribute an additional $7,000,000 to Parent's capital. For more information about such investors, see "INFORMATION CONCERNING PARENT AND PURCHASER." In addition, prior to signing the Merger Agreement, Parent and Purchaser executed a Credit Agreement (the "Credit Agreement") with Credit Agricole Indosuez ("Lender"), as agent and lender and a Senior Subordinated Loan Agreement with Lender, as lender (the "Subordinated Loan Agreement"), each (collectively, the "Loan Agreements"). Under the Loan Agreements, Parent and Purchaser have total available credit of up to $48,000,000 for use in connection with the Merger and for working capital and other general corporate purposes.



     The Credit Agreement is composed of three credit facilities (the "Facilities"), with varying maturity dates, interest rates and other terms. The Facilities provide for loans in an aggregate principal amount of up to $35 million. The Facilities will be secured by a first priority security interest in all accounts receivable, inventory, property, plant and equipment, intangibles, contract rights and other personal, intellectual and real property of the Surviving Corporation and its subsidiaries. In addition, the Facilities will be guaranteed by the Parent, which guarantee will be secured by a pledge of the stock of the Surviving Corporation.



     The Subordinated Loan Agreement provides for a loan in the principal amount of $13 million (the "Subordinated Debt"), maturing seven years from the Loan Closing Date. Interest is payable under the Subordinated Loan Agreement at the rate of 12.5% payable quarterly in arrears. The Subordinated Debt will be redeemable at the option of the Company, in whole or in part, at any time after three years from the Loan Closing Date. The Subordinated Debt will be unsecured and subordinated to all senior debt.


     Conditions to funding of the Facilities and the Subordinated Debt include, among other matters, (1) the absence of material adverse change, (2) the absence of an injunction or order which would prohibit the making of the loans thereunder or the consummation of the Merger, (3) satisfactory evidence of the solvency of the Company as the Surviving Corporation on a going forward basis after consummation of the Merger, and the Merger having been consummated, and
(4) other standard and customary conditions for credit facilities of this nature. The Loan Agreements include customary representations, warranties and covenants, including financial covenants.

     The Lender is entitled to certain fees on the Facilities and on the Subordinated Debt, each payable on the date of the closing of the Facilities and the Subordinated Debt. In addition, an affiliate of the Lender will become an equity investor in the Surviving Corporation, and the Lender will be entitled to receive a commitment fee on the undrawn portion of the Revolving Credit Facility and an annual agency fee.

                  INFORMATION CONCERNING PARENT AND PURCHASER


     The Purchaser and the Parent, both Delaware corporations, were organized by Knightsbridge Capital Corp. ("Knightsbridge") to acquire the Company and have not conducted any unrelated activities since their organization. Knightsbridge is controlled by David E. Lipson. The principal offices of Knightsbridge, the Purchaser and the Parent are located at 225 West Washington St., Suite 2150, Chicago, Illinois 60606.



     Until immediately prior to the Merger, it is not anticipated that the Purchaser or the Parent will have engaged in activities other than those incident to their formation and capitalization and in connection with the Merger. Immediately prior to signing the Merger Agreement, the Parent received a contribution to its capital in the aggregate amount of $10,000,000 from 1995 Investments, L.L.C., a Nevada limited liability company ("1995 Investments"), and Monroe Holdings, L.L.C., a Nevada limited liability company ("Monroe"). Monroe is an affiliate of Knightsbridge. 1995 Investments is controlled by an irrevocable trust for the benefit of

Mr. Lipson's family. Mr. Lipson is neither a beneficiary nor trustee of such trust. Also, prior to signing the Merger Agreement, Parent obtained commitments from the following equity investors to contribute an additional $7,000,000 to Parent's capital in exchange for the fully diluted percentage interest in Parent indicated parenthetically: Monroe (44.71%), Trumarq (Asia) Pte Ltd (20.0%), 1995 Investments (17.65%), Indosuez FOH Partners, a New York partnership ("Indosuez FOH") (10.0%), ECC Spice, L.L.C., a Delaware limited liability company (5.88%), and Bayview Investors, Ltd., a California limited partnership (1.76%). Parent can reject any of the foregoing equity investments at any time prior to the consummation of the Merger.



     In addition, prior to signing the Merger Agreement, the Parent and the Purchaser executed the Loan Agreements. Under the Loan Agreements, the Parent and the Purchaser have total available credit in the aggregate amount of up to $48,000,000 for use in connection with the Merger and for working capital and other general corporate purposes. Indosuez FOH is an affiliate of Credit Agricole Indosuez, which is serving as agent and lender under the Loan Agreements. See "DESCRIPTION OF FINANCING OF MERGER".


          PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP OF DIRECTORS AND
                               EXECUTIVE OFFICERS

     Set forth below is certain information with respect to those persons known to the Company to be the beneficial owners of more than 5% of the shares of the
Company Capital Stock outstanding as of           , 1997.


                                               NUMBER OF SHARES                  PERCENT OUTSTANDING*
                                        -------------------------------     -------------------------------
 NAME AND ADDRESS OF BENEFICIAL OWNER   CLASS A STOCK     CLASS B STOCK     CLASS A STOCK     CLASS B STOCK
--------------------------------------  -------------     -------------     -------------     -------------
Harriett R. Mellinger Trust(1)              463,066         1,579,718            14.8              25.3
16633 Ventura Boulevard
Suite 1211
Encino, CA 91436
Frederick N. Mellinger Trust(1)             820,193         1,579,386            26.1              25.3
16633 Ventura Boulevard
Suite 1211
Encino, CA 91436
Mr. Hugh V. Hunter(1)                     1,315,591         3,223,768            41.9              51.6
16633 Ventura Boulevard
Suite 1211
Encino, CA 91436
Company ESOP(2)                             348,662               -0-            11.1               -0-
All Directors and Executive
Officers as a Group (11 persons)(1)       1,583,770(3)      3,744,303(4)         50.5              59.9


---------------

 * The percentage calculation is based on the number of shares outstanding plus shares represented by options exercisable within 60 days.

(1) Hugh V. Hunter, a director of the Company, is the Co-Trustee of the Harriett
    R. Mellinger Trust and the Frederick N. Mellinger Trust (the "Trusts"), and has the power to direct the voting of the Company's Capital Stock held by the Trusts. Wells Fargo Bank is the Co-Trustee of the Trusts.

(2) Each ESOP participant is entitled to vote (a) shares of stock allocated to participants account and, (b) a portion of the unallocated stock equal to the percentage of allocated stock participant is entitled to vote.

(3) Includes 183,758 shares, of which 102,086 are attributable to George W. Townson, such officer having the right to acquire under immediately exercisable options.

(4) Includes 349,992 shares, of which 179,164 are attributable to George W. Townson, such officer having the right to acquire under immediately exercisable options.

     The following table sets forth information regarding the beneficial ownership of the directors of the Company of shares of Company Capital Stock as
of             , 1997.

                                                SHARES OF CAPITAL STOCK               PERCENT
                                                 BENEFICIALLY OWNED(1)             OUTSTANDING**
                                               -------------------------       ---------------------
                                                CLASS A         CLASS B        CLASS B       CLASS B
                     NAME                        STOCK           STOCK          STOCK         STOCK
---------------------------------------------- ---------       ---------       -------       -------
George W. Townson.............................   116,961(2)      208,914(3)       3.7           3.3
Richard O. Starbird...........................    54,369         108,738          1.7           1.7
Hugh V. Hunter................................ 1,315,591(4)    3,223,768(4)      41.9          51.6
William J. Barrett............................     7,256          16,217            *             *
Merle A. Johnston.............................        --              --            *             *

---------------

 *  Less than one percent.

 ** The percentage calculation is based on the number of shares outstanding plus shares represented by options exercisable within 60 days.

(1) All directors have sole voting and investment power as to all of the shares of Capital Stock beneficially owned by them.

(2) George W. Townson has the right to acquire 102,086 shares of Class A Stock under immediately exercisable options.

(3) George W. Townson has the right to acquire 179,164 shares of Class B Stock under immediately exercisable options.

(4) Hugh V. Hunter is a Co-Trustee of the Harriett R. Mellinger Trust and the Frederick N. Mellinger Trust ("Mellinger Family Trusts"). The Mellinger Family Trusts own 1,283,259 shares of Class A Stock and 3,159,104 shares of Class B Stock. Mr. Hunter has the power to vote the Class A Stock held by the Mellinger Family Trusts and to dispose of the Class A Stock and Class B Stock. The shares held by the Mellinger Family Trusts are included in the table above.

     The following table sets forth information regarding the beneficial ownership of the executive officers of the Company of shares of Company Capital
Stock as of             , 1997.

                                                    SHARES OF CAPITAL
                                                          STOCK                      PERCENT
                                                   BENEFICIALLY OWNED              OUTSTANDING
                                                  ---------------------       ---------------------
                      NAME                        CLASS A       CLASS B       CLASS A       CLASS B
------------------------------------------------- -------       -------       -------       -------
George W. Townson................................ 116,961(1)    209,914(1)      3.7           3.3
John B. Hatfield.................................  40,836(2)     69,164(2)        *             *
Nitin G. Parikh..................................  20,480(3)     50,957(3)        *             *
Robert G. Genest.................................  17,500(4)     35,000(4)        *             *
Geric B. Johnson.................................  10,063(5)     30,122(5)        *             *

---------------


 *  Less than one percent.


(1) Includes 102,086 shares of Class A Stock and 179,164 shares of Class B Stock which George W. Townson has the right to acquire beneficial ownership.

(2) Includes 40,836 shares of Class A Stock and 69,164 shares of Class B Stock which John G. Hatfield has the right to acquire beneficial ownership.

(3) Includes 15,418 shares of Class A Stock and 40,832 shares of Class B Stock which Nitin G. Parikh has the right to acquire beneficial ownership.

(4) Includes 17,500 shares of Class A Stock and 35,000 shares of Class B Stock which Robert R. Genest has the right to acquire beneficial ownership.

(5) Includes 7,918 shares of Class A Stock and 25,832 shares of Class B Stock which Geric B. Johnson has the right to acquire beneficial ownership.

                     MARKET FOR CAPITAL STOCK AND DIVIDENDS

     The shares of Company Capital Stock are listed and traded on the New York Stock Exchange (the "NYSE") under the symbols "FOH.A" and "FOH.B." The following table sets forth, for the fiscal quarters indicated, the range of closing high and low market prices for shares of the Company Capital Stock as reported on the NYSE.

                                                             CLASS A          CLASS B
                                                             CAPITAL          CAPITAL
                                                              STOCK            STOCK
                                                           ------------     ------------
                                                           HIGH     LOW     HIGH     LOW
                                                           ----     ---     ----     ---
        Fiscal 1997
          First quarter..................................   $5 7/8  $4       $5      $3  5/8
          Second quarter.................................   $4 7/8  $3  7/8  $5      $3  1/2
          Third quarter..................................   $6      $3  3/4  $5 5/8  $3  5/8
          Fourth quarter (through 6/24/97)...............   $6      $5       $6      $4  3/4
        Fiscal 1996
          First quarter..................................   $5 5/8  $4  3/8  $5 1/2  $4  1/4
          Second quarter.................................   $4 7/8  $3  7/8  $4 3/4  $3  1/2
          Third quarter..................................   $4 3/4  $3  3/4  $4 3/4  $3  1/4
          Fourth quarter.................................   $5 3/4  $3  7/8  $5 1/4  $3  5/8
        Fiscal 1995
          First quarter..................................   $4 7/8  $3  3/4  $4 3/4  $3  1/4
          Second quarter.................................   $6 1/8  $3  5/8  $5 5/8  $3  1/2
          Third quarter..................................   $5 1/2  $4  3/8  $5 1/2  $3  7/8
          Fourth quarter.................................   $6 1/4  $5  1/8  $6 1/2  $4  1/2

     On June 13, 1997, the last full day of trading prior to execution of the Merger Agreement and the announcement of the Parent's offer to acquire the Company, the closing sale price as reported by the NYSE was $5.25 per share of Class A Capital Stock and $4.75 per share of Class B Capital Stock. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE COMPANY CAPITAL STOCK.


     On April 18, 1997, the Company declared a cash dividend of 2.5 cents per share on both the Class A Capital Stock and Class B Capital Stock payable on July 1, 1997 to record holders as of June 13, 1997. The Company declared quarterly cash dividends on both Class A Capital Stock and Class B Capital Stock of 2.5 cents per share in Fiscal 1996 and three dividends of 2.5 cents per share in Fiscal 1995. Pursuant to the Merger Agreement, the Company has agreed not to declare, set aside, or pay any additional dividend or other distribution in respect of the Company Capital Stock until consummation of the Merger.

           SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY


     The following table summarizes certain data from the Company's annual consolidated financial statements for the years 1992 through 1996 excerpted or derived from the information contained in the Company's Annual Report on Form 10-K for the year ended August 31, 1996 (the "10-K") and the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1997 (the "May 10-Q"). The 10-K, the May 10-Q, as well as the Company's Quarterly Reports on Form 10-Q for the quarters ended November 30, 1996 and March 1, 1997, and the Company's Proxy Statement for the Annual Meeting of Stockholders held on January 30, 1997, are attached to this Consent Solicitation Statement as Annexes F, G, H, I and J, respectively, and should be read by stockholders in conjunction herewith. More comprehensive financial and business information concerning the Company is included in such reports and other documents filed by the Company with the Securities and Exchange Commission, and the following information is qualified in its entirety by reference to such reports and such other documents and all the financial information (including any related notes) contained therein.



     The Company's fiscal year ends on the Saturday closest to August 31. Fiscal year 1994 consisted of 53 weeks. All other years presented consist of 52 weeks. Data for the nine months ended May 31, 1997 and June 1, 1996 are derived from the Company's unaudited condensed consolidated financial statements for such period and reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for such period.



                                                                                                             NINE MONTHS
                                                                                                                ENDED
                                                                                                             (UNAUDITED)
                                                                      FISCAL YEARS                       -------------------
                                                  ----------------------------------------------------   MAY 31,    JUNE 1,
                                                    1996       1995       1994       1993       1992       1996       1997
                                                  --------   --------   --------   --------   --------   --------   --------
                                                  (IN THOUSANDS EXCEPT PERCENTAGES AND PER SHARE DATA)
OPERATING RESULTS
Net sales.......................................  $148,090   $142,931   $132,153   $128,516   $117,030   $118,752   $116,489
Gross profit....................................    60,031     58,728     54,744     55,622     52,862     49,856     48,511
Earnings (loss) before income taxes(1)..........      (664)     4,412     (1,705)     7,655      8,018      5,991      1,134
Net earnings (loss)(1)..........................      (438)     2,652       (903)     4,737      5,073      3,505        664
Primary earnings (loss) per share -- Classes A &
  B(1)..........................................      (.05)       .31       (.10)       .53        .57        .40        .08
  Cash dividends per share -- Classes A & B.....       .10       .075        .05        .05        .05       .075       .075
Primary weighted average shares outstanding --
  Classes A & B.................................     8,745      8,693      8,876      8,915      8,698      8,773      8,731
FINANCIAL POSITION AT PERIOD END:
Working capital.................................    20,447     21,263     17,486     15,783     11,213     23,690     22,940
Total assets....................................    52,709     55,952     55,417     50,838     45,790     54,363     52,550
Long-term debt..................................       240        480        720         --         --        240        480
Capital lease obligations.......................       672        884        701      1,207      1,663        505        726
Stockholders' equity............................    35,525     36,599     34,413     36,615     32,204     38,503     36,779
Equity per share -- Classes A & B...............      4.06       4.21       3.88       4.11       3.67       4.39       4.21
FINANCIAL RATIOS:
Net earnings (loss) to sales....................      (0.3)%     1.9%       (0.7)%     3.7%       4.3%       3.0%       0.6%
Net earnings (loss) to average stockholders'
  equity........................................      (1.2)%     7.4%       (2.5)%    13.8%      17.2%       9.5%       1.8%
Current ratio...................................       2.6        2.5        2.1        2.4        2.1        3.1        3.1
                                                  --------   --------   --------   --------   --------    -------    -------


---------------


(1) Fiscal 1994 Earnings (loss) before income taxes includes a provision of $3,442,000 for closing 12 stores. Fiscal 1995 Earnings (loss) before income taxes reflects income of $790,000 representing the unutilized portion of the store closing provision. For additional information, please see the Notes to the Consolidated Financial Statements for Fiscal 1996 in the 10-K attached as Annex F to this Consent Solicitation Statement.



     Because the Purchaser is a newly formed corporation and has minimal assets and capitalization (other than an initial capital contribution to the capital of the Parent in the amount of $10,000,000), no meaningful financial information regarding the Purchaser is available.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of the Company as of August 31, 1996 and September 2, 1995 and for each of the fiscal years in the three-year period ended August 31, 1996 accompanying the Consent Solicitation Statement have been audited by KPMG Peat Marwick LLP, independent certified public accountants, the Company's independent auditors.

                          OTHER AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Exchange Act and, in accordance therewith, is required to file reports and other information with the Commission relating to its business, financial condition and other matters. Information as of particular dates concerning the Company's directors and officers, their remuneration, the principal holders of the Company's securities and any material interest of such persons in transactions with the Company is required to be disclosed in proxy statements distributed to the Company's stockholders and filed with the Commission. Such reports, proxy statements and other information should be available for inspection at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located in the Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies should be obtainable, by mail, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material should also be available for inspection at the library of the NYSE, 20 Broad Street, New York, New York 10005 and through the internet at the Commission's website (http://www.sec.gov).

                                          By Order of the Board of Directors,

                                          /s/ JOHN B. HATFIELD

                                          JOHN B. HATFIELD
                                          Secretary


August   , 1997

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                        FREDERICK'S OF HOLLYWOOD, INC.,
                           ROYALTY ACQUISITION CORP.
                                      AND
                              ROYALTY CORPORATION
                           DATED AS OF JUNE 15, 1997

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
ARTICLE I      THE MERGER............................................................   A-2
               1.1.   THE MERGER.....................................................   A-2
               1.2.   EFFECTIVE TIME.................................................   A-2
               1.3.   CERTIFICATE OF INCORPORATION AND BY-LAWS OF SURVIVING
                      CORPORATION....................................................   A-3
               1.4.   DIRECTORS AND OFFICERS OF SURVIVING CORPORATION................   A-3
               1.5.   COMPANY DELIVERIES.............................................   A-3
               1.6.   PARENT AND BUYER DELIVERIES....................................   A-3

ARTICLE II     CONVERSION OF SHARES..................................................   A-3
               2.1.   EFFECT ON SHARES AND BUYER'S CAPITAL STOCK.....................   A-3
               2.2.   COMPANY OPTION PLANS...........................................   A-4
               2.3.   TERMINATION OF ESOP............................................   A-4
               2.4.   CONSUMMATION OF THE MERGER.....................................   A-4

ARTICLE III    DISSENTING SHARES; PAYMENT FOR SHARES.................................   A-5
               3.1.   DISSENTING SHARES..............................................   A-5
               3.2.   PAYMENT FOR SHARES.............................................   A-5

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................   A-6
               4.1.   ORGANIZATION...................................................   A-6
               4.2.   CAPITALIZATION.................................................   A-6
               4.3.   AUTHORITY......................................................   A-7
               4.4.   SEC DOCUMENTS; FINANCIAL STATEMENTS............................   A-7
               4.5.   ABSENCE OF CERTAIN CHANGES; NO UNDISCLOSED LIABILITIES.........   A-8
               4.6.   LITIGATION.....................................................   A-8
               4.7.   COMPLIANCE WITH APPLICABLE LAW.................................   A-8
               4.8.   TAXES..........................................................   A-8
               4.9.   TERMINATION, SEVERANCE AND EMPLOYMENT AGREEMENTS...............   A-9
               4.10.  EMPLOYEE BENEFIT PLANS; ERISA..................................   A-9
               4.11.  ENVIRONMENTAL MATTERS..........................................  A-11
               4.12.  ASSETS; REAL PROPERTY; INTELLECTUAL PROPERTY...................  A-11
               4.13.  SYSTEMS AND SOFTWARE...........................................  A-12
               4.14.  LABOR MATTERS..................................................  A-13
               4.15.  INFORMATION....................................................  A-13
               4.16.  DELAWARE SECTION 203...........................................  A-13
               4.17.  BROKER'S FEES..................................................  A-13
               4.18.  REPRESENTATIONS AND WARRANTIES.................................  A-13

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER....................  A-14
               5.1.   ORGANIZATION...................................................  A-14
               5.2.   AUTHORITY......................................................  A-14
               5.3.   NO VIOLATIONS; CONSENTS AND APPROVALS..........................  A-14
               5.4.   INFORMATION....................................................  A-14

                                                                                       PAGE
                                                                                       ----
               5.5.   OWNERSHIP OF SECURITIES........................................  A-15
               5.6.   FINANCING......................................................  A-15
               5.7.   BROKER'S FEES..................................................  A-15
               5.8.   REPRESENTATIONS AND WARRANTIES.................................  A-15

ARTICLE VI     COVENANTS.............................................................  A-15
               6.1.   CONDUCT OF BUSINESS OF THE COMPANY.............................  A-15
               6.2.   NO SOLICITATION................................................  A-17
               6.3.   ACCESS TO INFORMATION; CONFIDENTIALITY.........................  A-17
               6.4.   REASONABLE BEST EFFORTS; OTHER ACTIONS.........................  A-18
               6.5.   PUBLIC ANNOUNCEMENTS...........................................  A-18
               6.6.   NOTIFICATION OF CERTAIN MATTERS................................  A-18
               6.7.   EXPENSES.......................................................  A-18
               6.8.   INDEMNIFICATION OF DIRECTORS AND OFFICERS......................  A-19
               6.9.   CONSENT SOLICITATION STATEMENT.................................  A-19
               6.10.  CHARTER AMENDMENT..............................................  A-19
               6.11.  EMPLOYMENT AGREEMENTS..........................................  A-19
               6.12.  PARENT CAPITAL CONTRIBUTION....................................  A-20
               6.13.  CASH AND CASH EQUIVALENT.......................................  A-20

ARTICLE VII    CONDITIONS TO OBLIGATIONS OF THE COMPANY, PARENT AND BUYER............  A-20
               7.1.   STOCKHOLDER APPROVAL...........................................  A-20
               7.2.   NO LEGAL IMPEDIMENTS...........................................  A-20
               7.3.   MAILING OF CONSENT SOLICITATION STATEMENT......................  A-20

ARTICLE VIII   CONDITIONS TO THE OBLIGATIONS OF PARENT AND BUYER.....................  A-20
               8.1.   DISSENTING SHARES..............................................  A-20
               8.2.   CHARTER AMENDMENT..............................................  A-21
               8.3.   COMPLIANCE WITH COVENANTS......................................  A-21
               8.4.   THIRD PARTY CONSENTS...........................................  A-21

ARTICLE IX     CONDITIONS TO THE OBLIGATIONS OF THE COMPANY..........................  A-21
               9.1.   FINANCES.......................................................  A-21
               9.2.   NEW D&O INSURANCE POLICY.......................................  A-21
               9.3.   COMPLIANCE WITH COVENANTS......................................  A-21

ARTICLE X      TERMINATION AND ABANDONMENT...........................................  A-21
               10.1.  TERMINATION....................................................  A-21
               10.2.  TERMINATION BY PARENT OR BUYER.................................  A-21
               10.3.  TERMINATION BY THE COMPANY.....................................  A-22
               10.4.  PROCEDURE FOR TERMINATION......................................  A-22
               10.5.  EFFECT OF TERMINATION..........................................  A-22
               10.6.  TERMINATION FEE................................................  A-22
               10.7.  TOPPING FEE....................................................  A-23
               10.8.  REMEDIES.......................................................  A-23

                                                                                       PAGE
                                                                                       ----
ARTICLE XI     MISCELLANEOUS.........................................................  A-23
               11.1.  AMENDMENT AND MODIFICATION.....................................  A-23
               11.2.  WAIVER.........................................................  A-23
               11.3.  SURVIVABILITY; INVESTIGATIONS..................................  A-23
               11.4.  NOTICES........................................................  A-24
               11.5.  ASSIGNMENT.....................................................  A-24
               11.6.  GOVERNING LAW..................................................  A-24
               11.7.  COUNTERPARTS...................................................  A-24
               11.8.  INTERPRETATION.................................................  A-24
               11.9.  ENTIRE AGREEMENT...............................................  A-25

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of June 15, 1997 (the "Agreement"), by and among FREDERICK'S OF HOLLYWOOD, INC., a Delaware corporation (the "Company"), ROYALTY ACQUISITION CORP., a Delaware corporation ("Buyer"), and ROYALTY CORPORATION, a Delaware corporation ("Parent").

                                   RECITALS:

     WHEREAS, Buyer is a wholly-owned subsidiary of Parent;

     WHEREAS, the Boards of Directors of Buyer, Parent and the Company have each approved the merger of Buyer with and into the Company in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL");

     WHEREAS, Janney Montgomery Scott Inc. ("JMS"), the Company's financial advisor, has rendered to the Board of Directors of the Company (the "Board") its written opinion that the Merger Price to be received by the stockholders of the Company pursuant to the Merger (as such terms are hereinafter defined) is fair to such stockholders from a financial point of view; and

     WHEREAS, the Board has, in light of and subject to the terms and conditions set forth herein, (i) determined that the Merger is in the best interests of the stockholders of the Company, and (ii) resolved to approve and adopt this Agreement and the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

DEFINITIONS. The following terms used herein shall have the meanings ascribed in the indicated sections:

Acquisition Transaction..........................................................       6.2(a)
Advisors.........................................................................          6.7
Agreement........................................................................     Preamble
Board............................................................................     Recitals
Buyer............................................................................     Preamble
Buyer Material Adverse Effect....................................................         10.3
Cash Target......................................................................         6.13
Certificate of Merger............................................................          1.2
Certificates.....................................................................      3.2 (a)
Charter Amendment................................................................         6.10
Closing..........................................................................          1.2
Code.............................................................................       2.3(c)
Company..........................................................................     Preamble
Company Material Adverse Effect..................................................         10.2
Company Permits..................................................................          4.7
Consent Solicitation Statement...................................................          6.9
Delaware Secretary of State......................................................          1.2
DGCL.............................................................................     Recitals
Disclosure Letter................................................................   Article IV
Dissenting Shares................................................................          3.1
Effective Time...................................................................          1.2
Employee Benefit Plan............................................................      4.10(a)
Environmental Laws...............................................................         4.11
ERISA............................................................................      4.10(a)
ERISA Affiliate..................................................................      4.10(b)

ESOP.............................................................................       2.3(a)
Exchange Act.....................................................................       4.3(c)
Extension Agreements.............................................................          4.9
Hazardous Substances.............................................................         4.11
Indemnification Agreements.......................................................       6.8(a)
Intellectual Property............................................................      4.12(c)
JMS..............................................................................     Recitals
Loan Agreements..................................................................          5.6
Merger...........................................................................          1.1
Merger Deadline..................................................................         10.1
Merger Price.....................................................................       2.1(a)
Multi-employer Plan..............................................................      4.10(a)
New D&O Insurance Policy.........................................................       6.8(b)
New Store Leases.................................................................          6.1
Option...........................................................................       2.2(a)
Option Plans.....................................................................       2.2(b)
Parent Capital Contribution......................................................          5.6
Paying Agent.....................................................................       3.2(a)
Pension Plan.....................................................................      4.10(a)
Permitted Liens..................................................................      4.12(b)
Plans............................................................................      4.10(a)
SEC..............................................................................       4.3(c)
SEC Documents....................................................................       4.4(a)
Shares...........................................................................          2.1
Surviving Corporation............................................................          1.1
Stay Bonus Agreements............................................................          4.9
Systems..........................................................................         4.13
Tax..............................................................................          4.8
Termination Agreement............................................................          1.5
Townson..........................................................................          1.5
Townson Agreements...............................................................          1.6
Trademarks.......................................................................      4.12(c)
Welfare Plan.....................................................................      4.10(a)

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1. The Merger. In accordance with the provisions of this Agreement and the DGCL, at the Effective Time, Buyer shall be merged with and into the Company (the "Merger"), and the Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects on the Company and Buyer as provided under the DGCL. At the Effective Time, the separate existence of Buyer shall cease, and the name of the Surviving Corporation shall be Frederick's of Hollywood, Inc.

     SECTION 1.2. Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Articles VII, VIII and IX hereof, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "Delaware Secretary of State"), in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of the filing of the Certificate of Merger or the time specified therein being the "Effective Time"). Prior to such filing, a closing (the

"Closing") shall be held at the offices of D'Ancona & Pflaum, 30 North LaSalle Street, Chicago, Illinois, or such other place as the Company and Buyer shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VII, VIII and IX hereof.

     SECTION 1.3. Certificate of Incorporation and By-Laws of Surviving Corporation. The Certificate of Incorporation and By-laws of Buyer, shall, subject to Sections 1.1 and 6.10, be the Certificate of Incorporation and By-laws of the Surviving Corporation upon the effectiveness of the Merger until thereafter amended as provided by law.

     SECTION 1.4. Directors and Officers of Surviving Corporation. Subject to applicable law, the initial directors of the Surviving Corporation upon the effectiveness of the Merger at the Effective Time shall be those persons who are the directors of Buyer immediately prior to the Effective Time, to hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

     SECTION 1.5. Company Deliveries. (a) Signing Deliveries. On the date hereof, the Company has delivered to Parent and Buyer: (i) duly executed, true and complete copies of the Stay Bonus Agreements; and (ii) the Disclosure Letter.

     (b) Closing Deliveries. At the Closing and subject to the terms and conditions of this Agreement, the Company shall deliver to Parent and Buyer: (i) certified resolutions of the Board approving the Merger, the Charter Amendment and the transactions contemplated hereby; (ii) a certificate of the secretary of the Company certifying as to the Company's and its subsidiaries' respective certificates of incorporation, by-laws, capitalization and incumbency of officers immediately prior to the Effective Time; (iii) the legal opinion of Loeb & Loeb LLP, with respect to matters agreed upon by counsel to the parties prior to the date hereof; (iv) the legal opinion of Morris, Nichols, Arsht & Tunnell, with respect to matters agreed upon by counsel to the parties prior to the date hereof; (v) a duly executed true and complete copy of that certain Termination and Release Agreement ("Termination Agreement"), dated June 14, 1997, between George W. Townson ("Townson") and the Company; and (vi) resignations by each current member of the Board and by Townson as Chairman of the Board, President and Chief Executive Officer of the Company, each effective as of the Effective Time.

     SECTION 1.6. Parent and Buyer Deliveries. (a) Signing Deliveries. On the date hereof, Parent and Buyer have delivered to the Company true, complete and fully executed copies of the Loan Agreements.

     (b) Closing Deliveries. At the Closing and subject to the terms and conditions of this Agreement, Parent and Buyer shall each deliver to the
Company: (i) a duly executed true and complete copy of that certain Noncompetition and Consulting Agreement (the "Noncompetition Agreement"), of even date herewith, between Buyer and Townson (the Noncompetition Agreement and the Termination Agreement are collectively referred to herein as the "Townson Agreements"); (ii) certified resolutions of its respective Board and certified resolutions of the sole stockholder of Buyer, each approving the Merger and the transactions contemplated hereby, including, without limitation, the Noncompetition Agreement; (iii) a certificate of its respective secretary certifying as to its respective certificate of incorporation, by-laws, capitalization and incumbency of officers as of the Effective Time; and (iv) the legal opinion of D'Ancona & Pflaum, with respect to such matters reasonably requested by the Company.

                                   ARTICLE II

                              CONVERSION OF SHARES

     SECTION 2.1. Effect on Shares and Buyer's Capital Stock. (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of the Company's Class A and Class B Capital Stock, par value $1.00 per share (the "Shares"), issued and outstanding immediately prior to the Effective Time (other than any Shares held in the treasury of the Company or by any wholly-owned subsidiary of the Company, which Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be canceled and shall cease to exist with no payment being made with respect thereto, and other than any Dissenting Shares (as defined in Section 3.1 hereof)) shall be converted into the right to receive $6.14 net to the holder in cash (the "Merger Price"), payable to the holder thereof, without interest thereon, as set forth in Section 3.2 hereof.

     (b) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of capital stock of Buyer issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

     SECTION 2.2. Company Option Plans. (a) As of the Effective Time, the Company shall use best efforts to take such actions to provide that by virtue of the Merger and without any action on the part of the holders thereof, each option to purchase Shares (an "Option") that is outstanding immediately before the Effective Time, whether or not presently exercisable, shall be canceled and, in consideration of such cancellation, each holder of an Option shall receive at the Effective Time an amount equal to the product of (i) the excess, if any, by which the Merger Price exceeds the exercise price of the Option and (ii) the number of Shares subject thereto, such amount to be paid to the holder in cash at the Effective Time.

     (b) As of the Effective Time, the Company shall take such actions to provide that the plans of the Company and its subsidiaries providing for Options ("Option Plans") shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement, providing for the issuance or grant by the Company or any of its subsidiaries of any interest in respect of the capital stock of the Company or any of its subsidiaries shall be terminated as of the Effective Time, and following the Effective Time no holder of Options or any participant in the Option Plans or any other such plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company or any subsidiary thereof.

     SECTION 2.3. Termination of ESOP. (a) (i) Prior to the execution of this Agreement, the Company shall have taken such actions as may be necessary to amend the Company's Employee Stock Ownership Plan ("ESOP") to eliminate those provisions therein which require the Company to make a special contribution to the ESOP upon a "change in control" (as such term is defined in the ESOP), and
(ii) prior to the Closing, the Company shall take such actions as may be necessary (x) to terminate the ESOP, effective as of and contingent upon the Merger becoming effective, and (y) to amend the ESOP to provide that effective as of such ESOP termination, distributions shall be payable solely in cash.

     (b) As of the Effective Time, the Company shall take such actions as may be necessary to terminate the membership of all members of the Administrative Committee which administers the ESOP, the Committee which administers the Company's Profit-Sharing Plan (if a different committee than the Administrative Committee), and any other committee which serves as "plan administrator" of any other of the Company's employee benefit plans, programs or arrangements.

     (c) Parent covenants that as soon as administratively feasible, but in no event more than twelve months following the Effective Time, it shall cause the Surviving Corporation to arrange for the orderly unwinding of the ESOP in accordance with all applicable legal requirements. Without limiting the foregoing, the Surviving Corporation shall (i) make application to the Internal Revenue Service for a determination that the ESOP termination does not adversely affect the ESOP's qualified status under the Internal Revenue Code of 1986, as amended (the "Code"), (ii) arrange for the ESOP to pay off the remaining balance of the ESOP "acquisition loan" (as such term is defined in the ESOP) from the assets held in the ESOP's "loan suspense account" (as such term is defined in the ESOP), and allocate the remaining assets held in such loan suspense account to the ESOP participants in accordance with the ESOP qualified plan rules, and
(iii) arrange for each ESOP participant to receive his or her entire interest in the ESOP, which receipt, at the election of each participant, shall be either by direct payment to the participant, by direct payment to an IRA (or qualified plan which receives rollovers) designated by the participant, or by direct rollover to a qualified plan maintained by the Surviving Corporation after the Effective Time.

     SECTION 2.4. Consummation of the Merger. As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Articles VII, VIII and IX hereof, (a) the Surviving Corporation shall execute in the manner required by the DGCL and file with the Delaware Secretary of State the Certificate of Merger and (b) the parties shall take such other and further actions as may be required by law to make the Merger effective.

                                  ARTICLE III

                     DISSENTING SHARES; PAYMENT FOR SHARES

     SECTION 3.1. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with
Section 262 of the DGCL, if such Section 262 provides for appraisal rights for such Shares in the Merger ("Dissenting Shares"), shall not be converted into the right to receive the Merger Price, as provided in Section 2.1 hereof, unless and until such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Price to which such holder is entitled, without interest or dividends thereon. The Company shall give Buyer prompt notice of any demands received by the Company for appraisal of Shares and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer, make any voluntary payment with respect to, or settle or offer to settle, any such demands.

     SECTION 3.2. Payment for Shares. (a) From and after the Effective Time, a bank or trust company designated by Buyer and approved by the Company in its reasonable discretion shall act as paying agent (the "Paying Agent") in effecting the payment of the Merger Price for certificates formerly representing Shares and entitled to payment of the Merger Price pursuant to Section 2.1 hereof (the "Certificates"). At the Effective Time, Parent shall deposit, or cause to be deposited, in trust with the Paying Agent sufficient funds to permit the Paying Agent to make the payments contemplated by this Section 3.2 and
Section 2.2 hereof.

     (b) Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each record holder of Certificates (other than Certificates representing Shares held in the treasury of the Company or by any wholly-owned subsidiary of the Company) a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and instructions for use in surrendering such Certificates and receiving the Merger Price therefor. Upon the surrender of each such Certificate, the Paying Agent shall promptly pay the holder of such Certificate in exchange therefor cash in an amount equal to the Merger Price multiplied by the number of Shares formerly represented by such Certificate, and such Certificate shall forthwith be canceled. Said payment, if in excess of One Hundred Thousand Dollars ($100,000) and if requested by the stockholder entitled thereto, shall be paid to said stockholder by wire transfer in immediately available funds. Until so surrendered, each such Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares held in the treasury of the Company or by any wholly-owned subsidiary of the Company) shall represent solely the right to receive the aggregate Merger Price relating thereto. No interest shall be paid or accrued on such Merger Price.

     (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing a Share or Shares (other than Certificates representing Shares held in the treasury of the Company or by any wholly-owned subsidiary of the Company) are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and canceled in return for the payment of the aggregate Merger Price relating thereto, without interest, as provided in this Article III hereof subject to applicable law in the case of Dissenting Shares.

     (d) The Merger Price shall be net to each holder of Certificates in cash, subject to reduction only for any applicable federal back-up withholding or, as set forth in Section 3.2(e) hereof, stock transfer taxes payable by such holder.

     (e) If payment of cash in respect of any Certificate is to be made to a person other than the person in whose name such Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent or the Paying Agent that such tax either has been paid or is not payable.

     (f) Promptly following the date which is one hundred eighty (180) days after the Effective Time, the Paying Agent shall deliver to Parent all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Share or Shares (other than Certificates representing Dissenting Shares and Certificates representing Shares held in the treasury of the Company or by any wholly-owned subsidiary of the Company) may surrender such Certificate to Parent and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the aggregate Merger Price relating thereto, without any interest or dividends thereon. Neither Parent nor the Surviving Corporation will be liable to any holder of Shares for any amount paid to a public official in accordance with applicable abandoned property, escheat or similar laws.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Buyer as follows, except as disclosed by the Company to Parent and Buyer in a Disclosure Letter dated of even date herewith, including the materials referenced therein (the "Disclosure Letter"):

     SECTION 4.1. Organization. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and the Company and each of its subsidiaries has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its respective business as now being conducted. To the Company's knowledge, the Company and each of its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. The Disclosure Letter sets forth all of the jurisdictions in which the Company and its subsidiaries are qualified to do business as foreign corporations. Copies of the Certificate of Incorporation and By-laws of the Company and the articles or certificate of incorporation and by-laws of each of its subsidiaries, including all amendments, have been made available to Buyer and such copies are accurate and complete. The Disclosure Letter lists all of the Company's subsidiaries. The Company owns directly or indirectly all of the outstanding capital stock of each of its subsidiaries, free and clear of any lien, claim or encumbrance.

     SECTION 4.2. Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares, of which 15,000,000 are shares of Class A Capital Stock and 35,000,000 are shares of Class B Capital Stock, each par value $1.00 per share. As of May 31, 1997, there were 2,955,309 shares of Class A Capital Stock issued and outstanding, 5,903,118 shares of Class B Capital Stock issued and outstanding and an aggregate of 20,186 shares of Class A Capital Stock held in the Company's treasury. No shares of Class B Capital Stock are held in the Company's treasury. As of May 31, 1997, there were outstanding options to purchase 264,686 shares of Class A Capital Stock and 600,814 shares of Class B Capital Stock under the Option Plans and the Company has provided to Buyer complete and accurate copies of such Options Plans, including terms and conditions of Options issued thereunder. Except for Options under the Option Plans (which shall be canceled as provided in Section 2.2 hereof), there are not as of the date hereof, and at all times hereafter through the Effective Time there will not be, any options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating the Company or any of its subsidiaries to issue, transfer, sell or vote any shares of capital stock of the Company or any of its subsidiaries or any other securities convertible into or evidencing the right to subscribe for any such shares. All issued and outstanding Shares, and all outstanding shares of capital stock of each subsidiary, are duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto. The rights and preferences of the Class A Capital Stock and the Class B Capital Stock are as set forth in the Certificate of Incorporation of the Company. The capitalization of each of the subsidiaries of the Company is set forth in the Disclosure Letter.

     SECTION 4.3. Authority. (a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of its stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board, and, other than approval by the Company's stockholders, no other corporate proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) violate any provision of its or any of its subsidiaries' articles or certificate of incorporation or by-laws,
(ii) to the Company's knowledge, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation or change in control or ownership, under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture or other instrument of indebtedness for money borrowed to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries or any of their respective properties is bound, (iii) to the Company's knowledge, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation or change in control or ownership, under, any of the terms, conditions or provisions of any license, franchise, permit or agreement to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries or any of their respective properties may be bound, or
(iv) to the Company's knowledge, violate any statute, rule, regulation, order or decree of any public body or authority by which the Company or any of its subsidiaries or any of their respective properties is bound, excluding from the foregoing clauses (ii), (iii) and (iv) violations, breaches, defaults or rights which either would not individually or in the aggregate materially impair the Company's ability to consummate the transactions contemplated hereby or for which the Company has received or, prior to the consummation of the Merger, shall have received appropriate consents or waivers.

     (c) To the Company's knowledge and assuming the accuracy of the representations set forth in Section 5.3(c) hereof, no filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the transactions contemplated hereby, except (i) in connection, or in compliance, with the provisions of the Securities Exchange Act of 1934 ("Exchange Act"),
(ii) the filing of a Certificate of Merger with the Delaware Secretary of State,
(iii) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) filing with, and approval of, the New York Stock Exchange, Inc. and the Securities and Exchange Commission ("SEC") with respect to the delisting and deregistration of the Shares and (v) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings not obtained or made prior to the consummation of the Merger the failure of which to be obtained or made would not, individually or in the aggregate, materially impair the Company's ability to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     SECTION 4.4. SEC Documents; Financial Statements. (a) The Company has made available to Buyer accurate and complete copies of each registration statement, report, proxy statement, information statement or schedule, together with all amendments thereto, that were required to be filed with the SEC by the Company since December 31, 1991 (the "SEC Documents"), each of which was timely filed with the SEC. As of their respective dates, the SEC Documents complied, in all material respects, with the applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act, as the case may be, and none of the SEC

Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Neither the Company nor any of its subsidiaries, nor any of their respective assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, any contract or agreement or amendment thereto, that in each case was required to be filed as an exhibit to a Form 10-K that has not been, or timely will not be, filed as an exhibit to an SEC Document.

     SECTION 4.5. Absence of Certain Changes; no Undisclosed Liabilities. (a) Except as disclosed or reflected in the SEC Documents, disclosed in the Disclosure Letter, and except for current liabilities for trade or business obligations incurred since March 1, 1997 in connection with the purchase of goods or services in the ordinary course of business and consistent with past practice (none of which would violate the covenants in Section 6.1 hereof and none of which is for breach of contract, breach of warranty, tort or infringement), the Company has not (i) incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect, or (ii) made any changes in accounting methods, principles or practices or (iii) declared, set aside or paid any dividend or other distribution with respect to its capital stock. Since March 1, 1997, each of the Company and its subsidiaries has conducted its operations according to its ordinary course of business consistent with past practice.

     (b) Except as and to the extent disclosed by the Company in the SEC Documents or disclosed in the Disclosure Letter, since March 1, 1997, neither the Company nor any of its subsidiaries had any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would have required the Company to amend the SEC Documents.

     SECTION 4.6. Litigation. Except as disclosed by the Company in the SEC Documents or the Disclosure Letter, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any court or governmental entity, nor, to the knowledge of the Company, are there any facts that are reasonably likely to give rise to any such suit, claim, action, proceeding or investigation. Except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree.

     SECTION 4.7. Compliance with Applicable Law. To the Company's knowledge and except as disclosed by the Company in the SEC Documents, the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the lawful conduct of their respective businesses (the "Company Permits"). To the Company's knowledge and except as disclosed by the Company in the SEC Documents, the Company and its subsidiaries are in compliance with the terms of the Company Permits. To the Company's knowledge and except as disclosed by the Company in the SEC Documents, the businesses of the Company and its subsidiaries have not been and are not being conducted in violation of any law, ordinance or regulation of any governmental entity. To the Company's knowledge and except as disclosed by the Company in the SEC Documents, no investigation by any governmental entity with respect to the Company or any of its subsidiaries is pending or threatened nor has any governmental entity indicated an intention to conduct the same.

     SECTION 4.8. Taxes. Each of the Company and its subsidiaries has filed, or caused to be filed, all federal, state, local and foreign income and other material tax returns required to be filed by it, has paid or withheld, or caused to be paid or withheld, all taxes of any nature whatsoever, with any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "Tax"), that are shown on such tax returns as due and payable, other than such Taxes as are being contested in good faith and for which adequate reserves have been established. Except as disclosed in the Disclosure Letter, the Company and each of its subsidiaries have paid or will timely pay all Taxes due with respect to any period ending at or prior to the Effective Time, or where the payment of Taxes is not yet due, have established, or with respect to Taxes incurred after the date hereof will timely establish in accordance with past practices, an adequate accrual in accordance with generally accepted accounting practices. Except as disclosed in the Disclosure Letter, there are no material claims, assessments or audits pending, or to the Company's knowledge threatened, against the Company or its subsidiaries for any alleged deficiency in any Tax. There are no waivers or extensions of any applicable statute of limitations to assess any Taxes. There are no outstanding requests for any extension of time within which to file any return or within which to pay any Taxes shown to be due on any return. To the Company's knowledge, there are no liens for any Taxes upon the assets of the Company or any of its subsidiaries (other than statutory liens for Taxes not yet due and payable and liens for real estate taxes being contested in good faith). Neither the Company nor any of its subsidiaries is a party to, is bound by or has any obligation under, a tax sharing or tax allocation agreement or arrangement for the allocation, apportionment, sharing, indemnification or payment of taxes.

     SECTION 4.9. Termination, Severance and Employment Agreements. The Disclosure Letter contains a complete and accurate list of each (a) written employment or severance agreement not terminable without liability or obligation on 30 days' or less notice; (b) written agreement with any director, officer or other employee of the Company or any of its subsidiaries (i) the benefits of which are contingent, or the terms of which are materially altered, on the occurrence of a transaction involving the Company or any of its subsidiaries of the nature of any of the transactions contemplated by this Agreement or relating to an actual or potential change in control of the Company or any of its subsidiaries or (ii) providing any term of employment or other compensation guarantee or extending severance benefits or other benefits after termination not comparable to benefits available to employees of the Company or its subsidiaries generally; (c) written agreement, plan or arrangement under which any person may receive payments that may be subject to tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (d) written agreement or plan, including, but not limited to, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, other than as contemplated by this Agreement. Except as previously disclosed to Buyer in the Disclosure Letter, and except in relation to the Townson Agreements and the Stay Bonus Agreements (as defined below), since December 31, 1996, neither the Company nor any of its subsidiaries has entered into or amended any written employment or severance agreement with any director, officer or other employee of the Company or any of its subsidiaries or granted any severance or termination pay to any director, officer or employee of the Company or any of its subsidiaries. The Company shall offer to extend all payments due from it under the letter agreements dated as of June 28, 1996 (the "Stay Bonus Agreements") between it and certain employees of the Company. No payment under such Stay Bonus Agreements has been made by or is due from the Company to any employee who accepts (such acceptances to be referred to herein as the "Extension Agreements") such offer of extension prior to the Effective Time, and no payment shall be due to the employees who accept such offer of extension thereunder from the Surviving Corporation until at least January 2, 1998. A true and complete copy of the Townson Agreements has been furnished to Buyer.

     Section 4.10. Employee Benefit Plans; ERISA. (a) The Company does not maintain, administer, contribute to or have any liability under, and has not maintained, administered, contributed to or had any liability under any: employee pension benefit plan (as defined in Section 3(2) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA")) ("Pension Plan"), including, without limitation, any multi-employer plan as defined in Section 3(37) of ERISA ("Multi-employer Plan") or any non-qualified deferred compensation plan or retirement plan; employee welfare benefit plan (as defined in Section 3(1) of ERISA) ("Welfare Plan"), including any other plan, program, agreement or arrangement under which former employees of the Company (or their beneficiaries) are entitled, or current employees of the Company will be entitled, following termination of employment, to medical, health or life insurance or other benefits other than pursuant to benefit continuation rights granted by state or federal law; or bonus, stock, stock purchase, or stock option plan, severance plan, salary continuation, vacation, sick leave, fringe benefit, incentive, insurance, welfare or similar plan or arrangement ("Employee Benefit Plan") other than those Pension Plans, Welfare Plans and Employee Benefit Plans described in the Disclosure Letter. The Pension Plans, Welfare Plans and Employee Benefit Plans shall be collectively referred to herein as the "Plans".

     (b) Neither the Company, nor any corporation or business which is now or at the relevant time was an affiliate of the Company, as determined under Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate"), (i) maintains, administers, contributes to or has any liability under any pension plan subject to the minimum funding standards set forth in Section 412 of the Code or subject to Title IV of ERISA; or (ii) has ever maintained, administered, contributed to or had any liability under any Pension Plan subject to either the Code Section 412 minimum funding standards or Title IV of ERISA, other than a Plan as to which all liabilities have been satisfied in full.

     (c) Except as set forth in the Disclosure Letter, all Plans and related trusts, insurance contracts or other funding arrangements have been maintained and administered in all material respects in compliance with each applicable provision of ERISA, the Code, other federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith. Each Pension Plan which is intended to be qualified under Code Section 401(a) has been administered in material compliance with such requirements and has received a post-Tax Reform Act of 1986 determination letter from the IRS that such Pension Plan satisfies the requirements of Section 401(a) of the Code.

     (d) Contributions with respect to all current Plan years (i.e., from the first day of the current plan year to the Closing Date) shall be made or accrued prior to the Closing Date by Company with respect to each Pension Plan. With respect to all other Welfare Plans and Employee Benefit Plans, all required or recommended (in accordance with plan terms and past practice) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the financial statements. None of the Plans has any material unfunded liabilities which are not reflected on the financial statements of the Company. The Company has no plans, programs, arrangements or made any other commitments to its employees, former employees or their beneficiaries under which it has any obligation to provide any retiree or other employee benefit payments which are not adequately funded through a trust, insurance or other funding arrangement. There have been no changes in the operation or interpretation of any of the Plans since the most recent annual report which would have any material effect on the cost of operating or maintaining such Plans.

     (e) Except as provided in the immediately following sentence, no Pension Plan has been completely or partially terminated other than a Plan as to which all liabilities have been satisfied in full. Notwithstanding the preceding sentence, (i) contributions to the Company's Profit Sharing Plan have not been made since 1993, which may have resulted in its termination, and (ii) in accordance with Section 2.3 hereof, upon consummation of the Merger as contemplated by this Agreement, the ESOP shall be terminated. Subject to the preceding sentence, any Plan which has been terminated has been terminated in compliance with ERISA and the Code, all required reports, certifications or notices, have been or will be appropriately filed or distributed and an application for a favorable determination letter has been or will be filed with the IRS.

     (f) The Company has made available to Buyer true and complete copies of:
(i) the plan documents and any related trusts or funding vehicles, policies or contracts and the related summary plan descriptions with respect to each Plan;
(ii) any pending applications, filings or notices with respect to any of the Plans with the IRS, the pension Benefit Guaranty Corporation, the Department of Labor or any other governmental agency; (iii) the latest financial statements and annual reports for each of the Plans and related trusts or funding vehicles, policies or contracts as of the end of the most recent plan year with respect to which the filing date for such information has passed; and (iv) all corporate resolutions or other documents pertaining to the adoption of the Plans or any amendments thereto.

     (g) There are no pending or, to the Company's knowledge, threatened claims, lawsuits or arbitration asserted or instituted against any of the Plans by any employee or beneficiary covered under any Plans or otherwise involving any Plans (other than routine claims for benefits); and the Company has no knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such claims, lawsuits or arbitrations.

     (h) Except as provided for in this Agreement or as disclosed in the Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former director, officer or employee of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

     SECTION 4.11. Environmental Matters. To the Company's knowledge, the Company and each of its subsidiaries has obtained and is in compliance in all material respects with the terms and conditions of all required permits, licenses, registrations and other authorizations required under Environmental Laws. To the Company's knowledge, no asbestos in a friable condition, equipment containing polychlorinated biphenyls, or leaking underground or above-ground storage tanks are contained in or located at any facility currently owned, leased or controlled by the Company or any of its subsidiaries, nor, to the Company's knowledge, was any of the foregoing contained in or located at any facility previously owned, leased or controlled by the Company or any of its subsidiaries. To the Company's knowledge, the Company has not released, discharged or disposed of on, under or about any facility currently or previously owned, leased or controlled by the Company or any of its subsidiaries, any Hazardous Substances, and to the Company's knowledge, no third party has released, discharged or disposed of on, under or about any facility currently or previously owned, leased or controlled by the Company or any of its subsidiaries, any Hazardous Substances, except for ordinary and necessary quantities of cleaning, pest control and office supplies and other chemicals used in the ordinary course of business and used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and non-hazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in, and de minimis quantities discharged from, motor vehicles in their ordinary operation on real property owned, used or leased by the Company and its subsidiaries. To the Company's knowledge, the Company and each of its subsidiaries is in compliance with all applicable Environmental Laws. To the Company's knowledge, the Disclosure Letter contains a true and accurate list of all past and present noncompliance by the Company with, or liability under, Environmental Laws, and all past discharges, emissions, leaks, releases or disposals by it of any substance or waste regulated under or defined by Environmental Laws that have formed or could reasonably be expected to form the basis of any material claim, action, suit, proceeding, hearing or investigation against the Company under any applicable Environmental Laws. With respect to environmental matters, neither the Company nor any of its subsidiaries has received notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or its subsidiaries that have resulted in or threaten to result in any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under, any applicable Environmental Laws. For purposes of this Section 4.11, (a) "Environmental Laws" mean applicable federal, state, local and foreign laws, regulations and codes relating in any respect to pollution or protection of the environment and (b) "Hazardous Substances" means any toxic, caustic, or otherwise dangerous substance (whether or not regulated under federal, state or local environmental statutes, rules, ordinances, or orders), including (i) "hazardous substance" as defined in 42 U.S.C. Section 9601, and (ii) petroleum products, derivatives, byproducts and other hydrocarbons.

SECTION 4.12. Assets; Real Property; Intellectual Property.

     (a) The Company and its subsidiaries own or have rights to use all assets necessary to permit the Company and its subsidiaries to conduct their businesses as they are currently being conducted.

     (b) Except as disclosed in the Disclosure Letter, the Company has, either directly or through its subsidiaries, (i) good, valid and marketable or indefeasible title to all real property material to its business operations and described in the Disclosure Letter as owned by it in fee, free and clear of any liens, encumbrances, mortgages and security interests other than Permitted Liens, or (ii) rights by lease or other agreement to use all such real property. The term "Permitted Liens" shall mean (i) liens or encumbrances for water, sewage and similar charges and current taxes and assessments not yet due and payable or being contested in good faith, (ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens or encumbrances arising or incurred in the ordinary course of business, (iii) liens, encumbrances, mortgages and security interests arising or resulting from any action taken by Parent or Buyer, (iv) liens, encumbrances, mortgages and security interests of record or securing indebtedness described in the SEC Documents and (v) easements, rights of way, restrictions and other similar charges or encumbrances that do not materially interfere with the ordinary conduct of the Company's business. All real property leases under which the Company or any of its subsidiaries is a lessee or lessor are valid, binding and enforceable in all material respects in accordance with their terms, and there are no existing defaults thereunder. The Company has not received notice of and does not otherwise have knowledge of any condemnation, requisition or taking by any public authority of all or any portion of its owned or leased real property. Except as disclosed in the Disclosure Letter, there is no construction work being done at, or construction materials being supplied to, the real property owned or leased by the Company, except in connection with routine maintenance projects. Notwithstanding the foregoing sentence, the Company may be liable for invoices for construction occurring prior to the date hereof.

     (c) The Disclosure Letter identifies all of the following which are used in the Company's or any of its subsidiaries' businesses or in which the Company or any of its subsidiaries claims any ownership rights: (i) all trademarks, service marks, slogans, trade names, trade dress and the like (collectively with the associated goodwill of each, "Trademarks"), together with information regarding all registrations and pending applications to register any such rights anywhere in the world; (ii) all common law Trademarks; (iii) without extensive or revealing descriptions, all proprietary formulations, manufacturing methods, know-how and trade secrets which are material to the business of the Company or any of its subsidiaries; all patents on and pending applications to patent any technology or design; (iv) all registrations of and applications to register copyrights since 1978; and (v) all licenses of rights in computer software, Trademarks, patents, copyrights, unpatented formulations, manufacturing methods and other know-how, whether to or by the Company or any of its subsidiaries. The rights required to be so identified are referred to herein collectively as the "Intellectual Property".

     (d) Except as identified in the Disclosure Letter: (i) the Company or one of its subsidiaries is the owner of or duly licensed to use each Trademark and its associated goodwill; (ii) each Trademark registration exists and has been maintained in good standing; (iii) each patent and application included in the Intellectual Property exists, is owned by or licensed to the Company or one of its subsidiaries, and has been maintained in good standing; (iv) each copyright registration exists and is owned by the Company or its subsidiaries; (v) to the Company's knowledge, no other firm, corporation, association or person claims the right to use in connection with similar or related goods and in any geographic area, any mark, logo, name, symbol, device, or slogan which is identical or confusingly similar to any of the Trademarks or which could serve to dilute the distinctiveness of the Trademarks; (vi) to the Company's knowledge, no third party claims or asserts ownership rights in any of the Intellectual Property; (vii) to the Company's knowledge, the use by the Company or any of its subsidiaries of any Intellectual Property does not now, and has never been alleged to, infringe any right of any third party; and (viii) to the Company's knowledge, no third party is now infringing, or has ever been accused by the Company of infringing, on any rights of the Company or any of its subsidiaries in any of the Intellectual Property. The Disclosure Letter sets forth a description of all known claims made or facts known to the Company regarding any third party claims or actions to use a Trademark confusingly similar to the Trademarks owned or used by the Company anywhere in the world.

     SECTION 4.13. Systems and Software. The Company and its subsidiaries owns or has the right to use pursuant to lease, license, sublicense, agreement, or permission all computer hardware, software and information systems necessary for the operation of the businesses of the Company and its subsidiaries as presently conducted (collectively, "Systems"). To the Company's knowledge, each System owned or used by the Company or its subsidiaries immediately prior to the Effective Time will be owned or available for use by the Company or its subsidiaries on identical terms and conditions immediately subsequent to the Effective Time. With respect to each System owned by a third party and used by the Company or its subsidiaries pursuant to lease, license, sublicense, agreement or permission, to the Company's knowledge: (a) the lease, license, sublicense, agreement, or permission covering the System is legal, valid, binding, enforceable, and in full force and effect; (b) the lease, license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Effective Time; (c) no party to any such lease, license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; (d) no party to any such lease, license, sublicense, agreement, or permission has repudiated any provision thereof; (e) neither the Company nor its subsidiaries have granted any sublicense, sublease or similar right with respect to any such lease, license, sublicense, agreement, or permission; (f) the Company's or its subsidiaries' use and continued use of such Systems will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted.

     SECTION 4.14. Labor Matters. Neither the Company nor any of its subsidiaries has, since March 1, 1997, (i) been subject to, or threatened with, any material strike, lockout or other labor dispute or engaged in any unfair labor practice, or (ii) received notice of any pending petition for certification before the National Labor Relations Board with respect to any material group of employees of the Company or any of its subsidiaries who are not currently organized. The Company has no collective bargaining agreements.

     SECTION 4.15. Information. Neither the Consent Solicitation Statement, nor any other document filed or to be filed by or on behalf of the Company with the SEC or any other governmental entity or stock exchange in connection with the transactions contemplated by this Agreement contained when filed or will, at the respective times filed with the SEC or other governmental entity or stock exchange contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing shall not apply to information supplied by Parent or Buyer specifically for inclusion or incorporation by reference in any such document. Neither the Consent Solicitation Statement nor any amendment or supplement thereto shall, when mailed to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing shall not apply to information supplied by Parent or Buyer specifically for inclusion or incorporation by reference therein. To the Company's knowledge, the Consent Solicitation Statement will comply in all material respects with the provisions of the Exchange Act, the Listed Company Manual of the New York Stock Exchange and the rules and regulations thereunder. None of the information supplied by the Company specifically for inclusion or incorporation by reference in any document filed or to be filed by or on behalf of Buyer with the SEC or any other governmental entity or stock exchange in connection with the transactions contemplated by this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.16. Delaware Section 203. Assuming the accuracy of the representation contained in Section 5.5 hereof, the provisions of Section 203 of the DGCL will not apply to this Agreement or any of the transactions contemplated hereby. The Company has heretofore delivered to Buyer a complete and correct copy of the resolutions of the Board of Directors of the Company to the effect that pursuant to Section 203(a)(1) of the DGCL and assuming the accuracy of the representations in Section 5.5 hereof (without giving effect to the knowledge qualification therein), the restrictions contained in Section 203 of the DGCL are and shall be inapplicable to the Merger and the transactions contemplated by this Agreement.

     SECTION 4.17. Broker's Fees. Except for the fees payable to JMS set forth in the Letter Agreement dated May 14, 1996 between JMS and the Company, and extended by letter dated January 30, 1997, copies of which letters have been provided to Buyer, neither the Company, nor any of its subsidiaries nor any of their respective directors or officers has incurred any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement, and neither the Company, any of its subsidiaries nor any of their respective directors or officers has employed any other broker, finder or financial advisor in connection with any of the transactions contemplated by this Agreement.

     SECTION 4.18. Representations and Warranties. None of the information contained in the representations and warranties of the Company set forth in this Agreement or in any certificate or writing delivered to Buyer as contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

     Each of Parent and Buyer, jointly and severally, represents and warrants to the Company, as to itself, as follows:

     SECTION 5.1. Organization. It is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and it has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. True and complete copies of the Certificate of Incorporation and By-laws of Buyer have been provided to the Company.

     SECTION 5.2. Authority. It has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by its Board of Directors and its stockholders to the extent required by applicable law and its certificate of incorporation and no other corporate proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms.

     SECTION 5.3. No Violations; Consents and Approvals. (a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by it with any of the provisions hereof will (i) violate any provision of its certificate of incorporation or by-laws, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture or other instrument of indebtedness for money borrowed to which it is a party, or by which it or any of its properties is bound, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, under any of the terms, conditions or provisions of any license, franchise, permit or agreement to which it is a party, or by which it or any of its properties is bound, or (iv) violate any statute, rule, regulation, order or decree of any public body or authority by which it or any of its properties is bound, excluding from the foregoing clauses (ii), (iii) and (iv) violations, breaches, defaults or rights for which it has received or, prior to the Effective Time, shall have received, appropriate consents or waivers.

     (b) No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required by it in connection with the execution and delivery of this Agreement, or the consummation by it of the transactions contemplated hereby, except (i) in connection, or in compliance, with the provisions of the Exchange Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, and (iii) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement.

     (c) No stockholder of Parent holds or has the present right to hold fifty percent (50%) or more of the voting securities of Parent. Neither Buyer nor Parent satisfies the "size of person" test under Section 7A(a)(2) of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     SECTION 5.4. Information. None of the information supplied by it specifically for inclusion or incorporation by reference in the Consent Solicitation Statement or any other document filed or to be filed by or on behalf of the Company with the SEC or any other governmental entity or stock exchange in connection with the transactions contemplated by this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 5.5. Ownership of Securities. Neither it nor any of its affiliates or associates (as such terms are defined in Section 203 of the DGCL) was at the time the Board approved the Merger, an "interested stockholder" (as defined in Section 203 of the DGCL) of the Company.

     SECTION 5.6. Financing. Parent has received a contribution to its capital in the amount of Ten Million Dollars ($10,000,000) (the "Parent Capital Contribution"). True and correct copies of (a) that certain Credit Agreement, entered into concurrently herewith, among Parent, Buyer and Credit Agricole Indosuez, as agent and lender, and (b) that certain Senior Subordinated Loan Agreement, entered into concurrently herewith, among Parent, Buyer and Credit Agricole Indosuez, as agent and lender (collectively, the "Loan Agreements") have been provided to the Company. The Loan Agreements are and as of the Effective Time shall be in full force and effect, and as of the Effective Time, the Loan Agreements shall not since the date hereof have been amended, modified or supplemented in any material respect.

     SECTION 5.7. Broker's Fees. It does not have any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement which will have the effect of reducing the Merger Price.

     SECTION 5.8. Representations and Warranties. None of the information contained in its representations and warranties set forth in this Agreement or in any certificate or writing delivered to the Company as contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VI

                                   COVENANTS

     SECTION 6.1. Conduct of Business of the Company. Except as contemplated by this Agreement or as expressly agreed to in writing by Buyer, during the period from the date hereof to the Effective Time, the Company will not, nor will it permit any of its subsidiaries to, conduct its operations otherwise than in the ordinary course of business consistent with past practice; provided, however, that notwithstanding anything to the contrary set forth in this entire Section 6.1, the Company shall be permitted to (i) execute leases with respect to the two new stores described in Section 6.1 of the Disclosure Letter (the "New Stores Leases"), and (ii) take any actions required to enable the Company to comply with Section 6.13 hereof. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Board will not, without the prior written consent of Buyer, permit the Company or any of its subsidiaries to:

          (a) except for the amendment contemplated by Section 6.10 hereof, amend or propose to amend its certificate or articles of incorporation or by-laws (or similar constituent documents);

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for Shares issued upon exercise of Options outstanding as of the date of this Agreement (in accordance with their respective terms), or amend any of the terms of any such securities or agreements outstanding as of the date hereof, except as specifically contemplated by this Agreement;

          (c) except as disclosed in the Disclosure Letter, split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of its subsidiaries;

          (d) (i) incur, assume or prepay any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other person except for obligations of wholly-owned subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly-owned subsidiaries of the Company or customary loans or advances to employees in the ordinary course of business consistent with past practice); (iv) pledge or otherwise encumber shares of capital stock of the Company or any of its subsidiaries; or (v) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereupon, excluding Permitted Liens and liens existing on the date hereof;

          (e) except as may be required by law, as contemplated by this Agreement, with respect to compensating non-employee directors of the Company or with respect to parity increases in compensation, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, stock ownership plan, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, and as required under existing agreements) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights or performance units);

          (f) other than in accordance with the New Store Leases, lease any assets (other than automobile and office equipment leases entered into in the ordinary course of business and consistent with past practice) or acquire, sell, or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company or its subsidiaries, or enter into any commitments, contracts, agreements or transactions outside the ordinary course of business consistent with past practice or which would, individually or in the aggregate, be material to the Company or its subsidiaries, or modify, amend, terminate or waive any material rights under any contract or agreement;

          (g) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

          (h) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) except as contemplated by this Agreement, enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to the Company or its subsidiaries; or (iii) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

          (i) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

          (j) make any tax election or settle or compromise any federal, state or local tax liability or assent to the extension of time for collection or assessment of any federal, state or local tax in excess of Fifty Thousand Dollars ($50,000);

          (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its subsidiaries or incurred in the ordinary course of business consistent with past practice;

          (l) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby or material to the Company and its subsidiaries taken as a whole;

          (m) other than capital expenditures appearing on the Company's forecasted June and July Cash Flow Statements appearing in Section 6.1(m) of the Disclosure Letter, authorize or make any (i) new capital expenditure or (ii) other than those made in the ordinary course of business, expenditures which individually is in excess of $100,000 or which in the aggregate are in excess of $500,000; or

          (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through 6.1(m) hereof or, except as contemplated by this Agreement, take, or omit to take, any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect as of the date when made.

     SECTION 6.2. No Solicitation. (a) The Company shall, and shall direct its officers, directors, employees, representatives and agents (including, without limitation, its attorneys, investment bankers and accountants) to, refrain from any discussions and negotiations with any parties other than Parent and Buyer with respect to any proposal relating to an Acquisition Transaction; provided, however, that the Company may seek clarification, either directly or through its representatives, of an unsolicited proposal. The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives (including, without limitation, its attorneys, investment bankers and accountants), directly or indirectly, to solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any acquisition of all or substantially all of the Company by means of a merger, consolidation or other business combination involving the Company or its subsidiaries or acquisition of all or substantially all of the assets or capital stock of the Company and its subsidiaries taken as a whole (an "Acquisition Transaction") or initiate, negotiate, explore or otherwise engage in substantive communications in any way with any person (other than Buyer, Parent and their directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction, or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company or the Board from furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written proposal for an Acquisition Transaction by such person or entity or recommending an unsolicited bona fide written proposal for an Acquisition Transaction to the stockholders of the Company, if and only to the extent that (A) the Board believes in good faith (after consultation with its financial adviser) that such proposal for an Acquisition Transaction would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement and the Board determines in good faith after consultation with its legal counsel that such action is necessary for the Company to comply with its fiduciary duties to stockholders under applicable law, and (B) prior to furnishing such nonpublic information to, or entering into discussions with, such person or entity, the Board receives from such person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Confidentiality Agreement, dated January 23, 1997, between Knightsbridge, Inc. and JMS.

     (b) The Company shall immediately advise Parent and Buyer in writing of the receipt of any inquiries or proposals relating to an Acquisition Transaction, including the terms of any such inquiries or proposals, and the actions taken by the Company or its agents or representatives with respect thereto.

     SECTION 6.3. Access to Information; Confidentiality.

     (a) From the date of this Agreement until the Effective Time, the Company will give Parent and Buyer and their authorized representatives (including counsel, consultants, financial advisors, accountants, banks, financial institutions and auditors), and including no more than one full-time, on-site representative of Buyer unless the Company consents to additional on-site representatives which consent shall not be unreasonably withheld, full access during normal business hours to all facilities, personnel and operations and to all books and records of the Company and its subsidiaries, will permit Buyer and its on-site representative to make such inspections as it may reasonably require and will cause its officers and those of its subsidiaries to furnish Buyer and its on-site representative with such financial and operating data and other information with respect to its business and properties as Buyer or such on-site representative may from time to time request; provided, however, that, notwithstanding the foregoing, Buyer and such on-site representative shall have no authority with respect to the facilities, personnel, management or operations of the Company and, provided further that

Buyer and such on-site representative shall not interfere with the day-to-day operations of the Company; provided, further that, any such inspections and examinations shall be conducted at reasonable times and under reasonable circumstances. The Company shall give Parent and Buyer and their authorized representatives full and reasonable access to the Company's management.

     (b) Each of Parent and Buyer agrees to keep confidential and not divulge to any other party or person (other than to the employees, attorneys, accountants and consultants of each who have a need to receive such information and other than as may be required by law or the rules of the New York Stock Exchange) any information received from the Company, unless and until such documents and other information otherwise becomes publicly available. In the event of termination of this Agreement for any reason, each of Parent and Buyer shall promptly return, or at the election of the Company, destroy all non-public documents obtained from the Company and any copies or notes of such documents (except as otherwise required by law) and, upon the request of the Company, confirm such destruction to the Company in writing.

     SECTION 6.4. Reasonable Best Efforts; Other Actions. Subject to the terms and conditions herein provided and applicable law, each of the Company, Parent and Buyer shall use its reasonable best efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the Merger and all other transactions contemplated by this Agreement, including, without limitation, using such reasonable best efforts to (a) obtain all necessary consents, approvals or waivers under its material contracts (including, without limitation, its real property leases),
(b) cooperate in making available information and personnel to the lenders to Parent with respect to financing for the transactions contemplated by this Agreement and (c) lift any legal bar to the Merger. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute, regulation, charter provision or contract is or becomes applicable to the transactions contemplated by this Agreement, the Company will use its reasonable best efforts to grant such approvals and take such actions as are necessary under such laws, provisions or contracts so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute, regulation, provision or contract on the transactions contemplated by this Agreement.

     SECTION 6.5. Public Announcements. Neither Buyer nor Parent shall issue any press release or otherwise make any public statements with respect to this Agreement or the Merger, without the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, that any press release or public statement required by applicable law or any obligations pursuant to any listing agreement with any national securities exchange shall not be deemed unreasonable.

     SECTION 6.6. Notification of Certain Matters. Each of the Company, Parent and Buyer shall give prompt notice to the other party of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause either (i) any representation or warranty of any party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) any condition set forth in Articles VII, VIII or IX hereof to be unsatisfied at any time from the date hereof to the Effective Time, and (b) any material failure of the Company, Parent or Buyer, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. If either Loan Agreement shall be revoked, withdrawn, amended, modified or otherwise supplemented in any material respect, Parent shall give the Company written notice within 24 hours of such revocation, withdrawal or amendment, modification or supplement.

     SECTION 6.7. Expenses. Except as set forth in Section 10.6 hereof, Parent, Buyer and the Company shall each bear their respective expenses incurred in connection with this Agreement and the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants, and their counsel (collectively, "Advisors"). Such fees and expenses (which shall include fees and expenses incurred as of the business day prior to the date on which the Closing occurs, plus an estimate of fees and expenses incurred subsequent thereto in connection with the Closing and post-closing matters), to the extent not paid by the Company prior to the Effective Time, of Advisors who have acted on behalf of the Company as have been presented to Buyer shall be paid by the Company at the Closing, or as otherwise agreed by Buyer, Parent and the Company.

     SECTION 6.8. Indemnification of Directors and Officers. (a) Parent shall cause the Surviving Corporation to perform those certain Indemnification Agreements between the Company and each member of the Board, and between the Company and certain officers of the Company and its subsidiaries described in
Section 6.8 of the Disclosure Letter (collectively, the "Indemnification Agreements").

     (b) For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect the policy of directors' and officers' liability insurance described in Section 6.8 of the Disclosure Letter (the "New D&O Insurance Policy").

     (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made by Parent so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.8.

     (d) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each party to the Indemnification Agreements other than the Company and his or her heirs, successors and legal and personal representatives.

     SECTION 6.9. Consent Solicitation Statement. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a Consent Solicitation Statement to solicit the written consent of the stockholders of the Company with respect to the Merger and the Charter Amendment (the "Consent Solicitation Statement"). The Company shall use its reasonable efforts to cause the Consent Solicitation Statement to be "cleared" by the SEC for mailing to the stockholders of the Company as promptly as practicable and shall mail the Consent Solicitation Statement to its stockholders as promptly as practicable thereafter. Buyer shall furnish all information concerning it and the holders of its capital stock as the Company may reasonably request for inclusion in such Consent Solicitation Statement. Subject to the Board's compliance with its fiduciary duties pursuant to Section 6.2(a) hereof, the Consent Solicitation Statement shall include the recommendation in favor of approval and adoption of this Agreement by those members of the Board who actually voted in favor therefor. Buyer shall have the right to review the Consent Solicitation Statement before it is filed with the SEC.

     SECTION 6.10. Charter Amendment. Prior to the Effective Time, the Board shall (a) approve and adopt the amendment of Article Fourth of the Company's Certificate of Incorporation so that such Article Fourth shall read in its entirety as set forth on Exhibit "A" attached hereto (the "Charter Amendment");
(b) resolve to recommend approval and adoption of the Charter Amendment by the stockholders of the Company; (c) cause the inclusion of necessary disclosures with respect to the Charter Amendment in the Consent Solicitation Statement; and
(d) subject to the satisfaction or, if permissible, waiver of the conditions set forth in Articles VII, VIII and IX hereof, and further subject to stockholder approval of the Charter Amendment and the Merger, cause the Charter Amendment to be effected by filing a certificate of amendment with the Delaware Secretary of State immediately prior to the filing of the Certificate of Merger.

     SECTION 6.11. Employment Agreements. (a) Parent shall cause the Surviving Corporation to perform (i) the "Stay Bonus" Agreements, dated June 28, 1996 (as may be amended by the Extension Agreements), between the Company and each of Nitin Parikh, James Glenny, Chris McGinley, John Treiman, Robert Genest, Shirli Sumida, Chuck Gann, Alan Matuny, Kevin Townson, Geric Johnson, Susan Norris and Dennis Warden; (ii) the Employment Agreement, dated as of April 19, 1996, between the Company and John Hatfield; and (iii) the Townson Agreements.

     (b) Notwithstanding anything to the contrary in this Agreement, any claim or controversy arising out of or relating to the agreements referred to in
Section 6.11(a) hereof shall be settled exclusively by arbitration in

Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. The prevailing party shall be entitled to recover its actual attorneys' fees and other costs incurred in any such action or proceeding.

     (c) The persons referenced in Section 6.11(a) hereof who are not parties to this Agreement are intended to be third party beneficiaries of this Agreement.

     SECTION 6.12. Parent Capital Contribution. Prior to the Effective Time, Parent shall not declare, set aside or pay any cash dividend or other cash distribution, or, except for the payment of fees and expenses incurred in connection with the transactions contemplated by this Agreement, otherwise use, transfer, convey or dispose of all or any part of the Parent Capital Contribution or enter into any agreement (whether written or oral) to do any of the foregoing. In the event this Agreement is terminated by the Company pursuant to Section 10.3 hereof and such termination entitles the Company to payment under Section 10.6(b) hereof, Parent shall, until the earlier of the date when such payment is made and the date which is six (6) months following the Closing, at all times have cash and cash equivalents in an aggregate amount of not less than Five Hundred Thousand Dollars ($500,000).

     SECTION 6.13. Cash and Cash Equivalent. At the close of business on June 28, 1997, the Company and its subsidiaries will have on a consolidated basis cash and cash equivalents in an aggregate amount of not less than Ten Million Dollars ($10,000,000) (the "Cash Target"). The Cash Target shall be measured without taking into effect payment of any of the following: (i) any fees and expenses incurred by the Company in connection with this Agreement and the Merger, and (ii) payment of the premium for the New D&O Insurance Policy.

                                  ARTICLE VII

           CONDITIONS TO OBLIGATIONS OF THE COMPANY, PARENT AND BUYER

     The obligations of the parties to effect the Merger shall be subject to the satisfaction or, if permissible, waiver at or prior to the Effective Time of each of the following conditions:

     SECTION 7.1. Stockholder Approval. The holders of a majority of each class of Shares entitled to vote thereon shall have approved and adopted this Agreement in accordance with the DGCL and the rules and regulations of the New York Stock Exchange.

     SECTION 7.2. No Legal Impediments. No statute, rule or regulation shall have been promulgated, enacted, entered or enforced, and no other legally binding, final and nonappealable action shall have been taken, by any domestic, foreign or supranational government or governmental, administrative or regulatory authority or agency of competent jurisdiction or by any court or tribunal of competent jurisdiction, domestic, foreign or supranational, that in any of the foregoing cases has the effect of making illegal or directly or indirectly restraining, prohibiting or restricting the consummation of the Merger.

     SECTION 7.3. Mailing of Consent solicitation Statement. At least twenty
(20) business days shall have elapsed since the mailing of the Consent Solicitation Statement to Company stockholders, as required by Rule 14a-101 under the Exchange Act.

                                  ARTICLE VIII

               CONDITIONS TO THE OBLIGATIONS OF PARENT AND BUYER

     The obligations of Parent and Buyer to effect the Merger shall be subject to the satisfaction by the Company or, if permissible, waiver by Parent and Buyer at or prior to the Effective Time of each of the following conditions:

     SECTION 8.1. Dissenting Shares. The number of Shares voted against the Merger shall not exceed thirty percent (30%) of either class of the outstanding Shares.

     SECTION 8.2. Charter Amendment. The Charter Amendment shall have been adopted and approved by all requisite action of the Board and the Company's stockholders, and shall have been duly filed with the Delaware Secretary of State.

     SECTION 8.3. Compliance with Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

     SECTION 8.4. Third Party Consents. The Company shall have obtained, or Parent and Buyer shall have waived, the consent of any third parties the consent of whom is required under any agreement, contract or license, other than a real property lease, to which the Company is a party or by which the Company is bound or licensed for the consummation of the Merger and the transactions contemplated by this Agreement and as to whom failure to obtain such consent would have a Company Material Adverse Effect or a material adverse effect on the Merger.

                                   ARTICLE IX

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

     The obligations of the Company to effect the Merger shall be subject to the satisfaction by Parent and/or Buyer, as the case may be, or, if permissible, waiver by the Company at or prior to the Effective Time of each of the following conditions:

     SECTION 9.1. Finances. Parent shall have received contributions to its capital in an aggregate amount equal to Seventeen Million Dollars ($17,000,000), and the Loan Agreements shall have remained in full force and effect and shall not have been amended, modified or otherwise supplemented in any material respect since the date hereof.

     SECTION 9.2. New D&O Insurance Policy. The premium for the New D&O Insurance Policy shall have been paid in full and be non-cancelable.

     SECTION 9.3. Compliance with Covenants. Each of Parent and Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

                                   ARTICLE X

                          TERMINATION AND ABANDONMENT

     SECTION 10.1. Termination. This Agreement may be terminated (and the Merger contemplated hereby may be abandoned) notwithstanding approval thereof by the stockholders of the Company at any time prior to the Effective Time: (a) by mutual written consent of Parent, Buyer and the Company; (b) by any party if, without any material breach by such terminating party of its obligations under this Agreement, the Merger shall not have occurred on or before 5:00 p.m. (Los Angeles time) on the fortieth (40th) business day after the date when the Consent Solicitation Statement is mailed to the Company's stockholders (the "Merger Deadline"), which date may be extended by mutual written consent of the parties hereto; or (c) by Parent, Buyer or the Company if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement shall have used its reasonable best efforts to remove or lift such order, decree or ruling.

     SECTION 10.2. Termination by Parent or Buyer. This Agreement may be terminated and the Merger may be abandoned by Parent or Buyer prior to the Effective Time if (a) the representations or warranties of the Company contained in this Agreement are not true and correct at and as of any date prior to the Effective Time as if made at and as of such time, except for (i) failures to be true and correct as could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole (a "Company Material Adverse Effect"), (ii) failures to comply as are capable of being and are cured (other than by mere disclosure of the breach) within five (5) days after written notice from Parent or Buyer to the Company of such failure, or
(iii) representations and warranties which speak as of a specified date which were true and correct in all material respects as of such specified date; (b) the Company has failed to comply with its covenants under this Agreement, except for (i) failures to so comply as could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect or (ii) failures to comply as are capable of being and are cured within five (5) days after written notice from Parent or Buyer to the Company of such failure; (c) the conditions specified in Articles VII and VIII to be satisfied by the Company shall not have been satisfied by the Company or waived by Parent and Buyer prior to the Merger Deadline; (d) Credit Agricole Indosuez shall fail to fund the Merger pursuant to the Loan Agreements; (e) the Board shall (i) withdraw its recommendation or approval in respect of this Agreement or the Merger or (ii) modify or change its recommendation or approval in respect of this Agreement or the Merger in a manner materially adverse to Parent or Buyer; or (f) the Board shall have approved any proposal other than by Parent and Buyer in respect of an Acquisition Transaction.

     SECTION 10.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned by the Company notwithstanding approval thereof by the stockholders of the Company at any time prior to the Effective Time if
(a) the representations and warranties of Parent or Buyer contained in this Agreement are not true and correct at and as of any date prior to the Effective Time as if made at and as of such time, except for (i) failures to be true and correct as could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business or financial condition of Parent or Buyer (a "Buyer Material Adverse Effect"), (ii) failures to comply as are capable of being and are cured (other than by mere disclosure of the breach) within five (5) days after written notice from the Company to Parent or Buyer of such failure, or (iii) representations and warranties which speak as of a specified date which were true and correct in all material respects as of such specified date; (b) Parent or Buyer has failed to comply with its covenants under this Agreement, except for (i) failures to so comply as could not, individually or in the aggregate, reasonably be expected to result in a Buyer Material Adverse Effect; or (ii) failures to comply as are capable of being and are cured within (5) days after written notice from the Company to Parent or Buyer of such failure; (c) the conditions in Articles VII and IX to be satisfied by the Buyer or Parent shall not have been satisfied by the Buyer or Parent or waived by the Company prior to the Merger Deadline; or (d) the Board shall have approved any proposal other than by Parent and Buyer in respect of an Acquisition Transaction.

     SECTION 10.4. Procedure for Termination. In the event of termination and abandonment of the Merger by Parent, Buyer or the Company pursuant to this
Article X, written notice thereof shall be given by the terminating party to the other parties.

     SECTION 10.5. Effect of Termination. In the event of termination of this Agreement pursuant to and in accordance with this Article X, the Merger shall be deemed abandoned and this Agreement shall forthwith become void, except as provided in Sections 6.3(b) and 6.7 hereof (which Sections shall survive any termination of this Agreement), without liability on the part of any party hereto or its affiliates, directors, officers or stockholders except as provided in Sections 10.6 and 10.7 hereof, and each of the parties hereto hereby waives and releases any other claim which may otherwise exist upon such termination.

     SECTION 10.6. Termination Fee.

     (a) Termination by Parent or Buyer. In the event this Agreement is terminated by Parent or Buyer pursuant to Section 10.2(a) or 10.2(b) hereof, where the failure giving rise to such right of termination shall have been caused in whole or in material part by any action or inaction within the control of the Company or any subsidiary of the Company (it being understood that any action or inaction outside the control of the Company or any subsidiary of the Company such as, by way of example only, the filing of a lawsuit against them, shall not come within this Section 10.6(a)), the Company shall promptly pay to the terminating party an amount equal to the actual out-of-pocket fees and expenses reasonably incurred and paid by such terminating party in connection with the Merger and the transactions contemplated by this Agreement, such amount not to exceed $750,000. Notwithstanding anything to the contrary set forth in this Section 10.6(a): (i) in the event that Buyer is entitled to a fee pursuant to Section 10.7 hereof, neither Parent nor Buyer shall be entitled to any fee under this Section 10.6(a), and (ii) under no circumstances shall both Parent and Buyer be entitled to a fee pursuant to this Section 10.6(a).

     (b) Termination by Company. In the event this Agreement is terminated by the Company (i) pursuant to Section 10.3(a) or 10.3(b) hereof, where the failure giving rise to such right of termination shall have been caused in whole or in material part by any action or inaction within the control of Buyer or Parent (it being understood that any action or inaction outside the control of Buyer or Parent shall not come within this Section 10.6(b)), or (ii) pursuant to Section 10.3(c) hereof (but only where such termination is due to the failure of the condition set forth in Section 9.1 hereof), Parent shall promptly pay to the Company an amount equal to the actual out-of-pocket fees and expenses reasonably incurred by the Company in connection with the Merger and the transactions contemplated by this Agreement, such amount not to exceed $500,000.

     SECTION 10.7. Topping Fee.

     (a) In the event this Agreement is terminated by Parent or Buyer pursuant to Section 10.2(e) or 10.2(f) hereof, or by the Company pursuant to Section 10.3(d) hereof, the Company shall pay to Buyer the sum of One Million Eight Hundred Thousand Dollars ($1,800,000) as compensation for lost opportunities and reimbursement for out-of-pocket expenses.

     (b) In the event this Agreement is terminated by Parent or Buyer pursuant to Section 10.2(c) hereof (but only where such termination is due to the failure of the condition set forth in Section 7.1 hereof), the Company shall pay to Buyer the greater of (i) the sum of Seven Hundred Fifty Thousand Dollars ($750,000), and (ii) the actual out-of-pocket fees and expenses incurred and paid by Buyer and Parent in connection with the Merger and the transactions contemplated by this Agreement, such amount not to exceed One Million Dollars ($1,000,000), in either case, as compensation for lost opportunities and reimbursement for out-of-pocket expenses.

     SECTION 10.8. Remedies. Each party hereto hereby agrees that the sole and exclusive remedy of such party arising out of, resulting from, in connection with or relating to, directly or indirectly, another party's material breach, default or failure in performance of any of such other party's covenants, agreements, representations or warranties occurring prior to the Effective Time, shall be termination of this Agreement pursuant to this Article X, and receipt of a fee pursuant to Section 10.6 or 10.7 hereof, if applicable.

                                   ARTICLE XI

                                 MISCELLANEOUS

     SECTION 11.1. Amendment and Modification. At any time prior to the Effective Time, subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Parent, Buyer and the Company with respect to any of the terms contained herein.

     SECTION 11.2. Waiver. At any time prior to the Effective Time, Parent and Buyer, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other,
(ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of each party.

     SECTION 11.3. Survivability; Investigations. The respective representations and warranties of Parent, Buyer and the Company contained herein or in any certificates or other documents delivered prior to or as of the Effective Time
(i) shall not be deemed waived or otherwise affected by any investigation made by any party hereto and (ii) shall not survive beyond the Effective Time. The covenants and agreements of the parties hereto (including the Surviving Corporation after the Merger) shall survive the Effective Time without limitation (except for those which, by their terms, contemplate a shorter survival period).

     SECTION 11.4. Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next day delivery.

     (a) if to the Company, to:           Frederick's of Hollywood, Inc.
                                          6608 Hollywood Blvd.
                                          Los Angeles, California 90028
                                          Attention: George W. Townson
                                          Fax No.: (213) 463-8847

     with a copy to:                      Loeb & Loeb LLP
                                          1000 Wilshire Blvd., Suite 1800
                                          Los Angeles, California 90017
                                          Attention: Kenneth R. Benbassat, Esq.
                                          Fax No.: (213) 688-3460

     (b) if to Parent or Buyer, to:       Royalty Corporation
                                          c/o D'Ancona & Pflaum
                                          30 North LaSalle St., Suite 2900
                                          Chicago, Illinois 60602
                                          Attention: Suzanne L. Saxman, Esq.
                                          Fax No.: (312) 580-0923

     SECTION 11.5. Assignment. This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties, provided that Buyer may assign its rights and obligations under this Agreement to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment will relieve any party of its obligations under this Agreement. This Agreement, except for the provisions of Sections 2.3, 3.2, 6.8 and 6.11 hereof (which are intended to be for the benefit of the persons identified therein, and may be enforced by such persons), is not intended to confer any rights or remedies hereunder upon any other person except the parties hereto.

     SECTION 11.6. Governing Law. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     SECTION 11.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     SECTION 11.8. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the term "subsidiary" of any specified corporation shall mean any corporation of which a majority of the outstanding securities having ordinary voting power to elect a majority of the board of directors are directly or indirectly owned by such specified corporation or any other person of which a majority of the equity interests therein are, directly or indirectly, owned by such specified corporation; (iii) the term

"including" and words of similar import shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified; and (iv) the term "to the Company's knowledge" (or words of similar import) shall mean to the knowledge of the Board or any executive officer of the Company.

     SECTION 11.9. Entire Agreement. This Agreement and the Disclosure Letter and the exhibits and schedules hereto (which are incorporated herein by this reference) embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and supersede all prior agreements and understandings among the parties with respect to such subject matter. There are no representations, promises, warranties, covenants or undertakings in respect of such subject matter, other than those expressly set forth or referred to herein and therein.

                                     *****

     IN WITNESS WHEREOF, Buyer and the Company have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.
COMPANY:

FREDERICK'S OF HOLLYWOOD, INC.

By:      /s/ GEORGE W. TOWNSON
    ----------------------------------
Its: President                              BUYER:
                                            ROYALTY ACQUISITION CORP.
                                            By:     /s/ DAVID E. LIPSON
                                              ----------------------------------
                                            Its: Chairman and President

                                            PARENT:

                                            ROYALTY CORPORATION

                                            By:     /s/ DAVID E. LIPSON
                                              ----------------------------------
                                            Its: Chairman and President

                                  EXHIBIT "A"

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         FREDERICK'S OF HOLLYWOOD, INC.

     Frederick's of Hollywood, Inc., a corporation duly organized and existing under the Delaware General Corporation Law (the "Corporation"), does hereby certify:

     FIRST: That Article FOURTH of the Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended to delete in its entirety Paragraph (e) of Section 1 of said Article FOURTH.

     SECOND: That said amendment was duly adopted in accordance with Section 242, and duly approved by written consent in accordance with Section 228, of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be executed by its duly authorized officer this      day of
          , 1997.

                                          FREDERICK'S OF HOLLYWOOD, INC.

                                          By:
                                          --------------------------------------
                                          George W. Townson, President

                                FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

     THIS FIRST AMENDMENT (the "Amendment") dated as of July   , 1997, to the
AGREEMENT AND PLAN OF MERGER, dated as of June 15, 1997 (the "Merger Agreement"), by and among FREDERICK'S OF HOLLYWOOD, INC., a Delaware corporation (the "Company"), ROYALTY ACQUISITION CORP., a Delaware corporation ("Buyer") and ROYALTY CORPORATION, a Delaware corporation ("Parent"), is entered into by and among the Company, Buyer and Parent. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.



                                   RECITALS:

     WHEREAS, the Company, Buyer and Parent have entered into the Merger Agreement providing for the merger of Buyer with and into the Company (the "Merger"), with the Company surviving the Merger; and



     WHEREAS, the Merger Agreement contains a condition to the obligation of the Company, Buyer and Parent to effect the Merger that at least 20 business days shall have elapsed following the mailing of the Consent Solicitation Statement.



     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:



          1. Status of Merger Agreement. Except as specifically set forth herein, the Merger Agreement shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Amendment. This Amendment is not to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Merger Agreement, except as specifically set forth herein.



          2. Amendment to the Merger Agreement. Section 7.3 of the Merger Agreement is hereby deleted in its entirety and replaced by the following:



            "MAILING OF CONSENT SOLICITATION STATEMENT. At least twenty (20) calendar days shall have elapsed since the mailing of the Consent Solicitation Statement to Company stockholders."



          3. Representations and Warranties of the Company, Buyer and Parent. Each of the Company, Buyer and Parent represents and warrants that its execution, delivery and performance of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of such entity in accordance with its terms.



          4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.



          5. Governing Law. This Amendment shall be governed by the laws of the state of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     IN WITNESS WHEREOF, the Company, Buyer and Parent have caused this Amendment to be signed by their respective duly authorized officers as of the date first written above.



COMPANY:                                BUYER:

FREDERICK'S OF HOLLYWOOD, INC.          ROYALTY ACQUISITION CORP.

By:                                     By:
   ----------------------------            ----------------------------
Its:                                    Its:
    ---------------------------             ---------------------------


                                        PARENT:

                                        ROYALTY CORPORATION

                                        By:
                                           ----------------------------
                                        Its:
                                            ---------------------------

                                                                         ANNEX B
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         FREDERICK'S OF HOLLYWOOD, INC.

     Frederick's of Hollywood, Inc., a corporation duly organized and existing under the Delaware General Corporation Law (the "Corporation"), does hereby certify:

     FIRST: That Article FOURTH of the Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended to delete in its entirety Paragraph (e) of Section 1 of said Article FOURTH.

     SECOND: That said amendment was duly adopted in accordance with Section 242, and duly approved by written consent in accordance with Section 228, of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be executed by its duly authorized officer this day      of
            , 1997.

                                          FREDERICK'S OF HOLLYWOOD, INC.

                                          By:
                                            ------------------------------------
                                                George W. Townson, President

                                                                         ANNEX C

                         SECTION 1(e) OF ARTICLE FOURTH
                             PROPOSED TO BE DELETED

     (e)(1) Any person or group, except for a Corporation's Employee Stock Ownership Plan, after the Effective Time, who acquires shares of Class A Stock may not exercise the voting power of that number of shares of Class A Stock so acquired that are deemed to be excess shares of Class A Stock for purposes of this subdivision (e)(1) (other than upon original issuance or sale by this Corporation, by operation of law, by will or the laws of descent and distribution, by gift or by foreclosure of a bona fide loan). An acquisition of shares of Class A Stock hereunder shall be deemed to include shares of Class A Stock with respect to which the person (a "Related Person") acts or agrees to act in concert with any other person. The number of shares of Class A Stock deemed hereunder to be excess Class A Stock shall be determined by application of the following formula:

          (i) the percentage which the number of shares of Class A Stock acquired by a Related Person since the Effective Time bears to the aggregate number of outstanding shares of Class A Stock;

          (ii) minus 10%;

          (iii) minus the percentage which the number of shares of Class B Stock acquired by the Related Person bears to the aggregate number of outstanding shares of Class B Stock;

          (iv) multiplied by the aggregate number of outstanding shares of Class A Stock (a "Minority Protection Transaction").

     (e)(2) In determining the number of outstanding shares of Class A Stock and Class B Stock for purposes of determining excess shares of Class A Stock under subdivision (e)(1) hereof, any shares of Class A Stock or Class B Stock acquired by this Corporation since the last date on which a Related Person acquired any Class A Stock or Class B Stock (whether treasury or retired) shall be deemed still to be outstanding. Determination of excess shares of Class A Stock for purposes of subdivision (e)(1) shall be made as of the date that a Related Person, directly or indirectly, alone or with others, would seek to exercise or direct the exercise of voting power with respect to those shares of Class A Stock.

     (e)(3) In the event the Related Person elects to acquire a sufficient number of shares of Class B Stock in order to eliminate excess shares of Class A Stock as determined by paragraph (e)(1) hereof, the price to be paid by the Related Person for the shares of Class B Stock shall be at least equal to the higher of (a) the highest per share price (including any brokerage commissions and transfer taxes) paid by the Related Person, in cash or in non-cash consideration, for any shares of Class A Stock acquired by that person in the six-month period ending on the date such person becomes a Related Person or (b) the highest closing sale price of the Class A Stock during the 30-day period preceding and following the acquisition of shares of the Class B Stock. The value of any non-cash consideration will be determined by the Board of Directors of the Corporation acting in good faith. The highest closing sale price of the Class A Stock will be the highest closing price on the Composite Tape for the New York Stock Exchange -- Listed Stocks or, if the Class A Stock is not quoted on the Composite Tape on the New York Stock Exchange, or, if the Class A Stock is not listed on the New York Stock Exchange, then on any other principal United States national securities exchange on which the Class A Stock is listed, or, if the Class A Stock is not listed on any United States national securities exchange, the highest closing bid quotation for the Class A Stock during the 30-day period on the National Association of Securities Dealers, Inc. Automated Quotations System or any system in use, or, if no quotations are available, the fair market value during the 30-day period of the Class A Stock as determined in good faith by the Board of Directors of the Company.

     (e)(4) A Minority Protection Transaction shall also be required to be effected by any Related Person that acquires beneficial ownership of the next higher integral multiple of 5% (e.g. 15%, 20%, 25%, etc.) of the outstanding shares of Class A Stock after the Effective Time (other than upon original issuance, by operation of law, by will or the laws of descent and distribution, by gift or by foreclosure of a bona fide loan) if such

Related Person does not then own an equal or greater percentage of the outstanding shares of Class B Stock in excess of 10% acquired after the Distribution Date. Such Related Person desiring not to have excess shares of Class A Stock shall be required to acquire by any legal means that number of shares of Class B Stock prescribed by the formula set forth in the preceding clauses hereof.

     (e)(5) Unless there are affirmative attributes of concerted action, acting or agreement to act in concert with any other person shall not include for purposes of subdivision (e)(1), actions taken or agreed to be taken by persons acting in their official capacities as directors or officers of the Corporation including voting revocable proxies solicited by management of the Corporation or action by persons related by blood or marriage.

     (e)(6) If any Related Person fails to acquire a sufficient number of shares of Class B Stock to eliminate excess shares of Class A Stock pursuant to subdivision (e)(3) hereof, such Related Person shall not be entitled to vote any excess shares of Class A Stock beneficially owned by such Related Person unless and until such requirements are complied with or unless and until all excess shares of Class A Stock are no longer beneficially owned by such Related Person. To the extent that the voting power of any Class A Stock cannot be exercised pursuant to this subdivision, that Class A Stock shall not be included in the determination of the voting power of the Corporation for any purpose under this Certificate of Incorporation as amended or under the Delaware General Corporation Law.

     (e)(7) The Minority Protection Transaction requirement shall not apply to any increase in percentage ownership of Class A Stock resulting solely from a change in the total amount of Class A Stock outstanding, provided that any acquisition by any person or group owning 10% or more of the Class A Stock occurring after such change shall be subject to any Minority Protection Transaction requirement that would be imposed with respect to a Related Person pursuant to this subdivision (e) of Article FOURTH.

     (e)(8) All calculations with respect to percentage ownership of issued and outstanding shares of either class of Capital Stock will be based upon the number of issued and outstanding shares reported by the Corporation to the Securities and Exchange Commission on the latest of the following filings, (i) the Corporation's most recent Annual Report on Form 10-K, (ii) its most recent Quarterly Report on Form 10-Q, or (iii) if any, its most recent Current Report on Form 8-K.

     (e)(9) For purposes of this subdivision (e) of this Article FOURTH, the term "person" means a natural person, company, government or political subdivision, agency or instrumentality of a government or other entity. "Beneficial Ownership" shall be determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act") or any successor regulation. The formation or existence of a "group" shall be determined pursuant to Rule 13d-5(b) under the 1934 Act or any successor regulation.

                                                                         ANNEX D

                          JANNEY MONTGOMERY SCOTT INC.
                                  26 BROADWAY
                            NEW YORK, NEW YORK 10004

                                 June 15, 1997

Board of Directors
Frederick's of Hollywood, Inc.
6608 Hollywood Boulevard
Hollywood, California 90028

Board of Directors:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of outstanding shares of common stock ("Stockholders") of Frederick's of Hollywood, Inc. ("FOH" or the "Company") of the $6.14 cash price per share to be paid to the Stockholders (the "Consideration") in the proposed merger pursuant to the Agreement and Plan of Merger dated June 15, 1997 ("Merger Agreement") entered into between FOH, and an entity ("Buyer") to be formed by Knightsbridge, Inc. (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement.

     Janney Montgomery Scott Inc. ("JMS"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with the preparation of fairness opinions, mergers and acquisitions, rights offerings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate, and other purposes.

     In connection with our opinion, we have reviewed the Merger Agreement, certain financial and other information of FOH, including internal analyses, reports, forecasts and other information. We have held discussions with senior management of FOH concerning the current operations, financial conditions and prospects of FOH. In addition, we have (i) reviewed the price and trading histories of FOH's two classes of common stock and compared those prices and trading histories with those of publicly traded companies we deemed relevant;
(ii) compared the financial positions and operating results of FOH with those of publicly traded companies we deemed relevant; (iii) compared certain financial terms of the Proposed Transaction to certain financial terms of selected other business combinations we deemed relevant; (iv) performed a net present value calculation on a three year forecasted income statement provided to JMS by the Company; and (v) conducted such other financial studies, analyses and investigations, and reviewed such other factors, as we deemed relevant.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for purposes of this opinion. With respect to financial forecasts, we assumed that they have been reasonably prepared on basis reflecting the best currently available information and judgment of the future financial performance of FOH. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with such valuations or appraisals.

     Our opinion is necessarily based on financial, economic, market and other conditions as they exist on, and information made available to us as of, the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Payment of JMS' fairness opinion fee is not contingent upon the conclusion reported. In our role as investment banker to the Company, JMS will be paid an additional fee upon completion of the Transaction.

     It should be understood that this letter is for the information of the Board of Directors only in connection with its consideration of the Proposed Transaction and does not constitute a recommendation to any Stockholder on the Proposed Transaction, and may not be used for any other purpose without our prior written consent.

     Based upon and subject to the foregoing, it is our opinion, as of the date hereof, the Consideration is fair, from a financial point of view, to the Stockholders of FOH.

                                          Sincerely yours,

                                          JANNEY MONTGOMERY SCOTT INC.

                                          By: /s/ HERBERT M. GARDNER
                                            ------------------------------------
                                            Herbert M. Gardner
                                            Senior Vice President

                                                                         ANNEX E

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SEC. 262. APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholder of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or
     (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX F

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  FORM 10-K 405

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 -- Fee Required

                  For the fiscal year ended August 31, 1996 or

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934 -- No Fee Required

                For the transition period from _______ to _______

                           Commission File No. 1-8252
                         FREDERICK'S OF HOLLYWOOD, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                       95-2666265
(State of Incorporation)                    (IRS Employer Identification Number)

             6608 HOLLYWOOD BOULEVARD, LOS ANGELES, CALIFORNIA 90028 (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (213) 466-5151

           SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                       Name of each exchange
        Title of each class                             on which registered
        -------------------                             -------------------
CLASS A CAPITAL STOCK $1 PAR VALUE                    NEW YORK STOCK EXCHANGE
CLASS B CAPITAL STOCK $1 PAR VALUE

        SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT: NONE

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 of 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                          Yes   X        No
                              -----         -----

Indicate by checkmark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this
Form 10-K.    X
            -----

The aggregate market value of capital stock held by nonaffiliates of the registrant as of October 16, 1996 was approximately $8,165,000 for Class A Capital Stock and $11,289,000 for Class B Capital Stock.

Number of shares of capital stock outstanding on October 18, 1996 was 2,955,309
- Class A capital Stock and 5,903,118 - Class B Capital Stock.

                      DOCUMENTS INCORPORATED BY REFERENCE:

Portions of Registrant proxy statement and notice of annual meeting for the meeting of January 30, 1997 is incorporated by reference in Part III.

                                TABLE OF CONTENTS

                                                              Page
                                                              ----
                            PART I

Item 1.  Business.....................................         1

Item 2.  Properties...................................         3

Item 3.  Legal Proceedings............................         4

Item 4.  Submission of Matters to a Vote of Security
            Holders...................................         4

               Executive Officers of the Registrant...         5


                            PART II

Item 5.  Market for the Registrant's Common Equity and
            Related Stockholder Matters...............         6

Item 6.  Selected Financial Data......................         6

Item 7.  Management's Discussion and Analysis of
            Financial Condition and Results of Operations      7

Item 8.  Financial Statements and Supplementary Data..         11

Item 9.  Changes in and Disagreements with Accountants on
            Accounting and Financial Disclosures......         25

                           PART III

Item 10. Directors and Executive Officers of the
            Registrant................................         26

Item 11. Executive Compensation.......................         26

Item 12. Security Ownership of Certain Beneficial
            Owners and Management.....................         26

Item 13. Certain Relationships and Related Transactions        26

                            PART IV

Item 14. Exhibits, Financial Statement Schedules and
            Reports on Form 8-K.......................         27

                                     PART I

Item 1.  BUSINESS

(a)      General Development of Business

Frederick's of Hollywood, Inc., incorporated in 1962, as a successor to a business established in 1946, is a retailer of women's apparel merchandise through mail order catalogs and boutique specialty stores. Frederick's of Hollywood, Inc., is a Delaware corporation with executive offices at 6608 Hollywood Boulevard, Los Angeles, California 90028, and its telephone number is
(213) 466-5151. Frederick's of Hollywood, Inc. and its consolidated subsidiaries are hereby called "Registrant" or "Company".

On June 14, 1996, the Company, along with the founding family shareholders' trusts, retained the investment banking firm Janney Montgomery Scott Inc. as financial advisor in an exclusive agreement for the purpose of presenting to our Board of Directors and the trusts, a program to enhance the value of the Company's shares.

The program could include the sale of Frederick's shares owned by the trusts, which aggregates approximately 50.2 percent of the total shares outstanding, or possibly the sale of all shares or assets, merger or other consolidation, share repurchase or by recapitalization, joint venture, or otherwise.

(b)      Financial Information about Industry Segments

Information about industry segments is set forth on page 24 and under the captions "Results of Operations" and "Financial Condition" starting on page 7.

(c)      Narrative Description of Business

The information set forth under the captions "Results of Operations" and "Financial Condition" starting on page 6 provides additional information on the Company.

It is Registrant's policy to make frequent review of its selling price structure in order to determine the advisability or necessity of marking down the selling price of its merchandise.

Registrant purchases its merchandise from a variety of manufacturers. It is not dependent on any one manufacturer. Registrant retains the services of buying representatives in New York City to assist in fashion market coverage.

Buying and distributing personnel are jointly responsible for inventory replenishment in the stores, principally by causing inventory to be shipped from Registrant's distribution center or by ordering drop-shipments of certain items direct to stores by manufacturers.

Employees

Registrant employs regularly on a full or part-time basis approximately 1,600 people. Due to the seasonal nature of the retail business, the number of employees increases during the Christmas season to approximately 2,000. Registrant does not have any collective bargaining agreements and Registrant considers its relations with its employees to be good.

Capital Expenditures

During Fiscal 1996, Registrant opened three new stores, remodeled seven, and closed one, resulting in a net increase of 11,000 square feet. During the year, more than $4,073,000 was invested in new stores, remodels, fixtures and equipment. The capital budget will be approximately $10,000,000 for fiscal 1997. The Company anticipates it will have sufficient funds generated internally from operations to support its operating and capital requirements. If internally generated funds are not sufficient, capital expenditures will be limited to the extent that funds are internally available.

Mail Order Catalog Operations

Registrant's mail order subsidiary engages in extensive operations in all 50 states. Sales are generated through catalogs published eleven times a year. Four of these issues are reprinted in a revised form for which a second mailing is made. The catalogs are distributed primarily to customers on a mailing list which has been developed over a number of years. The list has been developed through extensive list rental, advertising in magazines and newspapers and undergoes continuous review and updating. Approximately 52,000,000 catalogs are distributed annually. Advertising, catalog costs and mailing expenses, approximated $21,393,000 in Fiscal 1996.

The subsidiary's mailing list of approximately 1.5 million names is one of its more valued possessions. The company rents its list to other direct marketing firms in order to maximize mail order sales and list rental revenue.

The subsidiary offers a money-back guarantee on all customer purchases. Slow-moving and obsolete merchandise is offered at reduced prices through the media of sale catalogs and package inserts.

Retail Store Operations

The Registrant operated 206 women's apparel stores in 39 states during Fiscal 1996 as compared with 204 stores in the prior fiscal year. Substantially all stores are located in shopping malls with store size ranging from 900 to 5,400 square feet and totaling 277,000 square feet.

During the past five years, 42 new stores have been opened and 29 stores have been closed.

Each of Registrant's retail stores employs a manager responsible for sales, displaying merchandise, selecting and supervising personnel. Each manager reports to a District Manager who reports to a Regional Vice President. Inventory markup, pricing and distribution is determined by the respective merchandising staffs of Registrant.

The retail stores offer a guarantee of customer satisfaction. Policy regarding price adjustments to slow-selling and damaged or shopworn inventory is to reduce the selling price to whatever level necessary to effect a sale of this merchandise.

Trademarks

Registrant has registered its name as a trademark and markets its products under such name. The trademarks are renewed every 20 years.

Competition

Registrant is in active competition with department stores and specialty stores selling similar products. The department stores are generally larger, well-established companies with greater financial resources. It is not practical to estimate the number of all competitors because of the markets served. Registrant competes on the basis of price, quality, and customer service.

Item 2.  PROPERTIES

Registrant owns its principal office and retail store distribution center located at 6608 Hollywood Boulevard, Los Angeles, California 90028. The 63,500 square-foot building includes 5,400 square feet used as a retail store.

With the exception of the retail store located at its principal place of business, Registrant conducts all its retail operations in rented or leased facilities. The majority of the leases are for terms of ten years. Substantially all of the leases provided for fixed minimum annual rentals and a percentage rental based on sales. In addition, Registrant, in most cases, must pay any increase in real estate taxes over the base year of the lease as additional rental.

In addition to the retail stores mentioned above, Registrant leases two other facilities:

1. A 72,000 square foot concrete tilt-up building that is used as a mail order warehouse, operations, order processing and fulfillment center.

2. A 14,200 square foot office space that is used for accounting, data processing and administrative functions.

Item 3.  LEGAL PROCEEDINGS

There are no pending legal proceedings to which Registrant is a party or of which any of its property is subject, other than ordinary routine litigation incidental to its business which are not deemed material.

Item 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to security holders during the fourth quarter ended August 31, 1996.

                        EXECUTIVE OFFICERS OF REGISTRANT

         Executive officers of the Company are elected annually by the Board of Directors and serve at the pleasure of the Board. Certain information concerning such executive officers is set forth below:

George W. Townson     55   Chairman, President, and Chief Executive Officer
                           since 1985.

John B. Hatfield      53   Executive Vice President, Chief Financial and
                           Administrative Officer, Secretary and
                           Treasurer since 1990.

Nitin G. Parikh       46   Vice President, Control and Planning since 1989.

Robert R. Genest      58   President - Retail Division since 1994; Executive
                           Vice President, General Manager - Retail
                           Division 1990-1994.

Geric B. Johnson      45   Executive Vice President - Mail Order Division
                           since 1994; Vice President - Mail
                           Order Operations 1989-1994.

All of the above officers have been actively engaged in Registrant's business for the past five years.

                                     PART II


Item 5.  MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
         MATTERS.

(a)      MARKET PRICE RANGES

The capital stock of Frederick's of Hollywood, Inc. is traded on the New York Stock Exchange. Ticker symbol: FOH.A and FOH.B. The following table sets forth the closing high and low market prices per share of the Company's capital stock:

                                Class A                         Class B
                             Capital Stock                   Capital Stock
                           ------------------              ------------------
                            High         Low                High         Low
                            ----         ---                ----         ---
FISCAL 1996
  First quarter            $5 5/8      $4 3/8              $5 1/2      $4 1/4
  Second quarter            4 7/8       3 7/8               4 3/4       3 1/2
  Third quarter             4 3/4       3 3/4               4 3/4       3 1/4
  Fourth quarter            5 3/4       3 7/8               5 1/4       3 5/8

FISCAL 1995
  First quarter            $4 7/8      $3 3/4              $4 3/4      $3 1/4
  Second quarter            6 1/8       3 5/8               5 5/8       3 1/2
  Third quarter             5 1/2       4 3/8               5 1/2       3 7/8
  Fourth quarter            6 1/4       5 1/8               6 1/2       4 1/2


(b) As of October 3, 1996, Registrant had 580 Class A and 504 Class B stockholders of record.

(c) The Company paid quarterly cash dividends on both Class A and Class B shares of 2.5 cents per share in Fiscal 1996 and a semi-annual dividend of
     2.5 cents per share in Fiscal 1995.

Item 6.  SELECTED FINANCIAL DATA

The following table summarizes data from the Company's annual financial statement for the years 1992 through 1996 and the notes thereto. The Company's fiscal year ends on the Saturday closest to August 31. Fiscal year 1994 consisted of 53 weeks, all other years presented consist of 52 weeks. The Company's complete annual financial statement and notes thereto for fiscal 1996 are on pages 13 through 25 of this Form 10-K 405.

                           FIVE YEAR FINANCIAL SUMMARY

(In thousands except percentages
 and per share data)                           1996          1995          1994          1993          1992
                                           --------      --------       -------       -------      --------
OPERATING RESULTS:
Net sales                                  $148,090      $142,931       $132,153      $128,516     $117,030
Gross profit                                 60,031        58,728         54,744        55,622       52,862
Earnings (loss) before income taxes            (664)        4,412         (1,705)        7,655        8,018
Net earnings (loss)                            (438)        2,652           (903)        4,737        5,073
Primary earnings (loss) per share
   Classes A & B                               (.05)          .31           (.10)          .53          .57
Cash dividends per share -
   Classes A & B                                .10          .075            .05           .05          .05
Primary weighted average shares
  outstanding - Classes A & B                 8,745         8,693          8,876         8,915        8,698
FINANCIAL POSITION AT YEAR END:
Working capital                              20,447        21,263         17,486        15,783       11,213
Total assets                                 52,709        55,952         55,417        50,838       45,790
Long-term debt                                  240           480            720            --           --
Capital lease obligations                       672           884            701         1,207        1,663
Stockholders' equity                         35,525        36,599         34,413        36,615       32,204
Equity per share - Classes A & B               4.06          4.21           3.88          4.11         3.67
FINANCIAL RATIOS:
Net earnings (loss) to sales                   (0.3)%         1.9%          (0.7)%         3.7%         4.3%
Net earnings (loss) to average
   stockholders' equity                        (1.2)%         7.4%          (2.5)%        13.8%        17.2%
Current ratio                                   2.6           2.5            2.1           2.4          2.1
                                           --------      --------       --------      --------     --------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Management's discussion and analysis should be read in conjunction with the Company's financial statements and the notes related thereto.

RESULTS OF OPERATIONS
SALES - Consolidated sales increased in 1996 to $148,090,000 from $142,931,000 in 1995 and $132,153,000 in 1994. The percentage of sales increases were 3.6% and 8.2% in 1996 and 1995 respectively. The factors contributing to the increase in each segment were as follows:

         Retail Store sales volume increased $1,663,000 or 2.2% in 1996 when compared to 1995 and increased $3,731,000 or 5.1% in 1995 when compared to 1994. The increased sales volume for 1996 is attributable to increased promotional activity, which includes increased markdowns (13.7% of sales compared with 13.4% last year) and $643,000 in additional promotional/advertising expenses. Despite achieving higher sales for the year, the rate of sales growth was not sufficient to offset the increased costs. The increase in retail store sales volume in 1995 was due to the positive response to our value pricing program which was implemented late in 1994. Comparable store sales volume for 1996 increased 1.3% and increased 6.5% in 1995.

         In Fiscal 1996, three stores were opened and one was closed while, in 1995, seven stores were opened and eleven were closed. At the end of 1996 the Company operated 206 stores in 39 states.

         The Company conducts market tests and or market research on a continuous basis in an effort to improve profitability. The effect on net income associated with the tests and or research presently being performed is not material. The effect of the successful execution of current surveys' recommendations, test results or our current implementation of new merchandise and marketing strategies on future financial condition and results of operations is not presently determinable.

         Mail Order sales increased $3,496,000 or 5.2% in 1996 when compared to 1995 and $7,047,000 or 11.8% in 1995 when compared to 1994. The increase in sales volume for 1996 when compared to 1995 is attributable to an increase in the number of catalogs distributed. The increase in sales volume for 1995 when compared to 1994 is attributable to an increase in volume due to the number of catalogs distributed as well as an increase in catalog productivity.

COST OF GOODS SOLD (INCLUDING BUYING AND OCCUPANCY COST) - Cost of goods sold increased $3,856,000 or 4.6% in 1996 compared to 1995 and $6,794,000 or 8.8% in
1995 compared to 1994. As a percentage of sales, cost of goods sold were 59.5% in 1996, 58.9% in 1995, and 58.6% in 1994. The increase in the cost of goods, buying and occupancy cost percentage for 1996 is mainly attributable to increased markdowns (mentioned above), inventory shrinkage and rent. The increase in cost of goods sold for 1995 in dollars as well as a percentage of sales is attributable to reduced markup to accommodate our value pricing program and increased markdowns in both retail and mail order.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES - Selling, general and administrative expenses increased $5,914,000 from 1995 to 1996 and increased $2,427,000 from 1994 to 1995. As a percentage of sales, these expenses were 41.1% in 1996, 38.5% in 1995, and 39.7% in 1994. Expenses for 1996 reflect higher payroll, catalog production, postage and our catalog toll-free line (due to the implementation of telephone operators having access to inventory availability while speaking with customers). Expenses for 1995 reflect slightly higher payroll dollars while the percentage to sales decreased 0.8% and an increase in advertising dollars as well as percentage increase of 0.3%.

PROVISION FOR STORE CLOSINGS - In the fourth quarter of fiscal 1994, the Company recorded a provision for closing twelve stores and the write down of certain display fixtures of $3,442,000.

In the fourth quarter of fiscal 1995, the Company recorded a $790,000 pre-tax credit to the provision for store closing due to favorable lease settlements from landlords on some closed stores and the inability of the Company to close two stores out of the original 12 stores identified for closure because of changing business and economic conditions that made closing these two stores unfeasible.

See Note 3 of Notes to Consolidated Financial Statements for additional disclosure related to the provision for store closure.

The Company does not expect a material impact on liquidity or operating results from its inability to close two of the stores as originally planned.

OTHER INCOME (EXPENSE) - Interest expense represents the payment of interest on ESOP debt and capitalized leases. The decrease in miscellaneous other expense of $296,000 for 1995 when compared to 1994 represents, primarily, an increase in interest income. The increase in miscellaneous other income for 1996 of $314,000 represents a reduction in the loss on the sale of fixed assets.

INCOME TAXES - The effective tax rate for 1996 was (34.0%) compared with 39.9% in the prior year.

CHANGE IN ACCOUNTING PRINCIPLE - Effective August 29, 1993, the Company changed its method of accounting for income taxes by adopting the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Statement 109 requires a change from the deferred method of accounting for income taxes under APB Opinion No. 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement and tax basis of assets and liabilities using enacted tax rates expected to apply in the years in which the temporary differences are expected to reverse. As permitted by Statement 109, the Company has elected not to restate the financial statements of prior years.

The adoption of Statement 109 resulted in the recognition of $120,000 of deferred federal tax benefits in fiscal 1993.

FINANCIAL CONDITION
LIQUIDITY AND CAPITAL RESOURCES - Cash and cash equivalents were $8,379,000, $11,441,000, and $10,556,000 for 1996, 1995, and 1994, respectively. Total working capital decreased to $20,447,000 in 1996 from $21,263,000 in 1995 and $17,486,000 in 1994. The current ratio was 2.6, 2.5, and 2.1 in 1996, 1995, and
1994, respectively.

Inventory decreased $309,000 to $19,553,000 in 1996 from $19,862,000 in 1995.
The Company continues to closely monitor its inventories and believes its inventory position is substantially on plan relative to the anticipated sales trend.

Prepaid expenses decreased $400,000 in 1996. Total current liabilities, excluding capital lease obligations and ESOP loan decreased $1,836,000 in 1996. The decrease in prepaid expenses is attributed to the difference in the timing of invoice payments.

The current income tax receivable of $945,000 for 1996 and $213,000 for 1995 represents the anticipated refund of taxes paid based upon required estimated tax payments that exceeded the Company's liability.

Deferred catalog cost decreased $384,000. The decrease is attributable to the timing difference of catalog mailings.

Stockholders' equity was $35,525,000, $36,599,000, and $34,413,000 in 1996,
1995, and 1994, respectively. Equity per share was $4.06, $4.21, and $3.88 in 1996, 1995, and 1994, respectively.

During the year more than $4,073,000 was invested in new stores, remodels, fixtures, and equipment. Our capital expenditures budget is approximately $10,000,000 for fiscal 1997 which we anticipate funding through cash generated internally from operations or from cash on hand.

The Company expects to remodel 22 existing stores and open eight new stores by the end of fiscal 1997. Management estimates that the Company's cash requirement will be approximately $325,000 (excluding inventory) for each store. Accordingly, the Company expects to use approximately $10,000,000 for store openings and remodels during this period. The Company anticipates it will have sufficient funds generated internally from operations or cash on hand to support its operating and capital requirements in fiscal 1997. However, with the number of lease expirations during fiscal 1998 and 1999 internally generated funds will not be sufficient to support the Company's operating and capital expenditure needs.

SHAREHOLDER VALUE PROGRAM
On June 14, 1996, the Company, along with the founding family shareholders' trusts, retained the investment banking firm Janney Montgomery Scott Inc. as financial advisor in an exclusive agreement for the purpose of presenting to our Board of Directors and the trusts, a program to enhance the value of the Company's shares.

The program could include the sale of Frederick's shares owned by the trusts, which aggregates approximately 50.2% of the total shares outstanding, or possibly the sale of all shares or assets, merger or other consolidation, share repurchase or by recapitalization, joint venture, or otherwise.

SEASONALITY
The Company's business is seasonal in nature with the Holiday Season and Valentine's Day (which both fall within the second quarter) historically accounting for the largest percentage of sales volume. In the Company's two most recent fiscal years, the second quarter accounted for approximately 30% of the Company's annual sales.

IMPACT OF INFLATION
The primary inflationary factor related to the Company's operations is reflected in higher store rentals. Furthermore, some of the Company's present leases provide for the escalation of annual rentals based upon increases in specific cost of living indices. The Company expects that most of the leases it enters into in the future will contain similar provisions.

STATEMENT REGARDING FORWARD LOOKING DISCLOSURE
The preceding Management's Discussion and Analysis contains various forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Exchange Act, which represent the Company's expectations or beliefs concerning future events. The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, the sufficiency of the Company's working capital and cash flows from operating activities. In addition, these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, without limitation, a decline in demand for the merchandise offered by the Company, the ability of the Company to locate and obtain acceptable store sites and lease terms or renew existing leases, the ability of the Company to gauge the fashion tastes of its customers and provide merchandise that satisfied customer demand, management's ability to manage the Company's expansion, the effect of economic conditions, the effect of severe weather or natural disasters and the effect of competitive pressures from other retailers.

Item 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Financial Statements:                                         Page
  Report of Independent Auditors............................   12
  Consolidated Statements of Operations.....................   13
  Consolidated Balance Sheets ..............................   14
  Consolidated Statements of Cash Flows.....................   15
  Consolidated Statements of Changes in Stockholders' Equity   16
  Notes to Consolidated Financial Statements ...............   16

Financial Statement Schedules:

         Schedules and notes not included have been omitted because they are not applicable or the required information is included in the consolidated financial statement and notes thereto.

Supplementary Data:

  Quarterly Financial Summary (unaudited)..................    25

INDEPENDENT AUDITORS' REPORT

To the Directors and Stockholders of Frederick's of Hollywood, Inc.:

We have audited the accompanying consolidated balance sheets of Frederick's of Hollywood, Inc. and subsidiaries as of August 31, 1996, and September 2, 1995 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended August 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Frederick's of Hollywood, Inc. and subsidiaries as of August 31,1996, and September 2, 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended August 31, 1996 in conformity with generally accepted accounting principles.




Los Angeles, California
October 25, 1996

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (000's Omitted, except per share data)

                                               1996              1995              1994
                                             --------          --------          --------
Net sales                                    $148,090          $142,931          $132,153
                                             --------          --------          --------

Costs and expenses:
  Cost of goods sold,
    buying and occupancy costs                 88,059            84,203            77,409
  Selling, general and
    administrative expenses                    60,871            54,957            52,530
  Provision for store closing                     --               (790)            3,442
                                             --------          --------          --------
                                              148,930           138,370           133,381
                                             --------          --------          --------
Operating profit(loss)                           (840)            4,561            (1,228)
                                             --------          --------          --------

Other income (expense):
  Interest expense                               (107)             (118)             (150)
  Miscellaneous                                   283               (31)             (327)
                                             --------          --------          --------
                                                  176              (149)             (477)
                                             --------          --------          --------

Earnings(loss) before income taxes               (664)            4,412            (1,705)
Income taxes (benefit)                           (226)            1,760              (682)
                                             --------          --------          --------
Earnings (loss) before cumulative
  effect of a change in
  accounting principle                           (438)            2,652            (1,023)
                                             --------          --------          --------
Cumulative effect of a change
  in accounting principle                         --                --                120
                                             --------          --------          --------
Net earnings(loss)                           $   (438)         $  2,652          $   (903)
                                             --------          --------          ---------

Earnings(loss) per share
  Primary - Classes A & B                    $   (.05)         $    .31          $   (.10)
  Fully diluted - Classes A & B              $   (.05)         $    .30          $   (.10)
Weighted average shares outstanding
  Primary - Classes A & B                       8,745             8,693             8,876
  Fully diluted - Classes A & B                 8,745             8,702             8,875

          See accompanying notes to consolidated financial statements.

                           CONSOLIDATED BALANCE SHEETS
                                 (000'S OMITTED)

                                     ASSETS                              1996             1995
                                                                       --------         --------
CURRENT ASSETS:
  Cash and cash equivalents                                            $  8,379         $ 11,441
  Short term investment                                                     480               --
  Accounts receivable                                                       499              658
  Income tax receivable                                                     945              213
  Merchandise inventories                                                19,553           19,862
  Deferred income taxes                                                     843              765
  Prepaid expenses                                                        2,215            2,615
                                                                       --------         --------
Total current assets                                                     32,914           35,554
                                                                       --------         --------

PROPERTY AND EQUIPMENT, AT COST:
  Land                                                                      128              128
  Buildings and improvements                                                881              698
  Fixtures and equipment                                                 14,687           13,473
  Leasehold improvements                                                 20,130           18,878
  Property under capital leases                                           1,686            1,686
                                                                       --------         --------
                                                                         37,512           34,863
  Less accumulated depreciation
    and amortization                                                    (19,479)         (16,638)
                                                                       --------          -------
  Net property and equipment                                             18,033           18,225
  Deferred catalog costs                                                  1,723            2,107
  Other assets                                                               39               39
                                                                       --------         --------
TOTAL ASSETS                                                           $ 52,709         $ 55,925
                                                                       ========         ========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                                     $ 10,298          $11,617
  Dividends payable                                                         221              221
  Current portion of:
    Capital lease obligations                                               212              200
    ESOP loan guarantee                                                     240              240
  Accrued payroll                                                           430              526
  Accrued insurance                                                         828            1,018
  Other accrued expenses                                                    238              469
                                                                       --------         --------
Total current liabilities                                                12,467           14,291
                                                                       --------         --------

Capital lease obligations                                                   672              884
ESOP loan guarantee                                                         240              480
Deferred rent                                                               811              669
Deferred income taxes                                                     2,994            3,002
STOCKHOLDERS' EQUITY:
  Capital stock of $1 par value
    Authorized 15,000,000 Class A shares,
    35,000,000 Class B shares; issued
    2,955,000 Class A shares, 5,903,000
    Class B shares in 1996 and 1995                                       8,858            8,858
  Additional paid-in capital                                                732              738
  Reduction for ESOP loan guarantee                                        (456)            (701)
  Treasury stock                                                             (6)              (5)
  Retained earnings                                                      26,397           27,709
                                                                       --------         --------

  TOTAL STOCKHOLDERS' EQUITY                                             35,525           36,599
                                                                       --------         --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $ 52,709         $ 55,925
                                                                       --------         --------



          See accompanying notes to consolidated financial statements.

              CONSOLIDATED STATEMENTS OF CASH FLOWS (000'S OMITTED)


                                                     1996          1995          1994
                                                   --------      --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                  $   (438)     $  2,652      $   (903)
Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
  Provision for store closing                            --        (1,852)        3,290
  Depreciation and amortization                       4,174         4,105         4,206
  ESOP compensation                                     257           224            --
  Loss on sale of fixed assets                           84           431           358
  Changes in assets and liabilities:
    Accounts receivable                                 159          (130)          (54)
    Income tax receivable                              (732)          668          (881)
    Merchandise inventories                             309        (1,948)         (753)
    Prepaid expenses                                    400          (403)         (746)
    Deferred catalog costs                              384          (524)          183
    Other assets                                         --            (1)            5
    Accounts payable and
     accrued expenses                                (1,836)          677         3,011
    Deferred rent                                       142           158           215
    Deferred income taxes                               (86)          779        (1,062)
    Income taxes payable                                 --            --          (258)
                                                   --------      --------      --------
Net cash provided by operating activities             2,817         4,836         6,611
                                                   --------      --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of fixed assets                      7           205             2
  Purchase of short term investments                   (480)           --            --
  Capital expenditures                               (4,073)       (3,082)       (2,348)
                                                   --------      --------      --------
Net cash used for investing activities               (4,546)       (2,877)       (2,346)
                                                   --------      --------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of capital lease obligations                 (200)         (365)         (506)
  Payment of dividends                                 (869)         (431)         (443)
  Payment of dividends on unearned
    ESOP shares                                         (17)          (11)           --
  Purchase of treasury stock                             (7)          (26)           --
  Proceeds from exercise of
    stock options                                        --            --           108
  Net increase (decrease) in ESOP
    loan guarantee (liability)                         (240)         (240)          960
  Reduction for ESOP loan
    guarantee (equity)                                   --            --          (960)
  Stock split                                            --            (1)           (4)
                                                   --------      --------      --------
Net cash used for financing activities               (1,333)       (1,074)         (845)
                                                   --------      --------      --------
Net increase (decrease) in cash
  and cash equivalents                               (3,062)          885         3,420
Cash and cash equivalents at
  beginning of year                                  11,441        10,556         7,136
                                                   --------      --------      --------
Cash and cash equivalents at
  end of year                                      $  8,379      $ 11,441      $ 10,556
                                                   ========      ========      ========
SUPPLEMENTAL DISCLOSURE TO CONSOLIDATED
   STATEMENTS OF CASH FLOWS:
Cash flow information:
  Interest paid                                    $    111      $    118      $    150
  Income taxes paid                                     601           802         1,386
Non-cash investing and financing transactions:

  Leases capitalized                                     --           747            --
  Dividends declared                                    221           221            --
  Provision for store closing
    Fixed asset disposal                                 --           756
                                                                                    475
    Inventory disposal                                   --           183            24



             See accompanying notes to consolidated financial statements

                           CONSOLIDATED STATEMENTS OF
                         CHANGES IN STOCKHOLDERS' EQUITY


                                   Capital      Additional               Treasury
                                    Stock        Paid-in       ESOP        Stock       Retained
                                   Amount        Capital       Loan       at cost      Earnings
                                   -------      ----------     -----     --------      --------
Balance at August 28, 1993         $ 8,841        $ 698           --         --        $ 27,076
Stock split                             (2)          (2)          --         --              --
Stock options exercised                 19           75           --         --              --
ESOP loan guarantee                     --           --        $(960)        --              --
Tax benefit from
  exercise of stock options             --           14           --         --              --
Cash dividends                          --           --           --         --            (443)
  ($.05 per share)
Net loss                                --           --           --         --            (903)
                                   -------        -----        -----        ---        --------
Balance at September 3, 1994         8,858          785         (960)        --          25,730
Stock split                             --           (1)          --         --              --
ESOP loan guarantee                     --          (46)         259         --              --
Purchase of treasury stock              --           --           --        $(5)            (21)
Cash dividends
  ($0.075 per share)                    --           --           --         --            (652)
Net earnings                            --           --           --         --           2,652
                                   -------        -----        -----        ---        --------
Balance at September 2, 1995         8,858          738         (701)        (5)         27,709
ESOP loan guarantee                     --           (6)         245         --              --
Purchase of treasury stock              --           --           --         (1)             (5)
Cash dividends
  ($0.10 per share)                     --           --           --         --            (869)
Net loss                                --           --           --         --            (438)
                                   -------        -----        -----        ---        --------
Balance at August 31, 1996         $ 8,858        $ 732        $(456)       $(6)       $ 26,397
                                   =======        =====        =====        ===        ========



                 See accompanying notes to financial statements.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE ONE.  THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY AND BASIS OF PRESENTATION The consolidated financial statements include the account of Frederick's of Hollywood, Inc. and its subsidiaries (collectively referred to as the Company). All significant intercompany balances and transactions have been eliminated in consolidation. Frederick's of Hollywood, Inc. (a Delaware Corporation), incorporated in 1962, as a successor to a business established in 1946, is a retailer of women's apparel merchandise through mail order catalogs and boutique specialty stores.

On June 14, 1996, the Company, along with the founding family shareholders' trusts, retained the investment banking firm Janney Montgomery Scott Inc. as financial advisor in an exclusive agreement for the purpose of presenting to our Board of Directors and the trusts, a program to enhance the value of the Company's shares.

The program could include the sale of Frederick's shares owned by the trusts, which aggregates approximately 50.2% of the total shares outstanding, or possibly the sale of all shares or assets, merger or other consolidation, share repurchase or by recapitalization, joint venture, or otherwise.

FISCAL YEAR The Company's fiscal year ends on the Saturday closest to August 31. Fiscal years 1996, 1995, and 1994 ended on August 31, September 2, and September 3 respectively. Fiscal years 1996 and 1995 consisted of 52 weeks, while fiscal year 1994 consisted of 53 weeks.

CASH EQUIVALENTS AND SHORT TERM INVESTMENTS The Company considers highly liquid investments with an initial maturity of three months or less to be cash equivalents. Cash equivalents and short term investments are carried at cost, which approximates fair value. Short term investments consist solely of a certificate of deposit with a maturity at date of purchase of 12 months.

USE OF ESTIMATES The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

MERCHANDISE INVENTORIES Merchandise inventories are valued at the lower of cost or market on the first-in, first-out basis.

DEPRECIATION AND AMORTIZATION Properties and equipment are depreciated on the straight-line method based upon useful lives which range from 10 to 25 years for buildings and improvements and four to ten years for equipment. Leasehold improvements are amortized over the remaining term of the lease or their useful lives, whichever is shorter.

INCOME TAXES Income taxes are accounted for under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Effective August 29, 1993, the Company adopted Statement 109 and has reported the cumulative effect of that change in the method of accounting for income taxes in the 1994 consolidated statement of operations. Pursuant to the deferred method under APB Opinion No. 11, which was applied in 1993 and prior years, deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable for the years of the calculation.

ADOPTION OF ACCOUNTING STANDARDS In October 1995 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" (FAS 123). The Company has elected to adopt FAS 123 in fiscal 1997 through disclosure only.

DEFERRED CATALOG COSTS The Company expenses the costs of advertising for magazines, radio, and other media the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits.

Direct-response advertising consists primarily of catalog production and mailing costs that have not yet been fully amortized over the expected revenue stream, and are classified as non-current assets. Prior to mailing, catalog costs are classified as prepaid expenses.

Catalog costs reported as prepaid expenses were $829,000 and $1,351,000 for 1996 and 1995, respectively. Advertising expense (excluding postage) was $18,742,000, $15,168,000 and $13,766,000 for 1996, 1995, and 1994, respectively.

IMPAIRMENT OF LONG-LIVED ASSETS In the event that facts and circumstances indicate that the cost of long-lived assets or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

RECLASSIFICATIONS Certain reclassifications have been made to the prior years' consolidated financial statements to conform to the 1996 presentation.

NOTE TWO.  EARNINGS (LOSS) PER SHARE

Earnings (loss) per share calculations are based on the weighted average number of shares of common stock outstanding during each period plus common stock equivalents. Common stock equivalents reflect the assumed exercise of dilutive employees' stock options less the number of treasury shares assumed to be purchased from the proceeds using average market price or, for fully diluted earnings per share, the greater of the average market price or period end market price of the Company's common stock.

The Company has two classes of stock, Class A capital stock and Class B capital stock. Both classes of stock have substantially identical rights, including dividend rights, except that the Class A stock will have one vote per share and Class B stock will be non-voting, unless such class is entitled to vote as a matter of law.

(In thousands except per share data)                1996         1995           1994
                                                  ------       ------         ------
Net earnings (loss)                               $ (438)       2,652           (903)
                                                  -------      ------         -------

Earnings (loss) per share
  before cumulative effect
  of a change in accounting
  principle
     Primary                                      $ (.05)         .31           (.11)
     Fully diluted                                $ (.05)         .30           (.11)

Per share cumulative effect
  of change in accounting
  principle
     Primary                                      $   --           --            .01
     Fully diluted                                $   --           --            .01

Earnings (loss) per common
  and equivalent share
     Primary                                      $ (.05)         .31           (.10)
     Fully diluted                                $ (.05)         .30           (.10)
Common and common
  equivalent shares
  (weighted average)
     Primary                                       8,745        8,693          8,876
     Fully diluted                                 8,745        8,702          8,875

NOTE THREE.  PROVISION FOR STORE CLOSING

In the fourth quarter of fiscal 1994, the Company recorded a provision for closing 12 stores and the write down of certain display fixtures of $3,442,000. The provision reflects anticipated costs associated with lease buyouts of $1,710,000, the non-recoverable investment in property, equipment and inventory of $1,644,000, and other expenses directly related to the store closings of $88,000.

In the fourth quarter of fiscal 1995, the Company recorded a $790,000 pre-tax credit to the provision for store closing due to favorable lease settlements from landlords on some closed stores and the inability of the Company to close two stores out of the original 12 stores identified for closure because of changing business and economic conditions that made closing these two stores financially unfeasible.

Charges against the store closing reserve for fiscal years 1996, 1995 and 1994, were $ -0-, $2,791,000 and $651,000, respectively. The summary for these charges are as follows (000's Omitted):

                                                        1996         1995          1994
                                                      ------       ------       -------

Lease buyouts                                         $   --       $1,055       $   150
Fixed assets/inventory                                    --          939           499
Other expenses                                            --            7             2
Unutilized portion of provision                           --          790            --
                                                      ------       ------       -------
  Total                                               $  -0-       $2,791       $   651
                                                      ======       ======       =======

The consolidated statement of operations includes sales and operating losses for the ten stores designated in the provision for store closing that were actually closed. A summary for the fiscal years 1996, 1995, and 1994 is as follows (000's Omitted):

                                  1996            1995             1994
                                 -----           -----           ------
Net sales                          -0-           $732            $1,909
Operating loss                     -0-            140               440

NOTE FOUR.  INCOME TAXES

The provisions for income taxes are as follows (000's Omitted):

                                   1996             1995           1994
                                 ------           ------          -----
CURRENT:  Federal                $ (167)          $  910          $ 217
          State                      27               71             43
DEFERRED: Federal                   (53)             573           (764)
          State                     (33)             206           (178)
                                 ------           ------          -----
                                 $ (226)          $1,760          $(682)
                                 ======           ======          =====

A reconciliation of income tax expense with the expected tax expense computed by applying the statutory Federal income tax rate to earnings before income taxes follows (000's Omitted):

                                  1996                1995                 1994
                             ---------------     --------------     ----------------
Earnings (loss)
 before taxes                $ (664) 100.0%      $4,412  100.0%     $(1,705)  100.0%
                             --------------      --------------     ----------------
Computed "expected"
 tax expense (benefit)       $ (226) (34.0%)     $1,500   34.0%     $  (580)  (34.0%)
State taxes, net of
 Federal tax benefit
 (expense)                       (6)  (0.9%)        183    4.2%         (89)   (5.2%)
Other items                       6    0.9%          77    1.7%         (13)   (0.8%)
                             --------------      --------------     -----------------
                             $ (226) (34.0%)     $1,760   39.9%     $  (682)  (40.0%)
                             ---------------     --------------     -----------------

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at August 31, 1996, September 2, 1995, September 3, 1994 are presented below:

Deferred tax assets:                                          1996         1995        1994
                                                           -------      -------      ------
  Provision for store closing                              $    --      $    --      $ 1,139

  Inventories, principally due to
    additional cost inventories
    for tax purposes pursuant to
    the Tax Reform Act of 1986                                 655          705          577
  Accrued expenses                                             138           60           20
  Other                                                         50           --           --
                                                           -------      -------      -------
     Total deferred tax assets                                 843          765        1,736
Deferred tax liabilities:
  Property and equipment, principally due to
    differences in depreciation                             (2,994)      (3,002)      (3,194)
                                                            ------       ------      -------
        Net deferred tax liability                         $(2,151)     $(2,237)     $(1,458)
                                                           =======      =======      =======

The Company has not provided for a valuation allowance against its deferred tax assets as realization of such assets is considered to be more likely than not.

NOTE FIVE.  EMPLOYEE STOCK OPTION AND BENEFIT PLANS

The Company has two stock options plans - The 1984 Plan which expired on September 26, 1994, and the 1990 Plan("The Plans") which provide for the granting of incentive stock options to officers and other key employees for the purchase of up 750,000 shares (250,000 Class A Capital Stock, 500,000 Class B Capital Stock) of the Company's capital stock. The exercisable features of the stock options are established by the stock option committee at the time of grant. The options are exercisable at prices not less than the market value at date of grant, and expire no later than ten years after date of grant. The Plans also provide for the granting of stock appreciation rights in conjunction with the options. The rights enable the holder to receive a payment equal to the excess of the fair market value of the Company's capital stock over the option price at the date of exercise. Such right may be exercised only if the holder exercises the accompanying stock option by purchasing one share of stock for each appreciation right exercised.

Transactions involving the Plans are summarized as follows (000's Omitted):

                                     1996           1995              1994
                                  -------         ------           -------
Outstanding at
  beginning of period                954          1,022               840
Granted                               --             --               501
Exercised                             --             --               (19)
Cancelled                            (22)           (68)             (300)
                                  ------          -----             -----
Outstanding at
  end of period                      932            954             1,022
                                  ------          -----            ------
Price range of options            $4.83-9.13      $4.83-9.13       $4.83-9.13
                                  ----------      ----------       ----------

At August 31, 1996, September 2, 1995, and September 3, 1994, 868,000, 769,000,
and 341,000 shares, respectively, were exercisable. There were no stock appreciation rights outstanding during the three-year period ended August 31, 1996.

The sale of shares acquired from the exercise of incentive stock options within one year of exercise results in state and federal income tax benefits to the Company equal to the difference between the market price at the date of exercise and the option price. During 1996, 1995, and 1994, $-0-, $-0-, and $14,000, respectively, was credited to additional paid-in capital for these tax benefits.

During fiscal 1993, the Company established a trust to administer a leveraged Employee Stock Ownership Plan (ESOP). In January 1994, the ESOP purchased 357,143 shares of the Company's Class A Capital Stock, financed by the proceeds from a $1,200,000 note issued by the ESOP and an initial contribution of $318,968 from the Company. The Company guaranteed the loan and is obligated to make annual contributions sufficient to enable the ESOP to repay the loan principal and interest. The loan guarantee is secured by a certificate of deposit in an amount equal to the outstanding principal balance. The terms of the ESOP loan guarantee include various covenants, all of which the Company was in full compliance. Charges to operations for this plan were $288,000, $303,000, and $288,000 for 1996, 1995, and 1994, respectively.
The shares of stock held by the ESOP have been placed with the ESOP trustee and are allocated to eligible employees annually. These shares are allocated in the same proportion that the current year's principal and interest payments bear to the total principal and interest paid over the life of the borrowing.

The ESOP shares, as of the end of 1996 and 1995 were as follows:

                                                        1996           1995
                                                     -------        -------
Allocated shares                                     185,584        129,700
Shares released for allocation                        58,418         61,617
Unreleased shares                                    107,165        165,583
Shares distributed                                    (2,505)        (5,733)
                                                     -------        -------
ESOP shares                                          348,662        351,167

Earnings per share includes 241,497 and 185,584 ESOP shares for 1996 and 1995 respectively.

The ESOP plan provides that, upon a change in control(see Note 1), the Company will provide for the full payment of any outstanding loan, allocate all shares and that all participant's accounts shall be fully vested.

The Company has non-qualified executive savings and retirement plans which provide benefits for certain executives of the Company. The plans allow for employee and matching employer contributions as well as an additional employer contribution in an amount necessary to provide for specified levels of benefits to participants upon retirement. The Company recorded expense of $177,000, $187,000, and $190,000 in fiscal 1996, 1995, and 1994, respectively.

NOTE SIX.  LEASES AND COMMITMENTS

The Company leases office equipment under capital leases expiring in various years through 2000. Future minimum lease payments under capital leases are as follows (000's Omitted):

1997                                                              $  211
1998                                                                 225
1999                                                                 238
2000                                                                 210
                                                                  ------
Total minimum lease payments                                      $  884
Less amount representing interest                                    102
                                                                  ------
Present value of minimum lease payments                           $  782
                                                                  ======

There are no executory costs of contingent rental provisions in the capital leases.

Store, warehouse and office facilities are occupied under operating leases providing for minimum rental commitments as follows (000's Omitted):

    1997                                                        $ 8,834
    1998                                                          7,307
    1999                                                          6,290
    2000                                                          5,309
    2001                                                          4,082
    2002 and thereafter                                           8,871
                                                                -------
    Total minimum payments required                             $40,693
                                                                =======

On substantially all leases, the Company is responsible for incremental rental increases based on sales, as well as repairs, maintenance and property taxes. Renewal privileges exist on certain leases. Total rent expense for 1996, 1995, and 1994 amounted to $12,344,000, $11,878,000, and $12,015,000, respectively.
The Company records rental expense on a straight line basis, any excess of rental expense over amounts paid is recorded as deferred rent.

The Company has outstanding letters of credit of $1,875,000 on August 31, 1996 for import merchandise.

The Company is a party to various claims, complaints, and other legal actions that have arisen in the normal course of business from time to time. The Company believes that the outcome of all pending legal proceedings, in the aggregate, will not have a material adverse effect on the Company's financial position or the results of its operations.

NOTE SEVEN.  SEGMENT INFORMATION

The Company, through its wholly owned subsidiaries, operates a catalog mail order business and a retail chain of women's specialty boutique stores. Financial information for each of these two business segments follows (000's Omitted):

                                               RETAIL        CATALOG                         CONSOL.
                                               STORES       MAIL ORDER       CORPORATE        TOTAL
                                               -------       -------         ---------       --------
1996
Net sales                                      $77,780       $70,310              --         $148,090
Operating profit(loss)                          (1,762)          922              --             (840)
Depreciation and amortization
   of property and equipment                     3,758           416              --            4,174
Capital expenditures                             3,832           241              --            4,073
Identifiable assets                             26,430        15,632          $10,647          52,709
                                               -------       -------          -------        --------
1995:
Net sales                                      $76,117       $66,814               --        $142,931
Operating profit                                   866         3,695               --           4,561
Depreciation and amortization
  of property and equipment                      3,691           414               --           4,105
Capital expenditures                             3,281           548               --           3,829
Identifiable assets                             26,124        17,382          $12,419          55,925
                                               -------       -------          -------        --------
1994:
Net sales                                      $72,386       $59,767               --        $132,153
Operating profit (loss)                         (3,641)        2,413               --          (1,228)
Depreciation and amortization
   of property and equipment                     3,804           402               --           4,206
Capital expenditures                             2,148           200               --           2,348
Identifiable assets                             27,361        14,989          $13,067          55,417
                                               -------       -------          -------        --------

In determining operating profit, various expenses are allocated to segments on the basis of sales, payroll and estimated assets employed. Identifiable assets are those directly employed by each segment and allocated on the basis of estimated usage.
Corporate assets are principally cash and cash equivalents.

NOTE EIGHT.  QUARTERLY RESULTS (UNAUDITED)

Quarterly financial data are summarized below (000's Omitted):

                              First        Second        Third         Fourth
                             Quarter       Quarter       Quarter       Quarter
                             -------       -------       -------       -------
1996:
Net sales                    $36,642       $44,565       $35,282       $31,601
Gross profit                  15,570        18,704        14,237        11,520
Net earnings(loss)               107         1,243          (686)       (1,102)
Primary:
   Classes A & B                 .01           .14         (.08)          (.13)
Fully diluted:
   Classes A & B                 .01           .14         (.08)          (.13)
1995:
Net sales                    $36,048       $41,427       $33,312       $32,144
Gross profit                  15,539        17,853        13,828        11,508
Net earnings(loss)             1,028         2,184           440        (1,000)
Primary:
   Classes A & B                 .12           .25           .05          (.11)
Fully diluted:
   Classes A & B                 .12           .25           .05          (.11)



Item 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are no disagreements with the Company's independent auditors.

                                    PART III

Information with respect to the following items is incorporated by reference in Registrant's 1997 Proxy Statement and notice of annual meeting for the meeting to be held on January 30, 1997 ("Proxy Statement"). However, information regarding executive officers is contained in Part I of this report pursuant to General Instruction G of this form.

Item 10. DIRECTOR AND EXECUTIVE OFFICERS OF THE REGISTRANT

Reference is made to the caption in Registrant's Proxy Statement -- "Election of Directors" and is hereby incorporated by reference.

Item 11. EXECUTIVE COMPENSATION

Reference is made to the caption in Registrant's Proxy Statement -- "Executive Compensation" and is hereby incorporated by reference.

Item 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Reference is made to the caption in Registrant's Proxy Statement -- "Voting Securities and Principal Holders Thereof", "Election of Directors", and "Information Concerning Executive Officers" which are hereby incorporated by reference.

Item 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Not applicable.

                                     PART IV


Item 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

   14.(a)(1)  Financial Statements

         Financial statement for Frederick's of Hollywood, Inc. listed in the Index to Financial Statements on page 10 are filed as part of this annual report.

   14.(a)(2)  Financial Statement Schedules

         None

   14.(a)(3)  Index to Exhibits

         Exhibits are as set forth in the "Index to Exhibits" on page 27 of this annual report.

   14.(b)     Reports on Form 8-K


         No reports on Form 8-K were filed during the quarter ended August 31, 1996.

                                INDEX TO EXHIBITS

Exhibit No.  Title
-----------  -----
3(a)         Certificate of Incorporation (incorporated by reference to
             Exhibit 3(a) to Registration Statement on Form S-1, File No.
             2-20034, filed on March 26, 1962)

3(b)         Certificate of Amendment to Certificate of Incorporation effective
             July 16, 1969 (incorporated by reference to Exhibit 3(b) to
             Registration Statement on Form S-1, File No. 2-35116, filed on
             October 27, 1969)

3(c)         Certificate of Amendment to Certificate of Incorporation effective
             February 6, 1984 (incorporated by reference to Exhibit 3(c) to Form
             10-K for fiscal year ended September 2, 1984)

3(d)         Certificate of Amendment to Certificate of Incorporation effective
             December 24, 1986 (incorporated by reference to Exhibit 3(d) to
             Form 10-K for fiscal year ended August 29, 1987)

3(e) Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on February 5, 1992 (incorporated by reference to Exhibit 3(e) to Form 10-K for fiscal year ended
             August 29, 1992)

3(f) Bylaws, as amended (incorporated by reference to Exhibit 3(d) to Form 10-K for fiscal year ended August 31, 1986)

4            See Exhibits 3(a), 3(b), 3(c) and 3(d) for rights of capital stock

9            Omitted (Inapplicable)

10(a)        Copy of Profit Sharing Plan (incorporated by reference to Exhibit
             10(a) to Form 10-K for the fiscal year ended August 28, 1981)

10(b)        Copy of the 1984 Stock Option Plan (incorporated by reference to
             Exhibit No. 4.1 to Registration Statement on Form S-8, File No.
             2-97418, filed on April 18, 1985)

10(c) Copy of the 1990 Stock Option Plan (incorporated by reference to exhibit No. 4.2 to Registration Statement on Form S-8, File No.
             1-8252. Filed on January 31, 1991)

10(d)        Copy of the Amended Employment Agreement dated August
             31, 1989 with George W. Townson (incorporated by reference to Exhibits 10(e) to Form 10-K for the fiscal year ended September 2, 1989)

Exhibit No.  Title
-----------  -----
10(e)        Copy of the second amendment to the Amended Employment Agreement with George W. Townson dated August 30, 1992 (incorporated by reference to Exhibit 10(e) to Form 10-K for fiscal year ended
             August 29, 1992)

10(f)        Copy of Lease Agreement with LAPCO Industrial Park dated May 11,
             1989 (incorporated by reference to Exhibits 10(d) to Form 10-K for fiscal year ended September 2, 1989)

10(g)        Copy of Executive Savings Plan for key executives effective June 1,
             1989 (incorporated by reference to Exhibit 10(f) to Form 10-K for fiscal year ended September 2, 1989)

10(h)        Copy of Executive Retirement Plan for key executives effective June
             1, 1989 (incorporated by reference to Exhibit 10(g) to Form 10-K for fiscal year ended September 2, 1989)

10(i) Copy of Term Lease Master Agreement with IBM Credit Corporation identified as Agreement No. 3541686 (incorporated by reference to Exhibit 10(i) to Form 10-K for fiscal year ended August 31, 1991)

10(j)        Copy of Frederick's of Hollywood, Inc. Employee Stock Ownership
             Plan

10(k)        Copy of Frederick's of Hollywood, Inc. Employee Stock Ownership
             Plan Trust Agreement

10(l)        Copy of employment agreement dated April 19, 1996 with John B.
             Hatfield

10(m)        Copy of agreement dated May 14, 1996 with Janney Montgomery Scott
             Inc. regarding increasing shareholder value

11           Omitted (Inapplicable)

12           Omitted (Inapplicable)

13           Omitted (Inapplicable)

18           Omitted (Inapplicable)

19           Omitted (Inapplicable)

22           List of subsidiaries of Frederick's of Hollywood, Inc.,
             (incorporated by reference to Exhibit 22 to Form 10-K for the fiscal year ended September 4, 1983)

23           Omitted (Inapplicable)

Exhibit No.  Title
-----------  -----
24           Consent of KPMG Peat Marwick LLP

25           Omitted (Inapplicable)

27           Financial Data Schedule

28           Omitted (Inapplicable)

                                   SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) or the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on the 21st day of November 1996.

                                        FREDERICK'S OF HOLLYWOOD, INC.



                                        By: /s/ GEORGE W. TOWNSON
                                            --------------------------
                                            George W. Townson
                                            Chairman of the Board

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on November 21, 1996.

      Signature                                         Title
      ---------                                         -----

/s/ GEORGE W. TOWNSON                          Chief Executive Officer and
-------------------------                        Director (Principal
    George W. Townson                            Executive Officer)

/s/ JOHN B. HATFIELD                           Executive Vice President -
-------------------------                        Chief Financial and
    John B. Hatfield                             Administrative Officer
                                                 (Principal Financial and
                                                 Accounting officer)

/s/ MORTON R. FIELD                            Director
-------------------------
    Morton R. Field


/s/ WILLIAM J. BARRETT                         Director
-------------------------
    William J. Barrett


/s/ HUGH V. HUNTER                             Director
-------------------------
    Hugh V. Hunter


/s/ MERLE A. JOHNSTON                          Director
-------------------------
    Merle A. Johnston


/s/ RICHARD O. STARBIRD                        Director
-------------------------
    Richard O. Starbird


/s/ SYLVAN LEFCOE                              Director
-------------------------
    Sylvan Lefcoe

                                                                         ANNEX G

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 10-Q


[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


For the quarterly period ended May 31, 1997

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


For the transition period from __________ to __________

Commission File Number 1-8252

                         FREDERICK'S OF HOLLYWOOD, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     95-2666265
(State or other jurisdiction of              (IRS Employers Identification No.)
 incorporation or organization)

       6608 HOLLYWOOD BOULEVARD
       LOS ANGELES, CALIFORNIA                               90028
Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code:  (213) 466-5151

Former name, former address and former fiscal year, if change since last report:
Not Applicable.

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days. Yes   X    No      .
                                       -----     -----

Indicate the number of shares outstanding for each of the registrant's classes of Common stock, as of the latest practicable date. 2,955,309 shares of Class A Capital Stock ($1 par value) and 5,903,118 shares of Class B Capital Stock ($1 par value) at June 24, 1997.

                 FREDERICK'S OF HOLLYWOOD, INC. AND SUBSIDIARIES

                                      INDEX


                                                                       Page No.
                                                                       --------
Title Page                                                                1

Index                                                                     2

PART I -- FINANCIAL INFORMATION

     Item 1.  Financial Statements (Unaudited)

              Consolidated condensed balance sheets-
              May 31, 1997 and August 31, 1996                            3

              Consolidated condensed statements of
              income (loss) - Three and nine months
              ended May 31, 1997 and June 1, 1996                         4

              Consolidated condensed statements of
              cash flows - Nine months ended
              May 31, 1997 and June 1, 1996                               5

              Notes to consolidated condensed
              financial statements                                      6-8

     Item 2.  Management's Discussion and Analysis
              of Financial Condition and
              Results of Operations                                    9-12


PART II - OTHER INFORMATION                                              13

SIGNATURES                                                               14

                 FREDERICK'S OF HOLLYWOOD, INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                           (UNAUDITED) (IN THOUSANDS)

                                                             ASSETS

                                                               May 31,        August 31,
                                                                 1997            1996
                                                               --------        --------
Current assets:
   Cash and equivalents                                        $ 11,551        $  8,379
   Short term investments                                           480             480
   Accounts receivable                                              600             499
   Income taxes receivable                                           --             945
   Merchandise inventories                                       19,613          19,553
   Deferred income taxes                                            843             843
   Prepaid expenses                                               1,777           2,215
                                                               --------        --------
      Total current assets                                       34,864          32,914
                                                               ========        ========
   Property and equipment, net                                   18,441          18,033
   Deferred catalog costs                                         1,019           1,723
   Other assets                                                      39              39
                                                               --------        --------
                                                               $ 54,363        $ 52,709
                                                               ========        ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                            $  8,872        $ 10,298
   Dividends payable                                                221             221
   Current portion:
      Capital lease obligations                                     221             212
      ESOP loan guarantee                                           240             240
   Accrued payroll                                                  233             430
   Accrued insurance                                                896             828
   Income taxes payable                                             205              --
   Other accrued expenses                                           286             238
                                                               --------        --------
      Total current liabilities                                  11,174          12,467
                                                               ========        ========
Capital lease obligations                                           505             672
ESOP loan guarantee                                                 240             240
Deferred rent                                                       947             811
Deferred income taxes                                             2,994           2,994
Stockholders' equity:
   Capital stock $1 par value                                     8,858           8,858
   Additional paid-in capital                                       754             732
   Reduction for ESOP loan guarantee                               (282)           (456)
   Treasury stock                                                   (20)             (6)
   Retained earnings                                             29,193          26,397
                                                               --------        --------
      Total stockholders' equity                                 38,503          35,525
                                                               --------        --------
                                                               $ 54,363        $ 52,709
                                                               ========        ========

See accompanying notes to the consolidated financial statements

                 FREDERICK'S OF HOLLYWOOD, INC. AND SUBSIDIARIES
               CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)
                (In thousands, except per share data - UNAUDITED)

                                         Three Months Ended          Nine Months Ended
                                       -------       -------        -------       -------
                                       May 31,       June 1,        May 31,       June 1,
                                        1997          1996           1997          1996
                                       -------       -------        -------       -------
Net sales                              $36,390        35,282        118,752       116,489

Cost of goods sold,
  buying and occupancy costs            21,694        21,045         68,896        67,978
                                       -------       -------        -------       -------

     Gross profit                       14,696        14,237         49,856        48,511

Selling, general and
   administrative expenses              13,632        15,438         43,903        47,534
                                       -------       -------        -------       -------

     Operating profit                    1,064        (1,201)         5,953           977

Other income and
   (expense), net                           32            27             38           157
                                       -------       -------        -------       -------

Earnings before income taxes             1,096        (1,174)         5,991         1,134

Income taxes                               454          (488)         2,486           470
                                       -------       -------        -------       -------

Net earnings                           $   642          (686)         3,505           664
                                       =======       =======        =======       =======


Earnings per share

     Primary -
       Class A & Class B               $   .07          (.08)           .40           .08

     Fully diluted -
       Class A & Class B                   .07          (.08)           .40           .08

Weighted average shares
  outstanding

     Primary - Class A & Class B         8,772         8,730          8,773         8,731

     Fully diluted -
        Class A & Class B                8,781         8,730          8,782         8,731

Cash dividend per share -
   Class A & Class B                   $  .025          .025           .075          .075
                                       =======       =======        =======       =======


See accompanying notes to the consolidated financial statements.

                 FREDERICK'S OF HOLLYWOOD, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                           (UNAUDITED) (IN THOUSANDS)

                                                                            Nine Months Ended
                                                                         --------        -------
                                                                         May 31,         June 1,
                                                                           1997           1996
                                                                         --------        -------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net earnings                                                           $  3,505        $    664
  Adjustments to reconcile net income to
   net cash provided by operating activities:
     Depreciation and amortization                                          3,199           3,112
     ESOP compensation                                                        204             187
     Loss on sale of fixed assets                                              65              23
  Changes in assets and liabilities
     Accounts receivable                                                     (101)             61
     Income tax receivable                                                    945            (110)
     Merchandise inventories                                                  (60)            754
     Prepaid expenses                                                         438             493
     Deferred catalog costs                                                   704           1,127
     Other assets                                                              --              --
     Accounts payable and accrued expenses                                 (1,507)         (3,516)
     Deferred rent                                                            136             110
     Deferred income taxes                                                     --              --
     Income tax payable                                                       205              --
-------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                   7,733           2,905
-------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of fixed assets                                          --               5
   Capital expenditures                                                    (3,672)         (2,722)
-------------------------------------------------------------------------------------------------
NET CASH USED FOR INVESTING ACTIVITIES                                     (3,672)         (2,717)
-------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Payment of capital lease obligations                                      (158)           (149)
   Payment of dividends                                                      (654)           (652)
   Payment of dividends on unearned ESOP shares                                (9)            (12)
   Purchase of treasury stock                                                 (68)             (7)
-------------------------------------------------------------------------------------------------
NET CASH USED FOR FINANCING ACTIVITIES                                       (889)           (820)
-------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash
   equivalents                                                              3,172            (632)
Cash and cash equivalents at beginning
   of year                                                                  8,379          11,441
-------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END
   OF PERIOD                                                             $ 11,551        $ 10,809
=================================================================================================
Supplemental disclosures to consolidated statements of cash flows:
   Interest paid                                                         $     35        $     50
   Income taxes paid                                                     $  1,742        $    589

Non-cash investing and financing transactions:
  Dividends declared                                                     $    221        $    221

See accompanying notes to the consolidated financial statements.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                             THIRTY-NINE WEEKS ENDED
                          May 31, 1997 and June 1, 1996



NOTE 1.  BASIS OF PRESENTATION

In the opinion of the Company, the accompanying unaudited consolidated condensed financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position as of May 31, 1997 and June 1, 1996, and the results of operations and cash flows for the nine months ended May 31, 1997 and June 1, 1996.

These financial statements should be read in conjunction with the Company's 1996 annual report on Form 10-K405.

NOTE 2.  EARNINGS PER SHARE

Earnings per share calculations are based on the weighted average number of shares of both Class A and Class B capital stock outstanding during each period plus capital stock equivalents. Capital stock equivalents reflect the assumed exercise of dilutive employees' stock options less the number of treasury shares assumed to be purchased from the proceeds using the average market price or, for fully diluted earnings per share, the greater of the average market price or period end market price of the Company's common stock. ESOP shares that have not been committed to be released are not considered outstanding (See Note 3).

                                                           THREE MONTHS ENDED           NINE MONTHS ENDED
                                                           ------------------           -----------------
(In thousands                                           MAY 31,        JUNE 1,        MAY 31,       JUNE 1,
except per share data)                                   1997           1996           1997          1996
----------------------------------------------------------------------------------------------------------
Net earnings                                            $   642        $  (686)        3,505           664
----------------------------------------------------------------------------------------------------------
Earnings per common
  and equivalent share
     Primary                                                .07           (.08)          .40           .08
     Fully diluted                                          .07           (.08)          .40           .08
----------------------------------------------------------------------------------------------------------
Weighted average
    Primary                                               8,858          8,858         8,858         8,858
    Fully diluted                                         8,858          8,858         8,858         8,858
  Dilutive effect of
  stock options

    Primary                                                  --             --             1             1
    Fully diluted                                             9             --            10             1
  Unallocated ESOP shares                                   (66)          (121)          (66)         (121)
  Treasury stock                                            (20)            (7)          (20)           (7)
  Weighted average used to
  calculate earnings per share
    Primary                                               8,772          8,730         8,773         8,731
    Fully diluted                                         8,781          8,730         8,782         8,731
----------------------------------------------------------------------------------------------------------

NOTE 3. EMPLOYEE STOCK OWNERSHIP PLAN

Effective September 4, 1994, the Company adopted Statement of Position (SOP) 93-6 (Employers' Accounting for Employee Stock Ownership Plans). Under SOP 93-6 the debt of the ESOP is recorded as debt of the Company and the shares pledged as collateral are reported as unearned ESOP shares in the statement of financial position. As shares are released from collateral, the company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings-per-share computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as compensation expense. ESOP compensation expense was $69,000 and $204,000 respectively for the three and nine months ended May 31, 1997. The ESOP shares as of May 31, 1997 were as follows:

              Allocated shares                                    253,529
              Shares released for allocation                       13,798
              Unreleased shares                                    65,771
                                                                  -------
              Total ESOP shares                                   333,098
                                                                  =======

              Fair value of unreleased
                shares as of June 24, 1997                       $386,000


NOTE 4.  INCOME TAXES


The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at August 31, 1996 are presented below (000's Omitted):

Deferred tax assets:
  Inventories, principally due to
    additional cost inventories
    for tax purposes pursuant to
    the Tax Reform Act of 1986                                    $   655
  Accrued expense                                                     138
  Other                                                                50
                                                                  -------
     Total deferred tax assets                                        843

Deferred tax liabilities:
  Property and equipment, principally due to
    differences in depreciation                                    (2,994)
                                                                  -------
      Net deferred tax liability                                  $(2,151)
                                                                  =======

The Company has not provided for a valuation allowance against its deferred tax assets as realization of such assets is considered to be more likely than not.



NOTE 5. - SUBSEQUENT EVENT

On June 15, 1997, Frederick's of Hollywood, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Royalty Corporation, a Delaware corporation (the "Parent"), and Royalty Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Parent (the "Purchaser"), pursuant to which the Purchaser will merge with and into the Company (the "Merger"). At the effective time of the Merger, the Parent will become the sole stockholder of the Company.

As a result of the Merger, (i) each outstanding share of the Company's Class A Capital Stock and Class B Capital Stock, each par value $1.00 per share (collectively the "Shares") (other than Shares held by the Company or any subsidiary of the Company or held in the Company's treasury and other than Shares as to which appraisal rights have been properly exercised under the General Corporation Law of the State of Delaware (the "DGCL")), will be converted into the right to receive $6.14 in cash, without interest, and (ii) each Share held by the Company or any of its subsidiaries or held in the Company's treasury will be cancelled, and no payment will be made with respect thereto.

The Merger is conditioned upon, among other things, the approval of the holders of a majority of the Company's outstanding Class A Capital Stock and Class B Capital Stock voting as separate classes and upon an amendment to the Company's Certificate of Incorporation, which amendment also requires the approval of the holders of a majority of the Company's outstanding Class A Capital Stock and Class B Capital Stock voting as separate classes.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FINANCIAL CONDITION

The most significant changes in the Company's balance sheet from August 31, 1996, the end of the preceding fiscal year, to May 31, 1997 are as follows:

o Accounts receivable increased $101,000. The increase is primarily due to increased list rental receivables.

o The decrease in income taxes receivable from $945,000 at August 31, 1996 to zero at May 31, 1997 is caused by the receivable being applied to the Company's current year's taxes due.

o Inventory increased $60,000. The Company continues to closely monitor its inventories and believes its inventory position is substantially on plan relative to the anticipated sales.

o Prepaid expenses decreased $438,000. The decrease is mainly attributed to the timing differences of invoice payments.

o Deferred catalog costs decreased $704,000. The decrease is attributable to the timing differences of catalog mailings.

o The accounts payable decrease of $1,426,000 is mainly attributable to the offsetting factors of increased customer deposits ($440,000), increased payroll and sales taxes payable ($176,000), and decreased accounts payables ($2,278,000). These fluctuations are caused by the timing of the required accounting entries as they relate to two different points in time; the end of the fiscal year, and the end of the third quarter; as well as the difference caused by the timing of the required accruals and the corresponding payments.

o Accrued payroll decreased $197,000. This fluctuation (decrease) is attributable to the difference in the length of time between the end of the pay period (accrual of estimated payroll) and the payment of that payroll as it relates to two different points in time; the end of the fiscal year and the end of the third quarter.

o The increase in accrued insurance and other accrued expenses was $116,000. The difference is caused by the timing of the required accruals and the corresponding payments.

LIQUIDITY AND CAPITAL RESOURCES

o Cash and cash equivalents increased $3,172,000. The Company had working capital of $23,690,000 at May 31, 1997 and net cash provided by operating activities of $7,733,000 for the nine months ended May 31, 1997.

     Design modifications and a general reduction in the size of our large format stores have been made on stores to be remodeled during the remaining fiscal year in order to increase their sales per square foot. We have reduced the number of new and remodeled stores planned for fiscal 1997, which has resulted in a capital expenditure reduction of $5,000,000 from our original $10,000,000 plan.

     Currently, the Company has certain tax returns under audit and any assessment levied by the Internal Revenue Service would be covered by current operations or its cash on hand.

RESULTS OF OPERATIONS

The following table summarizes the Company's net sales and operating profit
(loss) by business segment for the three and nine month periods ending May 31, 1997 and June 1, 1996:

                         Net Sales
                        Three Months                  Nine Months
                    ---------------------       -----------------------
(In Thousands)
                     1997          1996          1997            1996
                    -------       -------       --------       --------
Retail Stores       $18,328       $17,424       $ 65,148       $ 60,509
Mail Order           18,062        17,858         53,604         55,980
                    -------       -------       --------       --------
   Total            $36,390       $35,282       $118,752       $116,489
                    =======       =======       ========       ========

********************************************************************************

                                  Operating Profit (loss)

                     1997           1996           1997         1996
                    -------        -------        ------       -------
Retail Stores       $(1,159)       $(2,007)       $1,970       $  (592)
Mail Order            2,223            806         3,983         1,569
                    -------        -------        ------       -------
   Total            $ 1,064        $(1,201)       $5,953       $   977
                    =======        =======        ======       =======

The results of the interim period are not necessarily indicative of results for the entire year.

Net sales increased $1,108,000 (3.1%) for the three months and $2,263,000 (1.9%) for the nine months ended May 31, 1997 as compared with the prior year. The factors contributing to the increase in each segment were as follows:


o Retail store sales volume increased $904,000 (5.2%) and $4,639,000 (7.7%) for the three and nine months ended May 31, 1997 as compared with the similar periods last year. Comparable store sales volume increased 3.8% and 5.5% respectively for the three and nine months ended May 31, 1997 as compared with the similar periods last year. There were no stores opened and none were closed during the quarter for a total of 204 stores in 39 states.

     The increase in retail sales is primarily attributable to planned increased inventory levels, as well as an improved selection of merchandise during the quarter.

 o Mail Order sales volume increased $204,000 (1.1%) for the three months and decreased $2,376,000 (4.2%) for the nine months ended May 31, 1997. The nine month decrease is attributable to 1) a general softness in response to our Christmas and December sale catalogs caused by a 10% reduction in the number of catalog offerings, and 2) the elimination of a swimwear catalog which was tested during the second quarter last year.

Gross profit amounted to $14,696,000 (40.4% of sales) and $49,856,000 (42.0% of sales) for the three and nine months ended May 31, 1997. This compared with $14,237,000 (40.4% of sales) and $48,511,000 (41.6% of sales) for the same periods in the prior year. The increase in gross profit percentage is mainly attributable to reduced markdowns in retail stores. The increase in gross profit dollars for both the three and nine months is primarily attributable to increased sales.

Selling, general and administrative expenses decreased $1,806,000 (11.7%) and $3,631,000 (7.6%) for the three and nine months ended May 31, 1997. For both the three and nine month periods the decrease in selling, general, and administrative expense is attributable mainly to our mail order subsidiary. The decrease was due to the nonrecurrence of the costs associated with the eliminated swimwear catalog in the second quarter, plus reduced catalog advertising expense.

The decrease in other income (expense) for the nine months was caused by reduced interest income and increased loss on disposal of fixed assets.

The Company's business is seasonal in nature with the Holiday Season and Valentine's Day (which both fall within the second quarter) historically accounting for the largest percentage of sales volume. In the Company's three most recent fiscal years, the second quarter accounted for approximately 30% of the Company's annual sales.

Income taxes are provided on the basis of estimated federal and state taxes for each year. The rate used for the nine months ended May 31, 1997 and June 1, 1996 was 41.5%.


STATEMENT REGARDING FORWARD LOOKING DISCLOSURE

The preceding Management's Discussion and Analysis contains various forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act, which represent the Company's expectations or beliefs concerning future events. The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, the sufficiency of the Company's working capital and cash flows from operating activities. In addition, these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, without limitation, a decline in demand for the merchandise offered by the Company, the ability of the Company to locate and obtain acceptable store sites and lease terms or renew existing leases, the ability of the company to gauge the fashion tastes of its customers and ability to manage the Company's expansion, the effect of economic conditions, the effect of severe weather or natural disasters and the effect of competitive pressures from other retailers.

PART II - OTHER INFORMATION

Items 1 - 5

         Items 1 - 5 are omitted because they are not applicable.

Item 6.  Exhibits and Reports on Form 8-K.

         (a)      Exhibits

                  10(n) Stay bonus agreement between Company and Robert R. Genest.

                  10(o) Stay bonus agreement between Company and Nitin G. Parikh.

                  10(p) Stay bonus agreement between Company and Geric B. Johnson.

                  10(q) Copy of the Termination and Release Agreement dated June 14, 1997 with George W. Townson.

                  27       Financial Data Schedule.

         (b)      No reports on Form 8-K were filed for this quarter.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                        FREDERICK'S OF HOLLYWOOD, INC.
                                        (Registrant)










Date:  July 14, 1997                    By: /s/ George W. Townson
     ----------------------                 -------------------------------
                                            George W. Townson
                                            Chairman of the Board, President
                                            and Chief Executive Officer






Date:  July 14, 1997                    By: /s/ John B. Hatfield
     -----------------------                -------------------------------
                                            John B. Hatfield
                                            Executive Vice President,
                                            Secretary, Treasurer,
                                            Chief Financial, Accounting
                                            and Administrative Officer

                                                                   Exhibit 10(n)


June 28, 1996



Mr. Robert Genest
Frederick's of Hollywood, Inc.
6608 Hollywood Boulevard
Hollywood, CA  90028

Dear Bob:

         Frederick's of Hollywood, Inc. (Frederick's) and the founding family shareholders' trusts have retained the investment banking firm Janney Montgomery Scott Inc. as financial advisor in an exclusive agreement for the purpose of presenting to Frederick's board of directors and the trusts, a program to enhance the value of the company's shares.

         The program could include the sale of Frederick's shares owned by the trusts, which aggregates approximately 50.2% of the company's total shares outstanding, or possibly the sale of all shares or assets, merger or other consolidation, share repurchase, or by recapitalization, joint venture, or otherwise.

         We will be disclosing further details to the public and to our employees when it is legally appropriate to do so.

         In order to provide for a continuity of management during a period of uncertainty as to the nature of any possible transaction, the Compensation Committee of the Board of Directors of Frederick's has authorized me to make the following offer to you:

         1. In consideration of your continued "at will" employment with Frederick's, and provided you are still in the employ of Frederick's on the date of an occurrence of an "Event" as defined below, you will receive as additional compensation a lump sum payment equal to $50,000 (Fifty Thousand Dollars). This lump sum payment will be made within 30 days after the occurrence of an "Event".

         2. The occurrence of any one or more of the following shall constitute an "Event" for purposes of this Agreement:

                  a. If any person (other than any person who as of the date hereof is the beneficial owner of ten percent (10%) or more of Frederick's voting securities), or group of persons acting in concert becomes the beneficial owner of thirty percent (30%) or more of Frederick's outstanding voting securities or securities convertible into such amount of voting securities; or

                                Exhibit 10(n)-1

Mr. Robert Genest
June 28, 1996
Page 2





                  b. The shareholders of Frederick's approve (i) a merger or consolidation of Frederick's with any other corporation or (ii) an agreement for the sale or disposition by Frederick's of all or substantially all of Frederick's assets. However,no merger or consolidation shall be deemed an Event if the voting securities of Frederick's outstanding immediately prior to a merger or consolidation continue to represent at least eighty percent (80%) of the combined voting power of the voting securities of Frederick's, or any surviving entity, outstanding immediately thereafter.

         Except as modified above, until an Event occurs, your employment terms and benefits will continue upon the same terms and conditions as existed before the date of this agreement, which is not to be construed as a promise of continued employment with Frederick's.

         Your relationship to Frederick's and its management, and your "at will" employment with Frederick's following an Event will be up to you and the management of Frederick's subsequent to an Event.

         If no Event has occurred within one year of the date of this agreement,* the agreement shall terminate without further liability on your part or that of Frederick's.

                                        Sincerely,

                                        /s/George W. Townson

                                        George W. Townson,
                                        Chairman of the Board,
                                        President and Chief
                                        Executive Officer

AGREED AND ACCEPTED, EFFECTIVE THE DATE OF THIS LETTER:

         /s/Robert R. Genest
-------------------------------------
        Robert R. Genest


*Agreement extended through August 31, 1997.

                                    /s/George W. Townson

                                    George W. Townson
                                    Dated April 17, 1997



                                Exhibit 10(n)-2

                                                                   Exhibit 10(o)

June 28, 1996



Mr. Nitin G. Parikh
Frederick's of Hollywood, Inc.
6608 Hollywood Boulevard
Hollywood, CA  90028

Dear Bob:

         Frederick's of Hollywood, Inc. (Frederick's) and the founding family shareholders' trusts have retained the investment banking firm Janney Montgomery Scott Inc. as financial advisor in an exclusive agreement for the purpose of presenting to Frederick's board of directors and the trusts, a program to enhance the value of the company's shares.

         The program could include the sale of Frederick's shares owned by the trusts, which aggregates approximately 50.2% of the company's total shares outstanding, or possibly the sale of all shares or assets, merger or other consolidation, share repurchase, or by recapitalization, joint venture, or otherwise.

         We will be disclosing further details to the public and to our employees when it is legally appropriate to do so.

         In order to provide for a continuity of management during a period of uncertainty as to the nature of any possible transaction, the Compensation Committee of the Board of Directors of Frederick's has authorized me to make the following offer to you:

         1. In consideration of your continued "at will" employment with Frederick's, and provided you are still in the employ of Frederick's on the date of an occurrence of an "Event" as defined below, you will receive as additional compensation a lump sum payment equal to $50,000 (Fifty Thousand Dollars). This lump sum payment will be made within 30 days after the occurrence of an "Event".

         2. The occurrence of any one or more of the following shall constitute an "Event" for purposes of this Agreement:

                  a. If any person (other than any person who as of the date hereof is the beneficial owner of ten percent (10%) or more of Frederick's voting securities), or group of persons acting in concert becomes the beneficial owner of thirty percent (30%) or more of Frederick's outstanding voting securities or securities convertible into such amount of voting securities; or

                                Exhibit 10(o)-1

Mr. Nitin G. Parikh
June 28, 1996
Page 2



                  b. The shareholders of Frederick's approve (i) a merger or consolidation of Frederick's with any other corporation or (ii) an agreement for the sale or disposition by Frederick's of all or substantially all of Frederick's assets. However,no merger or consolidation shall be deemed an Event if the voting securities of Frederick's outstanding immediately prior to a merger or consolidation continue to represent at least eighty percent (80%) of the combined voting power of the voting securities of Frederick's, or any surviving entity, outstanding immediately thereafter.

         Except as modified above, until an Event occurs, your employment terms and benefits will continue upon the same terms and conditions as existed before the date of this agreement, which is not to be construed as a promise of continued employment with Frederick's.

         Your relationship to Frederick's and its management, and your "at will" employment with Frederick's following an Event will be up to you and the management of Frederick's subsequent to an Event.

         If no Event has occurred within one year of the date of this agreement,* the agreement shall terminate without further liability on your part or that of Frederick's.

                                        Sincerely,

                                        /s/George W. Townson

                                        George W. Townson,
                                        Chairman of the Board,
                                        President and Chief
                                        Executive Officer

AGREED AND ACCEPTED, EFFECTIVE THE DATE OF THIS LETTER:

         /s/Nitin G. Parikh
-------------------------------------
        Nitin G. Parikh


*Agreement extended through August 31, 1997.

                                    /s/George W. Townson

                                    George W. Townson
                                    Dated April 17, 1997



                                Exhibit 10(o)-2

                                                                   Exhibit 10(p)


June 28, 1996



Mr. Geric B. Johnson
Frederick's of Hollywood, Inc.
6608 Hollywood Boulevard
Hollywood, CA  90028

Dear Bob:

         Frederick's of Hollywood, Inc. (Frederick's) and the founding family shareholders' trusts have retained the investment banking firm Janney Montgomery Scott Inc. as financial advisor in an exclusive agreement for the purpose of presenting to Frederick's board of directors and the trusts, a program to enhance the value of the company's shares.

         The program could include the sale of Frederick's shares owned by the trusts, which aggregates approximately 50.2% of the company's total shares outstanding, or possibly the sale of all shares or assets, merger or other consolidation, share repurchase, or by recapitalization, joint venture, or otherwise.

         We will be disclosing further details to the public and to our employees when it is legally appropriate to do so.

         In order to provide for a continuity of management during a period of uncertainty as to the nature of any possible transaction, the Compensation Committee of the Board of Directors of Frederick's has authorized me to make the following offer to you:

         1. In consideration of your continued "at will" employment with Frederick's, and provided you are still in the employ of Frederick's on the date of an occurrence of an "Event" as defined below, you will receive as additional compensation a lump sum payment equal to $50,000 (Fifty Thousand Dollars). This lump sum payment will be made within 30 days after the occurrence of an "Event".

         2. The occurrence of any one or more of the following shall constitute an "Event" for purposes of this Agreement:

                  a. If any person (other than any person who as of the date hereof is the beneficial owner of ten percent (10%) or more of Frederick's voting securities), or group of persons acting in concert becomes the beneficial owner of thirty percent (30%) or more of Frederick's outstanding voting securities or securities convertible into such amount of voting securities; or

                                Exhibit 10(p)-1

Mr. Geric B. Johnson
June 28, 1996
Page 2


                  b. The shareholders of Frederick's approve (i) a merger or consolidation of Frederick's with any other corporation or (ii) an agreement for the sale or disposition by Frederick's of all or substantially all of Frederick's assets. However,no merger or consolidation shall be deemed an Event if the voting securities of Frederick's outstanding immediately prior to a merger or consolidation continue to represent at least eighty percent (80%) of the combined voting power of the voting securities of Frederick's, or any surviving entity, outstanding immediately thereafter.

         Except as modified above, until an Event occurs, your employment terms and benefits will continue upon the same terms and conditions as existed before the date of this agreement, which is not to be construed as a promise of continued employment with Frederick's.

         Your relationship to Frederick's and its management, and your "at will" employment with Frederick's following an Event will be up to you and the management of Frederick's subsequent to an Event.

         If no Event has occurred within one year of the date of this agreement,* the agreement shall terminate without further liability on your part or that of Frederick's.

                                        Sincerely,

                                        /s/George W. Townson

                                        George W. Townson,
                                        Chairman of the Board,
                                        President and Chief
                                        Executive Officer

AGREED AND ACCEPTED, EFFECTIVE THE DATE OF THIS LETTER:

/s/Geric B. Johnson
------------------------
   Geric B. Johnson


*Agreement extended through August 31, 1997.

                                    /s/George W. Townson

                                    George W. Townson
                                    Dated April 17, 1997


                                Exhibit 10(p)-2

                                                                   Exhibit 10(q)


                        TERMINATION AND RELEASE AGREEMENT


                  THIS TERMINATION AND RELEASE AGREEMENT ("Agreement") is made and entered into as of June 14, 1997, by and between Frederick's of Hollywood, Inc., a Delaware corporation (the "Company"), and George W. Townson, an individual ("Employee"), with reference to the following:

                  A. The parties hereto have heretofore entered into (i) that certain Employment Agreement, dated as of July 30, 1987 (the "1987 Employment Agreement"), (ii) that certain Amended and Restated Employment Agreement, dated as of August 31, 1989 (the "Restated Employment Agreement"), and (iii) that certain Second Amendment to Employment Agreement, dated as of August 30, 1992, copies of which are attached hereto as Exhibits "A", "B" and "C", respectively, (collectively, the "Employment Agreement").

                  B. Section 8a of the Restated Employment Agreement ("Section 8a") provides for a lump sum payment to be made to Employee upon the termination by Employee of his employment with the Company upon the occurrence of an Event (as such term is defined in Section 6 of the Restated Employment Agreement).

                  C. There exists a dispute between the Company and Employee as to the amount payable to Employee under Section 8a.

                  D. The Company and Employee believe that it is in their respective best interests to resolve this dispute amicably without resort to litigation or other legal proceedings.

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Interpretation of Section 8a. With respect to the interpretation of Section 8a, the parties agree as follow: (i) pursuant to
Section 4a of the Restated Employment Agreement, the term "Base Compensation" shall mean Two Hundred Fifty Thousand Dollars ($250,000); (ii) the "Bonus," as defined in Section 4b of the Restated Employment Agreement, was Zero Dollars ($0) for the fiscal years of the Company ended on September 3, 1994, September 2, 1995 and August 31, 1996 and is expected to be Zero Dollars ($0) for the fiscal year ending August 30, 1997; and (iii) the applicable multiplier for computing the lump sum payment under Section 8a is three (3) (which is the sum of the initial term of the 1987 Employment Agreement plus one year).


                                Exhibit 10(q)-1

                  2. Payment.

                           (a) In light of Section 1 above, if an Event shall
occur and the employment of Employee with the Company shall terminate as a result thereof on or before August 29, 1998, in full satisfaction of any and all amounts due or payable directly or indirectly for the benefit of Employee under the Employment Agreement, whether now or hereafter due or payable, including, without limitation, all amounts described in Section 8a, the Company shall pay to Employee the aggregate amount of Seven Hundred Fifty Thousand Dollars ($750,000).

                           (b) The amount set forth in Section 2(a) above shall
be payable in full by cashier's check at the time of any termination of the employment of Employee with the Company as described in said Section 2(a) above and shall be subject to all applicable, if any, federal, state and local laws, rules and regulations with regard to the withholding of taxes.

                  3. Release.

                           (a) The Company, on the one hand, and Employee, on
the other hand, for themselves and on behalf of (as applicable) their respective officers, directors, shareholders, representatives, agents, attorneys, administrators, executors, heirs, assigns, predecessors and successors in interest, hereby release and forever discharge each other and each of their respective past, present, and future officers, directors, shareholders, agents, representatives, administrators, executors, predecessors in interest, successors in interest and all other persons, firms, entities or corporations with whom any of the former have been, are now, or may hereafter be affiliated (collectively, the "Released Parties"), from all past, present and future claims, demands, obligations, liabilities and causes of action of any nature whatsoever, whether in tort (including, without limitation, acts of active negligence), contract or any other theory of recovery in law or equity, whether for compensatory or punitive damages, equitable relief or otherwise, and whether now known or unknown, suspected or unsuspected, in any way arising out of, relating to, resulting from or connected with the Employment Agreement (collectively, the "Released Matters").

                           (b) Without limiting the generality of the foregoing,
the parties hereto expressly release any and all past, present and future claims in connection with the Released Matters, but which said parties do not know of or suspect to exist in their favor, whether through ignorance, oversight, error, negligence or otherwise, and which, if known, would materially affect their decision to enter into this Agreement, and to this end, they and each of them, therefore, waive all rights under Section 1542 of the Civil Code of California which states in full as follows:



                                Exhibit 10(q)-2

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                  4. Indemnification.

                           (a) If, as a result of the payments to Employee under
this Agreement, it shall be determined that any payment by the Company to or for Employee's benefit (whether paid or payable pursuant to the terms of this Agreement or otherwise) (a "Payment"), is subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (and any successor provision and any similar provision of state or local income tax law) (collectively, "Section 4999"), or any interest or penalty is incurred by Employee with respect to such excise tax (such excise tax, together with any such interest or penalty, hereinafter collectively to be referred to as the "Excise Tax"), then Employee shall be entitled to receive from the Company or have paid by the Company to the Internal Revenue Service or other appropriate authority (and any relevant state or local authority) (collectively, "IRS") on his behalf an additional payment or payments (each, a "Gross-Up Payment") in an aggregate amount equal to the sum of (i) the Excise Tax plus (ii) all taxes, penalties and interest (including any excise tax imposed by Section 4999 of the Code) paid or payable by Employee on account of the operation of this Section 4, such that, after payment by Employee of all such other taxes (including any interest or penalty imposed with respect to such taxes) and any Excise Tax imposed upon the Gross-Up Payment, Employee shall be in the same position as he would have been had no Excise Tax been imposed upon the Payment.

                           (b) Employee shall give the Company written notice of
any claim by the IRS that, if successful, would require the payment by the Company of a Gross-Up Payment. Employee shall give such notice, within ten (10) business days after he is informed in writing of such claim, provided that failure by Employee to provide such notice shall not result in a waiver or forfeiture of any of Employee's rights under this Section except to the extent of actual damages suffered by the Company as a result of such failure; provided further that if such failure prevents the contest of such claim no payment shall be required with respect to such claim by the Company under this Section 4. Employee shall not pay such claim prior to the expiration of fifteen (15) days following the date on which Employee gives such notice to the Company. If the Company shall notify Employee in writing prior to the expiration of such fifteen
(15) day period that it desires to contest such claim, Employee shall (i) give the Company any information reasonably requested by the Company relating to such claim, (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iii) cooperate in good faith with the Company's contest of such claim, and (iv) permit the



                                Exhibit 10(q)-3

Company to control any proceedings to the extent relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest, penalties and attorneys' fees) incurred in connection with such contest and shall be entitled to any recovery from the IRS resulting from such contest.

                  5. Miscellaneous.

                           (a) Further Assurances. Each of the parties hereto
shall execute such documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                           (b) Entire Agreement. This Agreement constitutes and
is intended to constitute the entire agreement of the parties hereto concerning the subject matter hereof. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party hereto, except as specifically set forth herein. This Agreement expressly supersedes all prior and contemporaneous oral and all prior written discussions and negotiations between the parties hereto with respect to the subject matter hereof.

                           (c) Modification. This Agreement and the other
agreements expressly referred to herein contain the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement may not be amended, modified or terminated except by a written instrument signed by all parties hereto.

                           (d) Successors and Assigns. The terms and provisions
of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their personal representatives, administrators, executors, heirs, successors and assigns.

                           (e) Waiver. The failure of either party hereto at any
time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

                           (f) Notices. All notices, requests and other
communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:



                                Exhibit 10(q)-4

                  The Company:

                           Frederick's of Hollywood, Inc.
                           6608 Hollywood Boulevard
                           Hollywood, California 90028
                           Attention:  Chief Executive Officer

                  With a copy to:

                           Loeb & Loeb LLP
                           1000 Wilshire Boulevard, Suite 1800
                           Los Angeles, California 90017
                           Attention:  Kenneth R. Benbassat, Esq.

                  Employee:

                           George W. Townson
                           15370 Iron Canyon Road
                           Santa Clarita, California 91351

                  With a copy to:

                           Blum, Propper & Hardacre, Inc.
                           12100 Wilshire Boulevard, Suite 905
                           Los Angeles, California 90025
                           Attention: David W. Hardacre, Esq.

                           All notices, requests and other communications shall
be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three (3) business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional Person to which all such notices or communications thereafter are to be given.

                           (g) Time of Essence. Time is hereby declared to be of
the essence of this Agreement and of every part hereof.

                           (h) Attorneys' Fees. In the event of any action, suit
or other proceeding concerning the interpretation, validity, performance or breach of this Agreement, the prevailing party shall recover all of such party's reasonable attorneys' fees, expenses and costs, not limited to costs of suit, incurred in each and every such



                                Exhibit 10(q)-5
action, suit or other proceeding, including any and all appeals or petitions relating thereto.









                                Exhibit 10(q)-6

                           (i) Severance and Enforcement. All Sections, clauses
and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid Sections, clauses or covenants were not contained herein.

                           (j) Governing Law and Venue. This Agreement shall be
governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in Los Angeles, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized or permitted by California law.

                           (k) Gender. Where the context so requires, the use of
the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa.

                           (l) Counterparts. This Agreement may be executed in
one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                           (m) Construction. The language in all parts of this
Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        "Company":

                                        Frederick's of Hollywood, Inc.,
                                        a Delaware corporation

                                        By:   /s/ George W. Townson
                                            ----------------------------------
                                          Its:  President
                                               -------------------------------


                                        "Employee":

                                         /s/ George W. Townson
                                         -------------------------------------



                                Exhibit 10(q)-7

                                             George W. Townson












                                Exhibit 10(q)-8

                                   EXHIBIT "A"

                              EMPLOYMENT AGREEMENT



Parties: FREDERICK'S OF HOLLYWOOD, INC., a California corporation ("Company"), located at 6608 Hollywood Boulevard, Los Angeles, California 90028, and GEORGE W. TOWNSON ("Employee").


Date:    Executed as of July 30, 1987 ("Effective Date").


Recitals:

         A. Employee is presently Chairman of the Board of Directors, President and Chief Executive Officer of the Company. The Company and Employee desire to enter into a long-term employment agreement.


Terms and Provisions:

         1. Employment. Company hereby employs Employee and Employee hereby accepts employment by Company on the terms and conditions hereinafter set forth.

         2. Term of Employment. Subject to the provisions for termination hereof, the term of this Agreement shall commence the date hereof and shall terminate two (2) years from such date (the "Term"); provided, however, that the commencement date of the two (2) year term of this Agreement after the date hereof shall change each year on the first day of the Company's fiscal year to such date unless the Board of Directors of Company (the "Board") takes affirmative action not less than six months before termination not to renew the Agreement.



                                Exhibit 10(q)-9

         3. Employee's Duties. Employee is to be Chairman of the Board of Directors, President, Chief Executive Officer and General Manager of the Company, and his duties shall include those which he has heretofore performed as assigned to him by the Board including, but not limited to supervision over the business and affairs of the Company and its subsidiaries and Employee shall report and be responsible only to the Board, and shall have powers and authority superior to those of any other officer or employees of the Company or any subsidiary thereof. Employee shall devote his full time and effort thereto, provided, however, that Employee shall not be required to perform functions other than as described above.

         4. Base Compensation.

                  (a) For all services rendered by Employee hereunder on behalf of Company and its subsidiaries and divisions, both presently existing and hereafter established or acquired, Company shall pay to Employee, and Employee hereby accepts compensation of One Hundred Fifty Thousand Dollars ($150,000.00) per annum, payable in the manner and at the times customary to the Company ("Base Compensation"). The amount of Base Compensation shall be reviewed by the Board on an annual basis as of the close of each fiscal year of the Company, and may be increased, but once increased shall not thereafter be decreased.

                  (b) The Board may, in its discretion, and in addition to any incentive compensation plan adopted for the Company, award to Employee an annual bonus. Such bonus shall be paid in such amount and based upon such criteria as are from time to time adopted by the Board. Any such bonus will be payable at the end of Company fiscal year, but the first such eligibility will be for that fiscal period ending August 29, 1987.

         5. Additional Benefits. In addition to the Compensation provided for in
Section 4. herein, Employee shall be entitled to receive:

         (a) All employee fringe benefits in which Employee was entitled to participate immediately prior to the Effective Date, subject to Company eligibility



                                Exhibit 10(q)-10
requirements for each of those benefits, including, without limitation, life insurance, and medical plans, and such other employee benefits as may be approved by the Board during the term of this Agreement. Nothing in this paragraph shall be deemed to prohibit Company making any changes in any of the plans, programs or benefits described in this Section 5., provided the change similarly affects all executives similarly situated.

                  (b) Reimbursement for all reasonably incurred business related expenses provided that Employee accounts therefore in accordance with Company existing policies as modified from time to time.



                                Exhibit 10(q)-11

         6. Change of Control. The occurrence of any one or more of the following shall constitute an "Event" for purposes of Sections 7.b. and 8. hereof:

                  (a) An event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14a promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof, occurs; or

                  (b) Any person (other than any person who as of the date hereof is the beneficial owner of ten percent (10%) or more of the Company's voting securities) or group of persons acting in concert becomes the beneficial owner of thirty percent (30%) or more of the Company's outstanding voting securities or securities convertible into such amount of voting securities; or

                  (c) During any period of two (2) consecutive years following the execution of this Agreement, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by Company stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                  (d) The shareholders of Company approve a merger or consolidation of the Company with any other corporation, or the shareholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all of Company's assets, provided, however, that a merger or consolidation which would result in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation shall not be deemed an Event.



                                Exhibit 10(q)-12

                  (e) Termination. This Agreement may be terminated (a) by Employee's death, Disability or Retirement, (b) by Employee for Good Reason, or
(c) by action of the Board for Cause.



                                Exhibit 10(q)-13

         Disability; Retirement. If, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent from the full-time performance of his duties with Company for twelve (12) consecutive months, and within thirty (30) days after written notice of termination is given Employee shall not have returned to the full-time performance of his duties, Employee's employment may be terminated for "Disability." Employee shall also have the right to terminate this Agreement for Disability at any time, in the event that a licensed physician determines that Employee's health would be jeopardized by his continuing his employment hereunder. Termination by Company or Employee of Employee's employment based on "Retirement" shall mean termination in accordance with Company's retirement policy, including early retirement, generally applicable to its salaried employees or in accordance with any retirement arrangement established with Employee's consent with respect to him.

                  (f) Good Reason. Employee shall be entitled to terminate his employment within one (1) year of an Event as defined at Section 6. for "Good Reason." "Good Reason" shall mean the material breach of any of Company's obligations under this Agreement, without Employee's express written consent, or the occurrence of any of the following circumstances unless such breach or circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination pursuant to subsection 7.e. and d., respectively:

                           (1) An adverse alteration in the nature or status of
Employee's responsibilities from those in effect as of the date hereof;

                           (2) A reduction by Company in the Employee's annual
Base Compensation as in effect on the date hereof or as the same may be increased from time to time;

                           (3) The relocation of Company's principal executive
offices to a location more than thirty (30) miles from the present location of such offices in the Los Angeles Metropolitan Area, or Company requiring Employee to be based anywhere other than Company's principal



                                Exhibit 10(q)-14
executive offices except for required travel on Company business to an extent substantially consistent with Employee's present business travel obligations;

                           (4) The failure by Company to continue in effect any
compensation plan in which Employee participates which is material to Employee's total compensation, including but not limited to those plans specified in
Section 5.a. or any substitute plans adopted prior to an Event, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by Company to continue Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Employee's participation relative to other participants, as existed at the time of the Event; or

                           (5) Any purported termination of Employee's
employment which is not effected pursuant to a Notice of Termination (as defined below) satisfying the requirements of subsection d. below.

                           (6) Employee's right to terminate his employment
pursuant to this subsection b. shall not be affected by his incapacity due to physical or mental illness. Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

                  (g) For Cause. The Board may terminate Employee's employment by action of the Board during the term of this Agreement For Cause, which shall mean the commission of acts of willful malfeasance resulting in material damage to the Company's business.

                  (h) Notice of Termination. Any purported termination of Employee's employment by Company or by Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11. hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall



                                Exhibit 10(q)-15
indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provisions so indicated.

                  (i) Date of Termination, etc. "Date of Termination" shall mean
(i) if Employee's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Employee shall not have returned to the full-time performance of his duties during such thirty (30) day period), and (ii) if Employee's employment is terminated pursuant to subsection
b. or c. above or for any other reason (other than Disability) , the date specified in the Notice of Termination; provided that if within fifteen (15) days after any Notice of Termination is given, or if the Date of Termination is later, prior to the Date of Termination the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay Employee his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Compensation) and continue Employee as a participant in all compensation, benefit, and insurance plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this subsection, but in no event past the expiration date of this Agreement. Amounts paid under this subsection are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.



                                Exhibit 10(q)-16

         7. Compensation Upon Occurrence of an Event or Termination.

                  (a) By Employee Upon Occurrence of an Event or for Good Reason. Upon termination by Employee as a result of the occurrence of an Event as described at Section 6. or for Good Reason as set forth at Section 7.b., Employee shall receive a lump sum amount (the "Termination Payment") in addition to any other compensation received hereunder or otherwise, equal to the sum of one year's Base Compensation as defined at Section 4. hereof and an amount equal to the most recently received year's bonus received by Employee multiplied by the number of complete and partial years remaining in the term of this Agreement, plus one, and:

                           (1) All incentive compensation awards previously
granted but not yet paid, including, without limitation, awards granted under the Company's Incentive Compensation Plan or any successor plan, plus an amount equal to the amount of the highest incentive compensation award granted to Employee for any year during



                                Exhibit 10(q)-17
the two (2) calendar years immediately preceding the Date of Termination multiplied by the number of partial and whole calendar years remaining in the full unexpired term of this Agreement, plus

                           (2) If and to the extent Employee so elects, an
amount equal to (w) the number of shares of Common Stock of the Company subject to unexercised options held by Employee at the Date of Termination, plus the number of shares of Common Stock with respect to which stock appreciation rights, if any, not granted in tandem with stock options ("SARs") are held by Employee at the Date of Termination, multiplied by (x) the difference between the average exercise price of such options and SARs and the per share fair market value of the Common Stock, against surrender to the Company of all options and SARs relating to the Common Stock held by Employee at the Date of Termination and selected by him to be treated in accordance with this Section. The per share fair market value of the Common Stock, for purposes of this provision, shall be the higher of (y) the closing sale price of the Common Stock as reported on the consolidated reporting system established pursuant to Section 11(a) of the Securities Exchange Act of 1934, as amended, on the Effective Date or, if the Common Stock is not so reported, the closing sale price of the Common Stock on the principal exchange market for the Common Stock on the Effective Date or, if the principal market for the Common Stock is not an exchange, the mean of closing high and low bid and asked prices for the Common Stock as reported on the automated quotation system of the National Association of Securities Dealers, Inc. or successor organization on the Effective Date, and
(z) the highest consideration per share paid to Company stockholders in connection with the transactions which resulted in the Event constituting a Change in Control as described at Section 6.

                           (3) For the full unexpired term of the Employment
Period, the Company shall continue Employee's participation in each employee benefit plan (including, without limitation, life insurance and medical plans) in which Employee was entitled to participate immediately prior to the Effective Date as if he continued to be employed by the Company hereunder, and any benefits arranged in



                                Exhibit 10(q)-18
accordance with subsection iv. hereof. If the terms of any benefit plan of the Company do not permit continued participation by Employee, the Company will arrange to provide to Employee benefits substantially equivalent to, as



                                Exhibit 10(q)-19
to time and amount, and no less favorable than, on an after-tax basis, the benefits he would have been entitled to receive under such plan if he had been continuously employed by the Company for the full unexpired term of the Employment Period.

                           (4) Subsequent to the occurrence of an Event
constituting a Change in Control, as defined at Section 6., the Company shall not eliminate, replace, or modify any plan referred to in subsection iii. hereof, including, without limitation, the Pension Plan, so as to eliminate or reduce any benefit which Employee would be entitled to receive under such plan as in effect immediately prior to such Change in Control if he were continuously employed by the Company for the full term of this Agreement, unless it arranges to provide to Employee benefits substantially equivalent as to time and amount and no less favorable on an after-tax basis than such benefits.

                  (b) By Company or Employee for Disability Upon Retirement and by the Company for Good Cause. Upon termination of employment pursuant to the provisions of Section 7.a. (Disability or Retirement) or 7.c. (For Good Cause), Employee shall receive an amount (the "Separation Payment") in addition to any other compensation received hereunder or otherwise, the following:

                           (1) All incentive compensation awards previously
granted but not yet paid, including, without limitation, awards granted under the Company's Incentive Compensation Plan or any successor plan, plus

                           (2) The compensation provided at Section 8.a.(ii)
hereof with respect to stock options and SARs.

                  (c) Mitigation. Employee shall not be required to mitigate the amount of any payment provided for in this Agreement or otherwise by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement or otherwise be reduced by any compensation earned by Employee as the result of employment by another employer, by retirement benefits, by



                                Exhibit 10(q)-20
offset against any amount claimed to be owing by Employee to Company, or otherwise.

         8. Assignability. The obligations of Employee hereunder are personal and may not be assigned or delegated by him or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment, or transfer. Company shall have the right to assign this Agreement and to delegate all rights, duties, and obligations hereunder, either in whole or in part, to any parent, affiliate, successor, or subsidiary organization or company of Company, so long as the obligations of Company under this Agreement remain the obligations of Company.

         9. Termination Payment Limitation. Notwithstanding anything contained herein to the contrary, any payment or benefit received or to be received by Employee in connection with an Event or the termination of Employee's employment, whether pursuant to this Agreement or otherwise ("Total Payment") would not be deductible (in whole or in part) by the Company as a result of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the Total Payment shall be reduced until no portion of the Total Payment is not deductible as a result of Section 280G of the Code. For purposes of its limitation (i) no portion of the Total Payment the receipt of enjoyment of which Employee shall have effectively waived in writing prior to the date of payment of the Termination Payment shall be taken into account, (ii) no portion of the Total Payment shall be taken into account which in the opinion of tax counsel selected by Company's independent auditors and acceptable to Employee does not constitute a "parachute payment" within the meaning of Section 280G of the Code,
(iii) the Termination Payment shall be reduced only to the extent necessary so that the Total Payment (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code, in the opinion of the tax counsel referred to in clause (ii); and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payment shall be determined by Company's independent auditors in accordance with the principles of Section



                                Exhibit 10(q)-21

280G(d)(3) and (4) of the Code.

         10. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company at its principal office address directed to the attention of the Board with a copy to the Secretary of the Company, and to Employee at Employee's residence address on the records of the Company or to such other address as either party may have furnished to the other in writing in accordance herewith except that notice of change of address shall be effective only upon receipt.

         11. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         12. Successors; Binding Agreement.

                  (a) The Company will require any successor to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would be required to perform it if no such succession had taken place. Failure of Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, Company shall mean Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this
Section 13, or



                                Exhibit 10(q)-22
which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Employee should die while any amounts would still have been payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee, or, if there be not such designee, to Employee's estate.

         13. Miscellaneous. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in a writing signed by Employee and such officer as may be specifically authorized by the Board. No Waiver by either party hereto at any time of any breach by the other party hereof of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of California. All references to sections of the Securities Exchange Act of 1934 or the Internal Revenue Code of 1986 shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state, or local law.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         15. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be



                                Exhibit 10(q)-23
settled exclusively by arbitration in Los Angeles, California in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Employee shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Company shall reimburse Employee for all expenses, including, without limitation, attorney's, accountant's, actuary's, and other experts' fees, reasonably incurred by Employee at any time in connection with defending the validity of, enforcing his rights under, or recovering amounts due or damages under this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

Company:                                FREDERICK'S OF HOLLYWOOD, INC.


                                        By:    /s/ Hugh V. Hunter
                                            --------------------------------
                                              Its Chairman of the
                                              Compensation Committee


Employee:                                      /s/ George W. Townson
                                            --------------------------------
                                                   George W. Townson




                                Exhibit 10(q)-24

                                   EXHIBIT "B"

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT



PARTIES: FREDERICK'S OF HOLLYWOOD, INC., a Delaware corporation ("Company"), located at 6608 Hollywood Boulevard, Los Angeles, California 90028, and GEORGE W. TOWNSON ("Employee").

DATE:    Executed August 31, 1989

RECITALS:

         A. Employee is presently Chairman of the Board of Directors, President and Chief Executive Officer of the Company.

         B. On July 30, 1987, the Company and Employee entered into an Employment Agreement with an initial two year term, renewable annually on an "evergreen" basis, unless the Board of Directors takes action not to renew not less than six months before termination.

         C. The parties wish to amend the July 30, 1987 agreement by execution of this Amended and Restated Employment Agreement ("Agreement").

TERMS AND PROVISIONS:

         D. Employment. Company hereby employs Employee and Employee hereby accepts employment by Company on the terms and conditions hereinafter set forth.

         E. Term of Employment. Subject to the provisions for termination hereof, the term of this Agreement shall commence September 1, 1989 ("Effective Date") and shall terminate three (3) years from such date (the "Term"); provided, however, that the commencement date of the three (3) year term of this Agreement after the date hereof shall change each year on the first day of the Company's fiscal year to such date unless the Board of



                                Exhibit 10(q)-25
directors of Company ("the Board") takes affirmative action not less than six months before termination not to renew the Agreement.

         F. Employee's Duties. Employee is to be Chairman of the Board of Directors, President, Chief Executive Officer and General Manager of the Company, and his duties shall include those which he has heretofore performed as assigned to him by the Board including, but not limited to supervision over the business and affairs of the Company and its subsidiaries, and Employee shall report and be responsible only to the Board, and have powers and authority superior to those of any other officer or employees of the Company or any subsidiary thereof. Employee shall devote his full time and effort thereto, provided, however, that Employee shall not be required to perform functions other than as described above.

         G. Regular Compensation.

                  A. Base Compensation. For all services rendered by Employee hereunder on behalf of Company and its subsidiaries and divisions, both presently existing and hereafter established or acquired, Company shall pay to Employee, and Employee hereby accepts compensation of Two Hundred Fifty Thousand Dollars ($250,000) per annum, payable in the manner and at the times customary to the Company ("Base Compensation"). The amount of Base Compensation shall be reviewed by the Board on an annual basis as of the close of each fiscal year of the Company, and may be increased, but once increased shall not thereafter be decreased.

                  B. Annual Bonus. The Board shall, in addition to any other compensation provided for herein, award to Employee an annual bonus (the "Bonus") based upon the following criteria:

                           a. The Bonus shall be an amount equal to not less
than two percent (2%) of Company earnings before income taxes for any fiscal year in which Company achieves earnings before income taxes of at least 5.5% of sales, as reflected on its financial statements for the year then



                                Exhibit 10(q)-26
ended. It is understood that no bonus shall be due Employee if earnings before income taxes do not reach at least 5.5% of sales for the year then ended.

                           b. The Bonus amount shall be increased by an amount
equal to .25% of earnings for each additional .5% of earnings on sales before income taxes in excess of earnings of 5.5% of sales.



                                Exhibit 10(q)-27

         By way of example and assuming sales of $80,000,000, the bonus shall be as follows:

--------------------------------------------------------------------------------
                                                Bonus Amount
                        Earnings as a              as a
                        Percentage of           Percentage of            Bonus
 Earnings                 of Sales                Earnings              Dollars
--------------------------------------------------------------------------------
$4,400,000                  5.5%                    2.00%               $ 88,000
--------------------------------------------------------------------------------
$4,800,000                  6.0%                    2.25%                108,000
--------------------------------------------------------------------------------

                           c. For Bonus calculation purposes, the following
shall be assumed: 5.49% to 5.98% = 5.5%, 5.99% to 6.48% = 6.0%; 6.49% to 6.98% =
6.5% and so on.

                           d. Notwithstanding the foregoing, the Bonus payable
with respect to any one fiscal year of the Company shall not exceed an amount equal to 5% of the Company's earnings before income taxes for such fiscal year.

                           e. The Bonus shall accrue and be due Employee with
respect to the end of Company's fiscal year and shall be payable not later than January 10 of the next succeeding calendar year. Employee shall be eligible for the Bonus with respect to the fiscal year ending September 2, 1989 and each fiscal year ending thereafter.

                  C. Special Bonus. Without regard to the Bonus, if any, due Employee under the provisions of Section 4b(v) with respect to the Company's fiscal year ending September 2, 1989 and not as a part thereof, the Company shall, on January 2, 1990, pay to Employee a One Hundred Thousand Dollar ($100,000,00) Special Bonus by way of extra compensation for services rendered and results achieved during fiscal 1989.

                  D. Other Compensation Plans. Nothing contained in this Section 4 or otherwise in this Agreement shall limit to any degree Employee's right to participate in any other compensation or incentive compensation plan of the Company now or hereafter adopted with respect to which



                                Exhibit 10(q)-28

Employee is otherwise eligible, including, but not limited to those described at
Section 5 hereof.

         H. Additional Benefits.

                  In addition to the compensation provided for in Section 4 herein, Employee shall be entitled to receive:



                                Exhibit 10(q)-29

                  A. All employee fringe benefits in which Employee was entitled to participate immediately prior to the Effective Date, subject to Company eligibility requirements for each of those benefits, including, without limitation, life insurance, and medical plans, and such other employee benefits as may be approved by the Board during the term of this Agreement. Nothing in this paragraph shall be deemed to prohibit Company making any changes in any of the plans, programs or benefits described in this Section 5, provided the change similarly affects all executives similarly situated.

                  B. Reimbursement for all reasonably incurred business related expenses provided that Employee accounts therefore in accordance with Company existing policies as modified from time to time.

                  C. Employee shall, during the term hereof, be entitled to the use of a new Mercedes Benz Model 420 SEL automobile or its equivalent ("Vehicle") to be replaced with a new Vehicle not less often than every three
(3) years with all expenses paid by Employer.

         I. Change of Control. The occurrence of any one or more of the following shall constitute an "Event" for purposes of Sections 7.b and 8 hereof:

                  A. An event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14a promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof, occurs; or

                  B. Any person (other than any person who as of the date hereof is the beneficial owner of ten percent (10%) or more of the Company's voting securities) or group of persons acting in concert becomes the beneficial owner of thirty percent (30%) or more of the Company's outstanding voting securities or securities convertible into such amount of voting securities; or

                  C. During any period of two (2) consecutive years following the execution of this Agreement, individuals who at the beginning of such period constitute the Board and



                                Exhibit 10(q)-30
any new director whose election by the Board or nomination for election by Company stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                  D. The shareholders of Company approve a merger or consolidation of the Company with any other corporation, or the shareholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all of Company's assets, provided, however, that a merger or consolidation which would result in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation shall not be deemed an Event.

                  E. Notwithstanding the foregoing provisions of this Section 6, the acquisition of any security of the Company by the trustee of any employee stock ownership plan of the Company ("ESOP") qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar tax qualified employee benefit plan now or hereafter authorized under the Code, shall not be deemed an "Event" for purposes of Sections 7.b and 8 hereof.

         J. Termination.

                  This Agreement may be terminated (a) by Employee's death, Disability or Retirement, (b) by Employee for Good Reason, or (c) by action of the Board for Cause.

                  A. Disability; Retirement. If, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent from the full-time performance of his duties with Company for twelve (12) consecutive months, and within thirty (30) days after



                                Exhibit 10(q)-31
written notice of termination is given Employee shall not have returned to the full-time performance of his duties, Employee's employment may be terminated for "Disability". Employee shall also have the right to terminate this Agreement for Disability at any time, in the event that a licensed physician determines that Employee's health would be jeopardized by his continuing his employment hereunder. Termination by Company or Employee of Employee's employment based on "Retirement" shall mean termination in accordance with Company's retirement policy, including early retirement, generally applicable to its salaried employees or in accordance with any retirement arrangement established with Employee's consent with respect to him.



                                Exhibit 10(q)-32

                  B. Good Reason. Employee shall be entitled to terminate his employment within one (1) year of an Event as defined at Section 6 or for "Good Reason". "Good Reason" shall mean the material breach of any of Company's obligations under this Agreement, without Employee's express written consent, or the occurrence of any of the following circumstances unless such breach or circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination pursuant to subsection 7e and d, respectively:

                           a. An adverse alteration in the nature or status of
Employee's responsibilities from those in effect as of the date hereof;

                           b. Any attempted reduction by Company in the
Employee's Compensation as reflected at Section 4 hereof, and in effect on the date hereof or as increased from time to time;

                           c. The relocation of Company's principal executive
offices to a location more than thirty (30) miles from the present location of such offices in the Los Angeles Metropolitan Area, or Company requiring Employee to be based anywhere other than Company's principal executive offices except for required travel on company business to an extent substantially consistent with Employee's present business travel obligations;

                           d. The failure by Company to continue in effect any
compensation plan in which Employee participates which is material to Employee's total compensation, including but not limited to those plans specified in
Section 5a or any substitute plans adopted prior to an Event, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by Company to continue Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Employee's participation relative to other participants, as existed at the time of the Event; or



                                Exhibit 10(q)-33

                           e. Any purported termination of Employee's employment
which is not effected pursuant to a Notice of Termination (as defined below) satisfying the requirements of subsection d below.



                                Exhibit 10(q)-34

                           f. Employee's right to terminate his employment
pursuant to this subsection b shall not be affected by his incapacity due to physical or mental illness. Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

                  C. For Cause. The Board may terminate Employee's employment by action of the Board during the term of this Agreement For Cause, which shall mean the commission of acts of willful malfeasance resulting in material damage to the Company's business.

                  D. Notice of Termination. Any purported termination of Employee's employment by Company or by Employee shall be communicated by Written Notice of Termination to the other party hereto in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provisions so indicated.

                  E. Date of Termination, etc. "Date of Termination" shall mean
(i) if Employee's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Employee shall not have returned to the full-time performance of his duties during such thirty (30) day period), and (ii) if Employee's employment is terminated pursuant to subsection b or c, above, or for any other reason (other than Disability), the date specified in the Notice of Termination; provided that if within fifteen (15) days after any Notice of Termination is given, or if the Date of Termination is later, prior to the Date of Termination the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, or decree of a court of competent jurisdiction (which is not appealable or



                                Exhibit 10(q)-35
with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay Employee his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Compensation) and continue Employee as a participant in all compensation, benefit, and insurance plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this subsection, but in no event past the expiration date of this Agreement. Amounts paid under this subsection are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

         K.Compensation Upon Occurrence of an Event or Termination.

                  A. By Employee Upon Occurrence of an Event or for Good Reason. Upon termination by Employee as a result of the occurrence of an Event as described at Section 6 or for Good Reason as set forth at Section 7b, Employee shall receive a lump sum amount (the "Termination Payment") in addition to any other compensation received hereunder or otherwise, equal to the sum of one year's Base Compensation as defined at Section 4a hereof and an amount equal to the most recently received Bonus as defined at Section 4b hereof received by Employee multiplied by the number of complete and partial years remaining in the term of this Agreement, plus one, and:

                           a. All incentive compensation awards previously
granted but not yet paid, including, without limitation, awards granted under the Company's Incentive Compensation Plan or any successor plan, plus an amount equal to the amount of the highest incentive compensation award granted to Employee for any year during the three (3) calendar years immediately preceding the Date of Termination multiplied by the number of partial and whole calendar years



                                Exhibit 10(q)-36
remaining in the full unexpired term of this Agreement, plus

                           b. If and to the extent Employee so elects, an amount
equal to (w) the number of shares of Common Stock of the Company subject to unexercised options held by Employee at the Date of Termination, plus the number of shares of Common Stock with respect to which stock appreciation rights, if any, not granted in tandem with stock options ("SARs") are held by Employee at the Date of Termination, multiplied by (x) the difference between the average exercise price of such options and SARs and the per share fair market value of the Common Stock, against surrender to the Company of all options and SARs relating to the Common Stock held by Employee at the Date of Termination and selected by him to be treated in accordance with this Section. The per share fair market value of the Common Stock, for purposes of this provision, shall be the higher of (y) the closing sale price of the Common Stock as reported on the consolidated reporting system established pursuant to Section 11(a) of the Securities Exchange Act of 1934, as amended, on the Effective Date or, if the Common Stock is not so reported, the closing sale price of the Common Stock on the principal exchange market for the Common Stock on the Effective Date or, if the principal market for the Common Stock is not an exchange, the mean of closing high and low bid and asked prices for the Common Stock as reported on the automated quotation system of the National Association of Securities Dealers, Inc. or successor organization on the Effective Date, and (z) the highest consideration per share paid to Company stockholders in connection with the transactions which resulted in the Event constituting a Change in Control as described at Section 6.

                           c. For the full unexpired term of the Employment
Period, the Company shall continue Employee's participation in each employee benefit plan (including, without limitation, life insurance and medical plans) in which Employee was entitled to participate immediately prior to the Effective Date as if he continued to be employed by the Company hereunder, and any benefits arranged in accordance with subsection (iv) hereof. If the terms of any benefit plan of the Company do not permit continued participation by Employee, the Company will arrange to



                                Exhibit 10(q)-37
provide to Employee benefits substantially equivalent to, as to time and amount, and no less favorable than, on an aftertax basis, the benefits he would have been entitled to receive under such plan if he had been continuously employed by the Company for the full unexpired term of the Employment Period.

                           d. Subsequent to the occurrence of an Event
constituting a Change in Control, as defined at Section 6, the Company shall not eliminate, replace, or modify any plan referred to in subsection (iii) hereof, including, without limitation, the Pension Plan, so as to eliminate or reduce any benefit which Employee would be entitled to receive under such plan as in effect immediately prior to such Change in Control if he were continuously employed by the Company for the full term of this Agreement, unless it arranges to provide to Employee benefits substantially equivalent as to time and amount and no less favorable on an after-tax basis than such benefits.



                                Exhibit 10(q)-38

                  B. By Company or Employee for Disability Upon Retirement and by the Company for Good Cause. Upon termination of employment pursuant to the provisions of Section 7a (Disability or Retirement) or 7c (For Good Cause), Employee shall receive an amount (the "Separation Payment") in addition to any other compensation received hereunder or otherwise, the following:

                           a. All incentive compensation awards previously
granted but not yet paid, including, without limitation, awards granted under the Company's Incentive Compensation Plan or any successor plan, plus

                           b. The compensation provided at Section 8a(ii) hereof
with respect to stock options and SARs.

                  C. Mitigation. Employee shall not be required to mitigate the amount of any payment provided for in this Agreement or otherwise by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement or otherwise be reduced by any compensation earned by Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owing by Employee to Company, or otherwise.

         L. Assignability.

                  The obligations of the Employee hereunder are personal and may not be assigned or delegated by him or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment, or transfer, Company shall have the right to assign this Agreement and to delegate all rights, duties, and obligations hereunder, either in whole or in part, to any parent, affiliate, successor, or subsidiary organization or company of Company, so long as the obligations of Company under this Agreement remain the obligations of Company.

         M. Termination Payment Limitation. Notwith- standing anything contained herein to the contrary, if any payment or benefit received or to be received by Employee in



                                Exhibit 10(q)-39
connection with an Event or the termination of Employee's employment, whether pursuant to this Agreement or otherwise would as a result of the application of
Section 280G of the Code be deemed an "excess parachute payment" under Code
Section 280G(b)(i) Employee shall, nevertheless, receive such payment or benefit in full and in the taxable year of Employee in which it would otherwise be payable by Company hereunder, less the amount of additional withholding required under Code Section 4999(c)(1) as a result of the imposition of the additional tax on Employee imposed under Code Section 4999(a) as a result of such "excess parachute payment" ("Excise Tax") and Company shall pay to Employee on or before January 10 of Employee's next succeeding taxable year the amount of any such Excise Tax and any other payment required so that he shall receive any payment of benefit hereunder as net income without deduction, credit or exception and without any reduction on account of any "Excise Tax" or other similar tax withheld, or otherwise due with respect thereto either federal, or California State which is imposed by way of a penalty or in addition to Employee's normal taxes on earned income.

         N. Notice.

For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company at its principal office address directed to the attention of the Board with a copy to the Secretary of the Company, and to Employee at Employee's residence address on the records of the Company or to such other address as either party may have furnished to the other in writing in accordance herewith except that notice of change of address shall be effective only upon receipt.

         O. Validity.

                  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.



                                Exhibit 10(q)-40

         P. Successors; Binding Agreement.

                  A. The Company will require any successor to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would be required to perform it if no such succession had taken place. Failure of Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, Company shall mean Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this
Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  B. This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Employee should die while any amounts would still have been payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee, or, if there be not such designee, to Employee's estate.

         Q. Miscellaneous.

                  No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in a writing signed by Employee and such officer as may be specifically authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereof, or compliance with, any condition



                                Exhibit 10(q)-41
or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of California. All references to sections of the Securities Exchange Act of 1934 or the Internal Revenue Code of 1986 shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state, or local law.

         R. Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.



                                Exhibit 10(q)-42

         S. Arbitration.

                  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Los Angeles, California in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Employee shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Company shall reimburse Employee for all expenses, including, without limitation, attorney's, accountant's, actuary's, and other experts' fees, reasonably incurred by Employee at any time in connection with defending the validity of, enforcing his rights under, or recovering amounts due or damages under this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


Company:                                FREDERICK'S OF HOLLYWOOD, INC.



                                        By   /s/ Hugh V. Hunter
                                           -----------------------------------
                                             Its Chairman of the
                                             Compensation Committee



Employee:                                    /s/ George W. Townson
                                           -----------------------------------
                                                 GEORGE W. TOWNSON



                                Exhibit 10(q)-43

                                   EXHIBIT "C"

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


PARTIES: FREDERICK'S OF HOLLYWOOD, INC., a Delaware corporation ("Company"), located at 6608 Hollywood Boulevard, Los Angeles, CA 90028, and GEORGE
         W. TOWNSON ("Employee").

DATE:    Effective as of August 30, 1992.

RECITALS:

         T. Employee is presently Chairman of the Board of Directors, President and Chief Executive Officer of the Company.

         U. On July 30, 1987, the Company and Employee entered into an employment agreement which was amended and restated August 31, 1989 (the "Agreement").

         V. The Agreement, as amended, provides for an initial three year term, renewable annually on an "evergreen" basis unless terminated by action of the Board not less than six months prior to termination. The Board has not taken action to terminate.

         W. The parties wish to change the term of the Agreement by this amendment to provide for an initial term of five years also renewable on an "evergreen" basis, as hereinabove described.

TERMS AND PROVISIONS: In consideration of the mutual promises contained herein and other valuable consideration receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

         1. Paragraph 2 "Term of Employment" is deleted and the following new paragraph is inserted in its place and stead:

                  2. Term of Employment. Subject to the



                                Exhibit 10(q)-44
                  provisions for termination hereof, the term of this Agreement shall commence August 30, 1992 ("Effective Date") and shall terminate five (5) years from such date (the "Term"); provided, however, that the commencement date of the five (5) year term of this Agreement after the date hereof shall change each year on the first day of the Company's fiscal year to such date unless the Board of Directors of the Company (the "Board") takes affirmative action not less than six months before termination not to renew the Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


COMPANY:                                FREDERICK'S OF HOLLYWOOD, INC.


                                        By   /s/ Hugh V. Hunter
                                           -----------------------------------
                                             Chairman of the
                                             Compensation Committee


EMPLOYEE:                                    /s/ George W. Townson
                                           -----------------------------------
                                                 GEORGE W. TOWNSON




                                Exhibit 10(q)-45

                                                                         ANNEX H

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 10-Q


[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


For the quarterly period ended November 30, 1996

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


For the transition period from __________ to __________

Commission File Number 1-8252

                         FREDERICK'S OF HOLLYWOOD, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     95-2666265
(State or other jurisdiction of              (IRS Employers Identification No.)
 incorporation or organization)

        6608 HOLLYWOOD BOULEVARD
        LOS ANGELES, CALIFORNIA                               90028
(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code:  (213) 466-5151

Former name, former address and former fiscal year, if change since last report:
Not Applicable.

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been
subject to such filing requirements for the past 90 days. Yes   X    No      .
                                                              -----     -----

Indicate the number of shares outstanding for each of the registrant's classes of Common stock, as of the latest practicable date. 2,955,309 shares of Class A Capital Stock ($1 par value) and 5,903,118 shares of Class B Capital Stock ($1 par value) at December 27, 1996.

                 FREDERICK'S OF HOLLYWOOD, INC. AND SUBSIDIARIES

                                      INDEX


                                                                        Page No.
                                                                        --------
Title Page                                                                   1

Index                                                                        2

PART I -- FINANCIAL INFORMATION (Unaudited)

         Consolidated condensed balance sheets-
         November 30, 1996 and August 31, 1996                               3

         Consolidated condensed statements of income -
         Three months ended November 30, 1996
         and December 2, 1995                                                4

         Consolidated condensed statements of cash flows -
         Three months ended November 30, 1996 and
         December 2, 1995                                                    5

         Notes to consolidated condensed financial
         statements                                                        6-8

         Management's Discussion and Analysis of
         Financial Condition and Results of Operations                    9-11


PART II - OTHER INFORMATION                                                 12

SIGNATURES                                                                  13

                 FREDERICK'S OF HOLLYWOOD, INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                           (UNAUDITED) (IN THOUSANDS)

                                     ASSETS

                                                   November 30,     August 31,
                                                       1996            1996
                                                   ------------     ----------
Current assets:
   Cash and equivalents                              $  8,235        $  8,379
   Short term investments                                 480             480
   Accounts receivable                                    663             499
   Income taxes receivable                                852             945
   Merchandise inventories                             22,675          19,553
   Deferred income taxes                                  843             843
   Prepaid expenses                                     2,079           2,215
                                                     --------        --------
      Total current assets                             35,827          32,914
   Property and equipment, net                         18,432          18,033
   Deferred catalog costs                               2,161           1,723
   Other assets                                            39              39
                                                     --------        --------
                                                     $ 56,459        $ 52,709
                                                     ========        ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                  $ 14,234        $ 10,298
   Dividends payable                                      221             221
   Current portion:
      Capital lease obligations                           215             212
      ESOP loan guarantee                                 240             240
   Accrued payroll                                        264             430
   Accrued insurance                                      824             828
   Other accrued expenses                                 237             238
                                                     --------        --------
      Total current liabilities                        16,235          12,467
Capital lease obligations                                 617             672
ESOP loan guarantee                                       240             240
Deferred rent                                             845             811
Deferred income taxes                                   2,994           2,994
Stockholders' equity:
   Capital stock $1 par value                           8,858           8,858
   Additional paid-in capital                             743             732
   Reduction for ESOP loan guarantee                     (398)           (456)
   Treasury stock                                          (6)             (6)
   Retained earnings                                   26,331          26,397
                                                     --------        --------
      Total stockholders' equity                       35,528          35,525
                                                     --------        --------
                                                     $ 56,459        $ 52,709
                                                     ========        ========

See accompanying notes to the consolidated financial statements.

                 FREDERICK'S OF HOLLYWOOD, INC. AND SUBSIDIARIES
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                (In thousands, except per share data - UNAUDITED)

                                                    Three Months Ended
                                                ---------------------------
                                                November 30,    December 2,
                                                    1996            1995
                                                ------------    -----------
Net sales                                         $ 36,004        $36,642

Cost of goods sold,
  buying and occupancy costs                        21,045         21,072
                                                  --------        -------

     Gross profit                                   14,959         15,570

Selling, general and
   administrative expenses                          14,693         15,442
                                                  --------        -------

     Operating profit                                  266            128

Other income and (expense), net                         (4)            55
                                                  --------        -------

     Earnings before income taxes                      262            183

Income taxes                                           109             76
                                                  --------        -------

Net earnings                                      $    153        $   107
                                                  ========        =======

Earnings per share
     Primary - Class A & Class B                  $    .02        $   .01
     Fully diluted - Class A & Class B                 .02            .01

Weighted average shares outstanding
     Primary - Class A and Class B                   8,760          8,704
     Fully diluted - Class A and Class B             8,764          8,704

Cash dividend per share - Class A & Class B       $   .025        $  .025

See accompanying notes to the consolidated financial statements.

                 FREDERICK'S OF HOLLYWOOD, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                           (UNAUDITED) (IN THOUSANDS)

                                                       Three Months Ended
                                                   ---------------------------
                                                   November 30,    December 2,
                                                      1996            1995
                                                   ------------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                           $   153        $    107
Adjustments to reconcile net income to
  net cash provided by operating activities:
  Depreciation and amortization                        1,066           1,035
  ESOP Compensation                                       71              53
  Loss on sale of fixed assets                            35              --
  Changes in assets and liabilities:
    Accounts receivable                                 (164)           (105)
    Income tax receivable                                 93              50
    Merchandise inventories                           (3,122)         (3,955)
    Prepaid expenses                                     136              60
    Deferred catalog costs                              (438)           (186)
    Accounts payable and accrued expenses              3,765           5,663
    Deferred rent                                         34              42
----------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES              1,629           2,764
----------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                (1,500)           (644)
----------------------------------------------------------------------------
NET CASH USED FOR INVESTING ACTIVITIES                (1,500)           (644)
----------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of capital lease obligations                   (52)            (49)
  Payment of dividends                                  (217)           (217)
  Payment of dividends on unearned ESOP shares            (4)             (4)
  Purchase of treasury stock                              --              (7)
----------------------------------------------------------------------------
NET CASH USED FOR FINANCING ACTIVITIES                  (273)           (277)
----------------------------------------------------------------------------
Net increase/decrease in cash and cash                  (144)          1,843
   equivalents
Cash and cash equivalents at beginning of year         8,379          11,441
----------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD           $ 8,235        $ 13,284
----------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURE TO CONSOLIDATED
   STATEMENTS OF CASH FLOWS:
Cash flow information:
  Interest paid                                      $    13        $     16
  Income taxes paid                                  $    16        $     33
Non-cash investing and financing transactions:
  Dividends declared                                 $   221        $    221


               See accompanying notes to the financial statements.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                              THIRTEEN WEEKS ENDED
                     November 30, 1996 and December 2, 1995



NOTE 1.  BASIS OF PRESENTATION

In the opinion of the Company, the accompanying unaudited consolidated condensed financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position as of November 30, 1996 and August 31, 1996, and the results of operations and cash flows for the three months ended November 30, 1996 and December 2, 1995.

These financial statements should be read in conjunction with the Company's 1996 annual report on Form 10-K.

NOTE 2.  EARNINGS PER SHARE

Earnings per share calculations are based on the weighted average number of shares of both Class A and Class B capital stock outstanding during each period plus capital stock equivalents. Capital stock equivalents reflect the assumed exercise of dilutive employees' stock options less the number of treasury shares assumed to be purchased from the proceeds using the average market price or, for fully diluted earnings per share, the greater of the average market price or period end market price of the Company's common stock. ESOP shares that have not been committed to be released are not considered outstanding (See Note 4).

                                              First Quarter     First Quarter
                                                  1997              1996
                                              -------------     -------------
(In thousands
except per share data)
-------------------------------------------------------------------------
Net Earnings                                     $ 153              $ 107
                                                 -----              -----

Earnings per common
  and equivalent share
    Primary                                      $ .02              $ .01
    Fully Diluted                                  .02                .01
-------------------------------------------------------------------------
Common and common
  equivalent shares
  (weighted average)
    Primary                                      8,760              8,704

    Fully Diluted                                8,764              8,704
-------------------------------------------------------------------------

 NOTE 3. EMPLOYEE STOCK OWNERSHIP PLAN

In accordance with Statement of Position 93-6 (Employers' Accounting for Employee Stock Ownership Plans). The debt of an ESOP is recorded as debt of the Company and the shares pledged as collateral are reported as unearned ESOP shares in the statement of financial position. As shares are released from collateral, the company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings-per-share computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as compensation expense. ESOP compensation expense was $71,000 for the three months ended November 30, 1996. The ESOP shares as of November 30, 1996 were as follows:

                  Allocated shares                                     241,495
                  Shares released for allocation                        13,798
                  Unreleased shares                                     93,369
                                                                       -------
                  Total ESOP shares                                    348,662
                                                                       =======

                  Fair value of unreleased
                    shares as of November 30, 1996                    $514,000


NOTE 4.  INCOME TAXES


The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at August 31, 1996 are presented below (000's Omitted):

Deferred tax assets:
  Inventories, principally due to
    additional cost inventories
    for tax purposes pursuant to
    the Tax Reform Act of 1986                                       $   655
  Accrued expense                                                        138
  Other                                                                   50
                                                                     -------
     Total deferred tax assets                                           843
Deferred tax liabilities:
  Property and equipment, principally due to
    differences in depreciation                                       (2,994)
                                                                     -------
        Net deferred tax liability                                   $(2,151)
                                                                     =======

The Company has not provided for a valuation allowance against its deferred tax assets as realization of such assets is considered to be more likely than not.

NOTE 5.  RECENT ACCOUNTING PRONOUNCEMENT


During October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." The Company adopted this Standard as of the beginning of fiscal 1997, electing the disclosure method of accounting.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FINANCIAL CONDITION

The most significant changes in the Company's balance sheet from August 31, 1996, the end of the preceding fiscal year to November 30, 1996 are as follows:

o Cash and cash equivalents decreased $144,000. The Company had working capital of $19,592,000 and net cash provided by operating activities of $1,629,000 for the three months ended November 30, 1996.

o Accounts receivable increased $164,000. The increase is primarily attributable to increased credit card and list rental receivables.

o The decrease in income taxes receivable from $945,000 at August 31, 1996 to $852,000 at November 30, 1996 is due to the receivable being applied to the Company's current year's taxes due.

o Inventory increased $3,122,000 from $19,553,000 to $22,675,000. Inventory levels generally peak at the end of the first quarter in preparation for the increased sales volume during the holiday season. The Company continues to closely monitor its inventories and believes its inventory position is substantially on plan relative to the anticipated sales.

o Prepaid expenses decreased $136,000. The decrease is mainly attributed to the timing differences of invoice payments.

o Deferred catalog costs increased $438,000. The increase is attributed to the timing differences of catalog mailings.

o Accounts payable rose $3,936,000. The major factor causing the increase was the purchase of inventory for the holiday selling season.

o Accrued payroll decreased $166,000. This fluctuation (decrease) is attributable to the difference in the length of time between the end of the pay period (accrual of estimated payroll) and the payment of that payroll as it relates to two different points in time; the end of the fiscal year and the end of the first quarter.

o The decrease in accrued insurance and other accrued expenses is caused by the timing of the required accruals and the corresponding payments.

LIQUIDITY AND CAPITAL RESOURCES

The Company had working capital of $19,592,000 and net cash provided by operating activities of $1,629,000 for the three months ended November 30, 1996.

Design modifications and a general reduction in the size of our large format stores will be made on stores to be remodeled during the remaining fiscal year in order to increase their sales per square foot. We will be reducing the number of new and remodeled stores planned for fiscal 1997. The Company has not at this writing determined the extent of any reduction in its capital expenditures plan for fiscal 1997.

Currently, the Company has certain tax returns under audit and any assessment levied by the Internal Revenue Service would be covered by current operations or it's cash on hand.

RESULTS OF OPERATIONS

The following table summarizes the Company's net sales and operating profit(loss) by business segment for the three month period ending November 30, 1996 and December 2, 1995:

                         Net Sales             Operating Profit (Loss)
                    ---------------------      -----------------------
                     1997          1996          1997          1996
                    -------       -------       ------        ------
                                     (In Thousands)
Retail Stores       $18,664        18,314       (1,211)         (980)
Mail Order           17,340        18,328        1,477         1,108
                    -------       -------       ------        ------
Total               $36,004       $36,642          266           128
                    =======       =======       ======        ======

The results of the interim period are not necessarily indicative of results for the entire year.

Net sales decreased $638,000 (1.7%) for the three months ended November 30, 1996 as compared with the prior year. The factors contributing to the decrease in each segment were as follows:

o Retail store sales volume increased $350,000 (1.9%) for the three months ended November 30, 1996 as compared with the similar period last year. Comparable store sales volume increased 0.8% for the three months ended November 30, 1996. Comparable stores sales included nine stores converted into a large-format store in the past year. Excluding these large-format stores, comparable store sales increased 0.3%. There were two stores opened and one closed during the quarter for a total of 207 stores in 39 states.

o Mail Order sales volume decreased $988,000 (5.4%) for the three months ended November 30, 1996 as compared with the similar period last year. The decrease is attributable to a general softness in response to our Fall and Christmas catalogs caused primarily by a 9.5% reduction in catalog page count which reduced the number of merchandise offerings.

Gross profit amounted to $14,959,000 (41.5% of sales) for the three months ended November 30, 1996. This compares with $15,570,000 (42.5% of sales) for the same period in the prior year. The decrease in gross profit is mainly attributable to the decreased sales volume and increased buying and occupancy costs.

Selling, general and administrative expenses decreased $749,000 (4.9%) to $14,693,000 (40.8% of sales) from $15,442,000 (42.1% of sales) for the three months ended November 30, 1996 as compared to the similar period last year. The decrease is primarily attributable to decreased catalog costs.

The increased operating loss of $231,000 for Frederick's of Hollywood retail stores is primarily attributable to increased rent expenses. The increase in mail order operating profit was primarily due to lower catalog paper costs.

The decrease in other income of $59,000 reflects decreased interest income ($41,000) and a loss on disposal of fixed assets of $35,000.

The Company's business is seasonal in nature with the Holiday Season and Valentine's Day (which both fall within the second quarter) historically accounting for the largest percentage of sales volume. In the Company's three most recent fiscal years, the second quarter accounted for approximately 30% of the Company's annual sales.

Income taxes are provided on the basis of estimated federal and state taxes for each year. The rate used for the first quarter of 1997 and 1996 was 41.5%.

STATEMENT REGARDING FORWARD LOOKING DISCLOSURE

The preceding Management's Discussion and Analysis contains various forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act, which represent the Company's expectations or beliefs concerning future events. The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, the sufficiency of the Company's working capital and cash flows from operating activities. In addition, these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, without limitation, a decline in demand for the merchandise offered by the Company, the ability of the Company to locate and obtain acceptable store sites and lease terms or renew existing leases, the ability of the company to gauge the fashion tastes of its customers and ability to manage the Company's expansion, the effect of economic conditions, the effect of severe weather or natural disasters and the effect of competitive pressures from other retailers.

PART II - OTHER INFORMATION



Items 1 - 5.

Items 1 - 5 are omitted because they are not applicable.

Item 6.  Exhibits and Reports on Form 8-K.

         (a)  Exhibits

              27. Financial Data Schedule

         (b)  No reports on Form 8-K were filed for this quarter.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                        FREDERICK'S OF HOLLYWOOD, INC.
                                        (Registrant)










Date:   January 7, 1997                 By: /s/ George W. Townson
     --------------------------            --------------------------------
                                           George W. Townson
                                           Chairman of the Board, President
                                           and Chief Executive Officer






Date:    January 7, 1997                By: /s/ John B. Hatfield
     --------------------------            --------------------------------
                                           John B. Hatfield
                                           Executive Vice President,
                                           Secretary, Treasurer,
                                           Chief Financial, Accounting
                                           and Administrative Officer

                                                                         ANNEX I
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 10-Q


[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


For the quarterly period ended March 1, 1997

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


For the transition period from __________ to __________

Commission File Number 1-8252

                         FREDERICK'S OF HOLLYWOOD, INC.

             (Exact name of registrant as specified in its charter)

            Delaware                                     95-2666265

(State or other jurisdiction of              (IRS Employers Identification No.)
 incorporation or organization)

6608 Hollywood Boulevard
Los Angeles, California                                     90028
(Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code:  (213) 466-5151

Former name, former address and former fiscal year, if change since last report:
Not Applicable.

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days. Yes   X    No      .
                                       -----     -----

Indicate the number of shares outstanding for each of the registrant's classes of Common stock, as of the latest practicable date. 2,955,309 shares of Class A Capital Stock ($1 par value) and 5,903,118 shares of Class B Capital Stock ($1 par value) at March 20, 1997.

                 FREDERICK'S OF HOLLYWOOD, INC. AND SUBSIDIARIES

                                      INDEX


                                                                       Page No.
                                                                       --------
Title Page                                                                1

Index                                                                     2

PART I -- FINANCIAL INFORMATION

     Item 1.  Financial Statements (Unaudited)

              Consolidated condensed balance sheets-
              March 1, 1997 and August 31, 1996                           3

              Consolidated condensed statements of
              income - Three and six months ended
              March 1, 1997 and March 2, 1996                             4

              Consolidated condensed statements of
              cash flows - Six months ended
              March 1, 1997 and March 2, 1996                             5

              Notes to consolidated condensed
              financial statements                                      6-8

     Item 2.  Management's Discussion and Analysis
              of Financial Condition and
              Results of Operations                                    9-12


PART II - OTHER INFORMATION                                              13

SIGNATURES                                                               14

                 FREDERICK'S OF HOLLYWOOD, INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                           (UNAUDITED) (IN THOUSANDS)

                                     ASSETS

                                                       March 1, 1997   August 31, 1996
                                                       -------------   ---------------
Current assets:
   Cash and equivalents                                  $ 13,452        $  8,379
   Short term investments                                     480             480
   Accounts receivable                                        595             499
   Income taxes receivable                                     --             945
   Merchandise inventories                                 18,283          19,553
   Deferred income taxes                                      843             843
   Prepaid expenses                                         2,116           2,215
                                                         --------        --------
      Total current assets                                 35,769          32,914
                                                         ========        ========
   Property and equipment, net                             18,394          18,033
   Deferred catalog costs                                   1,339           1,723
   Other assets                                                39              39
                                                         --------        --------
                                                         $ 55,541        $ 52,709
                                                         ========        ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                      $  9,363        $ 10,298
   Dividends payable                                          221             221
   Current portion:
      Capital lease obligations                               218             212
      ESOP loan guarantee                                     240             240
   Accrued payroll                                            407             430
   Accrued insurance                                          843             828
   Income taxes payable                                     1,332              --
   Other accrued expenses                                     204             238
                                                         --------        --------
      Total current liabilities                            12,828          12,467
                                                         ========        ========
Capital lease obligations                                     562             672
ESOP loan guarantee                                           240             240
Deferred rent                                                 904             811
Deferred income taxes                                       2,994           2,994
Stockholders' equity:
   Capital stock $1 par value                               8,858           8,858
   Additional paid-in capital                                 746             732
   Reduction for ESOP loan guarantee                         (340)           (456)
   Treasury stock                                             (20)             (6)
   Retained earnings                                       28,769          26,397
                                                         --------        --------
      Total stockholders' equity                           38,013          35,525
                                                         --------        --------
                                                         $ 55,541        $ 52,709
                                                         ========        ========

See accompanying notes to the consolidated financial statements

                 FREDERICK'S OF HOLLYWOOD, INC. AND SUBSIDIARIES
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                (In thousands, except per share data - UNAUDITED)

                                        Three Months Ended         Six Months Ended
                                       -------       ------       ------       ------
                                       March 1,     March 2,     March 1,     March 2,
                                        1997          1996         1997         1997
                                       -------       ------       ------       ------
Net sales                              $46,358       44,565       82,362       81,207

Cost of goods sold,
  buying and occupancy costs            26,157       25,861       47,202       46,933
                                       -------       ------       ------       ------

     Gross profit                       20,201       18,704       35,160       34,274

Selling, general and
   administrative expenses              15,578       16,654       30,271       32,096
                                       -------       ------       ------       ------

     Operating profit                    4,623        2,050        4,889        2,178

Other income and
   (expense), net                           10           75            6          130
                                       -------       ------       ------       ------

Earnings before income taxes             4,633        2,125        4,895        2,308

Income taxes                             1,923          882        2,032          958
                                       -------       ------       ------       ------

Net earnings                           $ 2,710        1,243        2,863        1,350
                                       =======       ======       ======       ======


Earnings per share

     Primary -
       Class A & Class B               $   .31          .14          .33          .15

     Fully diluted -
       Class A & Class B                   .31          .14          .33          .15

Weighted average shares
  outstanding

     Primary - Class A & Class B       $ 8,760        8,715        8,759        8,717

     Fully diluted -
        Class A & Class B                8,764        8,715        8,762        8,717

Cash dividend per share -
   Class A & Class B                   $  .025         .025          .05          .05
                                       =======       ======       ======       ======

See accompanying notes to the consolidated financial statements.

                 FREDERICK'S OF HOLLYWOOD, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                           (UNAUDITED) (IN THOUSANDS)

                                                          Six Months Ended
                                                      ------------------------
                                                      March 1,        March 2,
                                                        1997            1996
                                                      --------        --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                        $  2,863        $  1,350
  Adjustments to reconcile net income to
   net cash provided by operating activities:
     Depreciation and amortization                       2,138           2,063
     ESOP compensation                                     136             120
     Loss on sale of fixed assets                           61               1
  Changes in assets and liabilities
     Accounts receivable                                   (96)            134
     Income tax receivable                                 945             213
     Merchandise inventories                             1,270           2,238
     Prepaid expenses                                       99             417
     Deferred catalog costs                                384             (33)
     Other assets                                           --              --
     Accounts payable and accrued expenses                (977)         (3,285)
     Deferred rent                                          93              78
     Deferred income taxes                                  --              --
     Income tax payable                                  1,332             413
NET CASH PROVIDED BY OPERATING ACTIVITIES                8,248           3,709
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of fixed assets                       --               5
   Capital expenditures                                 (2,560)         (1,429)
NET CASH USED FOR INVESTING ACTIVITIES                  (2,560)         (1,424)
CASH FLOWS FROM FINANCING ACTIVITIES:
   Payment of capital lease obligations                   (104)            (98)
   Payment of dividends                                   (436)           (435)
   Payment of dividends on unearned ESOP shares             (7)             (8)
   Purchase of treasury stock                              (68)             (7)
NET CASH USED FOR FINANCING ACTIVITIES                    (615)           (548)
Net increase in cash and cash equivalents                5,073           1,737
Cash and cash equivalents at beginning
   of year                                               8,379          11,441
CASH AND CASH EQUIVALENTS AT END
   OF PERIOD                                          $ 13,452        $ 13,178
Supplemental disclosures to consolidated
statements of cash flows:
   Interest paid                                      $     24        $     35
   Income taxes paid                                  $    160        $    339
Non-cash investing and financing transactions:
  Dividends declared                                  $    221        $    221

See accompanying notes to the consolidated financial statements.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                             TWENTY-SIX WEEKS ENDED
                         March 1, 1997 and March 2, 1996



NOTE 1.  BASIS OF PRESENTATION

In the opinion of the Company, the accompanying unaudited consolidated condensed financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position as of March 1, 1997 and March 2, 1996, and the results of operations and cash flows for the six months ended March 1, 1997 and March 2, 1996.

These financial statements should be read in conjunction with the Company's 1996 annual report on Form 10-K405.

NOTE 2.  EARNINGS PER SHARE

Earnings per share calculations are based on the weighted average number of shares of both Class A and Class B capital stock outstanding during each period plus capital stock equivalents. Capital stock equivalents reflect the assumed exercise of dilutive employees' stock options less the number of treasury shares assumed to be purchased from the proceeds using the average market price or, for fully diluted earnings per share, the greater of the average market price or period end market price of the Company's common stock. ESOP shares that have not been committed to be released are not considered outstanding (See Note 4).

                                       THREE MONTHS ENDED            SIX MONTHS ENDED
                                     -----------------------      ----------------------
(In thousands                        MARCH 1,       MARCH 2,      MARCH 1,      MARCH 2,
except per share data)                1997           1996          1997          1996
                                     -------         -----         -----         -----
Net earnings                         $ 2,710         1,243         2,863         1,350
Earnings per common
  and equivalent share
     Primary                             .31           .14           .32           .15
     Fully diluted                       .31           .14           .32           .15

Weighted average
    Primary                            8,858         8,858         8,858         8,858
    Fully diluted                      8,858         8,858         8,858         8,858
  Dilutive effect of
  stock options
    Primary                                1            --            --             2
    Fully diluted                          5            --             3             2
  Unallocated ESOP shares                (79)         (136)          (79)         (136)
  Treasury stock                         (20)           (7)          (20)           (7)
  Weighted average used to
  calculate earnings per share
    Primary                            8,760         8,715         8,759         8,717
    Fully diluted                      8,764         8,715         8,762         8,717

NOTE 3. EMPLOYEE STOCK OWNERSHIP PLAN

Effective September 4, 1994, the Company adopted Statement of Position (SOP) 93-6 (Employers' Accounting for Employee Stock Ownership Plans). Under SOP 93-6 the debt of the ESOP is recorded as debt of the Company and the shares pledged as collateral are reported as unearned ESOP shares in the statement of financial position. As shares are released from collateral, the company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings-per-share computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as compensation expense. ESOP compensation expense was $64,000 and $136,000 respectively for the three and six months ended March 1, 1997. The ESOP shares as of March 1, 1997 were as follows:

             Allocated shares                                      239,731
             Shares released for allocation                         13,798
             Unreleased shares                                      79,569
                                                                   -------
             Total ESOP shares                                     333,098
                                                                   =======

             Fair value of unreleased
               shares as of February 28, 1997                     $318,276


NOTE 4.  INCOME TAXES


The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at August 31, 1996 are presented below (000's Omitted):

Deferred tax assets:
  Inventories, principally due to
    additional cost inventories
    for tax purposes pursuant to
    the Tax Reform Act of 1986                                  $   655
  Accrued expense                                                   138
  Other                                                              50
                                                                -------
     Total deferred tax assets                                      843
Deferred tax liabilities:
  Property and equipment, principally due to
    differences in depreciation                                  (2,994)
                                                                -------
        Net deferred tax liability                              $(2,151)
                                                                =======

The Company has not provided for a valuation allowance against its deferred tax assets as realization of such assets is considered to be more likely than not.



NOTE 5.  RECENT ACCOUNTING PRONOUNCEMENT


During October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." The Company adopted this Standard as of the beginning of fiscal 1997, electing the disclosure method of accounting.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FINANCIAL CONDITION

The most significant changes in the Company's balance sheet from August 31, 1996, the end of the preceding fiscal year, to March 1, 1997 are as follows:

o Accounts receivable increased $96,000. The increase is primarily due to increased list rental receivables.

o The decrease in income taxes receivable from $945,000 at August 31, 1996 to zero at March 1, 1997 is caused by the receivable being applied to the Company's current year's taxes due.

o Inventory decreased $1,270,000. Inventory levels generally decrease after the holiday and Valentine's Day selling periods. The Company continues to closely monitor its inventories and believes its inventory position is substantially on plan relative to the anticipated sales.

o Prepaid expenses decreased $99,000. The decrease is mainly attributed to the timing differences of invoice payments.

o Deferred catalog costs decreased $384,000. The decrease is attributable to the timing differences of catalog mailings.

o The accounts payable decrease of $935,000 is mainly attributable to the offsetting factors of increased customer deposits ($750,000), increased payroll and sales taxes payable ($443,000), and decreased accounts payables ($2,444,000). These fluctuations are caused by the timing of the required accounting entries as they relate to two different points in time; the end of the fiscal year, and the end of the second quarter; as well as the difference caused by the timing of the required accruals and the corresponding payments.

o Accrued payroll decreased $23,000. This fluctuation (decrease) is attributable to the difference in the length of time between the end of the pay period (accrual of estimated payroll) and the payment of that payroll as it relates to two different points in time; the end of the fiscal year and the end of the second quarter.

o The decrease in accrued insurance and other accrued expenses was $19,000. The difference is caused by the timing of the required accruals and the corresponding payments.


LIQUIDITY AND CAPITAL RESOURCES

o Cash and cash equivalents increased $5,073,000. The Company had working capital of $22,941,000 at March 1, 1997 and net cash provided by operating activities of $8,248,000 for the six months ended March 1, 1997.

     Design modifications and a general reduction in the size of our large format stores have been made on stores to be remodeled during the remaining fiscal year in order to increase their sales per square foot. We have reduced the number of new and remodeled stores planned for fiscal 1997, which has resulted in a capital expenditure reduction of $5,000,000 from our original $10,000,000 plan.

     Currently, the Company has certain tax returns under audit and any assessment levied by the Internal Revenue Service would be covered by current operations or its cash on hand.

RESULTS OF OPERATIONS

The following table summarizes the Company's net sales and operating profit
(loss) by business segment for the three and six month periods ending March 1, 1997 and March 2, 1996:

                                               Net Sales
                                               ---------
                              Three Months                    Six Months
                              ------------------------------------------
(In Thousands)
                            1997           1996           1997            1996
                         -----------------------------------------------------
Retail Stores            $28,156        $24,771        $46,820         $43,085
Mail Order                18,202         19,794         35,542          38,122
                         -----------------------------------------------------
   Total                 $46,358        $44,565        $82,362         $81,207
                         =====================================================

********************************************************************************

                                       Operating Profit (loss)
                                       -----------------------

                           1997           1996           1997            1996
                         ----------------------------------------------------
Retail Stores            $4,340         $2,395         $3,129          $1,415
Mail Order                  283           (345)         1,760             763
                         ----------------------------------------------------
   Total                 $4,623         $2,050         $4,889          $2,178
                         ====================================================

The results of the interim period are not necessarily indicative of results for the entire year.

Net sales increased $1,793,000 (4.0%) for the three months and $1,155,000 (1.4%) for the six months ended March 1, 1997 as compared with the prior year. The factors contributing to the increase in each segment were as follows:


o Retail store sales volume increased $3,385,000 (13.7%) for the three months and $3,735,000 (8.7%) for the six months ended March 1, 1997 as compared with the similar periods last year. Comparable store sales volume increased 10.6% for the three months and 6.1% for the six months ended March 1, 1997. One store was opened and four were closed during the quarter for a total of 204 stores in 39 states.

     The increase in retail sales is primarily attributable to the Valentine's Day selling period. This improvement is attributable to planned increased inventory levels, as well as an improved selection of merchandise during the quarter.

     The stores continue to show positive comparable store increases, although not at the same level as in the second quarter.

o Mail Order sales volume decreased $1,592,000 (8.0%) and $2,580,000 (6.8%) for the three and six months ended March 1, 1997 as compared with the similar periods last year. For the three months the decrease is attributable to 1) a general softness in response to our December sale catalogs caused by a 10% reduction in the number of catalog offerings, and
     2) the elimination of a swimwear catalog which was tested during this period last year.

     Contributing to the overall decrease for the six-month period was the 9.5% page count reduction in our Fall and Christmas catalogs.

     We are encouraged by the response to our Spring Catalog based on the increased merchandise offering.

Gross profit amounted to $20,201,000 (43.6% of sales) and $35,160,000 (42.7% of sales) for the three and six months ended March 1, 1997. This compared with $18,704,000 (42.0% of sales) and $34,274,000 (42.2% of sales) for the same periods in the prior year. The increase in gross profit percentage is mainly attributable to reduced markdowns in retail stores. The increase in gross profit dollars for both the three and six months is attributable to increased sales.

Selling, general and administrative expenses decreased $1,076,000 (6.5%) and $1,825,000 (5.7%) for the three and six months ended March 1, 1997. For both the three and six month periods the decrease in selling, general, and administrative expense is attributable mainly to our mail order subsidiary. The decrease was due to the nonrecurrence of the costs associated with the eliminated swimwear catalog plus reduced catalog advertising.

The decrease in other income (expense) for the three months was caused by reduced interest income and increased loss on disposal of fixed assets.

The Company's business is seasonal in nature with the Holiday Season and Valentine's Day (which both fall within the second quarter) historically accounting for the largest percentage of sales volume. In the Company's three most recent fiscal years, the second quarter accounted for approximately 30% of the Company's annual sales.

Income taxes are provided on the basis of estimated federal and state taxes for each year. The rate used for the six months ended March 1, 1997 and March 2, 1996 was 41.5%.


STATEMENT REGARDING FORWARD LOOKING DISCLOSURE

The preceding Management's Discussion and Analysis contains various forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act, which represent the Company's expectations or beliefs concerning future events. The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, the sufficiency of the Company's working capital and cash flows from operating activities. In addition, these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, without limitation, a decline in demand for the merchandise offered by the Company, the ability of the Company to locate and obtain acceptable store sites and lease terms or renew existing leases, the ability of the company to gauge the fashion tastes of its customers and ability to manage the Company's expansion, the effect of economic conditions, the effect of severe weather or natural disasters and the effect of competitive pressures from other retailers.

PART II - OTHER INFORMATION

Items 1 - 3

Items 1 - 3 are omitted because they are not applicable.

Item 4. Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on January 30, 1997.

At the annual meeting the following Directors were elected for fiscal 1997:

                                         VOTES FOR               VOTES WITHHELD
                                         ---------               --------------
George W. Townson                        2,806,916               32,354
William J. Barrett                       2,811,954               27,316
Morton R. Field                          2,811,990               27,280
Richard O. Starbird                      2,810,637               28,633
Hugh V. Hunter                           2,811,064               28,206
Sylvan Lefcoe                            2,810,357               28,913
Merle A. Johnston                        2,811,870               27,400

At the Annual Meeting, the shareholders ratified the Company's selection of KPMG Peat Marwick as the independent certified public accountant for fiscal 1997 by an affirmative vote of 2,772,879 with 5,990 shares voting against and 60,400 shares abstaining.

Only shares of Class A Capital Stock are entitled to vote. Class B Capital Stock does not have voting rights.

Item 5.  Other Information

Not applicable.

Item 6.  Exhibits and Reports on Form 8-K.

         (a)  Exhibits 27 - Financial Data Schedule (EDGAR filing only).

         (b)  No reports on Form 8-K were filed for this quarter.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                        FREDERICK'S OF HOLLYWOOD, INC.
                                        (Registrant)










Date:   April 10, 1997                  By:/s/ George W. Townson
     ------------------------              --------------------------------
                                           George W. Townson
                                           Chairman of the Board, President
                                           and Chief Executive Officer






Date:    April 10, 1997                 By:/s/ John B. Hatfield
     --------------------------            --------------------------------
                                           John B. Hatfield
                                           Executive Vice President,
                                           Secretary, Treasurer,
                                           Chief Financial, Accounting
                                           and Administrative Officer

                                                                         ANNEX J


                               [FREDERICK'S LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 30, 1997

     The Annual Meeting of Shareholders of Frederick's of Hollywood, Inc., will be held at the Holiday Inn, 1755 North Highland Avenue, Los Angeles, California 90028 on Thursday, January 30, 1997 at 10:00 A.M. for the following purposes:

          1. To elect a Board of Directors, seven in number to serve until the next Annual Meeting of Shareholders and until their respective successors shall be elected and qualified;

          2. To consider and ratify the selection of KPMG Peat Marwick as independent certified public accountants for fiscal year 1997; and

          3. To consider and to transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

     The foregoing proposals are more fully described in the accompanying Proxy Statement to which your attention is invited.

     Only shareholders of record at the close of business on December 6, 1996 will be entitled to Notice of the Meeting and to vote at it or any adjournments thereof.

     Shareholders who do not expect to attend the Annual Meeting and who wish their stock to be voted, are urged to fill in and execute the enclosed Proxy and mail it promptly in the enclosed envelope.

                                                 /s/ JOHN B. HATFIELD
                                          --------------------------------------
                                          John B. Hatfield
                                          Secretary

Los Angeles, California
December 6, 1996

     Requests for additional copies of the Proxy Material should be addressed to:

           John B. Hatfield
           Executive Vice President, Secretary, Chief Financial and Administrative Officer
           Frederick's of Hollywood, Inc.
           6608 Hollywood Boulevard
           Los Angeles, California 90028

                               [FREDERICK'S LOGO]

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     The following information is provided in connection with the solicitation of the enclosed proxy, by and on behalf of the Board of Directors of Frederick's of Hollywood, Inc. (hereinafter referred to as the "Company") for use at the Annual Meeting of Shareholders of the Company to be held at the Holiday Inn, 1755 North Highland Avenue, Los Angeles, California on January 30, 1997, and at any adjournment or adjournments thereof. The Company's principal executive offices are located at 6608 Hollywood Boulevard, Los Angeles, California 90028.

     Shares represented by duly executed proxies in the accompanying form received by the Board of Directors prior to the meeting will be voted at the meeting. A shareholder executing and delivering the enclosed proxy may revoke such proxy at any time prior to exercise of the authority thereby given. If a shareholder specifies a choice with respect to any matter to be voted upon by means of the ballot provided in the accompanying form of proxy, the shares will be voted in accordance with the specification so made.

     The expense of this solicitation of proxies will be borne by the Company. The principal solicitation of proxies is being made by mail, however, additional solicitation may be made by telephone, telegraph or personal visits by directors, officers and regular employees of the Company and its subsidiaries. This proxy statement and the accompanying form of proxy are being mailed to shareholders commencing on or about December 24, 1996.

                               VOTING SECURITIES

     The holders of record of the Company's Class A Capital Stock at the close of business on December 6, 1996 are entitled to vote on matters to come before the meeting. On that date, 2,955,309 shares of Class A Capital Stock ("Class A Stock") were issued and outstanding. In addition, at December 6, 1996, there were approximately 5,903,118 shares of Class B Capital Stock ("Class B Stock") outstanding, none of which will have voting rights at the meeting. Each Class A Stock shareholder of record is entitled to one vote. Every Class A Stock shareholder entitled to vote has the right in voting, to elect directors, to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall see fit. Assuming a quorum is present, with respect to the election of directors, the seven nominees receiving the greatest number of votes cast by the holders of the Class A Stock will be elected directors.

     As a condition to exercising the right to cumulative voting, the Class A Stock shareholder must give prior notice at the meeting of his intent to cumulate his votes and the candidate for whom he proposes to cast his vote must have been placed in nomination prior to the vote.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table contains information with respect to each person known to the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Capital Stock and the total number of shares beneficially owned by all directors and officers as a group as of December 6, 1996.

                                             NUMBER OF SHARES                  PERCENT OUTSTANDING*
        NAME AND ADDRESS OF           -------------------------------     -------------------------------
          BENEFICIAL OWNER            CLASS A STOCK     CLASS B STOCK     CLASS A STOCK     CLASS B STOCK
------------------------------------  -------------     -------------     -------------     -------------
Harriett R. Mellinger Trust(1)......      463,066         1,579,718            14.8              25.3
  14724 Ventura Boulevard
  Suite 803
  Sherman Oaks, CA 91409
Frederick N. Mellinger Trust(1).....      820,193         1,579,386            26.1              25.3
  14724 Ventura Boulevard
  Suite 803
  Sherman Oaks, CA 91409
Mr. Hugh V. Hunter(1)...............    1,315,591         3,223,768            41.9              51.6
  14724 Ventura Boulevard
  Suite 803
  Sherman Oaks, CA 91409
Company ESOP(2).....................      348,662               -0-            11.1               -0-
All Directors and Officers as a
  Group (11 persons)(1).............    1,583,770(3)      3,744,303(4)         50.5              59.9

---------------

 * The percentage calculation is based on the number of shares outstanding plus shares represented by options exercisable within 60 days.

(1) Hugh V. Hunter, a director of the Company, is the Co-Trustee of the Harriett
    R. Mellinger Trust and the Frederick N. Mellinger Trust ("Mellinger Family Trusts"), and has the power to direct the voting of the Company's Capital Stock held by the Trusts. Wells Fargo Bank is the Co-Trustee of the Mellinger Family Trusts.

(2) Each ESOP participant is entitled to vote (1) shares of stock allocated to participants account and, (2) a portion of the unallocated stock equal to the percentage of allocated stock participant is entitled to vote.

(3) Includes 116,961 shares, of which 102,086 are attributable to George W. Townson, which officer having the right to acquire under immediately exercisable options.

(4) Includes 208,914 shares, of which 179,164 are attributable to George W. Townson, which officer having the right to acquire under immediately exercisable options.

                             ELECTION OF DIRECTORS

     Shares of Class A Stock represented by the enclosed proxy are intended to be voted, unless authority is withheld, for the election of seven nominees named below as directors of the Company to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified. The following table is furnished with respect to each person nominated for election as a director and includes for each nominee, the beneficial ownership of the Company's Capital Stock as of December 6, 1996.


                                                                     SHARES OF CAPITAL STOCK          PERCENT
                                                                      BENEFICIALLY OWNED(3)        OUTSTANDING**
                                                                     -----------------------     -----------------
                                                          DIRECTOR    CLASS A       CLASS B      CLASS A   CLASS B
          NAME            PRINCIPAL OCCUPATION(1)   AGE    SINCE       STOCK         STOCK        STOCK     STOCK
------------------------  ------------------------  ---   --------   ---------     ---------     -------   -------
George W. Townson         Chairman of the Board,    55      1985       116,961(4)    208,914(5)     3.7       3.3
                          President and Chief
                          Executive Officer of the
                          Company)
Richard O. Starbird(2)    University Professor,     72      1977        54,369       108,738        1.7       1.7
                          Western Washington
                          University
Hugh V. Hunter(2)         Certified Public          78      1972     1,315,591(6)  3,223,768(6)    41.9      51.6
                          Accountant; President,
                          Hugh V. Hunter
                          Accountancy Company
William J. Barrett(2)     Senior Vice President,    57      1983         7,256        16,217       *         *
                          Janney Montgomery Scott
                          Inc., Investment Bankers
Morton R. Field(2)        Counsel to the law firm   73      1969           546         1,092       *         *
                          of Loeb and Loeb
Sylvan Lefcoe             Consultant, National      91      1984           168           336       *         *
                          Aerosol Products Co.
Merle A. Johnston         Sales and Marketing       64      1994            --            --       *         *
                          Consultant, Conky
                          Johnston Inc.


---------------

  * Less than one percent.


 ** The percentage calculation is based on the number of shares outstanding plus shares represented by options exercisable within 60 days.


(1) The principal occupation of each of the directors for the past five years is stated in the foregoing table.

(2) Hugh V. Hunter is a director of K2 Inc. William J. Barrett is a director of Supreme Industries, Inc., Contempre Homes, Inc., The Western Transmedia Company, Inc., Shelter Components, Inc. and TGC Industries, Inc. The firm of Janney Montgomery Scott Inc., of which Mr. Barrett is an officer, was retained during the fiscal year for investment banking services and has also been retained in 1997. Richard O. Starbird is a director of The Western Transmedia Company, Inc. Morton R. Field is counsel to the law firm of Loeb and Loeb, LLP, which has been retained to perform legal services for the Company in 1997.

(3) All directors have sole voting and investment power as to all of the shares of Capital Stock beneficially owned by them.

(4) George W. Townson has the right to acquire 102,086 shares of Class A Stock under immediately exercisable options.

(5) George W. Townson has the right to acquire 179,164 shares of Class B Stock under immediately exercisable options.

(6) Hugh V. Hunter is a Co-Trustee of the Harriett R. Mellinger Trust and the Frederick N. Mellinger Trust ("Mellinger Family Trusts"). The Mellinger Family Trusts own 1,283,259 shares of Class A Stock and 3,159,104 shares of Class B Stock. Mr. Hunter has the power to vote the Class A Stock held by the Mellinger Family Trusts and to dispose of the Class A Stock and Class B Stock. The shares held by the Mellinger Family Trusts are included in the table above.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to several committees. The Board of Directors held six meetings during the year ended August 31, 1996.


AUDIT COMMITTEE


     The Audit Committee consists of Hugh V. Hunter, William J. Barrett and Morton R. Field and they met three times in fiscal year 1996. Each year, the Committee recommends the appointment of a firm of independent accountants to examine the accounting records of the Company and its subsidiaries for the coming year. In making this recommendation, the Committee reviews the nature of services rendered or to be rendered to the Company and its subsidiaries by the independent public accountants and also reviews the nature of non audit-related services rendered to the Company and its subsidiaries. The Committee reviews with representatives of the independent accountants the auditing arrangements and scope of the independent accountants' examination of the accounting records, results of those audits, their fees, and any problems identified by the independent public accountants regarding internal accounting controls, together with their recommendations. The Committee also meets with the Company's Chief Financial Officer to review reports on the functioning of the Company's programs for compliance with its policies and procedures regarding business ethics and those regarding financial controls and internal auditing. This includes an assessment of internal controls within the Company and its subsidiaries based upon the activities of the Company's internal auditing staff as well as evaluation of the performance of the staff. The Committee is also prepared to meet at any time upon request of the independent public accountants or the Chief Financial Officer to review any special situation arising in relation to any of the foregoing subjects.


NOMINATING AND COMPENSATION COMMITTEE


     The Nominating and Compensation Committee consists of Hugh V. Hunter, Richard O. Starbird and Morton R. Field and they met three times in fiscal year 1996. The Committee makes recommendations to the Board as to the salary of the Chief Executive Officer and sets the salaries of the other elected officers. It grants bonuses and stock options to elected officers and other executives and reviews guidelines for the administration of the Company's employee benefit plans. The Committee reviews the qualifications of, and recommends to the Board, candidates to fill Board vacancies as they may occur during the year. The Committee also reviews proposed changes in the compensation of non-employee directors.

                   INFORMATION CONCERNING EXECUTIVE OFFICERS

     Executive Officers of the Company are elected annually by the Board of Directors and serve at the pleasure of the Board. Certain information concerning such executive officers is set forth below:

                               SHARES OF
                             CAPITAL STOCK             PERCENT
                          BENEFICIALLY OWNED         OUTSTANDING
                          -------------------     -----------------          PRESENT POSITION
       NAME         AGE   CLASS A     CLASS B     CLASS A   CLASS B          WITH THE COMPANY
------------------- ---   -------     -------     -------   -------   -------------------------------
George W. Townson   55    116,961(1)  208,914(1)    3.7       3.3     Chairman, President, and Chief
                                                                      Executive Officer since 1985
John B. Hatfield    53     40,836(2)   69,164(2)      *         *     Executive Vice President, Chief
                                                                      Financial and Administrative
                                                                      Officer, Secretary and
                                                                      Treasurer since 1990
Nitin G. Parikh     46     20,480(3)   50,957(3)      *         *     Vice President, Control and
                                                                      Planning since 1989
Robert R. Genest    58     17,500(4)   35,000(4)      *         *     President -- Retail Division
                                                                      since 1994; Executive Vice
                                                                      President, General
                                                                      Manager -- Retail Division
                                                                      1990-1994
Geric B. Johnson    45     10,063(5)   30,122(5)      *         *     Executive Vice
                                                                      President -- Mail Order
                                                                      Division since 1994; Vice
                                                                      President -- Mail Order
                                                                      Operations 1989-1994

---------------

 *  Less than one percent

(1) Includes 102,086 Class A shares and 179,164 Class B Shares which George W. Townson has the right to acquire beneficial ownership.

(2) Includes 40,836 Class A Shares and 69,164 Class B Shares which John B. Hatfield has the right to acquire beneficial ownership.

(3) Includes 15,418 Class A Shares and 40,832 Class B Shares which Nitin G. Parikh has the right to acquire beneficial ownership.

(4) Includes 17,500 Class A Shares and 35,000 Class B Shares which Robert R. Genest has the right to acquire beneficial ownership.

(5) Includes 7,918 Class A Shares and 25,832 Class B Shares which Geric B. Johnson has the right to acquire beneficial ownership.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information for each of the fiscal years ended August 31, 1996, September 2, 1995, and September 3, 1994 concerning the compensation of the Company's Chief Executive Officer and of each of the Company's most highly compensated executive officers whose total annual salary and bonus exceeded $100,000. All bonus awards are shown for the fiscal year when paid but represent performance for the previous calendar year.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION               LONG-TERM
                                         -----------------------------------     COMPENSATION
                                                                OTHER ANNUAL       OPTION(S)        ALL OTHER
           NAME AND             FISCAL                          COMPENSATION   -----------------   COMPENSATION
      PRINCIPAL POSITION         YEAR    SALARY($)   BONUS($)    ($)(1)(2)     CLASS A   CLASS B      ($)(3)
------------------------------  ------   ---------   --------   ------------   -------   -------   ------------
George W. Townson                1996     250,000        -0-       30,202          -0-       -0-      40,130
  Chairman, President and        1995     250,000        -0-       28,845          -0-       -0-      45,830
  Chief Executive Officer        1994     250,000        -0-       28,169       25,000    25,000      48,682
John B. Hatfield                 1996     170,667        -0-          -0-          -0-       -0-      28,385
  Executive Vice                 1995     160,000        -0-          -0-          -0-       -0-      28,163
  President, Chief               1994     147,333     25,000          -0-       12,500    12,500      24,819
  Financial and Administrative
  Officer, Secretary
Nitin G. Parikh                  1996     103,333        -0-          -0-          -0-       -0-       5,167
  Vice President,                1995      98,334        -0-          -0-          -0-       -0-       4,917
  Control and Planning           1994      93,333      8,000          -0-          -0-    10,000       4,666
Robert R. Genest                 1996     185,000        -0-          -0-          -0-       -0-      51,448
  President,                     1995     175,500        -0-          -0-          -0-       -0-      52,950
  Retail Division                1994     155,500        -0-          -0-          -0-       -0-      44,945
Geric B. Johnson                 1996     124,000     25,800          -0-          -0-       -0-       9,871
  Executive Vice                 1995     113,333        -0-          -0-          -0-       -0-       9,416
  President, General             1994      91,167     15,000          -0-          -0-    10,000       5,753
  Manager -- Mail Order
  Division

---------------

(1) Under the caption "Other Annual Compensation", the only reportable amount is Mr. Townson's Company car.

(2) If no amount has been disclosed under the caption "Other Annual Compensation" the value of the perquisites or other personal benefits received do not equal the lesser of $50,000 or 10% of the total annual salary and bonus reported for each named executive officer.

(3) Under the Caption "All Other Compensation", the only reportable amounts are the contributions made or accrued by the Company under its defined contributions plan on behalf of the named executive officers.

OPTION GRANTS IN LAST FISCAL YEAR

     There were no grants of stock options to the executive officers of the Company named in the Summary Compensation Table during the fiscal year ended August 31, 1996.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND YEAR-END OPTION VALUE TABLE



     No options were exercised by any option holder during fiscal year ended August 31, 1996. The following table sets forth information as to the outstanding options at fiscal year ended August 31, 1996.



                                                            NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                                                  OPTIONS AT              IN-THE-MONEY OPTIONS AT
                            NUMBER OF                          FISCAL YEAR END              FISCAL YEAR END(2)
                         SHARES ACQUIRED      VALUE      ----------------------------   ---------------------------
         NAME              ON EXERCISE     REALIZED(1)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------  ---------------   -----------   ------------   -------------   -----------   -------------
George W. Townson
  Class A Stock........        -0-             -0-         93,752 shs      8,334 shs        -0-            -0-
  Class B Stock........        -0-             -0-        170,830 shs      8,334 shs        -0-            -0-
John B. Hatfield
  Class A Stock........        -0-             -0-         36,669 shs      4,167 shs        -0-            -0-
  Class B Stock........        -0-             -0-         64,996 shs      4,168 shs        -0-            -0-
Nitin G. Parikh
  Class A Stock........        -0-             -0-         15,418 shs            -0-        -0-            -0-
  Class B Stock........        -0-             -0-         37,498 shs      3,334 shs        -0-            -0-
Robert R. Genest
  Class A Stock........        -0-             -0-         17,500 shs            -0-        -0-            -0-
  Class B Stock........        -0-             -0-         35,000 shs            -0-        -0-            -0-
Geric B. Johnson
  Class A Stock........        -0-             -0-          7,918 shs            -0-        -0-            -0-
  Class B Stock........        -0-             -0-         22,498 shs      3,334 shs        -0-            -0-


---------------

(1) Value realized (if any) is calculated based on the aggregate difference between the option exercise price and the closing market price of the stock on the date of exercise multiplied by the number of shares to which such exercise relates.

(2) The closing price for the Company's Capital Stock as reported by the New York Stock Exchange ("NYSE") on August 30, 1996 (last trading day prior to fiscal year end) was $4.00 for Class A Stock and $3.75 for Class B Stock. Value (if any) is calculated on the basis of the aggregate of the differences between the option exercise price of the in-the-money options and the NYSE closing price multiplied by the number of shares underlying such options.


REMUNERATION OF DIRECTORS


     Directors who are employees of the Company do not receive additional compensation for serving on the Board or any committee thereof. Directors who are not employees of the Company receive $5,000 per annum and $4,000 per annum for each Committee on which they serve plus $750 for attendance at each meeting of the Board of Directors. The Chairman of the Audit Committee and the Chairman of the Compensation Committee each receive $7,000 per annum.


NOMINATION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION



     The members of the Nomination and Compensation Committee are Hugh V. Hunter, Richard O. Starbird and Morton R. Field. Morton R. Field is counsel to the law firm of Loeb and Loeb, which is expected to perform legal services for the Company from time to time. Hugh V. Hunter is co-trustee of the Frederick N. Mellinger Trust and the Harriett Mellinger Trust and has the power to vote approximately 42% of the outstanding Class A Capital Stock. In addition to receiving compensation as a director and member of various board committees, Mr. Hunter receives compensation as Chairman of the Nomination and Compensation Committee, Chairman of the Audit Committee and Chairman of the Executive Committee.



EMPLOYMENT AND CHANGE IN CONTROL AGREEMENT


     The Company has an employment agreement with George W. Townson which provides for his employment as Chairman of the Board, President and Chief Executive Officer for a five (5) year term which presently goes through fiscal year end 2001. Unless the Board takes action not to renew the agreement at least six (6) months prior to the end of any fiscal year, the agreement is deemed renewed for an additional five (5) year term commencing on the first day of the Company's next fiscal year.


     Mr. Townson's Employment Agreement provides (a) an annual salary of $250,000, subject to increases at the discretion of the Company's Board of Directors, (b) an annual bonus calculated as a percent of the Company's pre-tax earning, no bonus is due unless pre-tax earnings are at least 5.5% of sales, (c) a Company car, and (d) fringe benefits the Company provides to its Vice Presidents.


     The Employment Agreement also provides for the following payment upon a change in control: (a) one (1) year base salary plus an amount equal to the most recently received bonus, both of which are multiplied by the number of complete and partial years remaining in the term of the Agreement plus one (1), (b) for all unexercised stock options, the difference between the exercise price and the per share fair market value, and (c) the continuation of certain employment benefits.

     The Company has an Employment Agreement with John B. Hatfield providing for one year's compensation plus the continuation of certain employment benefits upon a change in control.

     The Company also has change in control agreements with 14 employees providing for a total payment of $500,000.


REPORT OF THE NOMINATION AND COMPENSATION COMMITTEE


     The Nomination and Compensation Committee of the Board of Directors (the "Committee") is made up of independent, non-employee directors. The Committee regularly reviews and approves the compensation paid to all executive officers except for the Chairman of the Board who performs under an employment agreement approved by the Board of Directors.

     Compensation for executive officers consists of three components: Salary, Bonus and Stock Options.

  Salary

     Consistent with the Company's objectives, salaries for executive officers are generally maintained near the average of salaries being paid by competitive companies. The competitive companies by which the Committee compares salary structures are companies engaged in the mail order business and/or retail women specialty stores. In the past, the salary structure was adjusted based on the individual's performance and contribution to the Company as well as to maintain a competitive position.

     The salary for the Chief Executive Officer is fixed by his employment agreement with the Company which was executed in 1992 and is summarized under "Employment and Change in Control Agreement."

  Bonus

     The annual bonus for the Chief Executive Officer is fixed by his employment agreement as a percent of the Company's pre-tax profit. Therefore, the bonus arrangement is directly tied into the Company's profitability and ultimately to shareholder value.

     At the start of each fiscal year, management established target levels of operating income for each operating unit and for the Company as a whole. These targets were based upon expected levels of sales as well as containment of costs. Bonuses paid to executives other than the Chief Executive Officer were based on two performance criteria: 1) corporate and/or subsidiary performance; and 2) an overall assessment of an executive's performance.

     These potential bonus amounts were reviewed and approved by the Committee.

  Executive Savings and Retirement Plans

     The Company has non-qualified executive savings and retirement plans which provide benefits for certain executive officers. The plans allow for the executive officers' contribution and matching Company contribution as well as an additional Company contribution in an amount which is intended to provide up to 60% of the final five year average of his or her base salary less social security benefits. The Company contributed a total of $177,000 to the above plans for fiscal year 1996.

  Stock Options

     The Company's Stock Option Plan is intended to provide an incentive for employees who have the most impact on the management, growth and success of the business. Approximately 50 employees participate in the Stock Option Plan, including all executive officers. The Company makes stock option grants at no less than 100% of the market price on the date of grant. The options are exercisable after one year at the rate of 1/3 of the option per year thereafter. Grants are only made to employees who have demonstrated a capacity for contributing in a substantial way to the success of the Company. Stock options encourage these executive officers and employees to become owners of the Company, which helps to further align their interests with the shareholders. Options have no significant value unless the price of the Company's stock increases since they are exercisable only by the employee and cannot be transferred except in the case of death.

     In 1993 Congress adopted legislation that prohibited publicly held companies from deducting certain compensation paid to Executive Officers that exceeds $1,000,000 during the tax year. If in accordance with regulations issued by the Internal Revenue Service, a portion of the compensation is based upon the attainment of performance goals set by the Board pursuant to the plans approved by the shareholders, then the corresponding deduction will not be limited by the legislation. The Committee intends to modify its 1990 Stock Option Plan where practical to comply with the legislation and retain the deductibility of executive compensation.

     This report is submitted by members of the Committee: Hugh V. Hunter, Chairman, Richard O. Starbird and Morton R. Field.

     The report of the Compensation Committee to the Board of Directors shall not be deemed to be incorporated by reference into any filing by the Company under either the Securities Act of 1934 ("Exchange Act"), including, without limitation, that of outstanding shelf registration statements, periodic reports on forms 10-Q, 10-K, etc., that incorporate future Securities Act or Exchange Act filings by reference.

STOCK PERFORMANCE CHART

     The following chart shows a five-year comparison of cumulative total returns (assumes reinvestment of dividends) on the Capital Stock of the Company, the Wilshire Retail Index (all establishments engaged in re-sale of merchandise to the general public for personal or household consumption) and the Wilshire 5000 index (all New York Stock Exchange and American Stock Exchange companies plus the most active stock on the over the counter market). The Company's fiscal year ends on the Saturday nearest August 31 in each year. The dates plotted on the chart below correspond with the last trading day of each fiscal year.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURNS
                FREDERICK'S OF HOLLYWOOD CLASS A CAPITAL STOCK,
                       WILSHIRE 5000 AND WILSHIRE RETAIL



                                        08/30/91   08/28/92   08/27/93   09/02/04   09/01/95   08/30/96
                                        --------   --------   --------   --------   --------   --------
Frederick's of Hollywood, Inc. ......     $100       $ 60       $ 52       $ 44        $ 49       $ 37
Wilshire Retail .....................     $100       $104       $115       $117        $121       $143
Wilshire 5000 .......................     $100       $108       $127       $133        $164       $191

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURNS
                FREDERICK'S OF HOLLYWOOD CLASS B CAPITAL STOCK,
                       WILSHIRE 5000 AND WILSHIRE RETAIL



                                        08/30/91      08/28/92      08/27/93      08/27/94      09/01/95      08/30/96
                                        --------      --------      --------      --------      --------      --------
Frederick's of Hollywood, Inc. ......     $100          $ 60           $ 52          $ 43         $ 48          $ 36
Wilshire Retail .....................     $100          $104           $115          $117         $121          $143
Wilshire 5000 .......................     $100          $108           $127          $133         $164          $191



     The charts assume $100 invested on August 30, 1991 in Frederick's of Hollywood, Inc., the Wilshire Retail Index and the Wilshire 5000 Index. The charts were plotted using the data shown in the tables following each of the above graphs:

     The historical stock performance shown on the charts above is not necessarily indicative of future price performance.

                  EMPLOYMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of KPMG Peat Marwick ("KPMG") Certified Public Accountants, who examined the corporation's consolidated financial statements for fiscal year 1996, as independent accountants to examine the consolidated financial statements of the Company for fiscal 1997. The selection is being presented to the shareholders for ratification or disapproval at this meeting. If the shareholders do not ratify the employment of KPMG, the selection of independent accountants will be reconsidered by the Board of Directors. Representatives from the firm of KPMG will be present at the Annual Meeting. They will be provided the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that reports of beneficial ownership of the Company's Capital Stock and change in such ownership be filed with the Securities and Exchange Commission ("SEC") by the Company's directors and executive officers. The Company is required to conduct a review and to identify in its proxy statement each director or executive officer who failed to file any required reports under Section 16 on a timely basis. Based upon that review, and in the best knowledge of the Company, all Section 16 reporting requirements applicable to its directors and executive officers were filed on a timely basis.

                                 OTHER MATTERS

     Management knows of no other business to be presented at the Meeting. If other matters do properly come before the meeting, persons acting pursuant to the proxy will vote on them in their discretion.

     Proposals to be submitted for the 1997 Annual Meeting of Shareholders must be received by the Company no later than August 12, 1997.

     A copy of the Company's Annual Report, including financial statements for the year ended August 31, 1996 has been mailed to shareholders.

                                                   /s/  JOHN B. HATFIELD
                                          John B. Hatfield
                                          Secretary

Los Angeles, California
December 6, 1996

                         FREDERICK'S OF HOLLYWOOD, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    GEORGE W. TOWNSON and HUGH V. HUNTER, and each of them, with full power of substitution, are hereby authorized to represent and to vote the stock of the undersigned FREDERICK'S OF HOLLYWOOD, INC. at the Annual Meeting of Shareholders, to be held on January 30, 1997 and at any adjournments thereof.

       Please mark your
A  [X]votes as in this
      example.

     1. ELECTION OF DIRECTORS

        [ ] FOR all nominees listed to the right (except as marked to the contrary)

        [ ] WITHHOLD AUTHORITY to vote for all nominees listed to the right

         NOMINEES: George W. Townson
                  Richard O. Starbird
                  Hugh V. Hunter
                  Morton R. Field
                  William J. Barrett
                  Sylvan Lefcoe
                  Merle A. Johnston

     Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.

            (CONTINUED AND TO BE VOTED, SIGNED AND DATED ON REVERSE SIDE)

2. THE PROPOSAL TO RATIFY EMPLOYMENT OF KPMG PEAT MARWICK AS INDEPENDENT CERTIFIED ACCOUNTANTS FOR THE CORPORATION FOR FISCAL YEAR 1997.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

3. Upon or in connection with the transaction of such other business as may properly come before the meeting or any adjournments thereof.

  UNLESS OTHERWISE DIRECTED THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                       Dated: , 1996

                                                       -------------------------
                                                       Signature

                                                       -------------------------
                                                       Signature, if held
                                                       jointly

                                                       NOTE: Please sign as
                                                       name(s) appears hereon.
                                                       If joint account, EACH
                                                       joint owner should sign.

                         INDEPENDENT AUDITOR'S CONSENT

The Directors and Shareholders of
Frederick's of Hollywood, Inc.:

     We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Independent Auditors" in the Consent Solicitation Statement.

                                          KPMG PEAT MARWICK LLP

Los Angeles, California
June 24, 1997

                          JANNEY MONTGOMERY SCOTT INC.
                                  26 BROADWAY
                         NEW YORK, NEW YORK 10004-1776


                                 July 24, 1997


Board of Directors
Frederick's of Hollywood, Inc.
6608 Hollywood Boulevard
Hollywood, California 90028

Board of Directors:

We hereby grant our consent for the inclusion of our Fairness Opinion as an Exhibit to any proxy or consent solicitation statement distributed in connection with the Proposed Transaction as set forth in the Merger Agreement.


                                          Sincerely yours,


                                          JANNEY MONTGOMERY SCOTT INC.


                                          By: /s/ HERBERT M. GARDNER
                                          --------------------------------------
                                          Herbert M. Gardner
                                          Senior Vice President

                         FREDERICK'S OF HOLLYWOOD, INC.

                         WRITTEN CONSENT OF STOCKHOLDER

     This consent is solicited on behalf of the Board of Directors and must be
received by the Company no later than             , 1997.

     The undersigned, as the record holder of shares of Class A Capital Stock, par value $1.00 per share (the "Class A Capital Stock"), of Frederick's of Hollywood, Inc., a Delaware corporation (the "Company"), hereby:

      [ ]  CONSENTS          [ ]  DOES NOT CONSENT          [ ]  ABSTAINS


by written consent pursuant to sec. 228 of the Delaware General Corporation Law with respect to all of the shares of the Company's Class A Capital Stock of which the undersigned is the record holder on July 21, 1997, to an amendment to the Company's Certificate of Incorporation which would delete Section 1(e) of Article Fourth thereof.


================================================================================

     The undersigned, as the record holder of shares of Class A Capital Stock of the Company, hereby:

      [ ]  CONSENTS          [ ]  DOES NOT CONSENT          [ ]  ABSTAINS


by written consent pursuant to sec. 228 of the Delaware General Corporation Law with respect to all of the shares of the Company's Class A Capital Stock of which the undersigned is the record holder on July 21, 1997, to the adoption of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 15, 1997, among the Company, Royalty Corporation, a Delaware corporation, and Royalty Acquisition Corp., a Delaware corporation (the "Purchaser"), and to the merger of the Purchaser into the Company (with the Company being the surviving corporation) pursuant to the terms of the Merger Agreement.


     IN WITNESS WHEREOF, the undersigned has executed this Written Consent of Stockholder on the date indicated below.


Dated:
      ---------------------------           ------------------------------------
                                            (Signature of Stockholder)

                                            ------------------------------------
                                            (Signature of Stockholder if held
                                            jointly)

                         FREDERICK'S OF HOLLYWOOD, INC.

                         WRITTEN CONSENT OF STOCKHOLDER

     This consent is solicited on behalf of the Board of Directors and must be
received by the Company no later than             , 1997.

     The undersigned, as the record holder of shares of Class B Capital Stock, par value $1.00 per share (the "Class B Capital Stock"), of Frederick's of Hollywood, Inc., a Delaware corporation (the "Company"), hereby:

      [ ]  CONSENTS          [ ]  DOES NOT CONSENT          [ ]  ABSTAINS


by written consent pursuant to sec. 228 of the Delaware General Corporation Law with respect to all of the shares of the Company's Class B Capital Stock of which the undersigned is the record holder on July 21, 1997, to an amendment to the Company's Certificate of Incorporation which would delete Section 1(e) of Article Fourth thereof.


================================================================================

     The undersigned, as the record holder of shares of Class B Capital Stock of the Company, hereby:

      [ ]  CONSENTS          [ ]  DOES NOT CONSENT          [ ]  ABSTAINS


by written consent pursuant to sec. 228 of the Delaware General Corporation Law with respect to all of the shares of the Company's Class B Capital Stock of which the undersigned is the record holder on July 21, 1997, to the adoption of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 15, 1997, among the Company, Royalty Corporation, a Delaware corporation, and Royalty Acquisition Corp., a Delaware corporation (the "Purchaser"), and to the merger of the Purchaser into the Company (with the Company being the surviving corporation) pursuant to the terms of the Merger Agreement.


     IN WITNESS WHEREOF, the undersigned has executed this Written Consent of Stockholder on the date indicated below.


Dated:
      ---------------------------           ------------------------------------
                                            (Signature of Stockholder)

                                            ------------------------------------
                                            (Signature of Stockholder if held
                                            jointly)